As filed with the Securities and Exchange Commission on May 28, 2024

Registration No. 333-275243

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

________________________

FALCON’S BEYOND GLOBAL, INC.
(Exact name of registrant as specified in its charter)

________________________

Delaware	7999	92-0261853
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1768 Park Center Drive
Orlando, FL 32835
(407) 909-9350

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

________________________

Bruce A. Brown
Chief Legal Officer and
Corporate Secretary
1768 Park Center Drive
Orlando, FL 32835
(407) 909-9350

(Name, address, including zip code, and telephone number, including area code, of agent for service)

________________________

Copies to:

Joel L. Rubinstein
Jonathan P. Rochwarger
Maia R. Gez
White & Case LLP
1221 Avenue of the Americas
New York, New York 10020
Tel: (212) 819-8200

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. ☐

Large accelerated filer:	☐	Accelerated filer:	☐
Non-accelerated filer:	☒	Smaller reporting company:	☒
		Emerging growth company:	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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Rule 429 Statement

Pursuant to Rule 429 under the Securities Act, the prospectus contained in this Post-Effective Amendment to the Registration Statement on Form S-1 (File No. 333-275243) that was originally declared effective by the Securities and Exchange Commission on December 12, 2023 (referred to herein as the “Registration Statement”) will be used as a combined prospectus in connection with this Registration Statement and the registrant’s Registration Statement on Form S-4 (File No. 333-269778), that was originally declared effective by the Securities and Exchange Commission on September 15, 2023 (as amended, the “Prior Registration Statement”). Accordingly, this Registration Statement also constitutes Post-Effective Amendment No. 2 on Form S-4 to the Prior Registration Statement. Such Post-Effective Amendment will become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act.

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

Falcon’s Beyond Global, Inc., a Delaware corporation, filed a Registration Statement on Form S-1 (Registration No. 333-275243) on November 1, 2023, which was subsequently amended on November 30, 2023 and declared effective by the U.S Securities and Exchange Commission on December 12, 2023 (as amended and supplemented, the “registration statement”). This Post-Effective Amendment No. 1 to Form S-1 (the “Post-Effective Amendment”) is being filed in order to include the registrant’s annual report on Form 10-K, filed with the Securities and Exchange Commission on April 29, 2024, and the registrant’s quarterly report on Form 10-Q for the quarter ended March 31, 2024, filed with the Securities and Exchange Commission on May 16, 2024, to update certain disclosures in the registration statement and to update the information regarding the selling securityholders named in the prospectus and the number of shares of Class A common stock being offered by the selling securityholders to remove shares previously included in the registration statement that were sold by the selling securityholders and earnout shares which were forfeited upon the failure of certain earnout conditions.

The information included in this filing amends the registration statement and the prospectus contained therein (and all amendments thereto). No additional securities are being registered under this Post-Effective Amendment. All applicable registration fees were paid at the time of the original filing of the registration statement.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated May 28, 2024.

Falcon’s Beyond Global, Inc.

5,380,360 Shares of Class A Common Stock Underlying Warrants (For Issuance)

119,096,355 Shares of Class A Common Stock (For Resale)

This prospectus relates to the issuance by Falcon’s Beyond Global, Inc. (“we,” “us,” “our,” and the “Company”) of 5,380,360 shares of Class A Common Stock issuable upon exercise of upon the exercise of 5,198,420 public warrants (the “Warrants”) at an exercise price of $11.50 per warrant, that were originally issued by FAST Acquisition Corp. II (“FAST II”) as part of its initial public offering of units at a price of $10.00 per unit, with each unit consisting of one share of FAST II class A common stock and one-quarter FAST II redeemable warrant, and were assumed by the Company in connection with the Business Combination between the Company and FAST II. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such term in the section entitled “Frequently Used Terms and Basis of Presentation.”

This prospectus also relates to the resale from time to time by the selling securityholders (including their transferees, donees, pledgees and other successors-in-interest) named in this prospectus (the “selling securityholders”) of up to 119,096,355 shares of Class A Common Stock, which includes (i) 225,000 shares of Class A Common Stock issued to Infinite Acquisitions Partners LLC (formerly known as Infinite Acquisitions LLLP and Katmandu Collections, LLLP, “Infinite Acquisitions”) upon conversion of the principal amount of $2.25 million outstanding under the Infinite Promissory Note at an equity consideration value of $10.00 per share, (ii) up to 4,995,934 shares of Class A Common Stock issuable upon the redemption of Falcon’s Opco Financing Units and Additional Falcon’s Opco Financing Unit Consideration, issued to Infinite Acquisitions prior to the Business Combination in connection with the Falcon’s Opco Financing at a subscription price of $10.00 per unit, and the simultaneous cancellation of an equal number of shares of class B common stock, par value $0.0001 per share (the “Class B Common Stock”), of the Company, of which Infinite Acquisitions has converted 2,000,000 of such units into 2,000,000 shares of Class A Common Stock and has delivered 274,306 of such shares to Infinite Acquisitions Partners LLC — Founder Series (“Infinite Founder Series”) as described in more detail elsewhere in this prospectus, (iii) up to 46,763,877 shares of Class A Common Stock issuable upon the redemption of 46,763,877 units of Falcon’s Beyond Global LLC, a subsidiary of the Company (“Falcon’s Opco”), issued to the members of Falcon’s Opco at an average price of $0.35 per common unit of Falcon’s Opco prior to the Business Combination, and the simultaneous cancellation of an equal number of shares of Class B Common Stock, (iv) 56,062,500 shares of Class A Common Stock issuable upon the redemption of 56,062,500 common units of Falcon’s Opco and the simultaneous cancellation of an equal number of shares of Class B Common Stock issued to Infinite Acquisitions, Katmandu Ventures LLC (“Katmandu Ventures”) and CilMar Ventures LLC (“CilMar”) in connection with the Business Combination as Earnout Units and Earnout Shares at an equity consideration value of $10.00 per share (after reflecting shares forfeited and vested following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement), if such Earnout Units and Earnout Shares vest and are released from escrow in accordance with the terms of the Escrow Agreement, (v) 7,312,500 shares of Class A Common Stock issuable upon the redemption of 7,312,500 units of Falcon’s Opco and the cancelation of an equal number of shares of Class B Common Stock of the Company, reflecting vested Earnout Shares released to Infinite Acquisitions, Katmandu Ventures, and CilMar following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement, (vi) 1,437,500 shares of Class A Common Stock issued to FAST Sponsor II LLC (the “Sponsor”) and Infinite Acquisitions in connection with the Business Combination as Earnout Shares at an equity consideration value of $10.00 per share (after reflecting shares forfeited and vested following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement), if such Earnout Shares vest and are released from escrow in accordance with the terms of the Escrow Agreement, (vii) 187,500 vested Earnout Shares released to the Sponsor and Infinite Acquisitions following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement, (viii) 1,230,000 shares of Class A Common Stock issued to the Sponsor in connection with the Business Combination in exchange for shares of class A common stock, par value $0.0001 per share (“FAST II Class A Common Stock”), of FAST II that were originally issued to the Sponsor in the form of Founder Shares prior to the FAST II IPO at a price of approximately $0.0045 per share, after giving effect to sales by the Sponsor since

Closing, (ix) 861,544 shares of Class A Common Stock that were issued to the Sponsor upon the net share exercise of warrants on a cashless basis that were originally issued to the Sponsor by FAST II in a private placement at a price of $1.50 per warrant and were assumed by the Company in the Business Combination, (x) 20,000 shares of Class A Common Stock held by Meteora Strategic Capital, LLC (“Meteora”), which were received from the Sponsor after the Closing of the Business Combination.

We will receive the proceeds from any exercise of the Warrants for cash, but not from the net share exercise of any Warrants on a cashless basis (if applicable) or from the resale of any shares of Class A Common Stock by the selling securityholders pursuant to this prospectus or the sale of the shares of Class A Common Stock issuable upon the exercise of the Warrants. Each Warrant entitles the holder thereof to purchase 1.034999 shares of Class A Common Stock at an exercise price of $11.50 per Warrant. We will receive up to $59.8 million in cash proceeds from the exercise of the Warrants for cash, but we will not receive any proceeds from the sales of the shares of Class A Common Stock issuable upon such exercise. We believe the likelihood that the holders will exercise their Warrants is dependent upon the trading price of our Class A Common Stock. If the trading price of our Class A Common Stock is less than the exercise price of the Warrants, we believe the holders are unlikely to exercise their Warrants. Conversely, the holders are more likely to exercise their Warrants, the higher the prices of our Class A Common Stock is above the exercise price of the Warrant. On May 24, 2024, the closing price of our Class A Common Stock was $10.25. If the price of our Class A Common Stock remains below $11.50 per share, warrant holders will be unlikely to exercise their Warrants for cash, resulting in little or no cash proceeds to us from such exercises. The Warrants are exercisable on a cashless basis under certain circumstances specified in the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Warrants will decrease. On November 6, 2023, the Sponsor net share exercised 2,882,245 Private Placement Warrants on a cashless basis. We did not receive any cash proceeds in connection with the exercise of the Private Placement Warrants.

The selling securityholders can sell under this prospectus up to 119,096,355 shares of our Class A Common Stock, constituting approximately 95% of our outstanding shares of Common Stock, or approximately 1,035% of our outstanding shares of Class A Common Stock, as of May 24, 2024. Sales of a substantial number of our shares of Class A Common Stock in the public market by the selling securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could increase the volatility of and cause a significant decline in the market price of our securities and could impar our ability to raise capital through the sale of additional equity securities. See “— Sales of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our shares of Class A Common Stock and Warrants to fall.”

The shares that Infinite Acquisitions may sell under this prospectus includes up to 35,907,551 shares of Class A Common Stock which Infinite Acquisitions is obligated to deliver to Infinite Founder Series pursuant to the terms of a redemption agreement between Infinite Acquisitions and Infinite Founder Series. Beginning on or about February 14, 2024 and continuing on each February 14 on an annual basis for eight years thereafter, Infinite Acquisitions is obligated (such obligations, the “Founder Series Redemption Obligation”) to transfer to Infinite Founder Series up to an aggregate of up to 35,907,551 shares of Class A Common Stock, consisting of up to 13,441,004 shares of Class A Common Stock which may be received by Infinite Acquisitions upon redemption of an equal number of units of Falcon’s Opco and up to an additional 22,466,547 shares of Class A Common Stock which may be received by Infinite Acquisitions upon redemption of an equal number of units of Falcon’s Opco if the criteria for release under the Earnout Escrow Agreement is met. The number of shares of Class A Common Stock to be delivered at each payment date is to be reduced by up to 20% of the amount deliverable, subject to an implied minimum share price of $10 per share. In February 2024, Infinite Acquisitions initiated the delivery of 273,413 shares of Class A Common Stock in satisfaction of the first of the required transfers under the Founder Series Redemption Obligation.

All the securities offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the selling securityholders may still experience a positive rate of return on the securities they purchased due to the price at which such selling securityholder initially purchased the securities. See the sections of this prospectus entitled “Information Related to the Offered Securities” and “Risk Factors — Certain existing securityholders purchased, or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return” for additional information on the potential profits the selling securityholders may experience.

We are registering the securities for resale pursuant to the selling securityholders’ registration rights under certain agreements between us, on the one hand, and the selling securityholders, on the other hand. Our registration of the securities covered by this prospectus does not mean that the selling securityholders will offer or sell any of the securities registered for resale.

We will bear all costs, expenses, and fees in connection with the registration of the shares of Class A Common Stock. The selling securityholders may offer, sell or distribute all or a portion of their shares of Class A Common Stock publicly or through private transactions at prevailing market prices or at negotiated prices. The selling securityholders will bear all commissions and discounts, if any, attributable to their respective sales of the shares of Class A Common Stock. We provide more information about how the selling securityholders may sell the shares of Class A Common Stock in the section titled “Plan of Distribution.”

Our shares of Class A Common Stock and Warrants are listed on the Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “FBYD” and “FBYDW,” respectively. On May 24, 2024, the closing price of our Class A Common Stock was $10.25 per share and the closing price for our Warrants was $1.05 per warrant.

We are an “emerging growth company” and a “smaller reporting company” under the federal securities laws and will be subject to reduced disclosure and public reporting requirements. See “Summary — Implications of Being an Emerging Growth Company and a Smaller Reporting Company.”

Investing in shares of our securities involves risks that are described in the “Risk Factors” section beginning on page 9 of this prospectus.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC using the “shelf” registration process. Under the shelf registration process, the selling securityholders may, from time to time, sell the securities offered by them described in this prospectus through any means described in the section titled “Plan of Distribution.” More specific terms of any securities that the selling securityholders and their permitted transferees offer and sell may be provided in a prospectus supplement that describes, among other things, the specific amounts and prices of the securities being offered and the terms of the offering. This prospectus also relates to the issuance by us of shares of Class A Common Stock issuable upon exercise of the Warrants.

We may also provide a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part together with the additional information to which we refer you in the sections of this prospectus titled “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus forms a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

As used in this prospectus, unless otherwise indicated or the context otherwise requires, references to “we,” “us,” “our,” the “Company,” “Registrant,” and “Falcon’s” refer to Falcon’s Beyond Global, Inc. and its subsidiaries. References to “FBD” refer to the Company’s Falcon’s Beyond Destinations division; references to “FCG” refer to the Company’s Falcon’s Creative Group division; and references to “FBB” refer to the Company’s Falcon’s Beyond Brands division. References to Falcon’s Opco refer to Falcon’s Beyond Global, LLC.

INDUSTRY AND MARKET DATA

This prospectus contains, and any amendment or any prospectus supplement may contain, industry and market data which have been obtained from industry publications, market research and other publicly available information. Such information is supplemented, where necessary, with the Company’s own internal estimates, taking into account publicly available information about other industry participants and the judgment of the Company’s management where information is not publicly available. This information appears in the sections entitled, among others, “Business — Market and Industry Overview” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Industry publications and market research generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed and that the projections they contain are based on a number of significant assumptions. In some cases, the sources from which this data is derived is not expressly referred to. While the Company compiled, extracted and reproduced industry data from these sources, and believes that the information used is reliable, the Company did not independently verify the data that was extracted or derived from such industry publications or market reports, and cannot guarantee its accuracy or completeness.

The industry and market data that appears in this prospectus is inherently uncertain, involves a number of assumptions and limitations and may not necessarily be reflective of actual market conditions and you are cautioned not to give undue weight to such industry and market data because it may differ from current data due to material changes in market conditions or otherwise. Such statistics are based on market research, which itself is based on sampling and subjective judgements by both the researchers and the respondents, including judgements about what types of products and transactions should be included in the relevant market. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

The Company does not intend or assume any obligation to update industry or market data set forth in this prospectus. Because market behavior, preferences and trends are subject to change, prospective investors should be aware that market and industry information in this prospectus and estimates based on any data therein may not be reliable indicators of future market performance or the Company’s future results of operations.

TRADEMARKS

This prospectus contains, and any amendment or any prospectus supplement may contain, references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names, referred to in this prospectus may appear without the® or ™ symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

FREQUENTLY USED TERMS AND BASIS OF PRESENTATION

As used in this prospectus, unless otherwise noted or the context otherwise requires, references to:

“2023 Form 10-K” are to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023;

“Acquisition Merger Closing Date” are to the date on which the Acquisition Merger occurred;

“Additional Falcon’s Opco Financing Unit Consideration” are to the shares of Class B Common Stock and New Falcon’s Opco Units issued in connection with the Business Combination;

“A&R Operating Agreement” are to the Amended and Restated Operating Agreement of Falcon’s Beyond Global, LLC;

“Approved Exchange” are to NYSE (including NYSE American) or Nasdaq (including Nasdaq Capital Market);

“Class A Common Stock” are to the shares of Class A common stock, par value $0.0001 per share, which are economic and voting equity interests in the Company;

“Class B Common Stock” are to the shares of Class B common stock, par value $0.0001 per share, which are non-economic voting equity interests in the Company;

“Board” are to the Board of Directors of Falcon’s Beyond Global, Inc.;

“Bylaws” are to the bylaws of Falcon’s Beyond Global, Inc.;

“Charter” are to the amended and restated certificate of incorporation of Falcon’s Beyond Global, Inc.;

“Class B Exchange” are to the exchange by the Sponsor of FAST II Class B Common Stock for shares of FAST II Class A Common Stock in accordance with the FAST II Charter and subject to the terms and subject to the conditions set forth in the Sponsor Support Agreement;

“Closing” are to the closing of the Business Combination;

“Code” are to the U.S. Internal Revenue Code of 1986, as amended;

“Common Share Price” are to the share price equal to the volume weighted average closing sale price of one share of Class A Common Stock as reported on an Approved Exchange (or the exchange on which the shares of Class A Common Stock are then listed) for a period of at least 20 trading days out of 30 consecutive trading days ending on the trading day immediately prior to the date of determination, as adjusted as appropriate to reflect any stock splits, reverse stock splits, stock dividends (including any dividend or distribution of securities convertible into Class A Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change or transaction with respect to Class A Common Stock, as determined by the Board (or a committee thereof) in good faith;

“Common Stock” are to the Class A Common Stock and Class B Common Stock;

“Company” are to Falcon’s Beyond Global, Inc.;

“Company EBITDA” are to net income before interest expense, tax expense, depreciation and amortization, each of the Company determined in accordance with GAAP, subject to certain adjustments; provided that the Company’s indirect share of any net income, interest expense, tax expense, depreciation and amortization of any unconsolidated joint ventures shall also be included;

“Company Revenue” are to the gross revenue of the Company determined in accordance with GAAP; provided that the Company’s indirect share of any revenue of any unconsolidated joint ventures shall also be included;

“Continental” are to Continental Stock Transfer & Trust Company;

“DGCL” are to the Delaware General Corporation Law, as may be amended from time to time;

v

“Earnout Period” are to the five-year period beginning on the one-year anniversary of the Acquisition Merger and ending on the Earnout Period End Date.

“Earnout Period End Date” are to 11:59 p.m. New York City time on the six-year anniversary of the Acquisition Merger;

“Earnout Shares” are to, collectively, the shares of Class B Common Stock and shares of Class A Common Stock, in each case that were deposited into escrow at the Acquisition Merger Effective Time and be earned, released and delivered upon satisfaction of certain milestones related to the Common Share Price, Company EBITDA or Company Revenue, as applicable, during the Earnout Period;

“Earnout Units” are to the New Falcon’s Opco Units that were deposited into escrow at the Acquisition Merger Effective Time and be earned, released and delivered upon satisfaction of certain milestones related to the Common Share Price, Company EBITDA or Company Revenue, as applicable, during the Earnout Period;

“Escrow Agreement” are to Escrow Agreement, dated as of October 6, 2023, by and among the Company, Falcon’s Opco, the persons receiving Earnout Shares and Earnout Units and Continental Stock Transfer & Trust Company, as escrow agent;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“Falcon’s Opco” are to Falcon’s Beyond Global, LLC, a Delaware limited liability company;

“Falcon’s Opco Financing” are to the subscription for and purchase of up to $80,000,000 of Opco Units by Infinite Acquisitions at a price of $10.00 per Opco Unit and Falcon’s Opco’s issuance and sale thereof, in each case, pursuant to the Subscription Agreement and the Subsequent Subscription Agreement, as applicable;

“Falcon’s Opco Financing Units” are to the Opco Units issued in connection with the Falcon’s Opco Financing;

“Falcon’s Opco Unit” are to any limited liability company interests in Falcon’s Opco prior to the closing of the Business Combination;

“Falcon’s Opco Unitholders” are to the holders of Falcon’s Opco Units prior to the closing of the Business Combination;

“FAST II” are to FAST Acquisition Corp. II, a Delaware corporation;

“FAST II Charter” are to the amended and restated certificate of incorporation of FAST II, dated as of March 15, 2021, as amended;

“FAST II Class A Common Stock” are to the shares of FAST II’s Class A common stock, par value $0.0001 per share;

“FAST II Class B Common Stock” are to the shares of FAST II’s Class B common stock, par value $0.0001 per share;

“FAST II IPO” are to FAST II’s initial public offering of FAST II Units, which closed on March 18, 2021;

“FAST II Private Placement Warrants” are to the private placement warrants, each exercisable to purchase one share of FAST II Class A Common Stock at $11.50 per share, issued to the Sponsor in a private placement simultaneously with the closing of the FAST II IPO;

“FAST II Public Warrants” are to the redeemable warrants of FAST II included in the FAST II Units;

“FAST II Unit” are to the units issued in the FAST II IPO, each consisting of one share of FAST II Class A Common Stock and one-quarter of one FAST II Public Warrant;

“FAST II Warrants” are to, collectively, (i) the FAST II Public Warrants and (ii) the FAST II Private Placement Warrants;

“Founder Shares” are to the shares of FAST II Class B Common Stock and FAST II Class A Common Stock issued upon the Class B Exchange;

“GAAP” are to generally accepted accounting principles in the United States, as applied on a consistent basis;

“Infinite Acquisitions” are to Infinite Acquisitions Partners LLC, a Delaware limited liability company (formerly known as Infinite Acquisitions LLLP and Katmandu Collections, LLLP);

“Infinite Promissory Note” are to the Promissory Note, dated as of January 31, 2023, by and between FAST Acquisition Corp. II and Infinite Acquisitions Partners LLC (formerly known as Infinite Acquisitions LLLP and Katmandu Collections, LLLP), as amended by the Amendment to Promissory Note, dated July 7, 2023;

“Merger Sub” are to Palm Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company;

“New Falcon’s Opco Units” are to the limited liability company interests of Falcon’s Opco which are forth in the A&R Operating Agreement;

“Private Placement Warrants” are to the private placement warrants of the Company that were assumed in connection with the Business Combination;

“Preferred Unit” are to any limited liability company interest in Falcon’s Opco designated as a “Preferred Unit” in Falcon’s Opco’s A&R Operating Agreement;

“Public Warrants” are to the public warrants of the Company that were assumed in connection with the Business Combination;

“SEC” are to the U.S. Securities and Exchange Commission;

“Securities Act” are to the Securities Act of 1933, as amended;

“Series A Preferred Stock” are to the 8% Series A Cumulative Convertible Preferred Stock of the Company, which automatically converted into Class A Common Stock pursuant to its terms in November 2023;

“SPAC Merger Closing Date” are to the date on which the SPAC Merger occurred;

“Sponsor” are to FAST Sponsor II LLC, a Delaware limited liability company, which is FAST II’s sponsor;

“Warrants” are to the Public Warrants;

“Warrant Agreement” are to the second amended and restated warrant agreement, dated as of November 3, 2023 between the Company and Continental Stock Transfer & Trust Company, as warrant agent;

“Warrant Units” are to the warrant units of the Company which are set forth in the A&R Operating Agreement.

Unless specified otherwise, amounts in this prospectus are presented in U.S. dollars.

Defined terms in the financial statements contained in this prospectus have the meanings ascribed to them in the financial statements.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
AND RISK FACTOR SUMMARY

This prospectus contains statements that the Company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations for our business. These statements are based on the beliefs and assumptions of the management of the Company. Although the Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, it cannot provide assurance that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this in this prospectus, words such as “anticipate,” “believe,” “can,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “strive,” “target,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

You should not place undue reliance on these forward-looking statements. Should one or more of a number of known and unknown risks and uncertainties materialize, or should any of our assumptions prove incorrect, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to the risks below, which also serves as a summary of the principal risks of an investment in our securities:

•        We may not be able to sustain our growth, effectively manage our anticipated future growth, implement our business strategies or achieve the results we anticipate.

•        The impairments of our intangible assets and equity method investment in our joint ventures, have materially and adversely impacted our business and results of operations and may do so again in the future.

•        Our current liquidity resources raise substantial doubt about our ability to continue as a going concern and holders of our securities could suffer a total loss of their investment.

•        We will require additional capital, which additional financing may result in restrictions on our operations or substantial dilution to our stockholders, to support the growth of our business, and this capital might not be available on acceptable terms, if at all.

•        Following the closure of Katmandu Park DR, our FBD business is in transition, and the repositioning and rebranding of FBD projects will be subject to timing, budgeting and other risks which could have a material adverse effect on us. In addition, the ongoing need for capital expenditures to develop our FBD business could have a material adverse effect on us, including our financial condition, liquidity and results of operations.

•        Our growth plans in FCG may take longer than anticipated or may not be successful.

•        Our ability to execute on our strategy and business model is dependent on the quality of our services, and our failure to offer high quality services could have a material adverse effect on its sales and results of operations.

•        Anticipated synergies across our three business lines may not create the diversified revenue streams that we believe they will.

•        A significant portion of our revenue is derived from one large client and any loss of, or decrease in services to, that client could harm our results of operations.

•        Following the completion of the Strategic Investment (as defined below), the Company, Falcon’s Opco and FCG LLC are subject to contractual restrictions that may affect our ability to access the public markets and expand our business.

•        The significance of our operations and partnerships outside of the United States makes us susceptible to the risks of doing business internationally, which could lower our revenues, increase our costs, reduce our profits, disrupt our business, or damage our reputation.

•        We are exposed to risks related to operating in the Kingdom of Saudi Arabia.

•        Our indebtedness and liabilities could limit the cash flow available for our operations, which may adversely affect our financial condition and future financial results. The principal, premium, if any, and interest payment obligations of such debt may restrict our future operations and impair our ability to invest in our businesses.

•        We may expand into new lines of business in our FBB division and may face risks associated with such expansion.

•        We have entered and expect to continue to enter into joint venture, strategic collaborations, teaming and other business arrangements, and these activities involve risks and uncertainties. A failure of any such relationship could have a material adverse effect on our business and results of operations.

•        In certain jurisdictions into which we are currently contemplating expanding, we will rely on strategic relationships with local partners in order to be able to offer and market our products and services. If we cannot establish and maintain these relationships, our business, financial condition and results of operations could be adversely affected.

•        We are dependent on the continued contributions of our senior management and other key employees, and the loss of any of whom could adversely affect our business, operating results, and financial condition.

•        If we are unable to hire, retain, train and motivate qualified personnel and senior management for our businesses and deploy our personnel and resources to meet customer demand around the world, our business could suffer.

•        Failures in, material damage to, or interruptions in our information technology systems, software or websites, and difficulties in updating our systems or software or implementing new systems or software could adversely affect our businesses or operations.

•        Protection of electronically stored data and other cybersecurity is costly, and if our data or systems are materially compromised in spite of this protection, we may incur additional costs, lost opportunities, damage to our reputation, disruption of services or theft of our assets.

•        Our insurance may not be adequate to cover the potential losses, liabilities and damages of our FBD division, the cost of insurance may continue to increase materially, including as a result of natural disasters, some of which may be related to climate change, and we may not be able to secure insurance to cover all of our risks, all of which could have a material adverse effect on us.

•        Theft of our intellectual property, including unauthorized exhibition of our content, may decrease our licensing, franchising and programming revenue which may adversely affect our business and profitability.

•        We are a holding company and our only material asset is our interest in Falcon’s Opco, and accordingly we will generally be dependent upon distributions from Falcon’s Opco to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

•        Under the Tax Receivable Agreement, the Company is required to make payments to the Company’s unitholders for certain tax benefits to which the Company may become entitled, and those payments may be substantial.

•        In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

•        If Falcon’s Opco were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, the Company and Falcon’s Opco might be subject to potentially significant tax inefficiencies, and the Company would not be able to recover payments previously made by it under the Tax Receivable Agreement even if the corresponding tax benefits were subsequently determined to have been unavailable due to such status.

•        As a public reporting company, we are subject to rules and regulations established from time to time by the SEC and Public Company Accounting Oversight Board regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner.

•        We have identified material weaknesses in our internal controls over financial reporting. If we are unable to remediate these material weaknesses, if management identifies additional material weaknesses in the future or if we otherwise fail to maintain effective internal controls over financial reporting, we may not be able to accurately or timely report our financial position or results of operations, which may adversely affect our business and stock price or cause our access to the capital markets to be impaired.

•        The Demerau Family is expected to have significant influence over stockholder decisions because of its share ownership.

•        Cecil D. Magpuri, our Chief Executive Officer, controls over twenty percent of our voting power and is able to exert significant influence over the direction of our business.

•        There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

•        The other factors described in the section entitled “Risk Factors” in this prospectus.

Forward-looking statements are provided for illustrative purposes only and are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the factors discussed under the heading “Risk Factors” and elsewhere in this prospectus, could affect the future results of the Company, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this prospectus.

In addition, the risks described under the heading “Risk Factors” are not exhaustive. Other sections of this prospectus describe additional factors that could adversely affect the businesses, financial conditions, or results of operations of the Company. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can the Company assess the impact of all such risk factors on the businesses of the Company, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to the Company or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, this prospectus contains statements of belief and similar statements that reflect the beliefs and opinions of the Company on the relevant subject. These statements are based upon information available to the Company as of the date of this prospectus, and while the Company believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that the Company has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.

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SUMMARY

This summary highlights selected information from this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should read this entire document carefully, including our financial statements and the related notes included in this prospectus and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Some of the statements in this prospectus constitute forward-looking statements. See “Cautionary Statement Regarding Forward-Looking Statements and Risk Factor Summary.”

Overview of the Company

We are a visionary leader in innovative and immersive storytelling, sitting at the intersection of three potential high growth business opportunities, content, technology and experiences. We aim to engage, inspire and entertain people through our creativity and innovation, and to connect people with brands, with each other, and with themselves through the combination of digital and physical experiences. At the core of our business is brand creation and optimization, facilitated by our multi-disciplinary creative teams. We believe the complementary strengths of our business divisions facilitates invaluable insights and streamlined growth. The Company has three business divisions, which are conducted through five operating segments.

Our business divisions complement each other as we pursue our growth strategy: (i) FCG creates master plans, designs attractions and experiential entertainment, and produces content, interactives and software; (ii) FBD, consisting of PDP, Sierra Parima (Sierra Parima’s Katmandu Park in Punta Cana, Dominican Republic (“Katmandu Park DR”) was closed to visitors on March 7, 2024), and Destinations Operations, develops a diverse range of entertainment experiences using both Falcon’s owned and third party licensed intellectual property, spanning LBE, dining, and retail; and (iii) FBB endeavors to bring brands and intellectual property to life through animation, movies, licensing and merchandising, gaming, as well as ride and technology sales.

The Business Combination and Related Transactions

We entered into that certain Amended and Restated Agreement and Plan of Merger, dated as of January 31, 2023, as amended by Amendment No. 1 dated June 25, 2023, Amendment No. 2 dated July 7, 2023, and Amendment No. 3 dated September 1, 2023 (the “Merger Agreement”), by and among us, FAST II, Falcon’s Opco, and Merger Sub.

As contemplated by the Merger Agreement, the Business Combination (as defined below) was effected in two steps: (a) on October 5, 2023 (the “SPAC Merger Effective Time”), FAST II merged with and into us (the “SPAC Merger”), with us surviving as the sole owner of Merger Sub, followed by a contribution by us of all of our cash (except for cash required to pay certain transaction expenses) to Merger Sub to effectuate the “UP-C” structure; and (b) on October 6, 2023 (the “Acquisition Merger Effective Time”), Merger Sub merged with and into Falcon’s Opco (the “Acquisition Merger,” and collectively with the SPAC Merger, the “Business Combination”), with Falcon’s Opco as the surviving entity of such merger. Following the consummation (the “Closing”) of the Business Combination, the direct interests in Falcon’s Opco are held by the Company and certain holders of the Falcon’s Opco Units outstanding as of immediately prior to the Business Combination.

The Earnout Shares and Earnout Units were deposited into escrow at the Acquisition Merger Effective Time and are to be earned, released and delivered upon satisfaction of, or forfeited and canceled upon the failure of, certain milestones related to the EBITDA of the Company and the gross revenue of the Company during periods between July 1, 2023 and December 31, 2024 and the volume weighted average closing sale price of shares of Class A Common Stock during the five-year period beginning on the one-year anniversary of the Acquisition Merger and ending on the six-year anniversary of the Acquisition Merger. In connection with the Closing, as of the Acquisition Merger Effective Time, Jefferies LLC assigned all of its rights to receive 775,000 Earnout Shares to Infinite Acquisitions, without any payment or other consideration therefor.

The total number of shares of Class A Common Stock outstanding immediately following the Closing was 7,986,019; the total number of shares of Class B Common Stock outstanding immediately following the Closing was 127,596,617; the total number of shares of Series A Preferred Stock outstanding immediately following the Closing was 656,415; and the total number of Public Warrants and Private Placement Warrants outstanding immediately following the Closing was 8,440,641. Following the automatic conversion of the Series A Preferred Stock and the net share exercise of the Private Placement Warrants on November 6, 2023 described below, and the exercise of Public Warrants and earnout forfeitures, as of May 24, 2024, the total number of shares of Class A Common Stock outstanding is 11,504,248; the total number of shares of Class B Common Stock outstanding is 113,409,117; and the total number of Warrants outstanding is 5,198,420.

Emerging Growth Company

We qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have not elected to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard.

This may make comparison of our consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of our registration statement on Form S-4 in connection with the Business Combination, (b) in which we have total annual revenue of at least $1,235,000,000, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of Class A Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, and (ii) our annual revenue exceeds $100 million during such completed fiscal year and the market value of the shares of Class A Common Stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

Automatic Conversion of Preferred Stock

On November 6, 2023, pursuant to the terms of the Certificate of Designation of the Rights and Preferences of the 8% Series A Cumulative Convertible Preferred Stock, all outstanding shares of Series A Preferred Stock automatically converted into shares of Class A Common Stock at a conversion rate of 0.90909 shares of Class A Common Stock for each share of Series A Preferred Stock. An aggregate of approximately 600,000 shares of Class A Common Stock were issued upon conversion of the Series A Preferred Stock. Following the automatic conversion of the Series A Preferred Stock, there were no outstanding shares of Series A Preferred Stock and, as of the close of trading on November 6, 2023, the shares of Series A Preferred Stock ceased trading on Nasdaq.

On November 3, 2023, in connection with the automatic conversion of all outstanding Series A Preferred Stock, the Company and Continental entered into a second amended and restated warrant agreement (referred to herein as the “Warrant Agreement”) to reflect the withdrawal and delisting of the Series A Preferred Stock following the automatic conversion thereof. In connection with the automatic conversion of the Series A Preferred Stock, the Company’s outstanding warrants will be exercisable for 1.034999 shares of Class A Common Stock.

Exercise of Warrants

Each whole Warrant is exercisable, at an initial exercise price of $11.50, subject to adjustment, for 1.034999 shares of Class A Common Stock. We will receive up to $59.8 million in cash proceeds from the exercise of the Warrants for cash, but we will not receive any proceeds from the sales of the shares of Class A Common Stock issuable upon such exercise. We believe the likelihood that the holders will exercise their Warrants is dependent upon the trading price of our Class A Common Stock. If the trading price of our Class A Common Stock is less than the exercise price of the Warrants, we believe the holders are unlikely to exercise their Warrants. Conversely, the holders are more likely to exercise their Warrants, the higher the prices of our Class A Common Stock is above the exercise price of the Warrant. On May 24, 2024, the closing price of our Class A Common Stock was $10.25. If the price of our Class A Common Stock remains below $11.50 per share, warrant holders will be unlikely to exercise their Warrants for cash, resulting in little or no cash proceeds to us from such exercises. The Warrants are exercisable on a cashless basis under certain circumstances specified in the Warrant Agreement. To the extent that any Warrants are exercised on a cashless basis, the aggregate amount of cash we would receive from the exercise of the Warrants will decrease.

On November 6, 2023, the Sponsor net share exercised 2,882,245 Private Placement Warrants on a cashless basis for an aggregate of 861,444 shares of Class A Common Stock. We did not receive any cash proceeds in connection with the exercise of the Private Placement Warrants.

Corporate Information

We were incorporated as a Delaware corporation on July 8, 2022. We are a holding company whose principal assets are the New Falcon’s Opco Units we hold in Falcon’s Opco.

Our principal executive office is located at 1768 Park Center Drive, Orlando, FL 32835. Our telephone number is (407) 909-9350. Our website address is https://falconsbeyond.com. Information contained on our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

THE OFFERING

Issuer	Falcon’s Beyond Global, Inc.
Issuance of Class A Common Stock
Shares of Class A Common Stock offered by us	Up to 5,380,360 shares of Class A Common Stock issuable upon exercise of 5,198,420 Warrants
Resale of Class A Common Stock
Class A Common Stock offered by the selling securityholders	Up to 119,096,355
Shares of Class A Common Stock outstanding prior to this offering	11,504,248
Shares of Class B Common Stock outstanding prior to this offering	113,409,117
Shares of Class A Common Stock outstanding assuming surrender of Class B Common Stock	124,913,365
Terms of the Offering	The selling securityholders will determine when and how they will dispose of any shares of Class A Common Stock registered under this prospectus for resale.
Use of proceeds

We will not receive any proceeds from the sale of shares of Class A Common Stock by the selling securityholders pursuant to this prospectus, nor from the sale of the shares of Class A Common Stock issuable upon the exercise of the Warrants.

We will receive an aggregate of approximately $59.8 million upon the cash exercise of all Warrants. We intend to use such proceeds for general corporate purposes. To the extent the Warrants are exercised on a cashless basis (if applicable), we will receive no proceeds from such exercises. As of the date of this prospectus, our Warrants are “out of the money” which means that the trading price of our Class A common stock underlying such warrants is below the $11.50 exercise price of the warrants. As a result, we do not expect warrant holders to exercise such warrants until such time as the trading price of our Class A common stock exceeds the warrant exercise price and, therefore, we will not receive cash proceeds from any such exercise for the foreseeable future.

Risk factors

You should carefully read the “Risk Factors” beginning on page 9 and the other information included in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our Class A Common Stock.

Material U.S. Federal Income Tax Considerations	For a discussion of material U.S. federal income tax consequences that may be relevant to holders of Class A Common Stock, see “Material U.S. Federal Income Tax Considerations.”
Nasdaq symbol for our Class A Common Stock	“FBYD”
Nasdaq symbol for our Warrants	“FBYDW”

INFORMATION RELATED TO THE OFFERED SECURITIES

This prospectus relates to the issuance by us of 5,380,360 shares of Class A Common Stock issuable upon exercise of upon the exercise of 5,198,420 Warrants at an exercise price of $11.50 per warrant, that were originally issued by FAST II as part of its initial public offering of units at a price of $10.00 per unit, with each unit consisting of one share of FAST II Class A Common Stock and one-quarter of one FAST II Public Warrant, and were assumed by the Company in connection with the Business Combination.

This prospectus also relates to the offer and resale from time to time by the selling securityholders of up to 119,096,355 shares of Class A Common Stock, constituting approximately 95% of our outstanding shares of Common Stock, or approximately 1,035% of our outstanding shares of Class A Common Stock, as of May 24, 2024, which includes (i) 225,000 shares of Class A Common Stock issued to Infinite Acquisitions upon conversion of the principal amount of $2.25 million outstanding under the Infinite Promissory Note, (ii) up to 4,995,934 shares of Class A Common Stock issuable upon the redemption of Falcon’s Opco Financing Units and Additional Falcon’s Opco Financing Unit Consideration, issued to Infinite Acquisitions prior to the Business Combination in connection with the Falcon’s Opco Financing, and the simultaneous cancellation of an equal number of shares of Class B Common Stock of the Company, of which Infinite Acquisitions has converted 2,000,000 of such units into 2,000,000 shares of Class A Common Stock and has delivered 274,306 of such shares to Infinite Founder Series under the Founder Series Redemption Obligation, (iii) up to 46,763,877 shares of Class A Common Stock issuable upon the redemption of 46,763,877 units of Falcon’s Opco issued to the members of Falcon’s Opco prior to the Business Combination, and the simultaneous cancellation of an equal number of shares of Class B Common Stock, of the Company, (iv) 56,062,500 shares of Class A Common Stock issuable upon the redemption of 56,062,500 common units of Falcon’s Opco and the simultaneous cancellation of an equal number of shares of Class B Common Stock issued to Infinite Acquisitions, Katmandu Ventures, and CilMar in connection with the Business Combination as Earnout Units and Earnout Shares, after reflecting shares forfeited and vested following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement, if such Earnout Units and Earnout Shares vest and are released from escrow in accordance with the terms of the Escrow Agreement, (v) 7,312,500 shares of Class A Common Stock issuable upon the redemption of 7,312,500 units of Falcon’s Opco and the cancelation of an equal number of shares of Class B Common Stock of the Company, reflecting vested Earnout Shares released to Infinite Acquisitions, Katmandu Ventures, and CilMar following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement, (vi) 1,437,500 shares of Class A Common Stock issued to the Sponsor and Infinite Acquisitions in connection with the Business Combination as Earnout Shares, after reflecting shares forfeited and vested following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement, if such Earnout Shares vest and are released from escrow in accordance with the terms of the Escrow Agreement, (vii) 187,500 vested Earnout Shares released to the Sponsor and Infinite Acquisitions following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement, (viii) 1,230,000 shares of Class A Common Stock issued to the Sponsor in connection with the Business Combination in exchange for shares of FAST II Class A Common Stock, after giving effect to sales by the Sponsor since Closing; (ix) 861,544 shares of Class A Common Stock issued to the Sponsor upon the net share exercise of the Private Placement Warrants and Working Capital Warrants, and (x) 20,000 shares of Class A Common Stock held by Meteora which were received from the Sponsor after the Closing of the Business Combination.

The following table includes information relating to the securities held by the selling securityholders, including the price each selling securityholder paid for the securities, the potential profit relating to such securities and any applicable lock-up restrictions. The following table is derived in part from our internal records and is for illustrative purposes only. The table should not be relied upon for any purpose outside of its illustrative nature. The public offering price in the FAST II IPO was $10.00 per FAST II Unit. As set forth in the table below, some of the selling security holders may realize a positive rate of return on the sale of the securities covered by this prospectus even if the market price per share of our Class A Common Stock is below $10.00 per share, in which case the public shareholders may experience a negative rate of return on their investment.

Selling Securityholder	Number of Securities Offered		Effective Purchase Price per Offered Security	Potential Profit Per Offered Security(1)	Potential Aggregate Gross Profit	Lock-Up Restrictions
FAST Sponsor II LLC
Class A Common Stock	1,230,000	(2)	$0.0045	$10.25	$12,601,965	(14)
Class A Common Stock issued upon net share exercise of Private Placement Warrants	861,544	(3)	$—	$10.25	$8,830,826	—
Vested Class A Earnout Shares	112,500	(4)	$10.00	$0.25	$28,125	(15)
Class A Earnout Shares Subject to Vesting	862,500	(4)	$10.00	$0.25	$215,625	(16)
Infinite Acquisitions Partners LLC(17)
Class A Common Stock issued upon conversion of Convertible Promissory Note	225,000	(5)	$10.00	$0.25	$56,250	—
Class A Common Stock underlying units issued in the Falcon’s Opco Financing	4,995,934	(6)	$10.00	$0.25	$1,248,984	—
Vested Class A Earnout Shares	75,000	(7)	$10.00	$0.25	$18,750	(15)
Class A Earnout Shares Subject to Vesting	575,000	(7)	$10.00	$0.25	$143,750	(16)
Class A Common Stock underlying Falcon’s Opco Units	22,272,939	(8)	$0.35	$9.90	$220,502,096	—
Class A Common Stock underlying Vested Earnout Units	5,026,608	(9)	$10.00	$0.25	$1,256,652	(15)
Class A Common Stock underlying Earnout Units Subject to Vesting	21,890,000	(9)	$10.00	$0.25	$5,472,500	(16)
CilMar Ventures LLC
Class A Common Stock underlying Falcon’s Opco Units	12,245,469	(10)	$0.35	$9.90	$121,230,143	—
Class A Common Stock underlying Vested Earnout	1,142,946	(11)	$10.00	$0.25	$285,737	(15)
Class A Common Stock underlying Earnout Units Subject to Vesting	17,086,250	(11)	$10.00	$0.25	$4,271,563	(16)
Katmandu Ventures LLC
Class A Common Stock underlying Falcon’s Opco Units	12,245,469	(12)	$0.35	$9.90	$121,230,143	—
Class A Common Stock underlying Vested Earnout Units	1,142,946	(13)	$10.00	$0.25	$285,737	(15)
Class A Common Stock underlying Earnout Units Subject to Vesting	17,086,250	(13)	$10.00	$0.25	$4,271,563	(16)

Selling Securityholder	Number of Securities Offered		Effective Purchase Price per Offered Security	Potential Profit Per Offered Security(1)	Potential Aggregate Gross Profit	Lock-Up Restrictions
Meteora Strategic Capital LLC
Class A Common Stock	20,000	(18)	—	$10.25	$205,000	(14)

____________

(1)      Notwithstanding any restrictions on the transferability of the shares of our Class A Common Stock, the potential vesting of any Earnout Shares and/or Earnout Units, as applicable, or the shares of our Class A Common Stock issuable upon the redemption of Falcon’s Opco units and simultaneous cancellation of shares of Class B Common Stock, the potential profit per security offered and potential aggregate gross profit are calculated assuming that all such shares of Class A Common Stock were sold at a price of $10.25 per share, which was the closing price of our Class A Common Stock on May 24, 2024. The trading price of our Class A Common Stock may be different at the time a selling securityholder decides to sell its securities.

(2)      Represents the shares of Class A Common Stock issued to the Sponsor in connection with the Business Combination in exchange for shares of FAST II Class A Common Stock, originally issued to the Sponsor in the form of Founder Shares prior to the FAST II IPO, after giving effect to sales by the Sponsor following the Closing.

(3)      Represents the shares of Class A Common Stock issued to the Sponsor on November 3, 2023 pursuant to the Warrant Agreement upon the net share exercise of 2,882,245 Private Placement Warrants on a cashless basis.

(4)      Represents the number of Earnout Shares issued to the Sponsor in connection with the Business Combination, of which 112,500 have vested and been released from escrow.

(5)      Represents the number of shares of Class A Common Stock issued upon conversion of the principal amount of $2.25 million outstanding under the Infinite Promissory Note.

(6)      Represents the shares of Class A Common Stock issuable upon the redemption of Falcon’s Opco Financing Units and Additional Falcon’s Opco Financing Unit Consideration, issued to Infinite Acquisitions prior to the Business Combination in connection with the Falcon’s Opco Financing, and the simultaneous cancellation of an equal number of shares of Class B Common Stock of the Company; Infinite Acquisitions has converted 2,000,000 of such units into 2,000,000 shares of Class A Common Stock and has delivered 274,306 of such shares to Infinite Founder Series under the Founder Series Redemption Obligation.

(7)      Represents the number of Earnout Shares issued to Infinite Acquisitions in connection with the Business Combination, of which 75,000 have been released from escrow.

(8)      Represents the number of shares of Class A Common Stock issuable upon the redemption of units of Falcon’s Opco issued to Infinite Acquisitions prior to the Business Combination and the simultaneous cancellation of an equal number of shares of Class B Common Stock of the Company.

(9)      Represents the shares of Class A Common Stock issuable upon the redemption of units of Falcon’s Opco and the simultaneous cancellation of an equal number of shares of Class B Common Stock issued to Infinite Acquisitions in connection with the Business Combination as Earnout Units and Earnout Shares, after reflecting 5,026,608 shares and units earned and 6,350,000 shares and units forfeited following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement.

(10)    Represents the number of shares of Class A Common Stock issuable upon the redemption of 12,245,469 units of Falcon’s Opco and the simultaneous cancellation of an equal number of shares of Class B Common Stock of the Company issued to CilMar prior to the Business Combination.

(11)    Represents the shares of Class A Common Stock issuable upon the redemption of units of Falcon’s Opco and the simultaneous cancellation of an equal number of shares of Class B Common Stock issued to CilMar in connection with the Business Combination as Earnout Units and Earnout Shares, after reflecting 1,142,946 shares and units earned and 2,918,750 shares and units forfeited following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement.

(12)    Represents the number of shares of Class A Common Stock issuable upon the redemption of units of Falcon’s Opco and the simultaneous cancellation of an equal number of shares of Class B Common Stock of the Company issued to Katmandu Ventures prior to the Business Combination.

(13)    Represents the shares of Class A Common Stock issuable upon the redemption of units of Falcon’s Opco and the simultaneous cancellation of an equal number of shares of Class B Common Stock issued to Katmandu Ventures in connection with the Business Combination as Earnout Units and Earnout Shares, after reflecting 1,142,946 shares and units earned and 2,918,750 shares and units forfeited following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement.

(14)   Such shares of Class A Common Stock are subject to a two-year lock-up from the Acquisition Merger Effective Time (subject to early release if the volume weighted average closing sale price of the Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-consecutive trading day period commencing at least 150 days after the Acquisition Merger Effective Time) in accordance with the terms of the Amended and Restated Sponsor Lock-Up Agreement, dated as of January 31, 2023 (the “Sponsor Lock-Up Agreement”), by and between the Sponsor, Company, Falcon’s Opco and FAST II.

(15)    Vested Earnout Shares and Earnout Units are subject to restrictions on transfer for a period of 365 days from the date of release.

(16)    The Earnout Shares and Earnout Units were deposited into escrow at the Acquisition Merger Effective Time and are to be earned, released and delivered upon satisfaction of, or forfeited and canceled upon the failure of, certain milestones related to the EBITDA of the Company and the gross revenue of the Company during periods between July 1, 2023 and December 31, 2024 and the volume weighted average closing sale price of shares of the Class A Common Stock during the five-year period beginning on the one-year anniversary of the Acquisition Merger and ending on the six-year anniversary of the Acquisition Merger. Such Earnout Shares and Earnout Units, as applicable, may not be transferred until the date that is 365 days after the date that such Earnout Shares and Earnout Units, as applicable, are delivered to such holder in accordance with the terms of the stockholders agreement among the Company, Falcon’s Opco and the persons receiving such Earnout Shares and Earnout Units.

(17)    The shares that Infinite Acquisitions may sell under this prospectus includes up to 35,907,551 shares of Class A Common Stock which Infinite Acquisitions is obligated to deliver to Infinite Founder Series pursuant to the terms of a redemption agreement between Infinite Acquisitions and Infinite Founder Series. Beginning on or about February 14, 2024 and continuing on each February 14 on an annual basis for eight years thereafter, Infinite Acquisitions is obligated to transfer to Infinite Founder Series up to an aggregate of up to 35,907,551 shares of Class A Common Stock, consisting of up to 13,441,004 shares of Class A Common Stock which may be received by Infinite Acquisitions upon redemption of an equal number of units of Falcon’s Opco and up to an additional 22,466,547 shares of Class A Common Stock which may be received by Infinite Acquisitions upon redemption of an equal number of units of Falcon’s Opco if the criteria for release under the Earnout Escrow Agreement is met. The number of shares of Class A Common Stock to be delivered at each payment date is to be reduced by up to 20% of the amount deliverable, subject to an implied minimum share price of $10 per share. In February 2024, Infinite Acquisitions initiated the delivery of 273,413 shares of Class A Common Stock in satisfaction of the first of the required transfers under the Founder Series Redemption Obligation.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Statement Regarding Forward-Looking Statements and Risk Factor Summary,” you should carefully consider the specific risks set forth herein. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus or any prospectus supplement are not the only risks and uncertainties that we face. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business, prospects, financial condition or operating results. The following discussion should be read in conjunction with our financial statements and the financial statements of the Company and notes to the financial statements included herein.

Risks Related to this Offering by the Selling Securityholders

Sales of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our shares of Class A Common Stock and Warrants to fall.

The selling securityholders can sell, under this prospectus, up to 119,096,355 shares of Class A Common Stock, constituting approximately 95% of our outstanding shares of Common Stock, or approximately 1,035% of our outstanding shares of Class A Common Stock, as of May 24, 2024, which includes (i) 225,000 shares of Class A Common Stock issued to Infinite Acquisitions upon conversion of the principal amount of $2.25 million outstanding under the Infinite Promissory Note, (ii) up to 4,995,934 shares of Class A Common Stock issuable upon the redemption of Falcon’s Opco Financing Units and Additional Falcon’s Opco Financing Unit Consideration, issued to Infinite Acquisitions prior to the Business Combination in connection with the Falcon’s Opco Financing, and the simultaneous cancellation of an equal number of shares of Class B Common Stock of the Company, of which Infinite Acquisitions has converted 2,000,000 of such units into 2,000,000 shares of Class A Common Stock and has delivered 274,306 of such shares to Infinite Founder Series under the Founder Series Redemption Obligation, (iii) up to 46,763,877 shares of Class A Common Stock issuable upon the redemption of 46,763,877 units of Falcon’s Opco issued to the members of Falcon’s Opco prior to the Business Combination, and the simultaneous cancellation of an equal number of shares of Class B Common Stock, of the Company, (iv) 56,062,500 shares of Class A Common Stock issuable upon the redemption of 56,062,500 common units of Falcon’s Opco and the simultaneous cancellation of an equal number of shares of Class B Common Stock issued to Infinite Acquisitions, Katmandu Ventures, and CilMar in connection with the Business Combination as Earnout Units and Earnout Shares, after reflecting shares forfeited and vested following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement, if such Earnout Units and Earnout Shares vest and are released from escrow in accordance with the terms of the Escrow Agreement, (v) 7,312,500 shares of Class A Common Stock issuable upon the redemption of 7,312,500 units of Falcon’s Opco and the cancelation of an equal number of shares of Class B Common Stock of the Company, reflecting vested Earnout Shares released to Infinite Acquisitions, Katmandu Ventures, and CilMar following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement, (vi) 1,437,500 shares of Class A Common Stock issued to the Sponsor and Infinite Acquisitions in connection with the Business Combination as Earnout Shares, after reflecting shares forfeited and vested following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement, if such Earnout Shares vest and are released from escrow in accordance with the terms of the Escrow Agreement, of which 187,500 shares of Class A Common Stock have been released from Escrow, (vii) 187,500 vested Earnout Shares released to the Sponsor and Infinite Acquisitions following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement, (viii) 1,230,000 shares of Class A Common Stock issued to the Sponsor in connection with the Business Combination in exchange for FAST II Class A Common Stock, after giving effect to sales by the Sponsor since the Closing, (ix) 861,544 shares of Class A Common Stock issued to the Sponsor upon the net share exercise of the Private Placement Warrants and Working Capital Warrants, and (x) 20,000 shares of Class A Common Stock held by Meteora which were received from the Sponsor after the Closing of the Business Combination.

Our public securityholders may have paid significantly more than the selling security holders for any Class A Common Stock or Warrants they may have purchased in the open market based on variable market price. All the securities offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all or a portion of the securities being offered in this prospectus could result in a significant decline in the public trading price of our securities. Despite such a decline in the public trading price, some of the selling securityholders may still experience a positive rate of return on the securities they purchased due to the price at which such selling securityholder initially purchased the securities. See the sections of this prospectus entitled “Information Related to the Offered Securities” and “— Certain existing securityholders purchased, or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return” for additional information on the potential profits the selling securityholders may experience.

Sales, or the perception of sales, of our Class A Common Stock, including those registered in this registration statement, by us or our existing stockholders in the public market could cause the market price for our Class A Common Stock to decline.

The sale of substantial amounts of shares Class A Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of the Class A Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

Upon the effectiveness of this registration statement and the expiration or waiver of the lock-ups described above, shares held by certain of our stockholders will be eligible for resale. As restrictions on resale end, the market price of shares of Class A Common Stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities.

In addition, the shares of our common stock reserved for future issuance under the Falcon’s Beyond Global, Inc. 2023 Incentive Plan (the “2023 Incentive Plan”) will become eligible for sale in the public market once those shares are issued, subject to vesting and the expiration of lock-up periods that may be applicable. The number of shares reserved for future issuance under the 2023 Incentive Plan equals 7,294,756 shares of Class A Common Stock.

On December 11, 2023, we filed a Form S-8 under the Securities Act to register shares of our Class A Common Stock or securities convertible into or exchangeable for shares of our Class A Common Stock issued pursuant to our equity incentive plans. Such Form S-8 registration statements automatically became effective upon filing. Accordingly, the shares registered under such registration statements will be available for sale in the open market. The initial registration statement on Form S-8 registered 7,294,756 shares of Class A Common Stock. Shares of Class A Common Stock underlying awards issued pursuant to our incentive plans may be sold by the holders thereof once such awards vest. No such awards have vested as of the date of this prospectus.

Certain existing securityholders purchased, or may purchase, securities in the Company at a price below the current trading price of such securities, and may experience a positive rate of return based on the current trading price. Future investors in the Company may not experience a similar rate of return.

Certain stockholders in the Company, including certain of the selling securityholders, acquired, or may acquire, shares of our Class A Common Stock at prices below the current trading price of our Class A Common Stock and may experience a positive rate of return based on the current trading price.

This prospectus relates to the offer and resale from time to time by the selling securityholders of up to 119,096,355 shares of Class A Common Stock. Depending on the price, the public securityholders may have paid significantly more than the selling securityholders for any shares of Class A Common Stock or Warrants they may have purchased in the open market based on variable market price.

For a description of the potential profits that the Sponsor and the other selling securityholders may experience, see the section of this prospectus entitled “Information Related to the Offered Securities.” Public stockholders may not be able to experience the same positive rates of return on securities they purchase due to the low price at which the selling securityholders purchased their securities.

Business and Business Development Risks

We may not be able to sustain our growth, effectively manage our anticipated future growth, implement our business strategies or achieve the results we anticipate.

We have a limited operating history and have experienced substantial growth over the last three years due, in large part, to the combination of Falcon’s Treehouse, LLC and its subsidiaries and Falcon’s Treehouse National, LLC with Katmandu Group, LLC and Fun Stuff, S.L. in April of 2021, the Business Combination with FAST Acquisition Corp. II in October 2023, which resulted in the Company becoming a public company with its securities traded on Nasdaq, and the Strategic Investment by QIC. However, recent growth rates may not be indicative of our future performance due to our limited operating history as a combined company and the rapid evolution of our business model. We may not be able to achieve similar results or accelerate growth at the same rate as we have organically or in connection with the completion of the Business Combination, and we may not achieve our expected results, all of which may have a material and adverse impact on our financial condition and results of operations.

In addition, our growth and expansion have placed, and will continue to place, significant strain on our management and resources. This level of growth may not be sustainable or achievable in the future. We believe that our continued growth will depend on many factors, including our ability to develop new sources of revenue, diversify monetization methods including by direct to consumer offerings, vertically-integrated retail and third party marketplaces, attract and retain creative contributors and business partners, increase customer engagement, continue developing innovative technologies, experiences and attractions in response to shifting demand in leisure and entertainment preferences, increase brand awareness and licensing, increase our hospitality expertise, expand into new markets, raise capital and continue to execute our legacy business.

Furthermore, our franchise execution model (see “Business — FBB: Falcon’s Beyond Brands”) is dependent upon each of our divisions working together to deploy our intellectual property across a broad range of vectors nearly simultaneously (e.g., physical theme parks, media content and consumer merchandise). To do so successfully will depend not only on the availability of our management and resources, but also on the adoption of our intellectual property by consumers in a number of forms.

We cannot assure you that we will achieve any of the above, and our failure to do so may materially and adversely affect our business and results of operations.

The impairments of our intangible assets and equity method investment in our joint ventures, have materially and adversely impacted our business and results of operations and may do so again in the future.

Under accounting principles generally accepted in the United States, we review certain assets for impairment annually in the fourth quarter of each fiscal year, or more frequently if events or changes in circumstances indicate the carrying value may not be recoverable. Further, we review our equity-method investments for impairment whenever events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. We recognize an impairment of an equity-method investment if the fair value of the investment as a whole, and not the underlying assets, has declined and the decline is other than temporary. The outcome of such testing previously has resulted in, and in the future could result in, impairments of our assets, including our property, plant, and equipment, intangible assets, goodwill and/or our equity method investment in our joint ventures.

Our Sierra Parima segment experienced losses in 2023 as a result of financial, operational, infrastructure challenges encountered at the Katmandu Park DR following its opening in March 2023. Sierra Parima performed an evaluation of its long-lived fixed assets in accordance with ASC 360 to determine whether their fair value is less than carrying value. As a result of this analysis, Sierra Parima recorded a fixed asset impairment of $46.7 million. Based on the estimated sale or liquidation proceeds from Sierra Parima, and Sierra Parima’s outstanding debts remaining to be settled, the fair value of the Company’s investment in Sierra Parima was determined to be zero. The Company’s fifty percent share of the impairment recognized by Sierra Parima and the additional impairment of $14.1 million recognized by the Company are included within Share of gain (loss) from equity method investments in the Consolidated Statements of Operations for the year ended December 31, 2023. The impairment is the result of management’s estimates and assumptions regarding the likelihood of certain outcomes related to various liquidation and sale scenarios and pending legal matters, the timing of which remains uncertain. These estimates were determined primarily using significant unobservable inputs (Level 3). The estimates that the Company makes with respect to its equity method investment are based upon assumptions that management believes are reasonable, and the impact of variations in these estimates or the underlying assumptions could be material. There are no other liquidity arrangements, guarantees or other financial commitments between the Company and Sierra Parima. The Company is not committed to provide any additional funding as of March 31, 2024. Any future capital fundings will be discretionary. For more information about the impairment charge with respect to Sierra Parima, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation”, Note 8 “Investments and advances to equity method investments” to our audited consolidated financial statements as of and for the year ended December 31, 2023 contained elsewhere in this prospectus, and Note 4 “Investments and advances to equity method investments — Full Impairment of Investment in Sierra Parima” to our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2024 contained elsewhere in this prospectus.

The accounting estimates related to impairments are susceptible to change, including estimating fair value which requires considerable judgment. For goodwill, management’s estimate of a reporting unit’s future financial results is sensitive to changes in assumptions, such as changes in stock prices, weighted-average cost of capital, terminal growth rates and industry multiples. Similarly, cash flow estimates utilized for purposes of evaluating long-lived assets and equity method investments (such as in our joint venture with Sierra Parima) require us to make projections and assumptions for many years into the future for pricing, demand, competition, operating costs, timing of operations, and other factors. We evaluate long-lived assets and equity method investments for impairment when events or changes in circumstances indicate, in management’s judgment, that the carrying value of such assets may not be recoverable (meaning, in the case of its equity method investment, that such investment has suffered other-than-temporary declines in value under ASC 323, Investments: Equity Method Investments and Joint Ventures (ASC 323)). When a quantitative assessment is performed, we use estimates and assumptions in estimating our reporting units’, our long-lived assets’ and our equity method investment’s fair values that we believe are reasonable and appropriate at that time; however assumptions and estimates are inherently subject to significant business, economic, competitive and other risks that could materially affect the calculated fair values and the resulting conclusions regarding impairments, which could materially affect our results of operations and financial position.

We cannot guarantee that in future periods we will not be required to recognize additional impairment charges, whether in our other equity method investments, to the extent it is regained in the future, or other intangible assets, nor that we will be able to avoid a significant charge to earnings in our consolidated financial statements during the period in which an impairment is determined to exist. Impairments to our equity method investment in our joint venture with Sierra Parima have materially and adversely affected our results of operations in the past, and could again in the future, as could reductions in the carrying value of any intangible assets or our other equity method investments.

Our current liquidity resources raise substantial doubt about our ability to continue as a going concern and holders of our securities could suffer a total loss of their investment.

For the year ended December 31, 2023 and the three months ended March 31, 2024, we incurred operational losses and negative cash flows from operating activities. Management has concluded, and the report of our auditors included as part of our audited financial statements as of and for the year ended December 31, 2023 in this prospectus reflects, that there is substantial doubt about our ability to continue as a going concern. Since our inception, we have funded our operations since inception primarily through financing transactions such as related party and third party loans and the Strategic Investment and have incurred recurring net losses and negative cash flows. We will require additional capital in order to fund currently anticipated expenditures and to meet our obligations as they come due. See “— We will require additional capital, which additional financing may result in restrictions on our operations or substantial dilution to our stockholders, to support the growth of our business, and this capital might not be available on acceptable terms, if at all” below for additional information related to the risks of obtaining additional capital.

Substantial doubt exists about our ability to continue as a going concern. The reaction of investors to the inclusion of a going concern statement by management and our auditors and our potential inability to continue as a going concern may materially adversely affect the price of our publicly traded securities and our ability to raise new capital or enter into partnerships or strategic collaborations. If we are unable to continue as a going concern, we may have to liquidate our assets and may receive less than the value at which those assets are carried on our financial statements, and it is likely that investors will lose all or part of their investment. Further, the perception that we may be unable to continue as a going concern may impede our ability to pursue strategic opportunities or operate our business due to concerns regarding our ability to fulfill our contractual obligations. In addition, if there remains substantial doubt about our ability to continue as a going concern, investors or other financing sources may be unwilling to provide additional funding to us on commercially reasonable terms, or at all.

We will continue efforts to remedy the conditions or events that raise this substantial doubt, however, as some components of these plans are outside of management’s control, we cannot offer any assurances they will be effectively implemented. We also cannot offer any assurance that any additional financing will be available on acceptable terms or at all. Our consolidated financial statements have been prepared on a going concern basis, which contemplates the continuity of normal business activities and the realization of assets and the settlement of liabilities in the ordinary course of business.

We will require additional capital, which additional financing may result in restrictions on our operations or substantial dilution to our stockholders, to support the growth of our business, and this capital might not be available on acceptable terms, if at all.

We have funded our operations since inception primarily through financing transactions such as related party and third party loans and the Strategic Investment. We cannot be certain when or if our operations will generate sufficient cash to fully fund our ongoing operations or the growth of our business. Prior to the deployment of our asset-efficient strategy in our FBD business, we had previously engaged in expanding our physical operations through our equity method investments, and we are continuing to develop new product offerings and hire additional personnel. As a result, we incurred a loss from operations of $5.3 million for the three months ended March 31, 2024, accumulated deficit attributable to common stockholders of $51.4 million as of March 31, 2024, and negative cash flows from operating activities of $3.8 million for the three months ended March 31, 2024. We intend to continue to make investments to support our business, which may require us to engage in equity or debt financings to secure additional funds. In addition, as of March 31, 2024, we have unfunded commitments to its unconsolidated joint venture Karnival of $2.4 million (HKD 18.7 million). However, we do not currently have the liquidity to fund such amounts and the ability to do so in the future is contingent upon securing additional financing or capital raises.

Additional financing may not be available on terms favorable to us, if at all, or the cost of additional financing may be exceedingly high. In particular, the ongoing invasion of Ukraine by Russia and Israel-Hamas war have caused disruption in the global financial markets, which may reduce our ability to access capital and negatively affect our liquidity in the future. If adequate funds are not available on acceptable terms, we may be unable to invest in future growth opportunities or to implement our strategy, particularly with respect to our FBD and FBB divisions, which could harm our business, operating results, and financial condition. If we incur additional debt, the debt holders would have rights senior to holders of common stock to make claims on our assets, and the terms of any debt could restrict our operations, including our ability to pay dividends to holders of our common stock. If we undertake discretionary financing by issuing equity securities, our stockholders may experience substantial dilution. We may sell common stock, preferred stock, convertible securities or other equity securities in one or more transactions at a price per share that is less than the price per share paid by current stockholders. If we sell common stock, preferred stock, convertible securities, or other equity securities in more than one transaction, stockholders may be further diluted by subsequent sales. Additionally, future equity financings may result in new investors receiving rights superior to our existing stockholders. Because our decision to issue securities in the future will depend on numerous considerations, including factors beyond our control, we cannot predict or estimate the amount, timing, or nature of any future issuances of debt or equity securities. As a result, our stockholders bear the risk of future issuances of debt or equity securities reducing the value of our common stock and diluting their interests.

Following the closure of Katmandu Park DR, our FBD business is in transition, and the repositioning and rebranding of FBD projects will be subject to timing, budgeting and other risks which could have a material adverse effect on us. In addition, the ongoing need for capital expenditures to develop our FBD business could have a material adverse effect on us, including our financial condition, liquidity and results of operations.

In our FBD business, we may encounter difficulties in adapting our asset-efficient strategy or in developing and maintaining effective joint partnerships with our existing JV partners, Meliá and Raging Power, and/or with new joint venture partnerships. We expect our asset-efficient strategy to reduce our capital expenditures by harnessing the strengths and resources of current and future strategic partners, allowing us to focus on our core competencies of bringing incredible experiences to people. However, we may not be able to execute on such strategy effectively. For example, we may not be able to negotiate agreements with our existing joint venture partners or with new joint venture partners on terms that are acceptable to us or at all, and our ability to successfully operate an asset-efficient model exposes us to different risks than we face with an asset-heavy model, as we will be increasingly subject to the risks inherent in third-party infrastructure over which we would have limited control. Further, our efforts to reduce our existing capital expenditures may not be successful. For example, while we believe the recent closure of Katmandu

Park DR to visitors was in the best interest of the Sierra Parima joint venture with Meliá because the closure eliminates potential ongoing operational losses at the Katmandu Park DR, there may be unexpected consequences of the closure that negatively impact our business or that of our joint venture partner, whereby such unexpected consequences could be the basis for a dispute with our joint venture partner.

Further, even with an asset-efficient business model, our FBD business may still be subject to traditional risks associated with resort and theme park development, acquisition, expansion, repositioning and rebranding, including, among others:

•        construction delays or cost overruns that may increase project costs;

•        receipt of zoning and other required governmental permits and authorizations;

•        increased costs due to competition for labor, including employees and subcontractors, skilled in emerging technology;

•        strikes or other labor issues;

•        restrictions or delays in transportation and import-export procedures;

•        delays or cost inflation in the supply chain and third-party vendors required to develop the resorts and parks;

•        development costs incurred for projects that are not pursued to completion;

•        investment of substantial capital without, in the case of developed or repositioned resorts, immediate corresponding income;

•        results that may not achieve our desired revenue or profit goals;

•        acts of nature such as earthquakes, wildfires, hurricanes, volcanic eruptions, floods or fires that could adversely impact a resort;

•        ability to raise capital, including construction or acquisition financing; and

•        governmental restrictions on the nature or size of a project.

In addition, in the future, certain of our construction timelines may be lengthened and/or require increased development costs due to competition for skilled construction labor and employees with relevant technical expertise, disruption in the supply chain for materials, increased costs for raw materials and supplies, labor relations and construction practices in foreign markets, rising inflation, the conflict between Russia and Ukraine and, more recently, the Israel-Hamas war; and these circumstances could continue or worsen in the future. As a result of the foregoing, we cannot assure you that any of our development, acquisition, expansion, repositioning and rebranding projects will be completed on time or within budget or that the ultimate rates of investment return will be as we forecasted at the time the project was commenced. If we are unable to complete a project on time or within budget, the resort and/or theme park’s projected operating results may be adversely affected, which could have a material adverse effect on us, including our business, financial condition, liquidity, results of operations and prospects.

The FBD properties, including the resorts owned and operated by our PDP joint venture with Meliá, also have an ongoing need for renovations, rebranding and other capital improvements and expenditures, including to replace furniture, fixtures and equipment from time to time as the need arises. While we believe the recent closure of Katmandu Park DR to visitors should help reduce our ongoing capital expenditures, particularly with respect to our Sierra Parima joint venture, we still own significant assets through our PDP joint venture, including a hotel in Tenerife, Spain and a hotel and theme park in Mallorca, Spain.

In addition, because a principal competitive factor for a theme park or other attraction is the uniqueness and perceived quality of its rides and experiential technologies, we must make significant up-front and continued capital investments, from the initial construction of the theme parks through maintenance and potentially the addition of new rides, attractions and technologies. These up-front and continued capital investments may not ever result in net income.

In addition to liquidity risks, these capital expenditures may result in declines in revenues while hotels and parks are in initial construction, while rooms, restaurants, rides or attractions are out of service for rebranding or maintenance, and while areas of our properties are closed due to capital improvement projects. We expect our costs will increase over time, and our losses may continue, as we expect to continue to invest additional funds in expanding our business and sales and marketing activities. We also expect to incur additional general and administrative expenses as a result of our growth and expect our costs to continue increase to support our operations as a public company. Historically, our costs have increased over the years due to these factors, and we expect to continue to incur increasing costs to support our anticipated future growth. For example, following the opening of our Katmandu Park DR in March 2023, we experienced various financial, operational, and infrastructure challenges that led to lower than planned open days and attendance at the park. As a result, in March 2024 we closed Katmandu Park DR to visitors. For more information about the closure of the Katmandu Park DR, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation”, Note 8 “Investments and advances to equity method investments” to our audited consolidated financial statements as of and for the year ended December 31, 2023 contained elsewhere in this prospectus, and Note 4 “Investments and advances to equity method investments — Full Impairment of Investment in Sierra Parima” to our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2024 contained elsewhere in this prospectus.

The costs of capital improvements, expenditures or any of the above noted factors, or if we are unable to generate adequate revenue growth and manage our expenses, could have a material adverse effect on us, including our financial condition, liquidity and results of operations. There is also a risk that our estimates of the cost of such capital improvements will not be accurate, causing us to seek additional financing and creating construction delays. In addition, any construction delays or ride downtime can adversely affect attendance at our hotels, theme parks and other interactive attractions and our ability to realize revenue growth.

Our growth plans in FCG may take longer than anticipated or may not be successful.

Developing FCG requires ongoing investment in personnel and infrastructure. We recently acquired and moved into a larger building in Orlando to meet the space requirement of the nearly 200 new employees that we intend to hire to support FCG. Our growth plans for FCG place significant demands on our management and operating personnel, and we may not be able to hire, train, and retain the appropriate personnel to manage and grow these services. Depending upon the timing and level of revenues generated from FCG, including through the Consultancy Services Agreement with QIC and other initiatives, the related results of operations and cash flows we anticipate from FCG may not be achieved. If we are unable to manage our growth effectively, our business, results of operations, and financial condition may be adversely affected.

Our ability to execute on our strategy and business model is dependent on the quality of our services, and our failure to offer high quality services could have a material adverse effect on its sales and results of operations.

FCG offers extensive master planning, attractions and experiential entertainment design and digital media services and our experiential technologies to customers, including FBD, seeking to create themed experiences based on their own intellectual property. FBB’s business model is to deploy, expand and monetize proprietary and partner brands and intellectual property across multiple media and experiential channels. As such, increasingly, our intellectual property and technologies will be deployed in large-scale, complex technology environments, and we believe our future success will depend our ability to increase sales of our intellectual property and technologies for use in such deployments.

FCG’s ability to provide effective ongoing services, or to provide such services in a timely, efficient, or scalable manner, may depend in part on its customers’ environments and their abilities to effectively integrate FCG’s technologies in their existing facilities. In addition, FCG’s ability to provide effective services is largely dependent on our ability to attract, train, and retain qualified personnel, independent contractors and subcontractors, with experience in supporting customers in the use of tools and technologies such as ours. As the number of FCG’s customers grows, that growth may put additional pressure on FCG’s services teams, and FCG may be unable to respond quickly enough to accommodate short-term increases in customer demand for its services. FCG may also be unable to modify the future scope and delivery of its services to compete with changes in the services provided by its competitors. Increased customer demand for support, without corresponding revenue, could increase costs and negatively affect our business and results of operations. In addition, as FCG continues to grow its operations and expand its global customer base, FCG needs to be able to provide efficient services that meet its customers’ needs globally at scale, and its services teams may face additional challenges, including those associated with operating the platforms and delivering support, training, and documentation in languages other than English and providing services across expanded time-zones. If FCG is unable to provide efficient services globally at scale, our ability to grow FCG’s operations may be harmed, and FCG may need to hire additional services personnel, which could negatively impact our business, financial condition, and results of operations.

FCG’s customers typically need training in the proper use of our technologies. If FCG does not effectively deploy our technologies, if we fail to update or upgrade our technologies, or if FCG fails to help customers quickly resolve post-deployment issues and provide effective ongoing services, our ability to sell additional intellectual property, technologies and services to existing customers could be adversely affected, we may face negative publicity, and our reputation with potential customers could be damaged. As a result, FCG’s failure to maintain high quality services may have a material adverse effect on our business, financial condition, results of operations, and growth prospects.

FCG provides inter-company services to a variety of FBD entertainment experiences, including LBE, dining and retail. Therefore, delays or impairments in the quality of FCG services will likely impact the development of FBD products, in turn adversely impacting FBD’s business, financial condition and results of operations.

Further, FBB’s ability to provide effective services and execute on its business strategy depends upon its ability to effectively deploy our and third party brands’ intellectual property across multiple media and experiential channels, such as animation, movies, music, licensing and merchandizing, gaming, streaming, and ride and technology sales. This means that FBB’s success depends disproportionately on its ability to successfully develop proprietary and third party brands across disparate consumer bases, technologies and geographies and to maintain and extend the reach and relevance of these brands to global consumers in a wide array of markets. This strategy will require us to acquire, build, invest in and develop our competencies in disparate areas, which will require significant effort, time and money, with no assurance of success. The success of FBB’s franchise execution model also requires significant alignment and integration among our business divisions and between FBB and third party brands. If FBB is unable to successfully develop, maintain and expand key proprietary and third party brands as planned, our business performance could suffer. Further, if the consumer market does not broadly adopt our intellectual property, FBB’s franchise execution model would be impacted and we would be unable to implement our current business strategy.

Anticipated synergies across our three business lines may not create the diversified revenue streams that we believe they will.

We may encounter difficulties in developing and maintaining mutually beneficial and synergistic relationships among our three business divisions. While we believe that the FBD, FCG, and FBB businesses mutually reinforce each other in a variety of ways, achieving such anticipated benefits and synergies is subject to a number of uncertainties. It is possible that operations across three distinct business lines may result in higher than anticipated costs and lower than anticipated revenue and/or decreases in the amount of expected net income, all of which would adversely affect our business, financial condition, and operating results.

A significant portion of our revenue is derived from one large client and any loss of, or decrease in services to, that client could harm our results of operations.

A limited number of industry customers have contributed a significant portion of our revenues in the past and are projected to do so in the future. In particular, FCG has one major customer, QIC, which represents approximately 99% of FCG’s revenue for the three months ended March 31, 2024, and approximately 81% and 93% of FCG’s revenue for the years ended December 31, 2023 and 2022, respectively, and we expect QIC to represent a significant majority of FCG’s revenue for the year ended December 31, 2024. We are likely to continue to experience ongoing customer concentration. It is possible that revenue from QIC may not reach or exceed historical levels in any future period. Each of the agreements that we have entered into with QIC contains the scope of services and completion milestone requirements applicable to each particular entertainment asset or services to which the agreement relates. Because our work for Qiddiya is not subject to a master services agreement, our and QIC’s rights and obligations and our time to complete a specific task may vary from agreement to agreement and the terms and conditions of each agreement is generally tailored to the specific project or services covered by the applicable agreement. In some instances, QIC may have a contractual obligation under separate agreements with unaffiliated third party intellectual owners to obtain approval of our work prior to acceptance of our work whereby we are not in privity of contract with such third party intellectual property owners. As of May 24, 2024, we have 11 active agreements with QIC, each of which may be terminated at will by either FCG, after providing 14 days’ notice to QIC, upon a further notice of 42 days or QIC upon

14 days’ notice to FCG. Further, there are no cross-termination or cross-default provisions in these agreements, as they relate to discrete services or projects that are not dependent on each other. Although we believe that we have a strong relationship with QIC, if QIC moves their business elsewhere it would have an adverse effect on our profitability, particularly the profitability of FCG.

Following the completion of the Strategic Investment, the Company, Falcon’s Opco and FCG LLC are subject to contractual restrictions that may affect our ability to access the public markets and expand our business.

In connection with the Strategic Investment, Falcon’s Opco, FCG LLC and QIC entered into a third amended and restated limited liability company agreement of FCG LLC, as amended on March 18, 2024 (the “FCG A&R LLCA”), which grants certain consent, preemptive and priority rights to QIC with respect to FCG LLC and its subsidiaries, and in some instances, the Company and Falcon’s Opco. The FCG A&R LLCA was amended on March 18, 2024 to provide QIC with additional consent rights over incentive bonuses.

Under the FCG A&R LLCA, for so long as QIC holds at least 25% of the preferred units in FCG LLC it subscribed for in connection with the Strategic Investment:

•        QIC’s consent is required to approve certain of FCG LLC’s and its subsidiaries’ activities, including, but not limited to:

•        the issuance of equity securities;

•        the payment or declaration of dividends;

•        the approval of a project that, individually or in the aggregate, would interfere with the QIC Priority Commitment (as defined below);

•        entering into affiliate transactions;

•        the granting of any exclusive license to material intellectual property or the abandonment or allowing the lapse of any material intellectual property;

•        any amendment to the FCG A&R LLCA;

•        changing in a material way FCG LLC’s or any of its subsidiaries’ business strategy, including entering into a new line of business or discontinuing any material line of business;

•        effecting any investment, acquisition, joint venture, strategic partnership or similar arrangement, in each case, in which such transaction or series of related transactions has an aggregate transaction value in excess of $1.0 million over the course of any calendar year;

•        changing materially the remuneration (including equity awards) of, or terminating (other than for cause), any executive or the head of any organizational division of FCG LLC or its subsidiaries;

•        the purchase or redemption of any units or other equity securities of FCG LLC or its subsidiaries, except for units issued in connection with an employee equity incentive plan or in accordance with the redemption provisions of the FCG A&R LLCA;

•        the sale of any division or other material assets of FCG LLC or its subsidiaries in excess of $1.0 million per transaction or series of related transactions;

•        entering into any merger, consolidation, share exchange, restructuring, recapitalization, reorganization, or other business combination or Change of Control (as defined below) transaction (except a change of control transaction, liquidity event, sale of all or substantially all the assets or similar transaction involving the Company);

•        granting any benefits (other than health and welfare benefits consistent with past practices), payments or equity-based compensation to any employee or other service provider that provides services primarily for the benefit of FCG LLC or its subsidiaries with the exception of the equity awards granted by Falcon’s Opco in the fourth quarter of 2023;

•        the incurrence of any indebtedness for borrowed money in excess of $1.0 million;

•        the approval, amendment or deviation from or alteration of the budget and business plan of FCG LLC, in each case, unless approved by the board of FCG LLC (including the QIC Manager (as defined below));

•        the exercise of termination rights, entering into any amendment or statement of work, or granting of any consent or approval that would reasonably be expected to modify the scope of services provided or price under the Intercompany Services Agreement (as defined below);

•        the commencement of or the agreement to commence an initial public offering provided, however, that this provision does not apply to Falcon’s Opco or prevent Falcon’s Opco or its affiliates (other than FCG LLC and its subsidiaries) from effectuating an initial public offering or a transaction with a special purpose acquisition company;

•        the termination (other than for cause) or material change to the service relationship of any service provider in a manner that is, or could be reasonably expected to, interfere with or adversely affect the QIC Priority Commitment;

•        the creation, or the authorization of the creation, of any class or series of units or other equity of FCG LLC (including by re-authorization, reclassification, alteration or amendment of any existing securities of FCG LLC or otherwise) that are senior or pari passu to the preferred units or that provide any unique governance rights relative to that of the common units, including any security or debt convertible into or exercisable for any equity security of FCG LLC;

•        entering into any agreement under which any of FCG LLC or its subsidiaries agrees not to (x) compete in any material product or service line or territory or (y) assert any material intellectual property rights, including by entering into any covenant not to sue or any co-existence, settlement or similar agreement;

•        (A) the commencement of a voluntary case under any applicable bankruptcy, insolvency or similar law; (B) consenting to the entry of any order for relief in an involuntary case under any such law; (C) consenting to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of any substantial part of its property or assets of FCG LLC; (D) making a general assignment for the benefit of creditors; or (E) winding down, dissolving or liquidating FCG LLC;

•        increasing or decreasing the number of managers on the board of managers of FCG LLC; and

•        the adoption or modification of any tax election or tax or accounting practice or policy that would have a material and disproportionate impact on QIC as compared to the Company;

•        Falcon’s Opco shall not, and shall cause the Company not to, without QIC’s consent, issue any equity securities (or securities or debt convertible into or exercisable for equity securities) of Falcon’s Opco or the Company to any Restricted Person (as defined below) other than in a bona fide, broadly distributed underwritten offering, “at-the-market offering” or a “block trade”; establish or amend any equity incentive plan of Falcon’s Opco or the Company under which the service providers that provide services primarily for the benefit of FCG LLC and its subsidiaries participate; grant equity or equity based compensation with a vesting period of less than three years to any C-Suite level executive of Falcon’s Opco or the Company that provides services to FCG LLC or its subsidiaries; exercise termination rights, enter into any amendment or statement of work, or grant any consent or approval that would reasonably be expected to modify the scope of services provided or price under the Intercompany Services Agreement; or terminate (other than for cause) or make any material change to the service relationship of any service provider in a manner that is, or could be reasonably expected to, interfere with or adversely affect the QIC Priority Commitment. A “Restricted Person” is a person that (1)(x) is not a permitted transferee of QIC or the Company (i.e., an affiliate) and (y) directly or indirectly engages in a business that is competitive with any business of FCG LLC or its subsidiaries, (2) derives at least 10% of its revenue from, or is primarily identified with, (i) the manufacture, distribution or sale of tobacco, pork products or alcohol fit for human consumption and/or (ii) Algeria, Bahrain, Egypt, Iran, Iraq, Israel, Jordan, Kuwait, Lebanon, Libya, Morocco, Oman, Palestine, Qatar, Saudi Arabia, Sudan, Syria, Tunisia, Turkey, United Arab Emirates and

Yemen, or (3) derives any of its revenue from, or is primarily identified with, the operation of gambling establishments (not including any person providing software and/or data services to any person engaged in the operation of gambling establishments), the manufacturing of gambling machines, the manufacturing, distribution or sale of weapons or armaments or the production or distribution of pornography; and

•        each of Falcon’s Opco and FCG LLC shall, and shall cause their respective affiliates to prioritize any projects, products and purchase orders submitted by QIC to FCG LLC and its subsidiaries relative to (and ahead of) any commitments of the Company, FCG LLC or their affiliates to other persons (including affiliates of FCG LLC and the Company), including with respect to the allocation (i) by FCG LLC and its subsidiaries of supplies, labor, management and overall design and manufacturing capacity to QIC versus other persons and (ii) to FCG LLC and its subsidiaries of sufficient supplies, labor, management and other resources (the “QIC Priority Commitment”).

QIC, as the holder of the preferred units, has priority with respect to any distributions by FCG LLC, to the extent there is cash available. Under the FCG A&R LLCA, such distributions are payable (i) first, to the holders of preferred units until the holders’ Preferred Return (as defined below) is reduced to zero, (ii) second, to the holders of preferred units until the Investment Amount (as defined below) is reduced to zero, (iii) third, to the holders of common units until each holder, with respect to each common unit owned by each such holder, has received an amount equal to the amount paid to the holders of preferred units, with respect to each preferred unit owned by each such holder, and (iv) fourth, to the holders of preferred units and common units on a pro-rata basis. Furthermore, without the prior written consent of QIC, until after the five-year anniversary of the Strategic Investment, (i) FCG LLC may not make any distributions (except for tax distributions) to any member and (ii) FCG LLC will reinvest all of its available cash to support the growth and capacity of FCG LLC and its subsidiaries for any projects, products and purchase orders submitted by QIC to FCG LLC and its subsidiaries. “Preferred Return” means an amount necessary to result in a rate of return of 9% per annum, compounding annually on the outstanding preferred units’ Investment Amount and accruing from the date of the agreement, as adjusted from time to time to take into account any distribution, return of capital or other payments; and “Investment Amount” means the initial investment amount of $30,000,000, as reduced from time to time to take into account any distributions, redemptions, return of capital or other permitted payments (other than distributions pursuant to the Preferred Return). These limitations in the use of available cash restrict FCG LLC’s ability to distribute cash to Falcon’s Opco and, in turn, Falcon Opco’s ability to distribute cash to the Company, which could have an adverse impact on the Company’s ability to pay dividends to its shareholders.

The FCG A&R LLCA also provides for preemptive rights for the benefit of Falcon’s Opco and QIC with respect to any issuance of any unit or other equity interest of, and options, warrants, or other convertible securities exercisable for or convertible into units of, FCG LLC or its subsidiaries, subject to customary exceptions, including, among others, issuances of such securities (1) pursuant to an equity incentive plan, reorganization, recapitalization or similar transaction, or an acquisition approved by the board of managers of FCG LLC, or (2) in connection with any equity split, reverse equity split, dividend or distribution or equivalent action by FCG LLC, or upon the exercise or conversion or exchange of options, warrants or other convertible or exchangeable securities, (together, the “excluded securities”). In addition, QIC also has the right to purchase its pro-rata share of any equity securities issued by Falcon’s Opco, the Company or any other FCG LLC parent entity, other than securities issued (1) pursuant to an equity incentive plan, reorganization, recapitalization or similar transaction, or an acquisition approved by the Board, (2) in connection with any equity split, reverse equity split, dividend or distribution or equivalent action by Falcon’s Opco, the Company or any other FCG LLC parent entity, or upon the exercise or conversion or exchange of options, warrants or other convertible or exchangeable securities of FCG LLC, (3) pursuant to broadly distributed underwritten public offerings, “at the market” offering or a “block trade”, (4) to banks, equipment lessors, financial institutions, or real property lessors pursuant to a debt financing, equipment leasing or real property leasing agreement approved by the board of managers, or to suppliers or third party service providers in connection with the provision of goods or services, or to strategic partners pursuant to transactions approved by the Board, (5) pursuant to a business combination transaction with a special purpose acquisition company, and (6) securities of Falcon’s Opco issued by Falcon’s Opco to the Company (together, the “FCG parent entity excluded securities”). These preemptive rights may limit our ability to raise money through a PIPE or other private transaction.

QIC may have interests that conflict with our interests and may exercise the consent and QIC Priority Commitment rights described above in ways that could materially restrict the current and future operations of our FCG division or delay, defer or prevent the expansion of our FBD and FBB divisions. Further, the QIC Priority Commitment may mean that we may not be able to pursue other projects and business because of FCG LLC’s and the Company’s requirement to prioritize QIC work. Additionally, QIC’s distribution, consent and preemptive rights may limit our ability to access cash to develop our business and to raise capital privately or in the public markets, which may make it more difficult for us to execute our business strategy, invest in the growth of our FBD and FBB divisions and compete with companies that are not subject to such restrictions.

QIC has board designation rights in certain circumstances, which could limit public shareholders’ ability to influence the election of Falcon’s Board and Falcon’s governance.

In connection with the Strategic Investment, the FCG A&R LLCA provides QIC with board designation rights at the Falcon’s Board level in certain limited circumstances. For so long as QIC owns at least 25% of the preferred units it owned as of the effective date of the FCG A&R LLCA, if Scott Demerau, Cecil D. Magpuri and Infinite Acquisitions, collectively, cease to hold of record or beneficially at least 35% of the equity securities or voting power of Falcon’s, calculated on a fully diluted basis (a “Pubco Board Right Trigger Event”), then, no later than 30 days after such occurrence, Falcon’s Opco is required to take all action necessary under the governing documents of Falcon’s and applicable law to provide QIC the right to nominate two directors to the board of directors of Falcon’s (the “Pubco Board Right”). In the event that the Pubco Board Right is not permissible under applicable law or the rules of the principal national securities exchange on which Falcon’s is listed, Falcon’s Opco is required to use reasonable best efforts to obtain all necessary approvals and satisfy other requirements under such laws and rules to provide the Pubco Board Right and, if despite using such reasonable best efforts, such laws or rules prohibit the provision of the Pubco Board Right, then Falcon’s Opco must reasonably cooperate with QIC to provide QIC with alternative rights that comply with such law and rules and that are as comparable to the Pubco Board Right as may be reasonably practicable. Following a Pubco Board Right Trigger Event, at QIC’s request, Falcon’s Opco will cause Falcon’s to enter into a stockholders or similar agreement with QIC on customary terms memorializing QIC’s nomination right.

As a result of the Pubco Board Right, if it is permissible under applicable law or stock exchange rules, QIC would have the right to nominate two out of the seven members of Falcon’s Board. Such right, together with the QIC Priority Commitment and QIC’s consent rights described in the preceding risk factor, would have the effect of strengthening QIC’s control over our business.

Our development of new sources of revenue depends on development activities that expose us to project cost and completion risks.

Our development of new sources of revenue relies on FCG’s customers, on FBD’s asset efficient model, and on FBB’s deployment and monetization of our intellectual property and intellectual property we license from third parties. This presents a number of risks, including:

•        weakness in the capital markets limiting FCG’s customers’ abilities to raise capital for completion of projects or for development of future properties;

•        weakness in the commercial banking market, limiting our ability to raise debt finance for each project as planned;

•        in FBD, construction delays, zoning and other local, state or federal governmental approvals, cost overruns, lender financial defaults, or natural or man-made disasters, such as earthquakes, tsunamis, wildfires, hurricanes, floods, fires, volcanic eruptions and oil spills, increasing overall project costs, affecting timing of project completion or resulting in project cancellations;

•        any liability or alleged liability or resultant delays associated with latent defects in design or construction of projects we have developed for our businesses or that FCG or FBD may construct in the future adversely affecting our business, financial condition and reputation; and

•        the delay or failure by third-party contractors to perform for any reason, exposing us to operational, reputational and financial harm.

FCG and its clients also source supplies and materials from third parties that are exposed to such risks, and the occurrence of any of these risks with respect to those third parties could have a material adverse effect on FCG’s and its client’s access to the supplies and materials sourced from these third parties. In addition, the conflict that began between Russia and Ukraine in late February 2022 and, more recently, the Israel-Hamas war, may significantly amplify already existing disruptions to FCG clients’ and FBD’s supply-chains and logistics.

We are subject to numerous other risks associated with acquisitions, business combinations, or joint ventures.

As part of our growth strategy, we regularly engage in discussions with respect to possible acquisitions, sale of assets, business combinations, and joint ventures intended to complement or expand our business, some of which may be significant transactions for us. Regardless of whether we consummate any such transaction, the negotiation of a potential transaction could require us to incur significant costs, including as a result of professional fees and due diligence efforts, and cause diversion of management’s time and resources. In addition, we may be unable to identify suitable acquisition or strategic investment opportunities, or may be unable to obtain any required financing or regulatory approvals, and therefore may be unable to complete such acquisitions or strategic investments on favorable terms, if at all. We may decide to pursue acquisitions with which our investors may not agree and we cannot assure investors that any acquisition or investment will be successful or otherwise provide a favorable return on investment. In addition, acquisitions and the integration thereof require significant time and resources and place significant demands on our management, as well as on our operational and financial infrastructure. If we fail to successfully close transactions or integrate new teams, or integrate the products and technologies associated with these acquisitions into our company, our business could be seriously harmed. In addition, acquisitions may expose us to operational challenges and risks, including:

•        the ability to profitably manage acquired businesses or successfully integrate the acquired businesses’ operations, personnel, financial reporting, accounting and internal controls, technologies and products into the Company’s business;

•        increased indebtedness and the expense of integrating acquired businesses, including significant administrative, operational, economic, geographic or cultural challenges in managing and integrating the expanded or combined operations;

•        entry into jurisdictions or acquisition of products or technologies with which we have limited or no prior experience, and the potential of increased competition with new or existing competitors as a result of such acquisitions;

•        diversion of management’s attention and the over-extension of our operating infrastructure and our management systems, information technology systems, and internal controls and procedures, which may be inadequate to support growth;

•        the ability to fund our capital needs and any cash flow shortages that may occur if anticipated revenue is not realized or is delayed, whether by general economic or market conditions, or unforeseen internal difficulties; and

•        the ability to retain or hire qualified personnel required for expanded operations.

Our acquisition strategy may not succeed if we are unable to remain attractive to target companies or expeditiously close transactions. Issuing securities to fund an acquisition would cause economic dilution to existing shareholders. If we develop a reputation for being a difficult acquirer or target companies view our shares unfavorably, we may be unable to consummate key acquisition transactions essential to our corporate strategy and our business may be seriously harmed.

In addition, integrating any business that we acquire may be distracting to our management and disruptive to our business and may result in significant costs to us. We could face several challenges in the consolidation and integration of information technology, accounting systems, personnel and operations. Any such transaction could also result in impairment of goodwill and other intangibles, development write-offs and other related expenses. Any of the foregoing could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects.

The significance of our operations and partnerships outside of the United States makes us susceptible to the risks of doing business internationally, which could lower our revenues, increase our costs, reduce our profits, disrupt our business, or damage our reputation.

Our FCG division is frequently contracted by international customers to provide its master planning and design services in locations outside the United States. For example, we have contracted to provide full service master planning for five theme park projects, as well as the potential additional expansion work, for third-party clients in the Kingdom of Saudi Arabia. Further, all of the operations of our joint venture businesses are conducted outside of the United States and its territories, currently in the European Union (the “EU”) and China. For instance, we are a 50% shareholder in Karnival, which is developing LBE experiences in China, the first of which is in Hong Kong, and we are a 50% shareholder in PDP, which owns and operates the Sol Katmandu Park & Resort in Mallorca, Spain, and the Sol Tenerife hotel in Tenerife, Spain. These joint ventures and other international operations expose us to certain challenges and risks, many of which are outside of our control, and which could materially reduce our revenues or profits, materially increase our costs, result in significant liabilities or sanctions, significantly disrupt our businesses, or significantly damage our reputation. These challenges and risks include: (1) compliance with complex and changing laws, regulations, and government policies, including sanctions (such as those recently imposed in connection with the conflict between Russia and Ukraine), that could have a material negative impact on our operations or our ability to pursue creative and development opportunities, cause reputational damage, or otherwise affect us; (2) the difficulties involved in jointly managing an organization doing business in different countries; (3) uncertainties regarding the interpretation of local laws and the enforceability of contract and intellectual property rights under local laws; (4) rapid changes in government policy, political or civil unrest, acts of terrorism, war, pandemics or other health emergencies, border control measures or other travel restrictions, or the threat of international boycotts or U.S. anti-boycott legislation; and (5) monitoring fluctuations in foreign currency exchange rates.

We are exposed to risks related to operating in the Kingdom of Saudi Arabia.

A significant portion of FCG’s planned theme park projects are concentrated in the Kingdom of Saudi Arabia. FCG is supporting the creative development of multiple entertainment experiences within Qiddiya City, a planned tourism destination in Saudi Arabia, including master planning a water theme park, supporting the development for a gaming and esports district, and acting as the master planner, attraction designer and creative guardian of the first-ever Dragon Ball theme park. We have collaborated with QIC over the past six years and we expect this collaboration to continue.

Risks inherent in operating in the Kingdom of Saudi Arabia include:

•        complying with, and managing changes to, and developments in, Saudi Arabian laws and regulations, including price regulations and data privacy, changes in environmental regulations, forced divestment of assets, expropriation of property, cancellation or forced renegotiation of contract rights;

•        protecting and defending intellectual property rights, as proceedings to enforce patent rights could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us, see “— Risks Related to our Intellectual Property — Theft of our intellectual property, including unauthorized exhibition of our content, may decrease our licensing, franchising and programming revenue which may adversely affect our business and profitability”;

•        complying with the Saudi Arabian tax regime, including the possible imposition of new or increased withholding or other taxes or royalties on FCG’s earnings;

•        the imposition of new, or changes to existing, transfer pricing regulations or the imposition of new restrictions on foreign trade or investment;

•        complying with applicable anti-bribery, anti-corruption, economic sanctions, export control, anti-terrorism and anti-money laundering laws, see “— Risks Related to Regulatory, Tax, Legal and Compliance Matters — We could be exposed to liabilities under the FCPA and other anti-corruption laws and regulations, including non-U.S. laws, which could have a material adverse impact on us”;

•        adverse changes in economic and trade sanctions, export controls and national security measures resulting in business disruptions, including delays or denials of import or export licenses or blocked or rejected financial transactions;

•        regional conflicts and escalating geopolitical tensions in the Middle East, including with Iran and armed groups supported by the Iranian government, and the potential future involvement of the Kingdom of Saudi Arabia in such conflicts;

•        geopolitical instability and uncertainty in the Kingdom of Saudi Arabia, resulting from government or military regime change, civil unrest or terrorism, including the failure to negotiate a cease fire and withdrawal from Yemen;

•        changes in the Kingdom of Saudi Arabia’s policy of pegging the Saudi Riyal (“SAR”) to the U.S. dollar;

•        difficulties in managing and staffing international operations; and

•        conducting business through a number of subsidiaries, joint operations and joint ventures and challenges implementing the Company’s policies and procedures in such entities.

Operating in the Kingdom of Saudi Arabia requires significant management attention and resources. The occurrence of any of these risks may be burdensome and could have a material adverse effect on our business, financial position, results of operations and reputation.

Damage to our reputation or brands may negatively impact our company.

Our reputation and brands are integral to the success of our businesses. Because our brands engage consumers across our businesses, damage to our reputation or brands in one business may have an impact on our other businesses. Because some of our brands are recognized internationally, brand damage may not be locally contained. In addition, our hotels in Tenerife and Mallorca are co-branded with Meliá hotels.

Maintenance of the reputation of our Company and brands depends on many factors, including the quality of our offerings, maintenance of trust with our customers and our ability to successfully innovate. Significant negative claims or publicity regarding the Company or its operations, products, management, employees, practices, business partners, business decisions, social responsibility and culture may damage our brands or reputation, even if such claims are untrue. Damage to our reputation or brands could impact our sales, business opportunities, profitability, and ability to recruit high quality employees.

There is a risk of accidents occurring at our FBD resorts and parks or competing parks which may reduce attendance and negatively impact our operations.

Our brand and reputation are among our most important assets. Our ability to attract and retain customers for our FBD business depends, in part, upon how the public perceives our business, the quality and safety of our theme park, rides and attractions, and our corporate and management integrity. While we carefully maintain the safety of our FBD rides and resorts, there are inherent risks involved with these attractions and facilities. An accident or an injury (including water- or air-borne illnesses) at our FBD theme park or at parks operated by competitors, particularly an accident or injury involving the safety of guests and employees, that receives media attention, could negatively impact our brand or reputation, cause loss of consumer confidence in the Company, reduce attendance at our theme park, and negatively impact our results of operations. An accident or injury at any of our FBD resorts (including falls in or around the resorts’ facilities or sickness from food or beverages consumed at the resorts) or at resorts owned by our competitors could similarly adversely impact our brand and reputation, in turn adversely impact our results of operations. The considerable expansion in the use of social media over recent years has compounded the impact of negative publicity. If any such incident occurs during a time of high seasonal demand, the effect could impact our results of operations for the year disproportionately.

Our indebtedness and liabilities could limit the cash flow available for our operations, which may adversely affect our financial condition and future financial results. The principal, premium, if any, and interest payment obligations of such debt may restrict our future operations and impair our ability to invest in our businesses.

Our current indebtedness, and our future levels of indebtedness, may adversely affect our financial condition and financial results. For instance, higher levels of indebtedness could:

•        make it more difficult for us to satisfy our financial obligations;

•        require us to dedicate a substantial portion of any cash flow from operations to service our indebtedness, which would reduce funds available for other business purposes, including capital expenditures and acquisitions;

•        increase our vulnerability to adverse changes in general business, industry and economic conditions and to competitive pressures;

•        limit our flexibility in planning for, or reacting to, changes in our business, competitive conditions or our industries;

•        impair our ability to make investments or acquisitions, dispose of assets, pay cash dividends or redeem or repurchase shares; and/or

•        limit our ability to refinance existing debt or to obtain additional financing required to fund working capital and other business needs, including capital requirements and acquisitions.

Our ability to service any future financial obligations will depend on our ability to generate significant cash flow from operations, which is partially subject to general economic, financial, competitive, legislative, regulatory and other factors beyond our control, and we cannot assure you that our business will generate cash flow from operations, or that we will be able to complete any necessary financings or refinancings, in amounts sufficient to enable us to fund our operations, engage in acquisitions, capital improvements or other development activities, pay our debts and other obligations and fund our other liquidity needs. If we incur significant additional indebtedness and we are not able to generate sufficient cash flow from operations, we may need to refinance or restructure our debt, sell assets, reduce or delay capital investments, or seek to raise additional capital. Additional debt or equity financing may not be available in sufficient amounts, at times or on terms acceptable to us, or at all, and any additional debt financing we do obtain may significantly increase our leverage on unfavorable terms. If we are unable to implement one or more of these alternatives, we may not be able to service such future debt or other obligations, which could result in us being in default thereon, in which case our lenders could cease making loans to us, lenders or other holders of our debt could accelerate and declare due all outstanding obligations under the respective agreements and secured lenders could foreclose on their collateral, any of which could have a material adverse effect on us.

The growth of our business depends upon our ability to source projects with new and existing customers and take such projects to completion.

Our FCG business depends in large part on our ability to secure the projects contemplated by the service agreements with our existing customers. Our services agreements typically require us to submit bids and proposals for all scopes of work that are contemplated under such service agreement. Winning a bid on a certain portion of a project does not guarantee that we will be awarded all scopes of work contemplated by the service agreement. Bids, contract proposals and negotiations are complex and frequently involve lengthy discussions and challenging selection processes, all of which are affected by a number of factors. These factors include market conditions, us being successful in demonstrating to our customers that our services work for them, satisfying technical and economic requirements and securing financing arrangements. In addition, our projects are frequently awarded only after competitive bidding processes, which are often protracted. In the event that we are unable to secure contracts covering a substantial majority of the contemplated scope of work in our existing service agreements, our business, results of operations and financial condition could be materially impacted.

We may expand into new lines of business in our FBB division and may face risks associated with such expansion.

Our future growth will, in part, depend on our ability to expand FBB into new business lines as we seek to utilize our proprietary and third party brands in consumer markets, such as film and video, music, licensing and merchandising and gaming, in which we have no or limited direct prior experience. The new business lines that we pursue for FBB may not perform as well as expected, may not achieve profitability, may incur significant or unexpected time and expense, and may expose us to additional liability, which may result in financial or reputational harm to our or third party brands. Such expansion activities may involve some or all of the following risks: the risk of entering business lines or products in domestic or foreign markets, in which we have little or no experience; the difficulty of competing for growth opportunities with companies having materially greater financial resources than us; the inability to realize anticipated synergies or other expected benefits; the difficulty of integrating new or acquired operations and personnel into our existing operations, while maintaining our culture; the potential disruption of ongoing operations; and the diversion of financial resources or management attention to new operations or lines of business. The expansion into new lines of business might be required for us to remain competitive, but we may not be able to complete any such expansions on favorable terms or obtain financing, if necessary. Future expansions may not improve our competitive position and business prospects as anticipated, and if they do not, our business, results of operations and financial condition could be materially impacted.

The Earnout Shares are accounted for as liabilities and the changes in value of these shares could have a material effect on our financial results.

At the closing of the Business Combination, pursuant to the Merger Agreement, certain holders were entitled to receive contingent earnout shares (“Earnout Shares”) in the form of Class A Common Stock and Class B Common Stock of the Company, respectively. The Earnout Shares were deposited into escrow at the closing of the Business Combination and are to be earned, released and delivered upon satisfaction of, or forfeited and canceled up on the failure of, certain milestones We account for the potential Earnout Shares as liabilities in accordance with the guidance in ASC Topic 480, Distinguishing Liabilities from Equity, and ASC Topic 815-40, Derivatives and Hedging — Contracts on an Entity’s Own Equity, which provide for the remeasurement of the fair value of such shares at each balance sheet date and changes in fair value are recognized in our consolidated statements of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may materially fluctuate quarterly, based on factors which are outside of our control. Due to the recurring fair value measurement, we expect to recognize non-cash gains or losses each reporting period and the amount of such gains or losses could be material and variable.

Our Warrants are accounted for as liabilities and the changes in value of our Warrants could have a material effect on our financial results and/or the market price of our common stock.

We classify our Warrants, which were assumed in connection with the Business Combination, as derivative liabilities measured at fair value, with changes in fair value each period reported in earnings. ASC 815, Derivatives and Hedging, provides for the remeasurement of the fair value of such derivatives at each balance sheet date, with a resulting non-cash gain or loss related to the change in the fair value being recognized in earnings in the statement of operations. As a result of the recurring fair value measurement, our financial statements and results of operations may fluctuate quarterly, based on factors, which are outside of our control. Due to the recurring fair value measurement, we expect that we will recognize non-cash gains or losses on our Warrants each reporting period and that the amount of such gains or losses could be material. The impact of changes in fair value on earning may have a material adverse effect on the market price of our securities.

Risks Related to our Joint Ventures

The failure to satisfy the requirements imposed by our joint venture partners and disagreements with our joint venture partners could have a material adverse effect on us.

Under the terms of our joint venture agreements with Meliá and Raging Power, and any joint venture agreements we may enter with future joint venture partners, we may be required to contribute certain funds and assets to our joint venture entities, obtain or provide certain permits, licenses or other authorizations, provide certain fiscal indemnification to our joint venture entities and meet various other terms and conditions. If we fail to comply with the terms and conditions of the applicable joint venture agreement, we may incur liabilities to our joint venture partners under the applicable joint venture agreement. In that situation, the damages we would be subject to would be quantified either by the applicable courts or, in the case that we are required to transfer our shares in the joint ventures to the non-breaching counterparties, by third party valuation firms. If one or more of these joint venture agreements is terminated, the underlying value and performance of our FBD resorts, experiential entertainment attractions, or other assets could decline significantly. In addition, our joint venture partners, as well as any future partners, may have interests that are different from our interests that may result in conflicting views as to the conduct of the business or future direction of the joint venture. In the event that we have a disagreement with a joint venture partner with respect to a particular issue to come before the joint venture, or as to the management or conduct of the business of the joint venture, we may not be able to resolve such disagreement in our favor. Any such disagreement could have a material adverse effect on our interest in the joint venture, the business of the joint venture or our relationship with such joint venture partner.

We have entered and expect to continue to enter into joint venture, strategic collaborations, teaming and other business arrangements, and these activities involve risks and uncertainties. A failure of any such relationship could have a material adverse effect on our business and results of operations.

We have entered into, and expect to continue to enter into, significant joint venture, strategic collaboration, teaming and other arrangements, including our FBD joint ventures with Meliá and Raging Power and our FBB collaborations with certain brands featured on PBS Kids, Hershey, and our letter of intent for an expected collaboration with Tanseisha. These activities involve risks and uncertainties, including the risk of a joint venture partner or other party to a business arrangement failing to satisfy its obligations, which may result in certain liabilities to us for any related commitments, the uncertainty created by challenges in achieving strategic objectives and expected benefits of the business arrangement, the risk of conflicts arising between us and the other parties to our business collaborations and the difficulty of managing and resolving such conflicts, and the difficulty of managing or otherwise monitoring such business arrangements. In addition, in these joint ventures, strategic collaborations and alliances, we may have certain overlapping control with our joint venture or brand partners over the operation of the assets, businesses or brands. As a result, such joint ventures, strategic collaborations and alliances may involve risks such as the possibility that a counterparty in a business arrangement might become bankrupt, be unable to meet its contractual obligations, have economic or business interests or goals that are inconsistent with our business interests or goals, or take actions that are contrary to our instructions or to applicable laws and regulations. In addition, we may be unable to take action without the approval of our business partners, or our partners could take binding actions without our consent. Consequently, actions by a partner or other third party could expose us to claims for damages, financial penalties, and reputational harm, any of which could have an adverse effect on our business, financial condition, and results of operations.

Further, we cannot control the actions of Meliá, Raging Power, or our other future joint venture partners, including any non-performance or default under our joint venture agreements. If Meliá or Raging Power or our other future joint venture partners were to fail to timely remit revenues to us from our various joint venture businesses, or if we dispute the amount of revenue remitted, such event could materially adversely affect our results of operations.

Our FBD joint ventures with Meliá leverage Meliá’s operational expertise, management services, infrastructure, local knowledge and corporate priorities. As such, any damage to Meliá’s financial condition or change in its corporate priorities could negatively impact the Company. Our participation in the joint ventures with Meliá also exposes us to liability and reputational harm resulting from improper actions of Meliá.

The success of projects held under joint ventures that are not operated by the Company is substantially dependent on the joint venture partner, over which we have limited or no control. Our FBD Mallorca and Tenerife hotels and theme park are joint ventures with Meliá. Control of the existing joint venture entities that own and operate these properties is split equally between us and Meliá. Although our current FBD joint venture agreements provide certain voting rights and provisions for the resolution of deadlocks, Meliá is primarily responsible for the management of the hotels held by our joint venture entities and controls most ordinary course business and operational decisions, including, among other things, with respect to sales and marketing of the hotels and determining annual and long-term objectives for occupancy, rates, revenues, clientele structure, sales terms and methods. Consequently, we are highly dependent on the operational expertise of Meliá, and likely will be similarly dependent on our future joint venture partners, as well as their corporate priorities. Further, while control and ownership of our existing joint ventures with Meliá is split equally between the Company and Meliá, our control or ownership of future joint ventures with other partners may be in a different proportion. Therefore, our results are subject to the additional risks associated with the financial condition and corporate priorities of our joint venture partners, which could have a material adverse effect on our financial position or results of operations.

Our partnership or joint venture investments could be adversely affected by our lack of sole decision-making authority.

For our FBD division, we have co-invested with third parties and may in the future co-invest with other third parties through partnerships, joint ventures or other entities, acquiring non-controlling interests in, or sharing responsibility for managing the affairs of, a property, partnership, joint venture or other entity. We participate in such joint ventures to further expand our opportunities, share risks and gain access to new markets. Due to the nature of joint venture arrangements, we do not unilaterally control the operating, strategic and financial policies of these business ventures. Decisions are often made on a collective basis, including the purchase and sale of assets, contract negotiation with counterparties and management of cash, including cash distributions to partners. In addition, joint ventures can often require unanimous approval of the parties to the joint venture or their representatives for certain fundamental decisions, which could lead to deadlock in the operations or strategies with respect to the joint venture or partnership. Decisions made by the managers or the governing bodies of these entities may not always be the decisions that are most beneficial to us as one of the equity holders of the entity, may be contrary to our objectives, or may limit our ability to transfer our interest.

Under certain of our FBD joint venture arrangements, pursuant to which neither venture partner has the power to control the venture, an impasse could be reached, which might have a negative influence on the joint venture and decrease potential returns to our stockholders. For example, certain actions by the joint venture entity may require unanimous approval by us and our joint venture partner. An impasse between us and our joint venture partner could result in a “deadlock event.” In such event, if not resolved, we and our respective partners or co-venturers may each have the right to trigger a buy-sell right or forced sale arrangement, which could cause us to sell our interest, or acquire our partners’ or co-venturers’ interest, or to sell the underlying asset, either on unfavorable terms or at a time when we otherwise would not have initiated such a transaction. In addition, a sale or transfer by us to a third party of our interests in the partnership or joint venture may be subject to consent rights or rights of first refusal in favor of our partners or co-venturers, which would in each case restrict our ability to dispose of our interest in the partnership or joint venture.

Investments in joint ventures involve these and other risks that would not be present were a third party not involved, including the possibility that the co-venture partners might become bankrupt or fail to fund their share of required capital or asset contributions. In addition, partners or co-venturers may have economic or other business interests or goals that are inconsistent with our business interests or goals and may be in a position to take action or withhold consent contrary to our policies or objectives. In some instances, partners or co-venturers may have competing interests in our FBD markets that could create conflict of interest issues. For example, Meliá may own hotels that compete with our joint venture hotel for tourists. Disputes between us and partners or co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers from focusing their time and effort on our business. Consequently, actions by or disputes with partners or co-venturers might result in subjecting assets owned by the partnership or joint venture, and to the extent of any guarantee our assets, to additional risk. In addition, we may, in certain circumstances, be liable for the actions of our third-party partners or co-venturers.

Our FBD joint venture entities may also be subject to debt and the refinancing of such debt, and we may be required to provide certain guarantees or be responsible for the full amount of the debt, beyond the amount of our equity investment, in certain circumstances in the event of a default. Our joint venture partners may take actions that are inconsistent with the interests of the joint venture or in violation of the financing arrangements and trigger our guaranty, which may expose us to substantial financial obligations and commitments that are beyond our ability to fund.

Any or all of the factors described above could adversely affect the value of our investment, our ability to exit, sell or dispose of our investment at times that are beneficial to us, or our financial commitment to maintaining our interest in the joint ventures. Further, any failure of our joint venture partners to meet their obligations to us, the joint venture entity or to third parties, or any disputes with respect to the parties’ respective rights and obligations, could have a material adverse effect on the joint ventures or their properties and, in turn, could have a material adverse effect on our business, financial position, results of operations, cash flows and prospects.

The operating season at some of our hotels and our theme park is of limited duration, which can magnify the impact of adverse conditions or events occurring within that operating season.

Our operations in the hospitality industry, such as our FBD hotels, theme park, and other attractions, and joint venture properties are normally subject to seasonal variations and generally operate during limited periods and/or have fluctuations in anticipated market tourism and spending based on the time of year. As a result, revenues in our FBD division fluctuate with changes in hotel and theme park attendance and occupancy resulting from the seasonal nature of vacation travel and leisure activities and seasonal consumer purchasing behavior, which generally results in increased revenues during the Company’s second and third quarters. For example, our Katmandu Park in Mallorca, Spain has limited open hours from March to mid-June and mid-September to November, extended open hours from mid-June to mid-September, and is closed from November to March. Likewise, the Sol Katmandu Resort operates on a seasonal basis, from April through October each year. As a result, nearly all of our revenues from the Mallorca operations are generated during a 230- to 245-day operating season. Consequently, when adverse conditions or events occur during the operating season, particularly during the peak vacation months of July and August or the important fall season, there is only a limited period of time during which the impact of those conditions or events can be mitigated. Accordingly, the timing of such conditions or events may have a disproportionate adverse effect upon our revenues.

For example, new hotel and resort room supply is an important factor that can affect FBD’s performance, and over-building in the markets where we are located has the potential to decrease demand for our offerings. Because our operating season is short, a decline in lodging demand, or increase in lodging supply, could result in returns for our FBD division that are substantially below expectations, or result in losses, which could have a material adverse effect on us, including our business, financial condition, liquidity, results of operations and prospects. Further, the costs of running a resort tend to be more fixed than variable. As a result, in an environment of declining revenue, the rate of decline in earnings is likely to be higher than the rate of decline in revenue.

In certain jurisdictions into which we are currently contemplating expanding, we will rely on strategic relationships with local partners in order to be able to offer and market our products and services. If we cannot establish and maintain these relationships, our business, financial condition and results of operations could be adversely affected.

In certain jurisdictions into which we are currently contemplating expanding to offer our FBD products and services, we plan to leverage the strengths of strategic partnerships with local partners. This may require us to enter into collaboration, joint venture or license agreements with local partners with respect to certain of our products and services. Such arrangements may require us to restrict our use of certain of our products and services or grant licenses on terms that ultimately may prove to be unfavorable to us. We cannot provide assurance that these arrangements will be successful or that our relationships with our partners will continue to be mutually beneficial. Moreover, our ability to expand in other jurisdictions may be limited by local law. If we cannot establish or maintain our relationships with these local entities, our relationships could terminate and we would not be allowed to operate in those jurisdictions until we enter into new ones. As a result, our business, financial condition and results of operations could be adversely affected.

Operational Risks and Risks Related to Our Industries

Increased competitive pressures may reduce our revenues or increase our costs.

We face substantial competition in each of our operating divisions from alternative providers of the technologies, attractions, entertainment experiences and services we offer and from other forms of entertainment, lodging, tourism and recreational activities. This includes, among other types, competition for human resources, content and other resources we require in operating our businesses. For example:

•        FBB competes in the digital entertainment content, consumer merchandising markets and theme park ride and technology sales. All feature a wide range of competitors. In the consumer merchandising and entertainment content sectors, market leaders include The Walt Disney Company, Warner Bros. Discovery, Paramount and Moonbug. Within the attractions systems and technologies markets, FBB competes with Triotech, Dynamic Entertainment, Simtec, Simworx, and DOF Robotics.

•        FCG offers an extremely wide range of services to its outside clients and also works on internal development projects. Our broad services offerings include master planning, attractions and experiential entertainment design, and content, interactives and software production. Design studios doing work for outside clients with which we compete include FORREC Ltd., ITEC Entertainment, Jack Rouse Associates (JRA), PGAV Destinations, and Thinkwell Group. Media production studios doing work for outside clients with which we compete include Mack, Pixomundo, Super 78, and Weta Workshop. Design studios working on exclusively internal development include Merlin Magic Making Ltd., Universal Creative, and Walt Disney Imagineering.

•        FBD competes in the leisure and entertainment industry, which includes theme parks, LBEs, and hospitality. Market leaders include Merlin Entertainments, Meow Wolf, Legends, Andretti’s, Dave & Busters, Legoland Resorts, and Disney Resorts.

Competition in each of these areas may increase as a result of technological developments and changes in market structure, including consolidation of suppliers of resources and distribution channels. Increased competition may divert consumers from our creative, design, licensing, entertainment or other products, or to other products or other forms of entertainment, which could reduce our revenue or increase our marketing costs.

Competition for the acquisition of resources can increase the cost of developing our properties, products and services, deprive us of talent necessary to produce high quality creative material or increase the cost of compensation for our employees. Such competition may also reduce, or limit growth in, prices for our products and services, including attraction design and master planning services, theme park and resort admissions, room rates and ticket sales, brand expansion service fees, prices for consumer products from which we derive license revenues, and revenues from our direct-to-consumer or retail offerings.

Misalignment with public and consumer tastes and preferences for entertainment, travel and consumer products, and failure to keep pace with developments in technology, could negatively impact demand for our entertainment offerings and products and adversely affect the profitability of any of our business divisions.

Each of our operating divisions seeks to offer products or services for three potential high growth business opportunities: content, technology, and experiences. Our success depends substantially on consumer tastes and preferences that change in often unpredictable ways. Consumer tastes and preferences impact, among other items, revenues from affiliate fees, licensing fees and royalties, critical and commercial success of our planned animation, movies, and music offerings, theme park admissions, hotel room charges and merchandise, sales of licensed consumer products or sales of our other consumer products and services. The success of our businesses depends on our ability to consistently create marketable content and services, which may be distributed, among other ways, through social media, interactive media, broadcast, cable, internet or cellular technology, print media, theme parks and other entertainment attractions, hotels and resort facilities, travel experiences and consumer products. Such distributions and deployments must meet the changing preferences of the broad consumer market and respond to competition from an expanding array of choices facilitated by technological developments in the delivery of content.

Consumer acceptance of entertainment content is also affected by outside factors, such as critical reviews, promotions, the quality and acceptance of entertainment content released into the marketplace at or near the same time, the availability of alternative forms of entertainment and leisure activities, general economic conditions and public tastes, all of which could change rapidly and most of which are beyond our control. There can be no assurance that the content and customer activations we seek to create in our FBB division will obtain favorable reviews or ratings, be popular with consumers, or perform well in our distribution channels.

In addition, the success of our experiential entertainment offerings in our FBD division depends on demand for public or out-of-home entertainment experiences. The amusement park and experiential entertainment industries demand the use of sophisticated technology and systems for the design, construction and operation of attractions, theme parks, water parks, ticket sales and management, and labor and inventory management. Information technology systems continue to evolve and, in order to remain competitive, we must implement new technologies and systems in a timely and efficient manner. The development and maintenance of these technologies may require significant investment by us and we may not achieve the anticipated benefits from such new developments or upgrades. New technologies also affect the demand for FCG master planning, designs and creation of attractions and experiential entertainment, and content, the manner in which FCG products and services are distributed to consumers, the ways we charge for and receive revenue for all our products and services, and the stability of those revenue streams, the sources and nature of competing content offerings, the time and manner in which consumers acquire and view some of our entertainment products and the options available to advertisers for reaching their desired audiences. The overall effect that technological development and new digital distribution platforms have on the revenue and profits we derive from our entertainment content in our FCG and FBB divisions, and the additional costs associated with changing markets, media platforms and technologies, is unpredictable. If we fail to accurately assess and effectively respond to changes in technology and consumer behavior in the entertainment industry, our business may be harmed.

The success of our businesses depends in large part on acceptance of our offerings and products by consumers outside the United States, and our success therefore depends on our ability to accurately predict and adapt to changing consumer tastes and preferences outside as well as inside the United States. Moreover, we must often invest substantial amounts in digital content, intellectual property creation and experiential entertainment design and creation, and other facilities or customer-facing platforms before we know the extent to which these products will earn consumer acceptance. If our entertainment offerings and products, as well as our methods to make our offerings and products available to consumers, do not achieve sufficient consumer acceptance, our revenues may decline, decline further or fail to grow to the extent we anticipate when making investment decisions and as a result further adversely affect the profitability of one or more of our businesses.

Increased costs of labor and employee health and welfare benefits may impact our results of operations.

Labor is a primary component in the cost of operating our businesses. Increased labor costs, due to competition, inflationary pressures, increased federal, state, local or foreign minimum wage requirements and increased employee benefit costs, including health care costs and social security benefits, could adversely impact our operating expenses.

Because payroll costs are a major component of the operating expenses at our FBD resorts, a shortage of skilled labor could require higher wages that would increase labor costs, which could adversely affect results of operations and cash flows at our FBD properties. All of the Spanish joint venture employees are subject to collective bargaining agreements governed by the Workers’ Statute of Spain. At the beginning of 2023, there was a pre-agreement announced for a 5.0% wage increase in 2023 and 3.3% in 2024 (applying only to the positions that are being remunerated with the collective bargain agreement). Outside of Spain, continued increases to both market wage rates and the statutory minimum wage rates could also materially impact our future seasonal labor rates.

Additionally, staffing shortages in places where our FBD theme park and resort are located also could hinder our ability to grow and expand our businesses and could restrict our ability to operate our resort, theme parks, restaurants and other attractions. As of December 31, 2023, our FBD joint venture entities with Meliá directly and indirectly employed approximately 297 year-round, full-time employees worldwide at both their corporate offices and on-site at their resorts, restaurants and theme parks, and an additional 361 full-time and partial-time employees working all or part of the operating season in our joint venture properties in Spain. If we are unable to attract, retain, train, manage, and engage skilled employees, its ability to manage and staff its resorts could be impaired, which could reduce guest satisfaction.

If we are unable to hire, retain, train and motivate qualified personnel and senior management for our businesses and deploy our personnel and resources to meet customer demand around the world, our business could suffer.

Our success has depended, and continues to depend, on the efforts and talents of our senior management team and key employees, including our FCG content and intellectual property creators, engineers, product managers, sales and marketing personnel and professional services personnel. Our future success will also depend upon our continued ability to identify, hire and retain additional skilled and highly qualified personnel, independent contractors and subcontractors, which will require significant time, expense and attention. Competition for such highly skilled personnel is intense, and we may need to invest significant amounts of cash and equity to attract and retain new employees. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, or if we lose one or more members of our senior management team, our business, operating results and prospects could be adversely affected.

If we are unable to attract and retain skilled employees, our ability to design innovative, immersive, compelling guest experiences and media content would be at risk. Additionally, our reputation in the entertainment destination and intellectual property expansion space could be jeopardized. FCG operates best when all employees physically work together in the same building. We have maintained an in-office strategy post pandemic that has been integral to our success. Since the pandemic, many people in myriad industries have been able to work from home, and some employees and employers even prefer that structure; however remote working is detrimental to a company like ours. Staffing shortages at FCG because of our employees deciding not to return to the office could hinder our ability to properly execute internal projects and external third-party contracted efforts. Inadequate staffing could compromise opening dates, lead to reductions in scope, and create less than ideal situations where we pivot to secondary solutions. We are evaluating several strategies to combat staff shortages post pandemic, such as hiring vendors or consultants that often must be directed remotely, which may impair efficiency and impact the quality of our products and services.

Furthermore, we employ skilled technology personnel that bring creative, design and engineering expertise and experience that cannot be easily replaced. These individuals are critical to our business operations. There can be no assurance that these individuals will remain with us. If we fail to retain key individuals, our operations could be adversely affected.

We are dependent on the continued contributions of our senior management and other key employees, and the loss of any of whom could adversely affect our business, operating results, and financial condition.

Our future performance depends on the continued contributions of our senior management, including our Executive Chairman, Scott Demerau, our co-Founder and Chief Executive Officer, Cecil D. Magpuri, our President, Simon Philips, and other key employees to execute on our business plan, develop new products and enter into new partnerships. In addition, our success, in part, depends on our ability to attract and retain qualified persons to serve on our board of directors and our board committees. The failure to properly manage succession plans or the loss of services of senior management, other key employees or members of our board of directors could significantly delay or prevent the achievement of our strategic objectives. From time to time, there may be changes in our senior management team resulting from the hiring or departure of executives, which could disrupt our business. We do not currently maintain key person life insurance policies on any of our employees. The loss of the services of one or more of our senior management or other key employees for any reason could adversely affect our business, financial condition, and operating results, and require significant amounts of time, training, and resources to recruit suitable replacements and integrate them within our business, and could affect our corporate culture.

Labor disputes may disrupt our operations and adversely affect the profitability of any of our businesses.

A significant number of employees of our FBD joint venture entities are covered by collective bargaining agreements, including employees at our FBD Mallorca and Tenerife resort properties. In addition, the employees of licensees who manufacture and retailers who sell our consumer products, employees of our FCG master planning and design customers, and employees of distributors of our FBB programming content may be covered by labor agreements with their employers. In general, a labor dispute involving our employees or the employees of our licensees, customers, retailers or distributors may disrupt our operations and reduce our revenues. Resolution of disputes or negotiation of rate increases may increase our costs. The severe increase in cost inflation in products and services for domestic consumption such as energy, food and fuel significantly increased living costs for staff during 2022, with the consequence of creating pressure for wage increases to be demanded in the collective bargaining negotiations scheduled for the beginning of 2023. As a result, at the start of 2023, there was a pre-agreement announced for a 5.0% wage increase in 2023 and 3.3% in 2024 (applying only to the positions that are being remunerated with the collective bargain agreement), and wages could be increased further in the future.

A variety of events beyond our control may reduce demand for or consumption of our products and services, impair our ability to provide our products and services or increase the cost or reduce the profitability of providing our products and services.

Demand for and consumption of our products and services, particularly our FBD experiential entertainment and FCG’s attraction master planning and design services, is highly dependent on the general environment for travel, tourism, leisure and entertainment. The environment for travel and tourism, as well as demand for and consumption of leisure and entertainment products, can be significantly adversely affected as a result of a variety of factors beyond our control, including: health concerns (including those related to COVID-19 and potential future pandemics); adverse weather conditions arising from short-term weather patterns or long-term climate change, catastrophic events or natural disasters (such as excessive heat or rain, wildfires, hurricanes, typhoons, floods, tsunamis, earthquakes, volcano eruptions and oil spills); international, political or military developments (including the current war between Russia and Ukraine and the Israel-Hamas conflict); a decline in economic activity; rising inflation; and terrorist attacks. These events and others, such as fluctuations in travel and energy costs or widespread computing or telecommunications failures, may also impede our ability to provide our products and services or impede our ability to obtain insurance coverage with respect to some of these events. For example, we saw a material impact on our businesses and net cash flow in 2020 and 2021 as a result of worldwide restrictions on travel, construction, and public gatherings due to the COVID-19 pandemic. Actual or threatened war, terrorist activity, political unrest, civil strife, and other geopolitical uncertainty could have a similar effect on our financial condition or our growth strategy. Future health concerns or other macroeconomic changes like the ones listed above may impact our business in ways that we cannot predict.

Any one or more of these events may reduce the overall demand for hotel rooms at our joint venture properties or limit the prices we can obtain for them, or reduce attendance at our experiential entertainment offerings, which could adversely affect our profits and financial results. Further, any incident that directly affects a property held by one of our FBD joint ventures, or that directly affects the property or facilities of one of our FCG customers, would have a direct impact on our ability to provide goods and services relating to such properties or customers and could have an extended effect of discouraging consumers from patronizing FBD’s hotels, theme park and attractions or the parks or attractions of our FCG customers. Moreover, the costs of protecting against such incidents, reduces the profitability of our operations.

In addition, we will derive affiliate fees and royalties from licensing our intellectual property and technologies to third parties, and we are therefore dependent upon the successes of those third parties for that portion of our revenue. A wide variety of factors could influence the success of those third parties and if negative factors significantly impacted a sufficient number of those third parties, the profitability of one or more of our businesses could be adversely affected.

Given the coastal locations of our resorts and theme parks, we are particularly vulnerable to natural disasters, such as hurricanes, tsunamis, and earthquakes, some of which may increase in frequency and severity as a result of climate change and adversely affect our business.

Our properties have been and may continue to be adversely impacted by the consequences of climate change, such as increases in the frequency, duration and severity of extreme weather events and changes in precipitation and temperature, which have resulted and may continue to result in physical damage to or a decrease in demand regarding our properties, all of which are located in coastal beach locations that are vulnerable to significant property damage from hurricanes, tropical storms and flooding. Although a majority of such expenses have historically been offset by insurance proceeds, there is no assurance that, given the increasing burdens on insurance companies from extreme weather events, our joint venture entities will be able to continue to obtain adequate insurance against these types of losses, or that their insurers will in the future be in a position to satisfy such claims. In addition, the cost of insurance against these types of events has increased in recent years.

In addition, changes in applicable legislation and regulation on climate change could result in increased capital expenditures, such as a result of changes in building codes or requirements to improve the energy efficiency of the properties.

Our joint venture partner, Meliá, has carried out an analysis of the risks that the effects of climate change could cause to its global operations. The analysis distinguishes whether these risks are driven by regulatory transition changes, physical changes caused by the climate or other aspects related to climate. The analysis identified several short, medium and long-term risks resulting from the direct effects of climate change (physical risks) or from regulations and other expected changes (transition risks):

Physical risks:

•        increases in the severity of extreme climate events;

•        changes in the rainfall patterns and extreme variability in the climate patterns;

•        temperature changes; and

•        rising of the sea levels.

Transition risks:

•        increases in the price of greenhouse gas emissions;

•        regulations surrounding current products or services;

•        increases in emissions reporting obligations;

•        potential lawsuits due to environmental infringements;

•        substitution of current products and services pursuant to low-carbon options;

•        unsuccessful investments in new technologies;

•        transitional costs related to new low-carbon technologies;

•        changes in customer behavior and preferences;

•        uncertainty in market signals;

•        increases in the costs related to raw materials;

•        sector stigmatization; and

•        increased negative feedback of interest groups.

Climate change also presents additional risks beyond our control that could adversely impact demand for hospitality products and services, our operations, and our financial results. For example, most of our properties are located at or around sea level, and are therefore vulnerable to rising sea levels and erosion. Climate change-related impacts may also result in a scarcity of resources, such as water and energy, at some or all of the regions in which our properties are located. Furthermore, increasing awareness around sustainability, the impact of air travel on climate change and the impact of over-tourism may contribute to a reduction in demand from certain guests visiting our resorts.

Failures in, material damage to, or interruptions in our information technology systems, software or websites, and difficulties in updating our systems or software or implementing new systems or software could adversely affect our businesses or operations.

We rely extensively on information technology systems in the operation of each of our business divisions. We utilize both commercial and open source software, tools, and other technology systems, as well as our own proprietary technology to, among other things, design and plan attraction systems, create FCG media and entertainment content, sell tickets and admit guests to our FBD theme park, check-in and check-out guests at our FBD hotels, sell food, beverages and other products at our FBD hotels and theme park, manage our workforce, manage the inventory for our three business divisions, and monitor and manage each business division on a day-to-day basis. We also leverage mobile devices, social networking and other communication platforms to connect with our employees, business partners and customers. The foregoing technology systems and our usages thereof are vulnerable to damage and disruption from circumstances beyond our control, including fire, natural disasters, power outages, system and equipment failures, global or regional outages, viruses, software supplier chain dependency vulnerabilities, malicious attacks, security breaches, theft, and inadvertent release of information. Damage or disruption to these technology systems may require significant investment in order to update, remediate or replace such systems with alternate systems, and we may suffer disruptions in our operations as a result. Many of the commercial software and hardware that we utilize incorporate open-source software and technology, as well as embedded subsystems which are potentially susceptible to exploits. We are unable to fix such software ourselves and rely on our relationships with our vendors to identify and provide the appropriate fixes and updates.

We rely heavily on third parties for the performance of a significant portion of our information technology functions, and also rely on certain third-party hardware, software, network infrastructure, storage systems and vendors to maintain and upgrade many of our critical systems on an ongoing basis in order to support our business operations and to keep pace with technology developments in the entertainment and hospitality industries. In particular, our FBD hotel booking and theme park ticket sales systems rely on public internet data communications, as well as other technology systems and software that are provided by third parties. We require each third-party service provider to certify that it has the ability to implement and maintain appropriate security measures, consistent with all applicable laws, to implement and maintain reasonable security measures in connection with their work with us, and to promptly report any suspected breach of its security measures that may affect our Company. Accordingly, the success of our businesses depends in part on maintaining our relationships with such third parties and their ability to continue to provide the foregoing tools and services with minimal downtime and strict service-level agreements. If we experience a loss of service or an outage of any of the foregoing tools or services at no fault of our own, or an agreed upon service-level agreements are breached, or we face a disruption in the provision of any of the foregoing key services or tools, we may have difficulty in finding alternate providers on terms as favorable to us in a timely manner (or at all) and our businesses could be adversely affected.

Additionally, as we implement our strategy to pursue new initiatives that improve our operations and cost structure, we are also expanding, optimizing, evaluating, and strengthening our information technology infrastructure. Potential problems and disruptions associated with the implementation of new tools and technology, migrations that continue to support legacy systems, and planned maintenance for upgrading existing key systems and technology infrastructure could also disrupt or reduce the efficiency of our operations. Any material interruptions or failures in our systems, including those that may result from our failure to adequately develop, implement, support, and maintain a robust disaster recovery and business continuity plan could severely affect our ability to conduct normal business operations and, as a result, could adversely affect our business operations and financial performance.

Protection of electronically stored data and other cybersecurity is costly, and if our data or systems are materially compromised in spite of this protection, we may incur additional costs, lost opportunities, damage to our reputation, disruption of services or theft of our assets.

We maintain information necessary to conduct our businesses, including confidential and proprietary information as well as personal information regarding our customers and employees, in digital form. We also use computer systems to deliver our products and services and operate our businesses. We may use third-party service providers to assist in providing, configuring, or maintaining these systems. Data maintained in digital form is subject to the risk of unauthorized access, modification, exfiltration, destruction or denial of access and our computer systems are subject to cyberattacks that may result in disruptions in service. We use many third-party systems and software, which are also subject to supply chain and other cyberattacks. We are in the process of establishing information security programs to identify and mitigate cyber risks but the development and maintenance of these programs is costly and requires ongoing monitoring and updating as technology changes and efforts to overcome security measures become more sophisticated. Accordingly, despite our efforts, the risk of unauthorized access, modification, exfiltration, destruction or denial of access with respect to data or systems and other cybersecurity attacks cannot be eliminated entirely, and the risks associated with a potentially material incident remain. In addition, we provide some confidential, proprietary and personal information to third parties in certain cases when it is necessary to pursue business objectives. While we obtain assurances that these third parties will protect this information and, where we believe appropriate, monitor the protections employed by these third parties, there is a risk the confidentiality of data held by third parties may be compromised.

If our information or cyber security systems or data are compromised in a material way, our ability to conduct our businesses may be impaired, we may lose profitable opportunities or the value of those opportunities may be diminished and, as described above, we may lose revenue as a result of unlicensed use of our intellectual property. If personal information of our customers or employees is misappropriated, our reputation with our customers and employees may be damaged, resulting in loss of business or morale, and we may incur costs to remediate possible harm to our customers and employees or damages arising from litigation and/or to pay fines or take other action with respect to judicial or regulatory actions arising out of the incident. Insurance we obtain may not cover losses or damages associated with such attacks or events.

Cyber-attacks could have a disruptive effect on our business.

Implementing our strategies to pursue new initiatives that improve our operations and cost structure will result in a larger technological presence and corresponding exposure to cybersecurity risk. Failure to adequately assess and identify cybersecurity risks associated with new initiatives would increase our vulnerability to such risks.

Even if we and our third-party service providers are fully compliant with legal standards and contractual or other requirements, we still may not be able to prevent security breaches involving sensitive data. We are in the process of establishing processes for assessing, identifying, and managing material risks from potential unauthorized occurrences on or through our electronic information systems that could adversely affect the confidentiality, integrity, or availability of our information systems or the information residing on those systems, and we require each third-party service provider to certify that it has the ability to implement and maintain appropriate security measures, consistent with all applicable laws, to implement and maintain reasonable security measures in connection with their work with us, and to promptly report any suspected breach of its security measures that may affect our Company. However, the actions and controls we have implemented and continue to implement, or which we seek to cause or have caused third-party service providers to implement, may be insufficient to protect our systems, information or other intellectual property. In addition, the sophistication of efforts by hackers to gain unauthorized access to information technology systems has continued to increase in recent years. Therefore, it may be difficult to detect any such intrusions, breaches, or other efforts to obtain unauthorized access or interfere with systems for long periods of time, and we may be unable to anticipate these techniques, fully ascertain the scope of any such breaches, intrusions, or other efforts, or to implement adequate preventive measures. Breaches, thefts, losses or fraudulent uses of customer, employee or company data could cause customers to lose confidence in the security of our websites, mobile applications, point of sale systems and other information technology systems and choose not to purchase from us. Such security breaches also could expose us to risks of data loss, business disruption, litigation and other costs or liabilities, any of which could adversely affect our business.

For example, in May 2023, we experienced a network intrusion in which an unauthorized third party accessed and exfiltrated certain information from specific systems. In response to this incident, we secured our digital assets within our computer systems, promptly temporarily shut down our financial reporting systems, and commenced an investigation with assistance from an outside cybersecurity firm. In connection with this incident, we have incurred certain incremental one-time costs of $0.3 million related to consultants, experts and data recovery efforts, and expect to incur additional costs related to cybersecurity protections in the future. Although we have not been the subject of any legal proceedings involving these incidents, it is possible that we could be the subject of claims from persons alleging that they suffered damages from these incidents. We have implemented a variety of measures to further enhance our cybersecurity protections and minimize the impact of any future attack, including (i) by requiring that all external vendors who need to access any internal/cloud resources utilize secure encrypted tunnels or be physically internal and utilize authorized terminals with provided credentials, (ii) conducting security awareness training for our staff and (iii) requiring longer log retention for all tracking telemetry information. However, cybersecurity threats are constantly evolving, and there can be no guarantee that a future cybersecurity event will not occur.

In addition, the implementation, maintenance, segregation and improvement of these systems requires significant management time, support and cost. Moreover, there are inherent risks associated with developing, improving, expanding and updating current systems, including the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that the systems upon which we rely, including those of our third-party service providers or those configured by our third-party service providers, will be effectively implemented, maintained or expanded as planned. If we, or they on our behalf, do not successfully implement, maintain or expand these systems as planned, our operations may be disrupted, our ability to accurately and timely report our financial results could be impaired, and deficiencies may arise in our internal control over financial reporting, which may impact our ability to certify our financial results.

The potential consequences of a future material cybersecurity attack on us or our third party service providers could include: business disruption; disruption to systems; theft, destruction, loss, corruption, misappropriation or unauthorized release of sensitive and/or confidential information (including personal information in violation of one or more privacy laws) or intellectual property; reputational and brand damage; and potential liability, including litigation or other legal actions against us or the imposition by governmental authorities of penalties, fines, fees or liabilities, which, in turn, could cause us to incur significantly increased cybersecurity protection and remediation costs and the loss of customers.

Our insurance may not be adequate to cover the potential losses, liabilities and damages of our FBD division, the cost of insurance may continue to increase materially, including as a result of natural disasters, some of which may be related to climate change, and we may not be able to secure insurance to cover all of our risks, all of which could have a material adverse effect on us.

The business of owning and managing hotels and theme parks, particularly those located on coastal properties, is subject to a number of risks, hazards, adverse environmental conditions, labor disputes, changes in the regulatory environment and natural phenomena such as floods, hurricanes, wildfires, earthquakes and earth movements. Such occurrences could result in damage or impairment to, or destruction of, our FBD hotels or theme parks, personal injury or death, environmental damage, business interruption, monetary losses and legal liability.

While insurance is not commonly available for all these risks, our FBD joint venture entities maintain customary insurance against risks that we and our joint venture partners believe to be typical and reasonably insurable in the hospitality, amusement and recreation industries and in amounts that we and our joint venture partners believe to be reasonable but that contain limits, deductibles, exclusions and endorsements. However, we and our joint venture partners may decide not to insure against certain risks because of high premiums compared to the benefit offered by such insurance or for other reasons. In the event that costs or losses exceed our available insurance or additional liability is imposed on our FBD joint venture entities for which they are not insured or are otherwise unable to seek reimbursement, we could be materially and adversely affected, including our financial results. Our FBD joint venture entities may not be able to continue to procure adequate insurance coverage at commercially reasonable rates in the future or at all, and some claims may not be paid. There can be no assurance that the coverage and amounts of such insurance will be sufficient for the needs of our FBD joint venture entities.

Our FBD joint venture entities obtain insurance against the risk of losses relating to some of these events, generally including physical damage to their properties and resulting business interruptions, certain injuries occurring on their properties and some liabilities for alleged breach of legal responsibilities. When insurance is obtained it is subject to deductibles, exclusions, terms, conditions and limits of liability. The types and levels of coverage we obtain vary from time to time depending on our and our joint venture partner’s view of the likelihood of specific types and levels of loss in relation to the cost of obtaining coverage for such types and levels of loss, and our FBD joint venture entities may experience material losses not covered by insurance. For example, most losses related to impacts of COVID-19 were not and will not be covered by insurance.

Exchange rate fluctuations could result in significant foreign currency gains and losses and may adversely affect our business and operating results and financial conditions.

We are exposed to currency translation risk in our Karnival joint venture, and we may be exposed to currency translation risk of our FCG international customers, who use home currencies that are different than our functional currency, the U.S. dollar. As a result, changes in foreign exchange rates would affect the amounts we record for our assets, liabilities, revenues and expenses with respect to Karnival and such potential FCG international customers, and could have a negative effect on our financial results. Further, we expect that a significant portion of FCG’s revenues from certain major customers will be paid in Saudi Riyals. The SAR is currently pegged to the U.S. dollar, but if the Kingdom of Saudi Arabia changes its policy of pegging the SAR to the U.S. dollar, such a change could have a negative effect on our financial results. We currently do not enter into hedging arrangements to minimize the impact of foreign currency fluctuations. We expect that our exposure to foreign currency exchange rate fluctuations will increase as FCG’s international operations grow.

Risks Related to Our Intellectual Property

Theft of our intellectual property, including unauthorized exhibition of our content, may decrease our licensing, franchising and programming revenue which may adversely affect our business and profitability.

The success of our business depends in part on our ability to maintain and enforce the intellectual property rights underlying our technology, entertainment content, and other intellectual property. Developing content is a significant feature of our businesses and leaking portions of or piracy of our content (including digital content), brands, and other intellectual property has the potential to significantly and adversely affect our business. Piracy is particularly prevalent in parts of the world that do not effectively enforce intellectual property rights and laws. Furthermore, intellectual property and confidentiality protections in China, where we have a joint venture partnership with Raging Power, or the Kingdom of Saudi Arabia, where we have a significant customer concentration, may not be as effective as in the United States or Europe. These uncertainties could limit the legal protections available to us to protect our intellectual property.

We rely on the intellectual property laws of the United States and other relevant jurisdictions, as well as third-party policies and procedures governing internet/domain name registrations, licensing agreements, confidentiality and non-disclosure agreements, and other contractual protections to safeguard our intellectual property assets. However, even in territories like the United States, such legal frameworks may be insufficient to address modern realities.

Furthermore, the lack of effective technological prevention and enforcement measures may further impede our enforcement efforts. Therefore, the success of such measures cannot be guaranteed, particularly in countries with less robust intellectual property laws.

Our enforcement activities depend in part on third parties, including technology and platform providers, whose cooperation and effectiveness cannot be assured. Additionally, technological advances have enabled quick unauthorized copying and downloading of content into digital formats without any degradation of quality from the original content, which has facilitated the rapid creation, transmission, and sharing of high-quality unauthorized copies. Unauthorized distribution of copyrighted material on the internet is a threat to the value of copyright owners’ intellectual property as it impedes their ability to maintain the exclusive control over their copyrighted material. The proliferation of unauthorized use of our content may have an adverse effect on our business and profitability, particularly our FBB division’s operations, as it may reduce the revenue that we could receive from the legitimate sale and distribution of our content. We may need to expend significant amounts of our capital to strengthen our technological platform security and enforcement activities, including litigation, in order to protect our intellectual property rights.

We own patents and patent applications for certain of our proprietary technology and attraction systems, however, filing, prosecuting, and maintaining patents and patent applications in every territory worldwide is prohibitively expensive and therefore we protect such patents and patent applications selectively, on a country-by-country basis, and may choose not to seek patent protection at all in certain jurisdictions. Our competitors may produce products that include our unpatented technology (or the patents we own may not be sufficiently broad enough to exclude our competitors’ use of such technology) and we are unable to provide any assurances that any of our patents or patent applications will include claims that are sufficiently broad to protect our technology from competitors. Additionally, our patents can be challenged as invalid or unenforceable, or circumvented by competitors. No assurance can be given that, if challenged, our patents would be declared valid or enforceable, or that even if found valid and enforceable, a competitor’s technology or product would be found to be infringing our patents. Furthermore, our patent applications may not be granted. Third parties may own patents or there could be other prior art that may hinder our ability to obtain patent protection for our technology. We also cannot be certain that we are the first to file any patent application related to our technology because patent applications in the United States and other countries are confidential for a period of time after filing. Additionally, an interference proceeding may be initiated by a third-party or the United States Patent and Trademark Office (“USPTO”) to determine who was the first to invent any invention covered by our U.S. patents and patent applications that have a filing date pre-dating March 16, 2013 (the date when U.S. patent law changed from a first-to-invent to a first-to-file system). We cannot be certain that we are the first to invent the inventions covered by our pending patent applications and, if we are not, we may be subject to priority disputes.

We also own trademark applications and registrations. Our trademark applications may be denied or opposed and our registered trademarks may be challenged as invalid or unenforceable by competitors or other third parties. If our trademarks are successfully challenged in any jurisdiction, we could be forced to rebrand our products in such jurisdiction(s), which could result in the loss of brand recognition and require us to devote significant resources to advertising and marketing new brands. Furthermore, trademark registration does not guarantee its validity or our right to use such trademark.

In order to protect our proprietary technology, we rely in part on confidentiality and other agreements with our employees, independent contractors, and other third parties. Such agreements may not prevent, or provide an adequate remedy for, the unauthorized use or disclosure of our confidential information. Third parties may independently discover or reverse engineer our trade secrets and proprietary information. Asserting a claim that a party illegally obtained and is using our trade secrets can be difficult, expensive, and time consuming, and the outcome is unpredictable. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights and failure to obtain or maintain trade secret protection could adversely affect our competitive business position.

We may be unable to prevent the misappropriation, infringement or violation of our intellectual property rights, breach of any contractual obligations to us, or independent development of intellectual property that is similar to ours, any of which could reduce or eliminate any competitive advantage we have developed and can adversely affect our revenues or otherwise harm our business. Any impairment of our intellectual property rights, including due to changes in U.S. or foreign intellectual property laws (or the absence of effective legal protections or enforcement measures) could materially adversely impact our businesses, financial condition, and results of operations.

Third parties may allege that our products or services infringe their patents and other intellectual property rights, which could result in the payment of royalties that may negatively affect our profits, subject us to costly and time-consuming litigation, or cause us to lose the ability to provide the related products or services.

To the extent that we need licenses to third-party patents in the future to manufacture, use, or sell our products or services, we would need to obtain such licenses to avoid infringement. For products or services that utilize the intellectual property of strategic collaborators, brand partners or other suppliers, such suppliers may have an obligation to secure the licenses to such patents at their own cost, and if not, we would be responsible for the cost of such licenses. Royalty payments and other fees due under such licenses would erode our profits from the sales of such products and services. Moreover, we may be unable to obtain such licenses on acceptable terms (or at all). If we fail to obtain a required patent license or are unable to alter the design of the product to avoid infringing a third-party patent, we would be unable to continue to manufacture or sell such products or provide related services.

If a third party commences an infringement action against us, we may incur significant costs to defend such action and our management’s attention could be diverted from our day-to-day business operations, whether or not the action has merit. An adverse judgment or settlement resulting from such action could require us to pay substantial amounts in damages for infringement, or obtain a license to continue to use the intellectual property that is the subject of the infringement claim, or could result in injunctive relief limiting our ability to develop, manufacture, or sell our products or provide our services, or could require us to redesign our products to avoid infringement.

Lastly, we may need to indemnify our customers, licensees, commercialization partners, and distributors if our technology or products infringe the intellectual property rights of any third parties. Such third party claims may require us to initiate or defend protracted and costly litigation on behalf of our customers, licensees, commercialization partners, or distributors, regardless of the merits of these claims. If any of such claims succeed or settle, we may be forced to pay damages or settlement payments on behalf of our customers, licensees, commercialization partners, or distributors and may be required to obtain licenses for such technology or products. If we cannot obtain all necessary licenses on commercially reasonable terms, our customers, licensees, commercialization partners, or distributors may be forced to stop using or selling our products or technology.

Risks Related to Regulatory, Tax, Legal and Compliance Matters

Changes in regulations applicable to our businesses may impair the profitability of our businesses, and our failure to comply with applicable laws and regulations may increase our costs, reduce our earnings or limit our growth.

We may be required to incur costs to comply with regulatory requirements, such as those relating to employment practices, environmental requirements, and other regulatory matters, and the costs of compliance, investigation, remediation, litigation, and resolution of regulatory matters could be substantial. We are subject to extensive federal and state employment laws and regulations, including wage and hour laws and other pay practices and employee record-keeping requirements. We may periodically have to defend against lawsuits asserting non-compliance. Such lawsuits can be costly, time consuming and distract management, and adverse rulings in these types of claims could negatively affect our businesses, financial condition or results.

We, the hotels and theme parks that we co-own, and the facilities and attractions of our FCG customers, are subject to a variety of laws and regulations around the globe, including, among others, laws related to: employment practices; marketing and advertising efforts; trade and economic sanctions; anti-bribery and anti-corruption; cybersecurity, data privacy, data localization and the handling of personally identifiable information; competition; the environment; health and safety; liquor sales; and the offer and sale of franchises. The compliance programs, internal controls, and policies we maintain and enforce to promote compliance with laws and regulations may not prevent our associates, contractors, or agents from materially violating these laws and regulations. The failure to meet the requirements of applicable laws or regulations, or publicity resulting from actual or alleged failures, could have a significant adverse effect on our results of operations or reputation.

In addition, programming services like the episodic series and feature films we have in development for our FBB business, are regulated by U.S. federal laws and regulations as well as by state and local governments, in ways that will affect the daily conduct of FBB video content operations. These obligations and regulations, among other things, require closed captioning of programming for the hearing impaired, require certain content providers to make available audio descriptions of programming for the visually impaired, limit the amount and content of commercial matter that may be shown during programming aimed primarily at an audience of children aged 12 and under, and require the identification of (or the maintenance of lists of) sponsors of political advertising.

We, our joint ventures with Meliá, our FCG customers and our suppliers also are subject to foreign, federal, state and local environmental laws and regulations such as those relating to water resources, discharges to air, water and land, the handling and disposal of solid and hazardous waste, and the cleanup of properties affected by regulated materials. Under these laws and regulations, we may be required to investigate and clean up hazardous or toxic substances or chemical releases from current or formerly owned or operated facilities or to mitigate potential environmental risks. Environmental laws typically impose cleanup responsibility and liability without regard to whether the relevant entity knew of or caused the presence of the contaminants. The costs of investigation, remediation or removal of regulated materials may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use, transfer or obtain financing regarding our FBD properties or impair our FGC customers’ abilities to finance our services.

In addition, the Company is subject to audit or review by federal or state regulatory authorities as a result of applying for and obtaining a Paycheck Protection Program loan pursuant to the Coronavirus Aid, Relief and Economic Security Act (the “CARES Act”), and for obtaining forgiveness of the loan. If we were to be audited or reviewed and receive an adverse determination or finding in such audit or review, we could be required to return or repay the full amount of the applicable loan and could be subject to fines or penalties, which could reduce our liquidity and adversely affect our business, financial condition and results of operations.

Changes in any of these regulations or regulator activities in any of these areas, or others, may require us to spend additional amounts to comply with the regulations, or may restrict our ability to offer products and services in ways that are profitable. See “— United States or international environmental laws and regulations may cause us to incur substantial costs or subject us to potential liabilities.”

Our operations outside the United States may be adversely affected by the operation of laws in those jurisdictions.

FBD’s joint venture operations in the EU and China are subject to the laws of such jurisdictions rather than U.S. law. Additionally, FCG frequently provides services to customers located in countries across the world, including in the Kingdom of Saudi Arabia. Laws in some jurisdictions differ in significant respects from those in the United States. These differences can affect our ability to react to changes in our businesses, and our rights or ability to enforce rights may be different than would be expected under U.S. law. For example, in Spain and the EU, the climate change-related laws and regulations are more extensive and onerous than those of the United States.

Moreover, enforcement of laws in some jurisdictions outside the United States can be inconsistent and unpredictable, which can affect both our ability to enforce our rights and to undertake activities that we believe are beneficial to our businesses. In addition, the business and political climate in some jurisdictions may encourage corruption, which could reduce our ability to compete successfully in those jurisdictions while remaining in compliance with local laws or U.S. anti-corruption laws applicable to our businesses. As a result, our ability to generate revenue and our expenses in non-U.S. jurisdictions may differ from what would be expected if U.S. law governed these operations.

Data privacy regulations and the costs to comply with such regulations could adversely impact our businesses.

We are subject to laws that regulate the collection, use, retention, security, and transfer of customer, guest, brand partner and employee data. Our privacy policies and practices concerning the collection, use and disclosure of user data are available on our website. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any regulatory requirements or orders or other privacy or consumer protection-related laws and regulations could result in proceedings or actions against us by governmental entities or others (e.g., class action privacy litigation), subject us to significant penalties and negative publicity, require us to change our business practices, increase our costs and adversely affect our businesses. Data collection, privacy and security have become the subject of increasing public concern. If internet and mobile users were to reduce their use of our websites, mobile platforms, products, and services because of these concerns, our businesses could be harmed.

We could be exposed to liabilities under the Foreign Corrupt Practices Act and other anti-corruption laws and regulations, including non-U.S. laws, which could have a material adverse impact on us.

We have international operations, and as a result are subject to compliance with various laws and regulations, including the Foreign Corrupt Practices Act (the “FCPA”), and other anti-corruption laws in the jurisdictions in which we do business, which generally prohibit companies and their intermediaries or agents from engaging in bribery or making improper payments to foreign officials or their agents or other entities. The FCPA also requires companies to make and keep books and records and accounts that reflect their transactions in reasonable detail, including the disposition of their assets. Despite existing safeguards and any future improvements to our policies and training, we will be exposed to risks from deliberate, reckless or negligent acts committed by our employees or agents for which we might be held responsible. A violation of any of the FCPA or any other anti-corruption laws or regulations could lead to criminal and civil penalties and other legal and regulatory liabilities and require us to undertake remedial measures, any of which could have a material adverse impact on us, including our businesses, financial condition, liquidity, results of operations and prospects.

We are a holding company and our only material asset is our interest in Falcon’s Opco, and accordingly we will generally be dependent upon distributions from Falcon’s Opco to pay taxes, make payments under the Tax Receivable Agreement and pay dividends.

We are a holding company with no material assets other than its ownership in Falcon’s Opco. As such, we have no independent means of generating revenue or cash flow, and our ability to pay taxes and operating expenses or declare and pay dividends in the future is dependent upon the financial results and cash flows of the Falcon’s Opco and its subsidiaries, and distributions the Company receives from the Falcon’s Opco. Deterioration in the financial condition, earnings or cash flow of Falcon’s Opco and its subsidiaries for any reason could limit or impair Falcon’s Opco’s ability to pay such distributions to the Company. Additionally, to the extent that the Company needs funds and Falcon’s Opco is restricted from making such distributions to the Company under applicable law or regulation or under applicable contractual restrictions, including the terms of any applicable financing arrangements, or Falcon’s Opco’s subsidiaries are otherwise unable to provide such funds to Falcon’s Opco for distribution, it could materially adversely affect the liquidity and financial condition of the Company.

Subject to the discussion in this Registration Statement, Falcon’s Opco will continue to be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax. Instead, taxable income will be allocated to the holders of the New Falcon’s Opco Units, including the Company, following the Closing. Accordingly, the Company will incur income taxes on its allocable share of any net taxable income of Falcon’s Opco. Under the terms of the A&R Operating Agreement, Falcon’s Opco is obligated, subject to various limitations and restrictions, including with respect to any debt agreements, to make tax distributions to holders of New Falcon’s Opco Units following the Closing, including the Company. In addition to tax expenses, the Company will also incur expenses related to its operations, including payments under the Tax Receivable Agreement, which could be substantial. The Company intends, as its sole manager, to cause Falcon’s Opco to make distributions to the holders of New Falcon’s Opco Units following the Closing in an amount sufficient to (i) fund all or part of such owners’ tax obligations in respect of taxable income allocated to such owners and (ii) cover the Company’s operating expenses, including payments under the Tax Receivable Agreement. However, Falcon’s Opco’s ability to make such distributions may be subject to various limitations and restrictions, such as restrictions on distributions under contracts or agreements to which Falcon’s Opco is then a party, including debt agreements, or any applicable law or regulation, or that would have the effect of rendering Falcon’s Opco insolvent. If the Company does not have sufficient funds to pay tax or other obligations or to fund its operations, it may have to borrow funds, which could materially adversely affect its liquidity and financial condition and subject it to various restrictions imposed by any such lenders. To the extent that the Company is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. The failure of the Company to make any payment required under the Tax Receivable Agreement (including any accrued and unpaid interest) within 90 days of the date on which the payment is required to be made will constitute a material breach of a material obligation under the Tax Receivable Agreement, which will terminate the Tax Receivable Agreement and accelerate future payments thereunder, unless the applicable payment is not made because Falcon’s Opco (i) is prohibited from making such payment under the terms governing certain of its indebtedness or under applicable law and Falcon’s Opco cannot obtain sufficient funds to make such payment after taking commercially reasonable actions or (ii) would become insolvent as a result of making such payment. In addition, if Falcon’s Opco does not have sufficient funds to make distributions, the Company’s ability to declare and pay cash dividends will also be restricted or impaired.

Under the A&R Operating Agreement, Falcon’s Opco will, from time to time, make distributions in cash to its equityholders (including the Company) in amounts at least sufficient to cover the taxes on their allocable share of taxable income of Falcon’s Opco. As a result of (i) potential differences in the amount of net taxable income allocable to the Company and to Falcon’s Opco’s other equityholders, (ii) the lower tax rates currently applicable to corporations as opposed to individuals, and (iii) the favorable tax benefits that the Company anticipates from any redemptions or exchanges of New Falcon’s Opco Units for Class A Common Stock or cash pursuant to the A&R Operating Agreement in the future, tax distributions payable to the Company may be in amounts that exceed its actual tax liabilities with respect to the relevant taxable year, including its obligations under the Tax Receivable Agreement. The Board will determine the appropriate uses for any excess cash so accumulated, which may include, among other uses, the payment of other expenses or dividends on the Company’s stock, although the Company will have no obligation to distribute such cash (or other available cash) to its stockholders. To the extent the Company does not distribute such excess cash as dividends on its stock, it may take other actions with respect to such excess cash — for example, holding such excess cash or lending it (or a portion thereof) to Falcon’s Opco, which may result in shares of its stock increasing in value relative to the value of the New Falcon’s Opco Units. The holders of New Falcon’s Opco Units may benefit from any value attributable to such cash balances if they acquire shares of Class A Common Stock in exchange for their New Falcon’s Opco Units, notwithstanding that such holders may previously have participated as holders of New Falcon’s Opco Units in distributions by Falcon’s Opco that resulted in such excess cash balances.

Under the Tax Receivable Agreement, the Company is required to make payments to the Company’s unitholders for certain tax benefits to which the Company may become entitled, and those payments may be substantial.

The Company is a party to the Tax Receivable Agreement with the Company’s unitholders and Falcon’s Opco. Under the Tax Receivable Agreement, the Company generally are required to make cash payments to the Company’s unitholders equal to 85% of the tax benefits, if any, that the Company actually realizes, or in certain circumstances is deemed to realize, as a result of (1) the increases in the tax basis of assets of Falcon’s Opco resulting from any future redemptions or exchanges of New Falcon’s Opco Units for Class A Common Stock or cash by the Company’s unitholders pursuant to the A&R Operating Agreement and (2) certain other tax benefits arising from payments under the Tax Receivable Agreement. No such payments will be made to any holders of Class A Common Stock unless such holders are also unitholders.

The amount of the cash payments that the Company will be required to make under the Tax Receivable Agreement may be substantial. Any payments made by the Company to the Company’s unitholders under the Tax Receivable Agreement will not be available for reinvestment in the business and will generally reduce the amount of cash that might have otherwise been available to the Company, Falcon’s Opco and its subsidiaries. To the extent the Company is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid. Furthermore, the Company’s future obligations to make payments under the Tax Receivable Agreement could make the Company, Falcon’s Opco and its subsidiaries a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are the subject of the Tax Receivable Agreement. Payments under the Tax Receivable Agreement are not conditioned on the unitholders’ continued ownership of New Falcon’s Opco Units, Class A Common Stock or Class B Common Stock.

The actual amount and timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the timing of redemptions or exchanges by the Company’s unitholders, the price of shares of Class A Common Stock at the time of any exchange or redemption, the extent to which such exchanges or redemptions are taxable, the amount of gain recognized by the Company’s unitholders, the amount and timing of the taxable income Falcon’s Opco generates in the future, and the tax rates and laws then applicable.

In certain cases, payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits the Company realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

Payments under the Tax Receivable Agreement will be based on the tax reporting positions that the Company determines, and the U.S. Internal Revenue Service (the “IRS”) or another taxing authority may challenge all or any part of the tax basis increases, as well as other tax positions that the Company takes, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by the Company are disallowed, the recipients of the payments under the Tax Receivable Agreement will not be required to reimburse the Company for any excess payments that may have previously been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. As a result, in certain circumstances the Company could make payments under the Tax Receivable Agreement in excess of the Company’s actual tax savings, which could materially impair the Company’s financial condition.

Moreover, the Tax Receivable Agreement provides that, in certain events, including among other things, a change of control or the Company’s exercise of early termination rights, the Company’s obligations, or its successor’s obligations, under the Tax Receivable Agreement to make payments thereunder would accelerate and become due and payable, based on certain assumptions, including an assumption that the Company would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the Tax Receivable Agreement, and an assumption that, as of the effective date of the acceleration, any unitholder that has New Falcon’s Opco Units not yet exchanged shall be deemed to have exchanged such New Falcon’s Opco Units on such date, even if the Company does not receive (if at all) the corresponding tax benefits until a later date when the New Falcon’s Opco Units are actually exchanged. As a result of the foregoing, the Company would be required to make an immediate cash payment equal to the estimated present value of the anticipated future tax benefits that are the subject of the Tax Receivable Agreement, based on certain assumptions, which payment may be made significantly in advance of the actual realization, if any, of those future tax benefits and, therefore, the Company could be required to make payments under the Tax Receivable Agreement that are greater than the specified percentage of the actual tax benefits it ultimately realizes. If the Company were to elect to terminate the Tax Receivable Agreement as of April 12, 2024, based on an assumed value of $10.13 per share of Class A Common Stock and a discount rate equal to the lesser of (i) 6.50% per annum, compounded annually, and (ii) SOFR plus 100 basis points and taking into account the Earnout Shares and Earnout Units, the Company estimates that it would be required to pay $158.0 million in the aggregate under the Tax Receivable Agreement.

The Company’s obligations under the Tax Receivable Agreement could have a substantial negative impact on the Company’s liquidity and could have the effect of delaying, deferring, or preventing certain mergers, asset sales, other forms of business combinations, or other changes of control.

If Falcon’s Opco were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, the Company and Falcon’s Opco might be subject to potentially significant tax inefficiencies, and the Company would not be able to recover payments previously made by it under the Tax Receivable Agreement even if the corresponding tax benefits were subsequently determined to have been unavailable due to such status.

A number of aspects of the post-Closing structure depend on the classification of Falcon’s Opco as a partnership for U.S. federal income tax purposes, and the Company and Falcon’s Opco intend to operate such that Falcon’s Opco does not become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. A “publicly traded partnership” is a partnership the interests of which are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Under certain circumstances, exchanges or other transfers of New Falcon’s Opco Units could cause Falcon’s Opco to be treated as a publicly traded partnership. Applicable U.S. Treasury regulations provide for certain safe harbors from treatment as a publicly traded partnership, and the Company and Falcon’s Opco intend to operate such that exchanges or other transfers of New Falcon’s Opco Units qualify for one or more such safe harbors.

If Falcon’s Opco were to become a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes, significant tax inefficiencies might result for the Company and Falcon’s Opco, including as a result of the Company’s inability to file a consolidated U.S. federal income tax return with Falcon’s Opco. In addition, the Company may not be able to realize tax benefits covered under the Tax Receivable Agreement, and the Company would not be able to recover any payments previously made by it under the Tax Receivable Agreement, even if the corresponding tax benefits (including any claimed increase in the tax basis of Falcon’s Opco’s assets) were subsequently determined to have been unavailable.

Changes in applicable tax laws, interpretations of existing tax laws, loss of tax incentives, or adverse determinations by tax authorities could increase our tax burden or otherwise adversely affect our financial condition or results of operations.

We are subject to taxation at the federal, state and local levels in the United States and various other countries and jurisdictions. Our future effective tax rate could be affected by changes in the composition of earnings in jurisdictions with differing tax rates, changes in statutory rates and other legislative changes, changes in the valuation of our deferred tax assets and liabilities, or changes in determinations regarding the jurisdictions in which we are subject to tax. From time to time, the U.S. federal, state and local and foreign governments make substantive changes to tax rules and their application, which could result in materially higher taxes than would be incurred under existing tax laws and could adversely affect our financial condition or results of operations. For example, the U.S. tax legislation enacted on December 22, 2017 represented a significant overhaul of the U.S. federal tax code, including, among many other things, a reduction to the U.S. federal corporate income tax rate, a partial limitation on the deductibility of business interest expense, a limitation on the deductibility of certain director and officer compensation expense, limitations on net operating loss carrybacks and carryovers and changes relating to the scope and timing of U.S. taxation on earnings from international business operations. In addition, the Inflation Reduction Act of 2022 enacted on August 16, 2022, among other provisions, imposes a 15% minimum tax on the adjusted financial statement income of certain large corporations, as well as a 1% excise tax on corporate stock repurchases by publicly traded companies. This act, as well as any other changes to tax laws that are enacted, could adversely affect our tax liability.

There can be no assurance that changes in tax laws or regulations, both within the United States and the other jurisdictions in which we operate, will not materially and adversely affect our effective tax rate, tax payments, financial condition and results of operations. Similarly, changes in tax laws and regulations that impact our customers and counterparties, or the economy generally may also impact our financial condition and results of operations.

Tax laws and regulations are complex and subject to varying interpretations and any significant failure to comply with applicable tax laws and regulations in all relevant jurisdictions could give rise to substantial penalties and liabilities. Any changes in enacted tax laws, rules or regulatory or judicial interpretations or any change in the pronouncements relating to accounting for income taxes could materially and adversely impact our effective tax rate, tax payments, financial condition and results of operations.

In addition, we may be subject to tax audits and disputes in U.S. federal and various state, local and foreign jurisdictions. An unfavorable outcome from any tax audit could result in higher tax costs, penalties and interest, and could materially and adversely affect our financial condition or results of operations.

United States or international environmental laws and regulations may cause us to incur substantial costs or subject us to potential liabilities.

We are subject to certain compliance costs and potential liabilities under various international, national, regional and local environmental, health and safety laws and regulations. These laws and regulations govern actions including air emissions, the use, storage and disposal of hazardous and toxic substances, and wastewater disposal. Our failure to comply with such laws, including any required permits or licenses, could result in substantial fines, penalties, litigation or possible revocation of our authority to conduct some of our operations. We could also be liable under such laws for the costs of investigation, removal or remediation of hazardous or toxic substances at our currently or formerly owned real property or at third-party locations in connection with our waste disposal operations, regardless of whether or not we knew of, or caused, the presence or release of such substances. From time to time, we may be required to remediate such substances or remove, abate or manage asbestos, mold, radon gas, lead or other hazardous conditions at our properties. The presence or release of such toxic or hazardous substances could result in third-party claims for personal injury, property or natural resource damages, business interruption or other losses. Such claims and the need to investigate, remediate or otherwise address hazardous, toxic or unsafe conditions could adversely affect our operations, the value of any affected real property, or our ability to sell, lease or assign our rights in any such property, or could otherwise harm our businesses or reputation. Environmental, health and safety requirements have also become increasingly stringent, and our costs may increase as a result.

Further, some U.S. states and various countries are considering or have undertaken actions to regulate and reduce greenhouse gas emissions. New or revised laws and regulations, or new interpretations of existing laws and regulations, such as those related to climate change, could affect the operation of the properties we manage or result in significant additional expense and operating restrictions on us. The cost of such legislation, regulation or new interpretations would depend upon the specific requirements enacted and cannot be determined at this time.

Adverse litigation judgments or settlements resulting from legal proceedings in which we may be involved in the normal course of our business could adversely affect our financial condition or results of operations.

We are subject to allegations, claims and legal actions arising in the ordinary course of our businesses, which may include claims by third parties, including guests who visit our FBD hotels or experiential entertainment offerings, our FCG customers or subcontractors, our FBB brand partners, any of our employees or regulators. The outcome of these proceedings cannot be predicted. If any of these proceedings is determined adversely to us, or if we receive a judgment, a fine or a settlement involving a payment of a material sum of money, or injunctive relief is issued against us, our businesses, financial condition and results of operations could be materially adversely affected. Litigation can also be expensive, lengthy and disruptive to normal business operations, including to our management due, to the increased time and resources required to respond to and address the litigation.

Risks Related to Operating as a Public Company

Our senior management team has limited experience managing a public company, and regulatory compliance obligations may divert its attention from the day-to-day management of our businesses.

The individuals who now constitute our senior management team have limited experience managing a publicly traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our senior management team may not successfully or efficiently manage our transition to being a public company subject to significant regulatory oversight and reporting obligations under federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our businesses, which could adversely affect our businesses. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

As a public reporting company, we are subject to rules and regulations established from time to time by the SEC and Public Company Accounting Oversight Board regarding our internal control over financial reporting. If we fail to establish and maintain effective internal control over financial reporting and disclosure controls and procedures, we may not be able to accurately report our financial results or report them in a timely manner.

Upon completion of the Business Combination, we became a public reporting company subject to the rules and regulations established from time to time by the SEC and the Public Company Accounting Oversight Board. These rules and regulations require, among other things, that we establish and periodically evaluate procedures with respect to our internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on our financial and management systems, processes, and controls, as well as on our personnel.

In addition, as a public company we are required to document and test our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) so that our management can certify as to the effectiveness of our internal control over financial reporting by the time our second annual report is filed with the SEC and thereafter, which requires us to document and make significant changes to our internal control over financial reporting. Likewise, our independent registered public accounting firm will be required to provide an attestation report on the effectiveness of our internal control over financial reporting at such time as we cease to be an “emerging growth company,” as defined in the JOBS Act, and we become an accelerated or large accelerated filer, although we could potentially qualify as a “smaller reporting company.” We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting, which includes hiring additional accounting and financial personnel to implement such processes and controls.

We expect to incur costs related to implementing an internal audit and compliance function in the upcoming years to further improve our internal control environment. If we identify future deficiencies in our internal control over financial reporting or if we are unable to comply with the demands that will be placed upon us as a public company, including the requirements of Section 404 of the Sarbanes-Oxley Act, in a timely manner, we may be unable to accurately report our financial results, or report them within the timeframes required by the SEC. We also could become subject to sanctions or investigations by the SEC or other regulatory authorities. In addition, if we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting when required, investors may lose confidence in the accuracy and completeness of our financial reports, we may face restricted access to the capital markets and our stock price may be adversely affected.

Our current controls and any new controls that we develop may also become inadequate because of changes in our business, and weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could cause us to fail to meet our reporting obligations, result in a restatement of our financial statements for prior periods, undermine investor confidence in us, and adversely affect the trading price of our Class A Common Stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on an Nasdaq.

We have identified material weaknesses in our internal controls over financial reporting. If we are unable to remediate these material weaknesses, if management identifies additional material weaknesses in the future or if we otherwise fail to maintain effective internal controls over financial reporting, we may not be able to accurately or timely report our financial position or results of operations, which may adversely affect our business and stock price or cause our access to the capital markets to be impaired.

We have identified material weaknesses in our internal controls over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal controls over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

In connection with the preparation and audit of the 2023 consolidated financial statements, we identified the following material weaknesses in the Company’s internal control over financial reporting:

Risk Assessment — We did not design and implement an effective risk assessment based on the criteria established in the COSO framework. Specifically, these control deficiencies constitute material weaknesses, either individually or in the aggregate, relating to: (i) identifying, assessing, and communicating appropriate objectives, (ii) identifying and analyzing risks to achieve these objectives, (iii) contemplating fraud risks, and (iv) identifying and assessing changes in the business that could impact our system of internal controls.

Control Activities — We did not design and implement effective control activities based on the criteria established in the COSO framework. We have identified deficiencies in the principles associated with the control activities component of the COSO framework. Specifically, these control deficiencies constitute material weaknesses, either individually or in the aggregate, relating to: (i) selecting and developing control activities and information technology that contribute to the mitigation of risks and support achievement of objectives; and (ii) deploying control activities through policies that establish what is expected and procedures that put policies into action.

The following deficiencies, individually and in the aggregate, contributed to material weaknesses in control activities, including:

•        We did not have an adequate segregation of duties or appropriate level of review that is needed to comply with financial reporting requirements.

•        We did not design or maintain controls over period end close procedures.

•        We did not design or maintain effective controls over the period end financial reporting process and preparation of financial statements. Specifically, we did not design and implement a sufficient level of formal accounting policies and procedures that define how transactions across the business cycles should be initiated, recorded, processed and reported and appropriately authorized and approved.

•        We did not design or maintain controls or document segregation of duties over information technology systems used to create or maintain financial reporting records.

Monitoring — We did not design and implement effective monitoring activities based on the criteria established in the COSO framework. We have identified deficiencies in the principles associated with the monitoring component of the COSO framework. Specifically, these control deficiencies constitute material weaknesses, either individually or in the aggregate, relating to: (i) selecting, developing, and performing ongoing evaluation to ascertain whether the components of internal controls are present and functioning; and (ii) evaluating and communicating internal control deficiencies in a timely manner to those parties responsible for taking corrective action.

Control Environment — We did not maintain an effective control environment based on the criteria established in the COSO framework. We have identified deficiencies in the principles associated with the control environment of the COSO framework. Specifically, these control deficiencies constitute material weaknesses, either individually or in the aggregate, relating to: (i) appropriate organizational structure, reporting lines, and authority and responsibilities in pursuit of objectives; (ii) our commitment to attract, develop, train, and retain an appropriate complement of accounting employees; and (iii) establishing a control environment and holding individuals accountable for their internal control related responsibilities.

We did not design or maintain an effective control environment to enable the identification and mitigation of risks of accounting errors based on the contributing factors to material weaknesses in the control environment, including:

•        The Company did not create the proper environment for effective internal control over financial reporting and to ensure that: (i) there were adequate processes for oversight; (ii) there was accountability for the performance of internal control over financial reporting responsibilities; (iii) personnel with key positions had the appropriate training and capacity to carry out their responsibilities.

•        The Company did not maintain a sufficient complement of management, accounting, financial reporting personnel who had appropriate levels of knowledge, experience, and training in accounting and internal control matters commensurate with the nature, growth and complexity of our business. The lack of sufficient appropriately skilled and trained personnel contributed to our failure to: (i) adequately identify potential risks; (ii) include in the scope of our internal controls framework certain systems relevant to financial reporting and the preparation of our consolidated financial statements; and (iii) design and implement certain risk-mitigating internal controls.

Information and Communication — We did not generate or provide adequate quality supporting information and communication based on the criteria established in the COSO framework. We have identified deficiencies in the principles associated with the information and communication component of the COSO framework. Specifically, these control deficiencies constitute material weaknesses, either individually or in the aggregate, relating to: (i) obtaining, generating, and using relevant quality information to support the function of internal control; and (ii) communicating accurate information internally and externally, including providing information pursuant to objectives, responsibilities, and functions of internal control.

Our plan to remediate such material weaknesses includes:

•        Designing and implementing a risk assessment process supporting the identification of risks.

•        Implementing systems and controls to enhance our review of significant accounting transactions and other new technical accounting and financial reporting issues and preparing and reviewing accounting memoranda addressing these issues.

•        Assessing staffing levels and hiring additional experienced accounting, financial reporting and internal control personnel and changing roles and responsibilities of our personnel as we are required to comply with Section 404 of the Sarbanes-Oxley Act. We have hired additional resources and have engaged with a third-party consulting firm to assist us with our formal internal control plan and to provide accounting services related complex accounting transactions.

•        Implementing controls to enable an effective and timely review period end close procedures.

•        Implementing controls to enable an accurate and timely review of accounting records that support our accounting processes and maintain documents for internal accounting reviews.

We cannot assure you that these measures will significantly improve or remediate the material weaknesses described above. The implementation of these remediation measures is in the early stages and will require validation and testing of the design and operating effectiveness of our internal controls over a sustained period of financial reporting cycles and, as a result, the timing of when we will be able to fully remediate the material weaknesses is uncertain. If the steps we take do not remediate the material weaknesses in a timely manner, there could be a reasonable possibility that these control deficiencies or others may result in a material misstatement of our annual or interim financial statements that would not be prevented or detected on a timely basis. This, in turn, could jeopardize our ability to comply with our reporting obligations, limit our ability to access the capital markets and adversely impact our stock price.

We and our independent registered public accounting firm were not required to perform an evaluation of our internal control over financial reporting as of December 31, 2023 and 2022 in accordance with the provisions of the Sarbanes-Oxley Act. Accordingly, we cannot assure you that we have identified all, or that we will not in the future have additional, material weaknesses. Material weaknesses may still exist when we report on the effectiveness of our internal control over financial reporting as required by reporting requirements under Section 404 after the completion of the Business Combination.

Implementing any appropriate changes to our internal controls may distract our officers and employees, entail substantial costs to modify our existing processes and take significant time to complete. These changes may not, however, be effective in maintaining the adequacy of our internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase our operating costs and harm our business. In addition, investors’ perceptions that our internal controls are inadequate or that we are unable to produce accurate financial statements on a timely basis may harm our stock price and make it more difficult for us to effectively market and sell our products and services to new and existing customers.

We are an “emerging growth company” and a “smaller reporting company” within the meaning of the Securities Act, and we intend to take advantage of certain exemptions from disclosure requirements available to emerging growth companies and/or smaller reporting companies, which could make our securities less attractive to investors and may make it more difficult to compare our performance with that of other public companies.

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in their periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparability of our financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the effectiveness of our registration statement on Form S-4 in connection with the Business Combination, (b) in which we have total annual revenue of at least $1,235,000,000, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible debt securities during the prior three-year period.

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of the shares of Class A Common Stock held by non-affiliates exceeds $250 million as of the prior June 30, and (ii) our annual revenue exceeded $100 million during such completed fiscal year or the market value of the shares of Class A Common Stock held by non-affiliates exceeds $700 million as of the prior June 30. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We have incurred, and will continue to incur, significant costs as a result of operating as a public company.

Upon closing of the Business Combination, we became subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the listing requirements of Nasdaq and other applicable securities laws and regulations. The expenses incurred by public companies generally for reporting and corporate governance purposes are greater than those for private companies. For example, the Exchange Act requires, among other things, that we file annual, quarterly, and current reports with respect to our business, financial condition, and results of operations. We have incurred, and will continue to incur, significant legal, financial and other expenses as a result of compliance with these rules and regulations and will continue to increase demand on our systems, particularly after we are no longer an emerging growth company. In addition, as a public company, we may be subject to stockholder activism, which can lead to additional substantial costs, distract management, and impact the manner in which we operate our business in ways we cannot currently anticipate. As a result of disclosure of information in this Registration Statement and in filings required of a public company, our business and financial condition will become more visible, which may result in threatened or actual litigation, including by competitors. These rules and regulations have increased our legal and financial compliance costs and made some activities more difficult, time-consuming, and costly.

In addition, as a public company our costs related to directors and officers liability insurance have increased, and, in the future, we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These laws and regulations could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as our executive officers. We may be required to expand our employee base and hire additional employees to support our operations as a public company, which would increase our operating costs in future periods. Furthermore, if we are unable to satisfy our obligations as a public company, we could be subject to delisting of our common stock, fines, sanctions, and other regulatory action and potentially civil litigation. These factors may therefore strain our resources, divert management’s attention, and affect our ability to attract and retain qualified board members and executive officers.

Ownership of Our Securities

Warrants will become exercisable for Company common stock, which would increase the number of shares eligible for resale in the public market and result in dilution to our stockholders.

Outstanding warrants to purchase an aggregate of 5,380,360 shares of Class A Common Stock are exercisable in accordance with the terms of the Warrant Agreement governing those securities. Each warrant entitles the registered holder to purchase 1.034999 shares of Class A Common Stock at an exercise price of $11.50, subject to adjustment. On May 24, 2024, the closing price for our Class A Common Stock was $10.25. We believe the likelihood that the holders will exercise their Warrants is dependent upon the trading price of our Class A Common Stock. If the trading price of our Class A Common Stock is less than $11.50, we believe the holders are unlikely to exercise their Warrants. Conversely, the holders are more likely to exercise their Warrants the higher the price of our Class A Common Stock is above $11.50. To the extent the Warrants are exercised, additional shares of Class A Common Stock will be issued, which will result in dilution to the holders of Class A Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Warrants may be exercised could adversely affect the market price of our Class A Common Stock.

Your unexpired Warrants may be redeemed prior to their exercise at a time that may be disadvantageous to you, thereby making your warrants worthless.

The Company has the ability to redeem outstanding Warrants at any time and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) on each of 20 trading days within any 30-trading day period and ending on the third trading day prior to the date on which notice of redemption is given and provided that there is an effective registration statement covering the shares of Class A Common Stock, as applicable, issuable upon exercise of the Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption or the Company has elected to require the exercise of the Warrants on a cashless basis. This Registration Statement will satisfy the requirement of an effective registration statement mentioned in the preceding sentence once it is declared effective by the SEC, provided that this prospectus remains current. In addition, the Company has the ability to redeem the outstanding Warrants at any time and prior to their expiration, at a price of $0.10 per Warrant, provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table set forth in the Warrant Agreement, if the closing price of Class A Common Stock equals or exceeds $10.00 per public share (as adjusted for share splits, share dividends, rights issuances, subdivisions, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders. If and when the Warrants become redeemable, the Company may not exercise such redemption right if the issuance of shares of Class A Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification. Redemption of the outstanding Warrants could force you to: (i) exercise your Warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so; (ii) sell your Warrants at the then-current market price when you might otherwise wish to hold your Warrants; or (iii) accept the nominal redemption price which, at the time the outstanding Warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

The price of our securities may be volatile.

The market price of Class A Common Stock and Warrants has previously and in the future may continue to fluctuate significantly, depending on many factors, some of which may be beyond our control, including:

•        actual or anticipated fluctuations in our operating results due to factors related to our business;

•        failure to meet or exceed financial estimates and projections of the investment community or that we to the public;

•        the failure of securities analysts to cover, or maintain coverage of, the Class A Common Stock;

•        issuance of new or updated research or reports by securities analysts or changed recommendations for the industry in general;

•        operating and share price performance of other companies in the industry or related markets;

•        the timing and magnitude of investments in the growth of the business;

•        success or failure of our business strategies;

•        our ability to obtain financing as needed;

•        announcements by us or our competitors of significant acquisitions, dispositions or strategic investments;

•        additions or departures of key the Company or Falcon’s Opco management or other personnel;

•        sales of substantial amounts of Class A Common Stock by our directors, executive officers or significant stockholders or the perception that such sales could occur;

•        changes in capital structure, including future issuances of securities or the incurrence of debt;

•        changes in accounting standards, policies, guidance, interpretations or principles;

•        investor perception of the Company, Falcon’s Opco and our industry;

•        overall market fluctuations;

•        results from any material litigation or government investigation;

•        changes in laws and regulations (including tax laws and regulations) affecting our business;

•        changes in capital gains taxes and taxes on dividends affecting stockholders; and

•        general economic conditions and other external factors.

Low trading volume and public float of our Class A Common Stock may amplify the effect of the above factors on our stock price volatility.

Stock markets in general can experience volatility that is unrelated to the operating performance of a particular company. These broad market fluctuations could adversely affect the trading price of the Class A Common Stock and Warrants.

If analysts do not publish research about our business or if they publish inaccurate or unfavorable research, the price and trading volume of the Company’s securities could decline.

The trading market for the Company’s securities will depend in part on the research and reports that analysts publish about our business. We will not have any control over these analysts, and the analysts who publish information about us may have relatively little experience with the Company or its industry, which could affect their ability to accurately forecast our results and could make it more likely that we fail to meet their estimates. If few or no securities or industry analysts cover us, if one or more of the analysts who cover us ceases coverage of us or fails to publish reports on us regularly, the trading price for the Company’s securities would be negatively impacted. If one or more of the analysts who cover us downgrades the Company’s securities or publishes inaccurate or unfavorable research about our business, the price of the Class A Common Stock would likely decline.

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Our continued eligibility for listing on Nasdaq depends on our ability to continue to meet Nasdaq’s listing standards, including the Company having a minimum level of shareholders’ equity. If Nasdaq delists our securities from trading on its exchange for failure to meet the listing standards, the Company and its stockholders could face significant material adverse consequences including:

•        a limited availability of market quotations for our securities;

•        a determination that our Class A Common Stock are a “penny stock,” which will require brokers trading in our Class A Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our Class A Common Stock;

•        a limited amount of analyst coverage; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

An active trading market for our Class A Common Stock may not be sustained, and you may not be able to resell your Class A Common Stock at the time when you want.

Although our Class A Common Stock is listed on Nasdaq, an active trading market for our securities may not be sustained. In the absence of an active trading market for our Class A Common Stock, investors may be unable to sell their shares.

We do not intend to pay cash dividends for the foreseeable future.

The timing, declaration, amount and payment of future dividends to stockholders falls within the discretion of the Board. The Board’s decisions regarding the amount and payment of future dividends will depend on many factors, including our financial condition, earnings, capital requirements of our business and covenants associated with debt obligations, as well as legal requirements, regulatory constraints, industry practice and other factors that the Board deems relevant. There can be no assurance that we will continue to pay any dividend in the future.

The Demerau Family is expected to have significant influence over stockholder decisions because of its share ownership.

Holders of Class A Common Stock and Class B Common Stock are entitled to cast one vote per share of on all matters to be voted on by stockholders. Generally, holders of all classes of Common Stock vote together as a single class. As of the date of this prospectus, Infinite Acquisitions holds approximately 44.8% of the voting power of the Common Stock and therefore has the ability to significantly influence the vote outcome of most matters submitted to stockholders for approval, including the election of directors and any merger, consolidation or sale of all or substantially all of our assets. In addition, Katmandu Ventures, LLC holds approximately 24.3% of the voting power of the Common Stock, and together with Infinite Acquisitions can control the vote outcome of matters submitted to stockholders for approval. Both Katmandu Ventures, LLC and Infinite Acquisitions are controlled by members of the Demerau family and may have interests that conflict with other stockholders, and may vote its shares in a way that other stockholders do not view as beneficial. Additionally, Infinite Acquisitions’ concentrated control could delay, defer, or prevent a change of control, merger, consolidation, or sale of all or substantially all of our assets that other stockholders support.

Cecil D. Magpuri, our Chief Executive Officer, controls over twenty percent of our voting power and is able to exert significant influence over the direction of our business.

Cecil D. Magpuri, our Chief Executive Officer, has voting and investment control over approximately 24.3% of the shares of Common Stock, by virtue of his beneficial ownership of CilMar Ventures, LLC, Series A. As our Chief Executive Officer, Mr. Magpuri has significant control over the day-to-day management and the implementation of major strategic decisions of the Company, subject to authorization and oversight by the Board including our Executive

Chairman, Scott Demerau. As a board member and officer, Mr. Magpuri owes a fiduciary duty to our stockholders and must act in good faith and in a manner reasonably believed to be in the best interests of stockholders. However, he will still be entitled to vote the shares over which he has voting control, which may be in a manner that other stockholders do not support. Mr. Magpuri’s ownership, together with the significant ownership of Infinite Acquisitions and Katmandu Ventures, LLC described above, represents a high concentration of stock in a limited number of stockholders, and together they will have the ability to control any corporate action requiring stockholder approval, even if the outcome sought by such stockholders is not in the interest of our other stockholders. In addition, the significant concentration of stock ownership may adversely affect the value of our common stock due to a resulting lack of liquidity or a perception among investors that conflicts of interest may exist or arise.

Delaware law and the Charter and Bylaws contain certain provisions, including anti-takeover provisions that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.

The Charter, Bylaws and the DGCL contain provisions that could have the effect of rendering more difficult, delaying or preventing an acquisition that stockholders may consider favorable, including transactions in which stockholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of Class A Common Stock, and therefore depress the trading price. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the incumbent members of the Board or taking other corporate actions, including effecting changes in our management. Among other things, the Charter and Bylaws include provisions that:

•        provide for a classified board of directors with staggered, three-year terms;

•        permit the Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquire;

•        prohibit cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•        limit the liability of, and provide for the indemnification of, our directors and officers;

•        permit the Board to amend the Bylaws, which may allow the Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Bylaws to facilitate an unsolicited takeover attempt;

•        require a supermajority vote of stockholders to amend certain provisions of the Charter and a supermajority vote of stockholders in order to amend the Bylaws;

•        limit our ability to engage in business combinations with certain interested stockholders without certain approvals;

•        permit only the Board, the chief executive officer of the Company or the chairperson of the Board to call special stockholder meetings; provided, that for so long as the holders of Class B Common Stock beneficially own, directly or indirectly, a majority of the total voting power of stock entitled to vote generally in election of directors, special meetings of stockholders may also be called by or at the request of our stockholders holding shares of capital stock of the Company representing a majority of the total voting power of stock entitled to vote generally in election of directors; and

•        mandate advance notice procedures with which stockholders must comply in order to nominate candidates to the Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Board or management.

The provisions of the Charter requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

The Charter requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware (the “Chancery Court”) and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to the personal jurisdiction of the Chancery Court and having service of process made upon such stockholder in any such action on such stockholder’s counsel. Any person or entity purchasing or otherwise acquiring any interest in shares of the Company’s capital stock shall be deemed to have notice of and consented to the forum provisions in its certificate of incorporation. Notwithstanding the foregoing, the Charter will provide that the exclusive forum provision will not apply to suits brought to enforce a duty or liability created by the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Additionally, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against us or any of our directors, officers, other employees or agents. However, there is uncertainty as to whether a court would enforce the exclusive forum provisions relating to causes of actions arising under the Securities Act.

Although we believe this exclusive forum provision will benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, it may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in the Charter to be inapplicable or unenforceable in an action, the Company may incur additional costs associated with resolving such action in other jurisdictions, which could harm its business, operating results and financial condition.

The Company may be subject to securities class action litigation, which may harm its business and operating results.

Companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. the Company may be the target of this type of litigation in the future. Securities litigation against the Company could result in substantial costs and damages and divert the Company’s management’s attention from other business concerns, which could seriously harm the Company’s business, results of operations, financial condition or cash flows.

The Company may also be called on to defend itself against lawsuits relating to its business operations. Some of these claims may seek significant damages amounts. Due to the inherent uncertainties of litigation, the ultimate outcome of any such proceedings cannot be accurately predicted. A future unfavorable outcome in a legal proceeding could have an adverse impact on the Company’s business, financial condition and results of operations. In addition, current and future litigation, regardless of its merits, could result in substantial legal fees, settlements or judgment costs and a diversion of the Company management’s attention and resources that are needed to successfully run the Company’s business.

The warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.

The Warrant Agreement, which we assumed in connection with the Business Combination, provides that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope of the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with our company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Holders of the Warrants may have to pay taxes if the Company adjusts the conversion rate of the Warrants in certain circumstances, even though such holders would not receive any cash.

Upon certain adjustments to (or certain failures to make adjustments to) the conversion rate of the Warrants, holders of the Warrants may be deemed to have received a distribution from the Company, resulting in taxable income to them for U.S. federal income tax purposes, even though holders would not receive any cash in connection with such adjustment to (or failure to adjust) the conversion rate. If you are a non-U.S. Holder (as defined in “Material U.S. Federal Income Tax Considerations”) of the Warrants, any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. Please consult your tax advisor and read “Material U.S. Federal Income Tax Considerations” regarding the U.S. federal income tax consequences of an adjustment to the conversion rate of the Warrants.

USE OF PROCEEDS

All of the shares of Class A Common Stock offered by the selling securityholders will be sold by them for their respective accounts. We will not receive any of the proceeds from these sales. The selling securityholders will pay any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses incurred by such selling securityholders in disposing of their shares of Class A Common Stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our independent registered public accountants.

We will not receive any proceeds from the sale of the shares of Class A Common Stock issuable upon the exercise of the Warrants, nor from the net share exercise of any Warrants on a cashless basis.

We will receive proceeds from the exercise of the Warrants for cash. Assuming the exercise of all outstanding Warrants for cash, we will receive an aggregate of approximately $59.8 million. There is no assurance that the holders of the Warrants will elect to exercise for cash any or all of such Warrants. Each Warrant entitles the holder thereof to purchase 1.034999 shares of Class A Common Stock at an exercise price of $11.50 per Warrant. On May 24, 2024, the closing price of our Class A Common Stock was $10.25. If the price of our Class A Common Stock remains below $11.50 per share, warrant holders will be unlikely to exercise their Warrants for cash, resulting in little or no cash proceeds to us from such exercises. To the extent that any Warrants are exercised on a “cashless basis,” (if applicable) the amount of cash we would receive from the exercise of the Warrants will decrease. We intend to use the proceeds received from the exercise of the Warrants for general corporate and working capital purposes. The Company will have broad discretion over the use of proceeds from the exercise of the Warrants.

MARKET INFORMATION FOR COMMON STOCK AND DIVIDEND POLICY

Market Information

Our Class A Common Stock and Warrants are currently listed on Nasdaq under the symbols “FBYD” and “FBYDW”, respectively. As of May 24, 2024, there were 214 holders of record of our Class A Common Stock and one holder of record of our Warrants. The actual number of holders of our Class A Common Stock and Warrants is greater than the number of record holders and includes holders of our Class A Common Stock and Warrants whose shares of Class A Common Stock or Warrants are held in street name by brokers and other nominees.

Dividend Policy

We have not paid any cash dividends on our shares of common stock to date. It is the present intention of the Board to retain all earnings, if any, for use in the Company’s business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon our revenue and earnings, if any, capital requirements, and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, our ability to declare dividends may be limited by the terms of financing or other agreements entered into by us or our subsidiaries from time to time, including certain consent rights in connection with the Strategic Investment.

BUSINESS

Overview

We are a visionary leader in innovative and immersive storytelling, sitting at the intersection of three potential high growth business opportunities, content, technology and experiences. We have three business divisions, which are conducted through five operating segments. Our three business divisions complement each other as we pursue our growth strategy.

Business Division	Operating Segment
Falcon’s Creative Group (“FCG”) creates master plans, designs attractions and experiential entertainment, and produces content, interactives, and software.	FCG

Falcon’s Beyond Destinations (“FBD”) develops a diverse range of entertainment experiences using both Falcon’s owned and third party licensed intellectual property, spanning location-based entertainment (“LBE”), dining, and retail.

Producciones de Parques, S.L. (“PDP”) Sierra Parima S.A.S. (“Sierra Parima”) Destinations Operations
Falcon’s Beyond Brands (“FBB”) endeavors to bring brands and intellectual property to life through animation, movies, licensing and merchandising (“L&M”), gaming, as well as ride and technology sales.	FBB

As referenced above, we operate at the intersection of content, technology, and experiences. We aim to engage, inspire and entertain people through our creativity and innovation, and to connect people with brands, with each other, and with themselves through the combination of digital and physical experiences. At the core of our business is brand creation and optimization, facilitated by our multi-disciplinary creative teams. We believe the complementary strengths of our business divisions facilitates invaluable insights and streamlined growth.

We recently went public and listed our shares on Nasdaq on October 6, 2023 in connection with a de-SPAC transaction with FAST Acquisition Corp. II. FCG, PDP, and Sierra Parima are currently accounted for as equity method investments and represent a substantial portion of the Company’s operations.

Recent Developments

The Company’s portfolio of equity method investments has undergone recent strategic and operational changes, including through its intention to utilize an asset-efficient approach to the FBD business, to continue its strategic focus on the FCG business, and its growth plans for the FBB business.

Prior to July 27, 2023, FCG was a wholly-owned subsidiary of the Company. On July 27, 2023, pursuant to the Subscription Agreement (the “Subscription Agreement”) by and between FCG and QIC Delaware, Inc., a Delaware corporation and an affiliate of Qiddiya Investment Company (“QIC”), QIC agreed to invest $30.0 million in FCG (the “Strategic Investment”). As a result of the rights provided to QIC in connection with the Strategic Investment, FCG was deconsolidated as of July 27, 2023.

Following the Strategic Investment, the Company has been able to devote the necessary resources to realize its growth plans for FCG. For example, the Company recently entered into a Consultancy Services Agreement with QIC in January 2024 for a total contract value of up to approximately $83.1 million if we bid for and win all of the opportunities available to us under such agreement, pursuant to which, among other things, Falcon’s Treehouse, LLC, a subsidiary of FCG, agreed to provide certain design, technological and construction services for the first-ever Dragon Ball theme park. Falcon’s is the master planner, attraction designer, and creative guardian of the theme park. These services will be performed to assist QIC’s development efforts with Qiddiya, which is a giga-project focused on building destinations, programs and initiatives based on the power of play that will enhance the quality of life of visitors and residents. Qiddiya’s first development will be Qiddiya City, a city wholly dedicated to play and an epicenter of entertainment, sports, and culture, welcoming Saudi nationals, residents, and tourists alike. Further, as a result of FCG’s expected growth and expansion, the Company recently acquired and moved into a larger building in Orlando to meet the space requirement of the nearly 200 new employees the Company intends to hire to support FCG. In addition, in March 2024, we established the Falcon’s Beyond Global, LLC Long-Term Incentive Plan, effective as of January 1, 2024 (the “Opco Incentive Plan”) to allow Falcon’s Opco to reward certain eligible employees of Falcon’s Opco and its subsidiaries, including FCG, by granting incentive bonuses in the form of cash bonuses. Falcon’s Opco and QIC also entered into an amendment to the FCG LLC Amended and Restated Limited Liability Company Agreement in March 2024 to clarify QIC’s consent rights with respect to grants made under the Opco Incentive Plan. As a result of establishing the Opco Incentive Plan, QIC released in April 2024 the remaining $12.0 million investment into FCG pursuant to the terms of the Subscription Agreement.

In our FBD business, we are now utilizing an asset-efficient strategy, which is expected to reduce our capital expenditures by harnessing the strengths and resources of current and future strategic partners, allowing us to focus on our core competencies of bringing incredible experiences to people. For example, we are developing themed virtual ocean adventure attractions across Hong Kong and China through our joint venture with Raging Power Limited (“Raging Power”), a subsidiary of K11 Group. K11 Group is a subsidiary of the Hong Kong publicly traded New World Development Company Ltd, a major retail mall developer in China and Hong Kong. The first location is expected to open in 2025 at the new 11 SKIES complex adjacent to Hong Kong Airport.

In March 2024, the Katmandu Park in Punta Cana, Dominican Republic (“Katmandu Park DR”), was closed to visitors following financial, operational, and infrastructure challenges at the park. Katmandu Park DR, which is part of the Company’s unconsolidated Sierra Parima reporting segment and the Falcon’s Beyond Destinations business, was one of two entertainment destinations developed, owned and operated through two joint venture entities between the Company and Meliá Hotels International, S.A. (“Meliá”), and the closure of Katmandu Park DR did not immediately affect the operations of the other joint venture entity. Overall, our Sierra Parima segment experienced losses in 2023 as a result of the challenges encountered at the Katmandu Park DR following its opening in March 2023, and as a result, Sierra Parima determined that the fair value of its long-lived fixed assets was less than carrying value as of December 31, 2023 and recorded a fixed asset impairment, as described in more detail in “Management’s Discussion and Analysis of Financial Condition and Results of Operation”, Note 8, “Investments and advances to equity method investments,” to the Company’s audited consolidated financial statements as of and for the year ended December 31, 2023 included elsewhere in this prospectus, and Note 4 “Investments and advances to equity method investments — Full Impairment of Investment in Sierra Parima” to our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2024 contained elsewhere in this prospectus. The Company believes that the closure of the park is in the best interest of the joint venture. For more information about the joint ventures with Meliá, see “— Our Relationship with Meliá” below.

Our FBB division is focused on bringing Falcon’s brands and intellectual property to life through animation, movies, licensing & merchandizing, gaming, and technology. Further, FBB identifies third party brands and intellectual property that could be licensed by FBB and developed into compelling LBEs. For example, in January 2024, we entered into a licensing agreement with The Hershey Company (“Hershey”), pursuant to which we agreed to develop Hershey-branded LBE experiences featuring the snack company’s intellectual property, such as Hershey’s, Reese’s, Jolly Rancher, and Twizzlers, in both the United States and international markets. Additionally, as part of FBB we created Falcon’s Attractions Systems & Technologies in March 2024 as a brand name to operate our rides and attractions sales efforts within FBB.

Background of the Company

Our track record spans over 24 years with execution of over $120 billion worth of story-driven development projects in 27 countries. Historically, fifty-eight percent (58%) of first-time clients have contracted for additional services, and the scope of services contracted by returning clients averages 60 times the scope of the initial project. Falcon’s has won more than 30 prestigious industry awards.

The Falcon’s business, consisting of the business conducted by Falcon’s Treehouse, LLC and Falcon’s Treehouse National, LLC (the “Falcon’s Business”), began in 2000 with a focus on attraction design services and expanded into a broader array of services including master planning, media, interactive, and audio production, project management, and attraction hardware development, procurement, and sales.

The Katmandu business, consisting of business conducted by Katmandu Group, LLC and Fun Stuff, S.L. (the “Katmandu Business”), began in 2007 with the creation of the House of Katmandu theme park in Mallorca, Spain, later rebranded as Katmandu Park, which was our first instance of the “Big Experience, Small Footprint” themed entertainment concept used for developing entertainment destination resorts in major tourist destinations worldwide. The success of the House of Katmandu theme park in Mallorca led to the creation of a joint venture relationship between the Katmandu Business and Meliá in 2012.

In April 2021, the Falcon’s Business and the Katmandu Business were combined to form Falcon’s Beyond Global, LLC.

As our company and services evolved, in 2017 we registered “Falcon’s Creative Group” as a fictitious name with the State of Florida in order to formally conduct business under that name. Following the combination of Falcon’s Business with the Katmandu Business, Falcon’s formed Falcon’s Creative Group, LLC, which is an entity organized under the laws of the State of Delaware, and Falcon’s Beyond Destinations, LLC in March 2022 and Falcon’s Beyond Brands, LLC in June 2022, which are both entities organized under the laws of the State of Florida. The three entities were formed in anticipation of planned internal organizational movements to align with the purpose of Falcon’s three distinct operating divisions.

We maintain a website located at www.falconsbeyond.com. Our corporate filings, including our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, our Current Reports on Form 8-K, our proxy statements and reports filed by our officers and directors under Section 16(a) of the Exchange Act, and any amendments to those filings, are available, free of charge, on our website as soon as reasonably practicable after we electronically file such material with the SEC. The contents of our website are not incorporated in or otherwise to be regarded as a part of this prospectus.

Our Three Business Divisions

As referenced above and further described below, Falcon’s is organized into three business divisions: FCG, FBD, and FBB. Our three businesses contribute to and strengthen one another, amplifying our brand presence and creating diversified revenue streams.

FCG: Falcon’s Creative Group

Our FCG division creates master plans, designs attractions and experiential entertainment, and produces content, interactives, and software. Our in-house combination of design, media, and experiential technology enables us to deliver complete, integrated guest experiences.

The FCG division has recently experienced rapid growth through an increase in demand and expansion of project scope. This growth has been funded in part by the Strategic Investment, pursuant to which we agreed to prioritize any projects, products and purchase orders submitted by QIC. This increase in demand and expansion of project scope has resulted in the need to allocate additional resources and talent to FCG to ensure that contracted scopes of work can be delivered.

Strategic Investment by Qiddiya Investment Company

Overview

On July 27, 2023, pursuant to the Strategic Investment, QIC agreed to invest approximately $30.0 million in FCG through a private placement of preferred units by FCG LLC. Pursuant to the Subscription Agreement, upon the closing of the Strategic Investment, FCG LLC received a closing payment of $17.5 million (net of $500,000 in reimbursements relating to due diligence fees incurred by QIC). In April 2024, QIC released the remaining $12.0 million of the $30.0 million investment to FCG LLC as a result of the establishment of the Opco Incentive Plan.

After giving effect to the transactions contemplated by the Subscription Agreement, FCG LLC has two members: QIC holding 25% of the equity interest of FCG LLC in the form of preferred units and Falcon’s Opco holding the remaining 75% of the equity interest of FCG LLC in the form of common units. In connection with the Strategic Investment, FCG LLC amended and restated its limited liability company agreement to include QIC as a member and to provide QIC with certain consent, priority and preemptive rights and Falcon’s Opco and FCG LLC entered into an intercompany service agreement and a license agreement. In addition, FCG LLC agreed to indemnify the members of its board of managers for liabilities arising from their service in their respective roles.

Case Study: Qiddiya Water Theme Park

QIC selected Falcon’s as the lead master planner for a water theme park in Qiddiya, a planned tourism destination in Saudi Arabia. With multiple unprecedented themed and immersive water attractions, Falcon’s now-completed master plan for the water park alters the vision for the future of water theme parks. When built, the year-round water theme park is planned to span across more than 252,000 square meters and feature 23 rides and attractions, including seven that will be world firsts. It is expected to be the only water theme park in the world that offers a unique mix of dry and wet rides as well as state-of-the-art, competition-level facilities for water sports enthusiasts, including surfing and white-water rafting experiences.

Case Study: Dragon Ball Theme Park

QIC selected Falcon’s as the lead master planner, attraction designer and creative guardian of the first-ever Dragon Ball theme park, based on the popular comic book franchise. Unveiled at AnimeJapan on March 22, 2024, the Dragon Ball theme park experience will span over 500,000 square meters and will feature seven different themed lands that recreate various iconic locales from the original series, such as Kame House, Capsule Corporation, and Beerus’s Planet. Park guests will be able to create epic sagas of their own with the characters from the first Dragon Ball series to the latest Dragon Ball Super series in new and immersive ways.

FCG has a significant relationship with QIC which goes beyond QIC’s investment in FCG. Our sales objectives at FCG involve expanding the scope of current projects and acquiring new projects outside of QIC.

Life of a Project

As illustrated below, a typical theme park project may have a development timeline of four to five years from master planning to opening.

FBD: Falcon’s Beyond Destinations

We are now deploying an asset-efficient strategy in our FBD business. We believe this strategy aligns with Falcon’s “Big Experience, Small Footprint” themed entertainment concept. We aim to partner with developers who have existing commercial properties with established infrastructure and real estate management capabilities, which we believe will allow us to enter new markets and expand our operations more quickly, de-risk our FBD operations, and focus on our core competencies of bringing incredible experiences to people using our story-driven intellectual property. Our asset-efficient strategy will be used both for Falcon’s-owned intellectual property and for third-party brands that the Company has the rights to use through its FBB division.

Prior to the asset-efficient strategy now being deployed, the FBD division historically developed an asset-heavy range of products and services, including hotels, theme parks, and RD&E venues in premium beach destinations using Company-owned intellectual property.

Our Relationship with Raging Power Limited

Our relationship with Raging Power began on November 2, 2021, when the Company, Raging Power and Karnival TP-AQ Holdings Limited (“Karnival”), entered into a joint venture agreement, pursuant to which the Company became a 50% shareholder in Karnival.

Karnival plans to build our first joint venture LBE experience at the 11 SKIES project, located adjacent to the Hong Kong International Airport, which will be operated by K11, a subsidiary of New World Development Company Limited. The joint venture is developing a story-driven underwater interactive adventure, Vquarium, for the 11 SKIES project. Vquarium will explore oceans and waterways around the globe in a wonder-filled narrative that offers intimate and empowering encounters with virtual sea life to entertain, educate, and inspire. Using Falcon’s asset-efficient strategy, K11 is providing the real estate management and infrastructure and Falcon’s is providing the intellectual property development for Vquarium. Further, as part of the joint venture relationship, Karnival has contracted our FCG division to provide creative design services, media production services, and project management support. This will result in some of our capital investment in the joint venture being returned in the form of payment for services provided by FCG. Pursuant to the terms of the joint venture agreement, Falcon’s and Raging Power are each required to provide funding to Karnival in the form of non-interest-bearing shareholder loans, which will be repaid based on a percentage of gross revenues from the operation of the LBE at 11 SKIES. Accordingly, the joint venture agreement provides that the Company will receive 16.6% - 20.6% of gross revenue of the LBE at 11 SKIES.

Following its debut at 11 SKIES, Falcon’s plans to expand the Vquarium experience beyond LBEs, across all forms of entertainment, including media content, video games, and consumer products. This intellectual property expansion model is core to our mission and purpose, to accelerate franchise activations concurrently across physical and digital experiences.

For more information about our joint venture relationship with Raging Power, see Note 8, “Investments and advances to equity method investments,” to our audited consolidated financial statements as of and for the year ended December 31, 2023 included elsewhere in this prospectus and Note 4 “Investments and advances to equity method investments” to our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2024 contained elsewhere in this prospectus.

Our Relationship with Meliá

Our FBD resort destinations have historically been developed through two joint venture entities with Meliá. These joint ventures are currently structured as equal partnerships, with Falcon’s Opco and Meliá generally each making equivalent contributions of capital and/or assets needed to build out the properties owned by the joint ventures and having equal control. The joint ventures allow for shared responsibility in the more asset-intensive aspect of our FBD business (i.e., construction of the theme parks).

For more information about our joint venture relationships with Meliá, see Note 8, “Investments and advances to equity method investments,” to our audited consolidated financial statements as of and for the year ended December 31, 2023 included elsewhere in this prospectus and Note 4 “Investments and advances to equity method investments” to our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2024 contained elsewhere in this prospectus.

PDP Joint Venture

On December 13, 2012, Infinite Acquisitions and PDP entered into a joint venture and shareholders agreement with Meliá (as amended from time to time, the “PDP JV Agreement”), to form a joint venture to develop the Sol Katmandu Resort in Mallorca, Spain, which was subsequently rebranded as Sol Katmandu Park & Resort, and the Sol Tenerife hotel in Tenerife, Spain. In 2019, Infinite Acquisitions transferred its ownership interest in PDP, and all of its rights and obligations under the PDP JV Agreement and all related agreements, to Fun Stuff, a wholly-owned subsidiary of Falcon’s Opco.

Meliá provides PDP with hotel-related services pursuant to a hotel services agreement, and Fun Stuff provides PDP with hospitality and related services, as well as services to develop the leisure and entertainment aspects of the Sol Katmandu Park & Resort, pursuant to a leisure and entertainment service agreement, in each case, in exchange for 1.5% of the revenue from the Sol Katmandu Park & Resort, plus an additional amount as determined by reference to the gross operating profit of Sol Katmandu Park & Resort. Each of the agreements provide that it will automatically terminate in the event the PDP JV Agreement is terminated.

Sol Katmandu Park & Resort features the Katmandu Park, a small-footprint theme park located in the heart of the tourist center in Mallorca. Katmandu Park is based on the Company’s “entertainment with rooms” concept that locates entertainment options in the center of the leisure destination. The concept is designed to expand the addressable market for the entertainment beyond just hotel guests while providing a bookings differentiator to the hotel to drive higher room rates and occupancy levels than nearby peer properties. Our hotel outperforms surrounding comparable non-Katmandu Meliá hotels in Mallorca, enjoying higher occupancy and higher average room rates. The park is extensively themed based on our Katmandu intellectual property, immersing guests in the multiverse of Katmandu through interactive experiences, attractions, and custom content.

Sierra Parima Joint Venture

On June 26, 2019, Fun Stuff and Sierra Parima entered into a joint venture and shareholders agreement with Meliá (the “Sierra Parima JV Agreement”), to form a joint venture to develop Katmandu Park DR in Punta Cana, Dominican Republic.

Fun Stuff has historically provided Sierra Parima services related to the development of the RD&E attributes of the Katmandu Entertainment Center, including the Katmandu Park DR, shopping center, and dining elements owned by Sierra Parima pursuant to a leisure and commercial services agreement, in exchange for annual fees, as well as certain intellectual property, base and incentive fees as determined by reference to a revenue percentage. The leisure and commercial services agreement automatically terminates in the event that the Sierra Parima JV Agreement is terminated and also contains other termination rights in the event of a breach of the agreement by the other party.

In March 2024, the Katmandu Park DR was closed to visitors following financial, operational, and infrastructure challenges at the park. The Company believes that the closure of the Katmandu Park DR is in the best interest of the joint venture.

Our Sierra Parima segment experienced losses in 2023 as a result of financial, operational, infrastructure challenges encountered at the Katmandu Park DR following its opening in March 2023. Sierra Parima performed an evaluation of its long-lived fixed assets in accordance with Accounting Standards Codification (“ASC”) 360 to determine whether their fair value is less than carrying value. As a result of this analysis, Sierra Parima recorded a fixed asset impairment of $46.7 million. Based on the estimated sale or liquidation proceeds from Sierra Parima, and Sierra Parima’s outstanding debts remaining to be settled, the fair value of the Company’s investment in Sierra Parima was determined to be zero. The Company’s fifty percent share of the impairment recognized by Sierra Parima and the additional impairment of $14.1 million recognized by the Company are included within Share of gain (loss) from equity method investments in the Consolidated Statements of Operations for the year ended December 31, 2023. For more information about the impairment charge with respect to Sierra Parima, see “Management’s Discussion and Analysis of Financial Condition and Results of Operation”, Note 8, “Investments and advances to equity method investments,” to our audited consolidated financial statements as of and for the year ended December 31, 2023 included elsewhere in this prospectus, Note 4 “Investments and advances to equity method investments — Full Impairment of Investment in Sierra Parima” to our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2024 contained elsewhere in this prospectus, and “Risk Factors — The impairments of our intangible assets and equity method investment in our joint ventures, have materially and adversely impacted our business and results of operations and may do so again in the future.”

Falcon’s Central Development Plans

Leading our asset-efficient approach, we are now creating new partnered mix-use entertainment destinations to take advantage of high-traffic low-cost spaces in tourist destinations, such as shopping centers and repurposed superstructures. These destinations will be branded “Falcon’s Central” (“FC”). Each FC is expected to have a wide variety of retail, dining, and entertainment experiences which bring to life a diverse mix of owned and third party intellectual property, including Hershey and PBS Kids.

FBB: Falcon’s Beyond Brands

Our FBB division is our newest division, created with the mandate to deploy and monetize our original brands through strategic content and consumer product activations across multiple channels and markets. We seek to license partner brands to deploy their intellectual property for use in LBEs. Further, we seek to utilize third party intellectual property for consumer products which we may sell at LBEs or through online marketplaces.

Traditional brand development timelines can take many years or even decades to deploy across a broad range of vectors (e.g., physical theme parks, ride systems, media content and consumer merchandise). By contrast, our franchise execution model is designed to efficiently support brand activation and growth across a broad spectrum of deployment vehicles within a compressed timeline. We expect to leverage our in-depth data and insights to create and optimize characters, art styles and storylines for greatest audience impact, and to scale and monetize our offerings through ad-supported video on demand channels, such as YouTube, subscription-based video on demand channels, such as Netflix, and linear TV, such as ABC, where applicable, on social media channels and brand experiences in established metaverse platforms, like Roblox. The goal of this strategy is to accelerate consumer engagement and return on investment through a digital-first approach, leveraging scale and awareness to drive high margin monetization. We are focused on animation, movies, music, licensing and merchandizing, gaming, streaming, and ride and technology sales.

Our proprietary intellectual property includes The Hidden Realms of Katmandu, Cadim and the Monster Wave, Vquarium, ResQ, and Curiosity Playground.

We seek to enter into or have entered into third-party relationships with:

•        Certain brands featured on PBS Kids.    In February 2023, we entered into a license agreement to use certain brands featured on PBS Kids. We seek to bring Xavier Riddle and the Secret Museum, Dinosaur Train, Odd Squad, and Wild Kratts into the physical realm through fun, interactive environments that seamless integration media with hands-on exploration.

•        Hershey.    In January 2024, we entered into a licensing agreement with Hershey pursuant to which we agreed to develop Hershey-branded LBE experiences featuring the snack company’s intellectual property, such as Hershey’s, Reese’s, Jolly Rancher, and Twizzlers, in both the United States and international markets.

•        Tanseisha.    In January 2024, we entered into a letter of intent with Tanseisha Co. Ltd., a Tokyo-based designer and creator of commercial and cultural facilities, to explore developing new themed entertainment experiences to bring popular Japanese anime and manga characters to life through LBE, games, movies, and more.

Competition

Each of our three business divisions face their own respective competitive landscapes.

FCG offers an extremely wide range of services to its outside clients and also works on internal development projects. Our broad services offerings include master planning, attractions and experiential entertainment design, and content, interactives and software production. Design studios doing work for outside clients with which we compete include FORREC Ltd., ITEC Entertainment, Jack Rouse Associates (JRA), PGAV Destinations, and Thinkwell Group. Media production studios doing work for outside clients with which we compete include Mack, Pixomundo, Super 78, and Weta Workshop. Design studios working on exclusively internal development include Merlin Magic Making Ltd., Universal Creative, and Walt Disney Imagineering.

FBD competes in the leisure and entertainment industry, which includes theme parks, LBEs, and hospitality. Market leaders include Merlin Entertainments, Meow Wolf, Legends, Andretti’s, Dave & Busters, Legoland Resorts, and Disney Resorts.

FBB competes in the digital entertainment content, consumer merchandising, and theme park ride and technology sales markets. All feature a wide range of competitors. In the consumer merchandising and entertainment content sectors, market leaders include The Walt Disney Company, Warner Bros. Discovery, Paramount and Moonbug. Within the attractions systems and technologies markets, FBB competes with Triotech, Dynamic Entertainment, Simtec, Simworx, and DOF Robotics.

Marketing

The Company’s overarching marketing strategy focuses on Company brand development and reputation management to help drive the business, as well as growing brand awareness and loyalty. Through targeted campaigns and strategic initiatives, our marketing efforts aim to increase Falcon’s brand visibility and recognition among target audiences including customers, clients, current and future investors, and current and potential future employees. We believe the Company’s marketing team is equipped to quickly adapt to evolving company programs and initiatives to ensure the most optimal marketing campaigns. We maintain an extensive public relations program working with an outside public relations firm to ensure visibility and top news outlet placements for all Company announcements. The Company has a strong organic digital presence with active social media platforms including Facebook, Instagram, X, LinkedIn, and YouTube, as well as a newly launched website that was redesigned in early 2024 to coincide with the Company’s growth and evolving key attributes. Additional marketing programs work to position the Company executives as industry thought leaders by participating in speaking engagements, having an active presence on LinkedIn, and exhibiting in relevant tradeshows. By building brand awareness and loyalty through integrated marketing efforts, the Company is working to lay the foundation for sustainable competitive advantage and market leadership.

Each Company business has its own targeted marketing plan that varies by division and customer type.

FCG’s marketing efforts are based largely on a business-to-business (“B2B”) approach. Given the 24-year history, FCG is generally well-known in the themed entertainment industry and therefore benefits from proven work history and customer referrals. To ensure that FCG maintains a proactive industry profile, FCG has a physical presence at key industry tradeshows and is an active participant in influential industry organizations such as the International Association of Amusement Parks and Attractions (IAAPA), the Themed Entertainment Association (TEA) and the Visual Effects Society (VES). FCG also has a robust digital marketing presence, including a visually rich website featuring imagery, company news, and examples of our design and media production as well as numerous case studies. This is complemented by targeted e-newsletters and blogs showcasing key project work and timely news. FCG has an established social media presence on channels including Facebook, Instagram, X, and YouTube, although the most successful channel given business-focused audience is its LinkedIn page, which has over 14,000 followers. FCG also produces a successful industry monthly podcast, Experience Imagination, that examines relevant topics in the themed entertainment industry to educate, inform and entertain listeners. Marketing promotes the podcast through owned and earned channels.

FBD’s marking program is focused on supporting projects under development by establishing each program’s narratives and communication priorities. This involves key collaborations such as marketing strategic planning with joint venture and licensed IP partners to align on integrated marketing efforts. For FBD’s franchise development, our marketing team leads the efforts working with Company creative guardians to identify and frame the project narratives while developing brand assets and guidelines. The overarching concept is to have the flexibility of creating new evolving consumer experiences traveling to an endless array of themed destinations from oceans to space, to the inner Earth and beyond.

FBB’s marketing program is still being refined and includes both B2B and business-to-consumer (“B2C”) approaches, integrating elements from our FCG and FBD marketing efforts. Brand licensing and distribution, as well as ride systems and technologies, are marketed via channels such as trade shows, summits, and publications. This marketing covers the licensing of proprietary intellectual property for the distribution of our original linear content, the licensing of our consumer merchandise, the licensing of third-party brands, and sales of Falcon’s proprietary ride systems and technologies. For example, our recent announcement of our collaboration with Hershey resulted in significant positive industry news stories and organic social media results. Further, Falcon’s Attractions Systems & Technologies launched in March 2024 as a commercial name for FBB to highlight the focus of rides and attractions sales. The launch was accompanied by an integrated marketing campaign, including a website, press announcement, e-newsletter, and posts on social media channels. On-going marketing efforts include industry-related engagement as well as owned and earned channels.

Sales

Our sales strategies vary by division.

FCG’s primary sales strategy is to provide priority access design services on Qiddiya projects in conjunction with QIC’s minority investment in FCG. The Company anticipates that the growth and expansion of FCG will continue to be strengthened by the previously-announced projects launched following the Strategic Investment, including the

Consultancy Services Agreement with a total contract value of up to approximately $83.1 million if we bid for and win all of the opportunities available to us under such agreement. Our sales objectives at FCG involve expanding the scope of current QIC projects and acquiring new projects outside of QIC.

Secondary sales sources for FCG will be driven by sales leads sourced through new business marketing strategies and ongoing customer relationships. The Company maintains an ongoing relationship with most of its past customers in an effort to support the potential for future work for hire business. Illustrating the importance of repeat business, 58% of first-time clients have contracted for additional services, and the scope of services contracted by returning clients averages 60 times the scope of the initial project.

Both FBD and FBB businesses are in the development stage, and our sales efforts for these businesses are growth focused.

FBD has adjusted its development approach to support the growth of the business and the Company’s asset-efficient “Big Experience, Small Footprint” themed entertainment concept. The new strategy emphasizes focus on building strategic relationships with commercial developers and brands that have existing high-traffic commercial properties with established infrastructure and real estate management capabilities. These partnerships will help develop a diverse range of entertainment experience destinations featuring both Company owned and third party licensed intellectual property. The sales model for future LBE venues in development will rely on attraction ticket sales, retail, dining and merchandise revenue.

FBB recently launched a new brand fictious name, Falcon’s Attraction Systems & Technologies, for the sales of rides, attractions and technologies. The sales strategy is focused on B2B marketing efforts including trade shows and direct marketing to drive sales. Additionally, the Company is currently accessing potential acquisition targets to support growth. FBB expects to license media content to distributors, and to sell consumer products at our FBD locations, online direct-to-consumer channels, vertically integrated retail, and third-party marketplaces.

Intellectual Property Research and Development

The Falcon’s Business has decades of experience in intellectual property creation and expansion and in developing award-winning themed experiences and entertainment content. Over the last 24 years, we have provided planning and design services and developed innovative technologies culminating in over $120 billion of location-based entertainment projects realized. Our extensive work-for-hire history has provided a platform for our research and development, leading to our portfolio of award-winning proprietary technology and attraction systems, as well as patents covering some of these technologies and systems.

Much of our intellectual property has been developed and tested in-house at our Falcon’s X-Lab facility in Orlando, Florida — a versatile research facility and prototype laboratory, which is being relocated to our new headquarters, used as the central test lab to research and experiment with emerging technologies in innovative applications. We undertake proactive research on the experiential entertainment industry, focusing on strategies and technologies to facilitate the connection and interfacing between disparate proprietary, consumer, and commercial hardware and software systems to provide immersive interactive experiences in both the physical and virtual worlds. We have established a team to develop the full slate of software, hardware and systems that power our products, integrating product management, engineering, analytics, data science, and design.

We rely on a combination of patents, trademarks, copyrights, and trade secrets to protect our intellectual property rights and our success relies in part on our ability to protect our intellectual property rights. Our patents and patent applications cover our attraction systems and experiential technologies, including our motion simulator theater with suspended seating, circular motion theater, and interactive theater system. As of December 31, 2023, we hold 9 issued utility patents in the US and 1 issued utility patent in China, including patents for: CircuMotion Theater, a multi-dimensional, rotating platform that incorporates media content and special effects to create a fully immersive experience; Suspended Theater, which takes riders soaring across epic adventures delivering the unique sensation of flight in a new way; Falcon’s Vision, an augmented reality headset that is designed to be durable, functional, hygienic, and affordable for high-throughput LBEs; and ÄEONXP, a technology solution that gamifies a conventional attraction experience into a flexible and enduring ecosystem of narrative data, complete with consequential choice customizations, character progressions, worldbuilding, global high-score competitions, and an exciting infrastructure within which to cultivate organic social interaction and gaming communities. The foregoing 10 patents expire from

2027 to 2042. We have several utility patent applications pending in the U.S., including: SpectraVerse, which uses projection, tracking, and optical technologies to empower a joint social experience of individualized perspectives in a themed environment, without the need for a headset; and ON!X, a theater system which features continuous positional tracking, personalized player triumph moments, robust audience accessibility, and real-time scoring. Additionally, we feature some of our proprietary designs and technologies in Spheron Theater, which surrounds guests with edge blended, high definition video content, and SpectraVerse Game Bay, which uses our SpectraVerse intellectual property for small group play in an immersive atmosphere.

Our patents protect our competitive advantage by preventing third parties from infringing our proprietary inventions without our permission. We recognize the value of our intellectual property and vigorously defend our intellectual property rights. However, despite our efforts to protect our intellectual property, we may not be able to prevent third parties from developing similar technology or from infringing on our intellectual property rights. Any infringement could harm our business. See Risk Factors — “Theft of our intellectual property, including unauthorized exhibition of our content, may decrease our licensing, franchising and programming revenue which may adversely affect our business and profitability.”

We also own registered domain names and have entered into, and will continue to enter into, both in-bound and out-bound licensing agreements of our intellectual property and the intellectual property of third parties.

We rely on the intellectual property laws of the United States and other relevant jurisdictions, as well as licensing agreements, confidentiality and non-disclosure agreements, and other contractual protections, to safeguard our intellectual property assets.

Our on-boarding policy requires each of our employees to enter into a confidentiality agreement which provides that all inventions and discoveries that are conceived or made by such employee during their employment which relate in any manner to Falcon’s current business or future business will be the sole property of Falcon’s. Additionally, independent contractors involved in the creation and/or development of intellectual property for Falcon’s execute agreements that include confidentiality, work-for-hire, and intellectual property assignment provisions providing that Falcon’s owns the results and/or deliverables created under such agreements. We also take reasonable steps to control and monitor access to our software, documentation, proprietary technology, and other confidential information.

We continue to evaluate additional intellectual property protections to the extent we believe they would be beneficial and cost-effective. We intend to vigorously defend our intellectual property rights and our freedom to operate our business. Despite our efforts to protect our intellectual property assets, our intellectual property could be deemed invalid or unenforceable or otherwise challenged and such efforts may be circumvented or otherwise unsuccessful. See the section entitled “Risk Factors,” including “Risk Factors — Risks Related to Our Intellectual Property” for a description of the risks related to our intellectual property.

Customers and Concentration of Customer Risk

Our business divisions have significant individual customer relationships. FCG in particular tends to have customers that individually represent a significant amount of its consolidated revenues given that it is limited in the number of customers it can service for large master planning and design projects at any one time. Our FCG customers are often themed entertainment developers and operators, museums, zoos, aquariums, cruise lines, media producers, intellectual property holders, and others based in the United States and in 27 other countries. We are proud to have worked with QIC, MOTIONGATE Dubai, Fosun International Limited, the IMG Group, Delaware North Companies, The Walt Disney Company, Universal Studios, and the National Geographic Society, to name a few.

For the three months ended March 31, 2024 and for the year ended December 31, 2023, FCG’s largest customer, QIC, generated an aggregate of approximately 99% and 81% of FCG’s revenue, respectively.

QIC, a corporation wholly owned by Saudi Arabia’s Public Investment Fund, has engaged FCG to provide services for Qiddiya, a planned tourism destination and one of a series of large-scale projects to be constructed in Saudi Arabia. Qiddiya is planned to consist of 367 square kilometers of leisure and theme parks, sports arenas, academies for sports and the arts, concert and entertainment venues, racetracks and outdoor and adventure activities alongside nature and environment experiences. Since 2018, FCG has been engaged to lead the design of 26 different entertainment assets located in Qiddiya, including the now-completed master plan for its water theme park. The water theme park will be the country’s first and the region’s largest.

Various services agreements with QIC have been entered into between July 2018 and March 2024, providing for the provision of design, consultancy, creative guardianship, media production, and/or ride hardware procurement services related to the development of Qiddiya. Each of the agreements that we have entered into contains the scope of services and completion milestone requirements applicable to each particular entertainment asset or services to which the agreement relates. Because our work for Qiddiya is not subject to a master services agreement, our and QIC’s rights and obligations and our time to complete a specific task may vary from agreement to agreement and the terms and conditions of each agreement is generally tailored to the specific project or services covered by the applicable agreement. As of April 26, 2024, we have 11 active agreements with QIC, each of which may be terminated at will by either FCG, after providing 14 days’ notice to QIC, upon a further notice of 42 days or QIC upon 14 days’ notice to FCG. Further, there are no cross-termination or cross-default provisions in these agreements, as they relate to discrete services or projects that are not dependent on each other.

Government Regulations

Given that we operate in several industries and geographically diverse locations, our operations are subject to a variety of rules and regulations. Several non-U.S. and U.S. federal and state agencies regulate various aspects of our business. We are subject to applicable laws and regulations in the United States and other countries in which we operate, and the rules and regulations of various governing bodies, which may differ among jurisdictions, including, without limitation, with respect to export restrictions, economic sanctions, consumer protection and privacy, data usage, data integrity, cybersecurity, intellectual property, content requirements, trade restrictions, tariffs, taxation and anti-corruption. These regulations are often complex and subject to varying interpretations, in many cases due to their lack of specificity, and as a result, their application in practice may change or develop over time through judicial decisions or as new guidance or interpretations are provided by regulatory and governing bodies, such as foreign, federal, state, and local administrative agencies. We may be required to incur costs to comply with these requirements, and the costs of compliance, investigation, remediation, litigation, and resolution of regulatory matters could be substantial. See the section entitled “Risk Factors,” including “Risk Factors — Risks Related to Regulatory, Tax, Legal and Compliance Matters” for a description of the risks related to the potential impact of government regulations.

Falcon’s Creative Group

FCG is subject to applicable federal and state regulation in the United States, including, without limitation, regulations relating to protection of intellectual property, such as copyright, patent, and trade secret and other propriety-rights laws and regulations. See “— Intellectual Property Research and Development” above for further information about how we use U.S. laws to protect our intellectual property rights. Our products available in international markets are also subject to applicable U.S. and non-U.S. laws and regulations. When FCG is contracted to integrate its products with overseas businesses, we are subject to the laws and regulations relating to, as applicable, temporary work authorizations or work permits and other immigration matters of the countries where those businesses are located. These laws and regulations are continually evolving and are subject to change over time. See “Risk Factors — We are exposed to risks related to operating in the Kingdom of Saudi Arabia” for regulatory and legal risks with respect to our relationship with QIC, and see “— The significance of our operations and partnerships outside of the United States makes us susceptible to the risks of doing business internationally, which could lower our revenues, increase our costs, reduce our profits, disrupt our business, or damage our reputation” for more information about regulatory and legal risks generally.

Falcon’s Beyond Destinations

FBD and its joint venture entities and operations are subject to applicable environmental laws and regulations in the countries in which they operate hotels, theme parks, FCs or other properties, such as laws and regulations relating to water resources, discharges to air, water and land, the handling and disposal of solid and hazardous waste, and the cleanup of properties affected by regulated materials. Under these laws and regulations, should circumstances warrant, we may be required to investigate and clean up hazardous or toxic substances or chemical releases from current or formerly owned or operated facilities or to mitigate potential environmental risks. Environmental laws typically impose cleanup responsibility and liability without regard to whether the relevant entity knew of or caused the presence of the contaminants. The costs of investigation, remediation or removal of regulated materials may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use, transfer or obtain financing with respect to our property. See the section entitled “Risk Factors,” including “Risk Factors — Risks Related to Regulatory, Tax, Legal and Compliance Matters — United States or international environmental laws and regulations may cause us to incur substantial costs or subject us to potential liabilities.”

At our hotels and theme park, Falcon’s, Meliá, our joint ventures, and third-party service providers collect, use and retain large volumes of guest data, including credit card numbers and other personally identifiable information, for business, marketing and other purposes. We also maintain personally identifiable information about our employees. As such, we are subject to applicable security and data privacy laws and regulations in the countries where we operate regarding protection against the risk of theft, loss or unauthorized or unlawful use of guest, employee or company data. For example, FBD is subject to the General Data Protection Regulation (“GDPR”), which became effective on May 18, 2018. This EU law governing data privacy and protection applies to all of our activities conducted from an establishment in the EU or related to certain of our products and services offered in the EU, and imposes a range of compliance obligations regarding the handling of personal data.

In addition, our joint ventures are subject to other governmental regulations in the countries where they operate including, without limitation, labor, zoning and land use, minimum wage and health and safety regulations applicable to hotel, restaurant and theme park construction and operations.

Falcon’s Beyond Brands

FBB is subject to applicable laws and regulations of the United States and other jurisdictions where it operates, including, without limitation, those relating to protection of intellectual property and data privacy and security. FBB, in its partnerships with other brands and content creators, will work alongside licensors to assist in protecting the intellectual property of others in certain instances. We must design and operate our products and services in compliance with the applicable laws and regulations of the relevant jurisdiction(s).

Human Capital Management

The Company

Our key human capital management objectives are to attract, retain and develop the highest quality talent throughout our company. To support these objectives, we strive to provide our employees good working conditions and competitive pay, as well as a wide range of benefits programs to eligible employees. We continuously evaluate our benefits programs and policies to meet present and future employee needs and desires. These programs and policies are intended to ensure the well-being of our employees. Programs and policies applicable to our U.S. employees generally include, but are not limited to, access to medical, dental, life, short-term and long-term disability insurance benefits, a 401(k) and profit-sharing plan to assist employees in saving for their future and paid vacation and holidays.

At Falcon’s, culture is not just an incidental by-product of working together, it’s our way of life. We believe in integrity, inclusion, diversity, and fairness, as shown by the employee initiatives that we encourage and enforce:

•        respectful communication and cooperation between all employees;

•        teamwork and employee participation, encouraging the representation of all groups and employee perspectives;

•        work/life balance through flexible work schedules to accommodate employees’ varying needs; and

•        employer and employee contributions to our communities to promote a greater understanding and respect for diversity.

As of December 31, 2023, we had 116 full-time employees, of which 102 were based at our Orlando headquarters and 14 were based in the Philippines. None of our U.S. or Philippines-based employees are covered by collective bargaining agreements. This does not include employees of our joint venture entities, which are discussed below.

In 2023, Falcon’s was awarded the Top Workplaces Orlando regional award by Orlando Sentinel for the second year in a row.

We consider our employees relations to be good.

Our Joint Ventures

As of December 31, 2023, our two joint ventures with Meliá had approximately 297 year-round, full-time employees, of which 161 were based in Spain and 136 were based in the Dominican Republic. In Spain, as of December 31, 2023, there were an additional 361 full-time and partial-time employees that work all or a part of the operating season of the given property.

All of the Spanish joint venture employees are subject to collective bargaining agreements governed by Estatuto de los Trabajadores (the “Workers’ Statute”) of Spain. These agreements are reached after negotiations between unions, industry representatives and public administrators. At the beginning of 2023, there was a pre-agreement announced for a 5.0% wage increase in 2023 and 3.3% in 2024 (applying only to the positions that are being remunerated with the collective bargain agreement).

Insurance

The Company

We maintain insurance, excess coverage, or reinsurance for property and commercial general liability, personal and advertising injury, automobile liability, professional services liability, workers’ compensation, cybersecurity. and other coverage in amounts and on terms that our management believes are commercially reasonable and appropriate, based on our actual claims experience and expectations for future claims.

We also maintain insurance for our non-US activities and operations including commercial general liability, automobile liability, employer’s liability, kidnap and ransom, and other coverage in amounts and on terms that our management believes are commercially reasonable and appropriate, based on our actual claims experience and expectations for future claims.

There can be no assurance that our insurance coverage will be adequate to cover all claims to which we may be exposed. See “Risk Factors — Our insurance may not be adequate to cover the potential losses, liabilities and damages of our FBD division, the cost of insurance may continue to increase materially, including as a result of natural disasters, some of which may be related to climate change, and we may not be able to secure insurance to cover all of our risks, all of which could have a material adverse effect on us.”

Meliá-Falcon’s Joint Venture Entities

Our joint venture entities maintain insurance for property, professional services liability, commercial general liability and other appropriate coverage in amounts and on terms that our management believes are commercially reasonable and appropriate for businesses operating in the tourism industry in the geographies in which we operate, based on Falcon’s, Meliá’s and the joint ventures entities’ actual claims experience and expectations for future claims. The joint venture entities also maintain general accident insurance and life insurance. This general liability insurance provides coverage for hotel and theme park employees’ death and incapacity, resulting from our operations. We believe these insurance policies are adequate for foreseeable losses and on terms and conditions that are reasonable and customary with solvent insurance carriers. In addition, the joint ventures maintain what we believe to be appropriate levels of insurance coverage in areas where there is a high probability of severe weather events or earthquakes.

The types and levels of coverage the joint ventures obtain may vary from time to time depending on their view of the likelihood of specific types and levels of loss in relation to the cost of obtaining coverage for such types and levels of loss and they may experience material losses that exceed, or are not covered by, their insurance.

We generally evaluate our insurance policies on an annual basis, which may involve renegotiation of terms as necessary. The majority of our current insurance policies were renewed at the beginning of the second quarter of 2023. We cannot predict the level of the premiums that we may be required to pay for subsequent insurance coverage, the level of any retention applicable thereto, the level of aggregate coverage available or the availability of coverage for specific risks.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of financial condition and results of operations together with the Company’s audited consolidated financial statements and notes thereto, and the Company’s unaudited condensed consolidated financial statements and notes thereto, included elsewhere in this prospectus. Certain of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to plans and strategy for Falcon’s business, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, including those factors set forth in the section “Risk Factors”, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. You should carefully read the section entitled “Risk Factors” to gain an understanding of the important factors that could cause actual results to differ materially from the Company’ forward-looking statements. Please also see the section entitled “Cautionary Statement Regarding Forward-Looking Statements and Risk Factor Summary.”

Overview of Business

The Company operates at the intersection of three potential high-growth business opportunities: content, technology, and experiences. We aim to engage, inspire and entertain people through our creativity and innovation, and to connect people with brands, with each other, and with themselves through the combination of digital and physical experiences. At the core of our business is brand creation and optimization, facilitated by our multi-disciplinary creative teams. The Company has three business divisions, which are conducted through five operating segments.

Our business divisions complement each other as we pursue our growth strategy: (i) FCG creates master plans, designs attractions and experiential entertainment, and produces content, interactives and software; (ii) FBD, consisting of PDP, Sierra Parima (Sierra Parima’s Katmandu Park DR was closed to visitors on March 7, 2024), and Destinations Operations, develops a diverse range of entertainment experiences using both Falcon’s owned and third party licensed intellectual property, spanning LBE, dining, and retail; and (iii) FBB endeavors to bring brands and intellectual property to life through animation, movies, licensing and merchandising, gaming, as well as ride and technology sales.

Our five operating and reportable segments are organized based on product lines or by geography for our location-based entertainment: FCG, PDP, Sierra Parima, Destinations Operations, and FBB (created during the 2022 fiscal year). We collectively refer to the PDP, Sierra Parima and Destinations Operations as our FBD business division.

Our audited consolidated financial statements and our unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). All amounts are shown in thousands of U.S. dollars unless otherwise stated.

The following reflects our results of operations for the three months ended March 31, 2024 and March 31, 2023 and for the years ended December 31, 2023 and December 31, 2022.

Recent Developments

Strategic Business Updates

The Company’s portfolio of equity method investments has undergone recent strategic and operational changes, including through its intention to utilize an asset-efficient approach to the FBD business, to continue its strategic focus on the FCG business, and its growth plans for the FBB business. See “Description of Business — Our Three Business Divisions” for more information.

Strategic Investment

On July 27, 2023, pursuant to the Subscription Agreement by and between FCG and QIC Delaware Inc., QIC agreed to make the Strategic Investment of $30.0 million in FCG through a private placement of preferred units by FCG. Pursuant to the Subscription Agreement, upon the closing of the Strategic Investment, FCG received a closing payment of $17.5 million (net of $500,000 in reimbursements). In April 2024, QIC released the remaining $12.0 million of the $30.0 million investment to FCG LLC as a result of the establishment of the Opco Incentive Plan.

After giving effect to the transactions contemplated by the Subscription Agreement, FCG has two members: QIC holding 25% of the equity interest of FCG in the form of preferred units and Falcon’s Opco holding the remaining 75% of the equity interest of FCG in the form of common units. In connection with the Strategic Investment, FCG entered into the FCG A&R LLCA to include QIC as a member and to provide QIC with certain consent, priority and preemptive rights, and Falcon’s Opco and FCG entered into an intercompany service agreement and a license agreement. The FCG A&R LLCA contains contractual provisions regarding the distribution of FCG’s income or loss. Pursuant to these provisions, QIC is entitled to a redemption amount of the initial $30.0 million investment plus a 9% annual compounding preferred return. As a result, QIC does not absorb losses from FCG that would cause its investment to drop below this redemption amount and any losses not absorbed by QIC are fully allocated to the Company. The FCG A&R LLCA was amended on March 18, 2024 to provide QIC with additional consent rights over incentive bonuses.

Following the Strategic Investment, the Company has been able to devote the necessary resources to realize its growth plans for FCG. For example, the Company recently entered into a Consultancy Services Agreement with QIC in January 2024 for a total contract value of up to approximately $83.1 million if we bid for and win all of the opportunities available to us under such agreement, pursuant to which, among other things, Falcon’s Treehouse, LLC, a subsidiary of FCG, agreed to provide certain design, technological and construction services for the first-ever Dragon Ball theme park. Falcon’s is the master planner, attraction designer, and creative guardian of the theme park.

Sierra Parima.    In March 2024, the Katmandu Park in Punta Cana, Dominican Republic was closed to visitors following financial, operational, and infrastructure challenges at the park. Katmandu Park DR, which is part of the Company’s unconsolidated Sierra Parima reporting segment and the Falcon’s Beyond Destinations business, was one of two entertainment destinations developed, owned and operated through two joint venture entities between the Company and Meliá, and the closure of Katmandu Park DR did not immediately affect the operations of the other joint venture entity. Overall, our Sierra Parima segment experienced losses in 2023 as a result of the challenges encountered at the Katmandu Park DR following its opening in April 2023, and as a result, Sierra Parima determined that the fair value of its long-lived fixed assets was less than carrying value as of December 31, 2023 and recorded a fixed asset impairment.

Deconsolidation of FCG

In connection with the Strategic Investment, the FCG A&R LLCA granted QIC the right to block or participate in certain significant operating and capital decisions of FCG, including the approval of FCG’s budget and business plan, strategic investments, and incurring additional debt, among others. These rights allow QIC to effectively participate in significant financial and operating decisions of FCG that are made in FCG’s ordinary course of business. As such, as of July 27, 2023, the Company did not have a controlling financial interest since QIC has the substantive right to participate in FCG’s business decisions. Therefore, since July 27, 2023, FCG has been deconsolidated and accounted for as an equity method investment in the Company’s consolidated financial statements. Until the five-year anniversary of the Strategic Investment, (i) FCG may not make any distributions (except for tax distributions) to any of its members and (ii) FCG will reinvest all of its available cash to support the growth and capacity of FCG and its subsidiaries for any projects, products and purchase orders submitted by QIC to FCG and its subsidiaries. These limitations in the use of available cash restrict FCG’s ability to distribute cash to Falcon’s Opco and, in turn, Falcon’s Opco’s ability to distribute cash to the Company, which could have an adverse impact on the Company’s ability to pay dividends to its shareholders.

The consolidated statement of operations and comprehensive loss for the year ended December 31, 2023 therefore includes approximately seven months of activity related to FCG prior to deconsolidation. As of December 31, 2023, the assets and liabilities of FCG, including its goodwill, are no longer included within the Company’s consolidated balance sheets.

Prior to FCG’s deconsolidation, FCG generated a majority of the Company’s consolidated revenue and contract asset and liability balances. Any discussions related to results, operations, and accounting policies associated with FCG are referring to the periods prior to deconsolidation.

As of July 27, 2023, the Company reflected its investment in FCG at fair value, resulting in a gain on deconsolidation of $27.4 million. Refer to the consolidated financial statements of FCG, included elsewhere in this prospectus.

Business Combination

Following the Closing of the Business Combination, the direct interests in Falcon’s Opco were held by the Company and certain holders of the limited liability company units of Falcon’s Opco outstanding as of immediately prior to the Business Combination.

The total number of shares of the Company’s Class A Common Stock outstanding immediately following the Closing, inclusive of earnout shares, was 7,986,019 (11,816,629 as of May 24, 2024); the total number of shares of the Company’s Class B Common Stock outstanding immediately following the Closing, inclusive of earnout shares, was 127,596,617 (125,596,617 as of May 24, 2024); the total number of shares of the Company’s Series A Preferred Stock outstanding immediately following the Closing was 656,415 (0 as of May 24, 2024); and the total number of the Company’s Warrants outstanding immediately following the Closing was 8,440,641 (5,198,420 as of May 24, 2024). Under GAAP accounting rules, which excludes the earnout shares as such shares are not considered outstanding under GAAP, the total number of shares of the Company’s Class A Common Stock outstanding immediately following the Closing was 6,048,519; the total number of shares of the Company’s Class B Common Stock outstanding immediately following the Closing was 52,034,117; the total number of shares of the Company’s Series A Preferred Stock outstanding immediately following the Closing was 656,415; and the total number of the Company’s Warrants outstanding immediately following the Closing was 8,440,641 (5,198,420 as of May 24, 2024).

On November 6, 2023, the 656,415 shares of Series A Preferred Stock automatically converted into shares of Class A Common Stock pursuant to the terms of the Series A Preferred Stock. Following the automatic conversion of the Series A Preferred Stock, there are no outstanding shares of Series A Preferred Stock. The conversion rate was 0.90909 shares of Class A Common Stock for each share of Series A Preferred Stock, resulting in 596,671 shares of Class A Common Stock issued upon conversion.

In connection with the automatic conversion of the Series A Preferred Stock, the outstanding Warrants are no longer exercisable for (i) 0.580454 shares of Class A Common Stock and (ii) 0.5 shares of Series A Preferred Stock. Each outstanding Warrant is now exercisable for 1.034999 shares of Class A Common Stock pursuant to the terms of the Warrants. On November 3, 2023, the Company and Continental Stock Transfer & Trust Company entered into a second amended and restated warrant agreement to reflect such adjustment to the Warrants.

Public Company Costs

As a consequence of the Business Combination, the Company became an SEC-registered and listed company, and the Company has incurred additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources, including increased audit and legal fees. Additionally, our capital and operating expenditures are expected to increase significantly in connection with our ongoing activities.

Infinite Acquisitions Subscription Agreement; Transferred Debt

Prior to the Closing of the Business Combination, an aggregate of approximately $67.3 million in financing was provided to Falcon’s Opco by Infinite Acquisitions, including through debt-to-equity conversions. On October 4, 2023, Infinite Acquisitions irrevocably committed to fund an additional approximately $12.8 million to Falcon’s Opco by December 31, 2023, for a total financing from Infinite Acquisitions of $80.0 million. As of May 24, 2024, Infinite Acquisitions has not funded such commitment.

Further, the holders of an aggregate $4.8 million of indebtedness of Falcon’s Opco, entered into exchange agreements with the Company and Falcon’s Opco whereby such indebtedness was exchanged for an aggregate of 475,000 shares of Series A Preferred Stock and a cash payment of unpaid accrued interest. The Company agreed to contribute the Transferred Debt to Falcon’s Opco in exchange for Falcon’s Opco (i) issuing to the Company a number of Preferred Units equal to the number of shares of Series A Preferred Stock issued upon the exchange of the Transferred Debt, and (ii) paying to the Company an amount in cash equal to the amount of cash paid by the Company as accrued interest. Such transactions were consummated concurrently with the Closing of the Business Combination.

Infinite Acquisitions Loans; Katmandu Loans

Following the Closing of the Business Combination through December 31, 2023, Infinite Acquisitions loaned the Company $6.8 million pursuant to its existing $10.0 million revolving credit arrangement. During the three months ended March 31, 2024, Infinite Acquisitions loaned an additional $4.8 million to the Company pursuant to the revolving credit arrangement. The revolving credit arrangement is subject to an annual fixed interest rate of 2.75% and matures in December 2026.

In April 2024, Falcon’s Opco entered into a term loan agreement with Katmandu Ventures, LLC (“Katmandu Ventures”), a greater than 10% shareholder of the Company, pursuant to which Katmandu Ventures made a loan to Falcon’s Opco in the principal amount of approximately $7.2 million, and a term loan agreement with Universal Kat Holdings, LLC (“Universal Kat”) pursuant to which Universal Kat has made a loan to Falcon’s Opco in the principal amount of approximately $1.3 million. Such term loans bear interest at a rate of 8.88% per annum, payable quarterly in arrears, and will mature on March 31, 2025. Approximately $5.4 million of the proceeds of the term loans was used to repay a portion of the outstanding loans under the Infinite Acquisitions revolving credit arrangement.

Impairment of Investment in Sierra Parima

As referenced above, in March 2024, Katmandu Park DR was closed to visitors following financial, operational, and infrastructure challenges at the park. Based on this determination, Sierra Parima first performed an evaluation of its long-lived fixed assets in accordance with ASC 360, Property, Plant and Equipment (“ASC 360”) to determine whether their fair value is less than carrying value. As a result of this analysis, Sierra Parima recorded a fixed asset impairment of $46.7 million for the year ended December 31, 2023. The impairment recognized by Sierra Parima is a component of the Company’s equity method share of Sierra Parima’s loss for the full year ended December 31, 2023.

As Sierra Parima recorded a fixed asset impairment under ASC 360, the Company further evaluated its remaining equity investment in Sierra Parima for impairment as of December 31, 2023, and determined that it was other-than-temporarily impaired. The Company estimated the fair value of its investment in Sierra Parima using probability weighted scenarios assigned to discounted future cash flows. The impairment is the result of management’s estimates and assumptions regarding the likelihood of certain outcomes related to various liquidation and sale scenarios and pending legal matters, the timing of which remains uncertain. These estimates were determined primarily using significant unobservable inputs, or Level 3 inputs, as described in Note 17 — “Fair value measurement” of the audited consolidated financial statements included elsewhere in this prospectus and Note 4 — Investments and advances to equity method investments, section “Full Impairment of Investment in Sierra Parima” of the unaudited condensed consolidated financial statements included elsewhere in this prospectus. The estimates that the Company makes with respect to its equity method investment are based upon assumptions that management believes are reasonable, and the impact of variations in these estimates or the underlying assumptions could be material.

Based on the estimated sale or liquidation proceeds from Sierra Parima, and Sierra Parima’s outstanding debts remaining to be settled, the fair value of the Company’s investment in Sierra Parima was determined to be zero. As of December 31, 2023, the Company recognized an other-than-temporary impairment charge of $14.1 million, which is recorded in Share of gain (loss) from equity method investments in the consolidated statement of operations and comprehensive loss. There are no other liquidity arrangements, guarantees or other financial commitments between the Company and Sierra Parima. The Company is not committed to provide any additional funding as of March 31, 2024. Any future capital fundings will be discretionary.

Liquidity and Going Concern

The Company has been engaged in expanding its operations through its equity method investments, developing new product offerings, raising capital and recruiting personnel. As a result, the Company has incurred a loss from operations, an accumulated deficit, and negative cash flows from operating activities for the three months ended March 31, 2024 and for the year ended December 31, 2023. Accordingly, as of May 16, 2024, the Company performed an evaluation of its ability to continue as a going concern through at least twelve months from the date of the issuance of the issuance of its interim unaudited condensed consolidated financial statements under ASC 205-40, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern.

The Company has committed to funding its share of additional investment in its equity investment, Karnival, for the purpose of constructing the Vquarium Entertainment Centers in the People’s Republic of China. The Company and its joint venture partner are committed to funding non-interest-bearing advances of $9.0 million (HKD 69.7 million) each, over a three-year period. As of March 31, 2024 and December 31, 2023, the Company had funded $6.6 million (HKD 51.0 million) and the Company has a remaining unfunded capital commitment of $2.4 million (HKD 18.7 million).

On July 27, 2023, in connection with the Strategic Investment, FCG received a net closing payment from QIC of $17.5 million (net of $500,000 in reimbursements). On April 16, 2024, QIC released the remaining $12.0 million of the $30.0 million investment to FCG upon the establishment of an employee retention and attraction incentive program. These funds can be used by FCG to fund its operations and growth and cannot be used to satisfy the commitments of the Company’s other segments.

The Company’s development plans, and investments have been funded by a combination of debt and committed equity contributions from its stockholders, and the Company is reliant upon its stockholders and third parties for obtaining additional financing through debt or equity raises to fund its working capital needs, contractual commitments, and expansion plans. As of March 31, 2024 and December 31, 2023, the Company has incurred material amounts of expenses in relation to its external advisors, accountants and legal costs in relation to the Business Combination. The Company has a working capital deficiency of $(191.6) million (inclusive of the $155.3 million Earnout liability – current portion to be settled in shares) as of March 31, 2024 and $(28.9) million which excludes non-cash earnout liability balance as of December 31, 2023. Additionally, the Company has $15.1 million of debt that is maturing within twelve months of March 31, 2024. The Company does not currently have sufficient cash or liquidity to pay liabilities that are owed or are maturing at this time. There can be no assurance that additional capital or financing raises, if completed, will provide the necessary funding for the next twelve months.

In April 2024, Falcon’s Opco entered into a term loan agreement with Katmandu Ventures, LLC (“Katmandu Ventures”), a greater than 10% shareholder of the Company, pursuant to which Katmandu Ventures made a loan to Falcon’s Opco in the principal amount of approximately $7.2 million, and a term loan agreement with Universal Kat Holdings, LLC (“Universal Kat”) pursuant to which Universal Kat has made a loan to Falcon’s Opco in the principal amount of approximately $1.3 million. Such term loans bear interest at a rate of 8.88% per annum, payable quarterly in arrears, and will mature on March 31, 2025. Approximately $5.4 million of the proceeds of the term loans was used to repay a portion of the outstanding loans under the Infinite Acquisitions revolving credit arrangement.

Sales under this Registration Statement

Sales of a substantial number of shares of our Class A Common Stock in the public market by the selling securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of shares of our Common Stock and Warrants. We are unable to predict the effect that such sales may have on the prevailing market price of shares of our Common Stock and Warrants. The total shares of Class A Common Stock available for resale represent a substantial percentage of our total outstanding shares of Common Stock as of the date of this prospectus. The selling securityholders can sell, under this prospectus, up to 119,096,355 shares of our Class A Common Stock, constituting approximately 95% of our outstanding shares of Common Stock, or approximately 1,035% of our outstanding shares of Class A Common Stock, as of May 24, 2024. Further, the selling securityholders beneficially own a significant percentage of our Class A Common Stock. The Sponsor beneficially owns 3,066,544 shares, or 2.5%, of our Common Stock, Infinite Acquisitions beneficially owns 55,060,481 shares, or 44.1%, of our Common Stock, Katmandu Ventures beneficially owns 30,474,655 shares, or 24.4% of our Common Stock, and CilMar beneficially owns 30,474,665 shares, or 24.4%, of our Common Stock, in each case, assuming the redemption of Falcon’s Opco Units and simultaneous cancellation of Class B Common Stock and the vesting and release of all remaining unvested Earnout Shares and Earnout Units. All such shares may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Class A Common Stock. See “Risk Factors — Sales of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our shares of Class A Common Stock and Warrants to fall.”

The shares that Infinite Acquisitions may sell under this prospectus includes up to 35,907,551 shares of Class A Common Stock which Infinite Acquisitions is obligated to deliver to Infinite Founder Series pursuant to the terms of a redemption agreement between Infinite Acquisitions and Infinite Founder Series. Beginning on or about February 14, 2024 and continuing on each February 14 on an annual basis for eight years thereafter, Infinite Acquisitions is obligated to transfer to Infinite Founder Series up to an aggregate of up to 35,907,551 shares of Class A Common Stock, consisting of up to 13,441,004 shares of Class A Common Stock which may be received by Infinite Acquisitions upon redemption of an equal number of units of Falcon’s Opco and up to an additional 22,466,547 shares of Class A Common Stock which may be received by Infinite Acquisitions upon redemption of an equal number of units of Falcon’s Opco if the criteria for release under the Earnout Escrow Agreement is met. The number of shares of Class A Common Stock to be delivered at each payment date is to be reduced by up to 20% of the amount deliverable, subject to an implied minimum share price of $10 per share. In February 2024, Infinite Acquisitions initiated the delivery of 273,413 shares of Class A Common Stock in satisfaction of the first of the required transfers under the Founder Series Redemption Obligation.

Factors that May Influence Future Results of Operations

Our financial results of operations may not be comparable from period to period due to several factors. Key factors affecting the results of operations are summarized below.

Strategic Investment

Our financial results are impacted by the Strategic Investment in FCG. As of July 27, 2023, the date the Company ceased to have a controlling financial interest, FCG was deconsolidated and accounted for as an equity method investment. Until the five-year anniversary of the Strategic Investment, (i) FCG may not make any distributions (except for tax distributions) to any of its members and (ii) FCG will reinvest all of its available cash to support the growth and capacity of FCG and its subsidiaries for any projects, products and purchase orders submitted by QIC to FCG and its subsidiaries. These limitations in the use of available cash restrict FCG’s ability to distribute cash to Falcon’s Opco and, in turn, Falcon’s Opco’s ability to distribute cash to the Company, which could have an adverse impact on the Company’s liquidity and ability to repay its outstanding loans.

Equity Method Investments

Our financial results are impacted by our 50% ownership of the equity interests in three of our unconsolidated joint ventures, PDP, Sierra Parima and Karnival. Additionally, starting from the deconsolidation of FCG on July 27, 2023, our financial results are impacted by our 75% ownership of FCG, as described further below. Prior to July 27, 2023, FCG’s results and balances were consolidated with the Company.

Our four unconsolidated joint ventures are recognized as equity method investments. We have recognized approximately $1.15 million and $(1.28) million Share of gain (loss) from equity method investments for the three months ended March 31, 2024 and 2023, respectively, and $(52.4) million and $1.5 million Share of gain (loss) from equity method investments including Sierra Parima impairment of $(14.1) million in 2023, for the years ended December 31, 2023, and 2022, respectively.

On November 2, 2021, the Company entered into a Joint Venture Agreement to acquire a 50% interest in Karnival, a joint venture established with Raging Power Limited. The purpose of the joint venture is to hold ownership interests in entities developing and operating amusement centers located in the People’s Republic of China. The first facility is under development with an expected opening in 2025. For the three months ended March 31, 2024, the Company has a $0.1 million increase in share of net income from Karnival, primarily driven by interest income. The results of operations for Karnival are immaterial for the years ended December 31, 2023, and 2022.

The carrying value of our investments and advances as of December 31, 2023, was comprised of approximately $22.9 million for PDP, $0 million for Sierra Parima, $6.8 million for Karnival and $30.9 million for FCG. The carrying value as of December 31, 2022, was comprised of approximately $23.7 million for PDP, $41.7 million for Sierra Parima and $6.6 million for Karnival.

Timing of Current Projects and Future Geographic and Product Expansion

Our financial results and liquidity needs vary from quarter-to-quarter or year-to-year depending on the timing of:

•        our signing of agreements with and related disbursement from our clients

•        FCG’s signing of agreements with and related disbursements from QIC

•        completion of our current projects

•        completion of Karnival’s Vquarium Entertainment Center

•        our contributions to our existing and new joint ventures

•        FBB’s strategic partnerships or alliances.

Further, our success depends substantially on our ability to accurately predict and adapt to changing consumer tastes and preferences. Consumer tastes and preferences impact and will impact, among other items, revenues from affiliate fees, licensing fees and royalties, critical and commercial success of our planned animation, movies, and music offerings, theme park admissions, hotel room charges and merchandise, sales of licensed consumer products or sales of our other consumer products and services.

Risks Associated with Future Results of Operations

For additional information on the risks associated with future results of operations, please see the section entitled “Risk Factors” of this prospectus.

Components of Our Results of Operations

Overall note regarding the deconsolidation of FCG

The results of operations includes approximately seven months of activity related to FCG prior to deconsolidation during the year ended December 31, 2023. Prior to deconsolidation, FCG’s operations generated a majority of the Company’s consolidated revenue and contract asset and liability balances. Any discussions related to results, operations, and accounting policies associated with FCG refer to the periods prior to deconsolidation. After deconsolidation as of July 27, 2023, FCG’s results of operations are included in the Company’s consolidated statement of operations and comprehensive loss as a component of Share of gain (loss) from equity method investments financial statements. See Deconsolidation of Falcon’s Creative Group LLC under Note 1 — Description of business and basis of presentation in the Company’s audited consolidated financial statements and Note 1 — Description of business and basis of presentation in the Company’s unaudited condensed consolidated financial statements for further discussion. FCG’s separate audited consolidated financial statements included elsewhere in this prospectus include FCG’s results for the full year ended December 31, 2023.

Revenue

In our FCG segment, FCG generates revenue from master planning, attraction design, experiential entertainment, content production, interactives, and software. The Company’s retained investment in FCG is accounted for under the equity method and, subsequent to the deconsolidation of FCG on July 27, 2023, FCG revenue is no longer included in the results of operations. In our Destinations Operations segment, revenues may be generated through the management of resorts and theme parks and incentive fees. In our FBB segment, revenues are generated through the licensing of digital media.

Project design and build expense

Our Project design and build expenses primarily include project related direct wages, freelance labor, hardware, and software costs.

Selling, general and administrative expense

Our Selling, general and administrative expenses include payroll, payroll taxes and benefits for non-project related employee salaries, taxes, and benefits as well as technology infrastructure, marketing, occupancy, finance and accounting, legal, human resources, and corporate overhead expenses. Our Selling, general and administrative expenses include third-party accounting and legal costs related to the preparation of the Company becoming a public company upon the Closing of the Business Combination.

Transaction expenses

Transaction expenses are stated separately in the results of operations. Transaction expenses include professional services expenditures directly related to business combinations, other investments, and disposals of other assets and liabilities that qualify as a business.

Credit loss expense

Our credit loss expense includes expected credit loss reserve activity related to accounts receivable balances with our unconsolidated joint venture Sierra Parima.

Research and development expense

Much of our intellectual property has been developed and tested in-house. We have established a team to develop the full slate of software, hardware and systems that power our products, integrating product management, engineering, analytics, data science, and design. Research and development expenses primarily consist of internal labor involved in research and development activities primarily related to the development of new FBB products across a broad range of vectors (e.g., physical theme parks, ride systems, media content and consumer merchandise), as well as development of the new asset-efficient strategy in our FBD business. Research and development expenses are expensed in the period incurred. We expect expenses to increase in future periods as we continue to invest in research and development activities to achieve our operational and commercial goals. See “Business — Intellectual Property Research and Development” for more information.

Intangible asset impairment loss

Our intangible asset impairment loss consists entirely of the impairment of the Ride Media Content (“RMC”) intangible asset owned by our FBB segment.

Depreciation and amortization expense

Our Depreciation and amortization expense is primarily attributed to the amortization of finite-lived intangible assets, comprising of RMC, trade names, customer relationships, developed technology and right-of-use assets for our finance lease. All trade names, customer relationships, developed technology and finance lease right-of-use assets have been deconsolidated with FCG as of July 27, 2023. We also incurred depreciation expenses for property and equipment utilized in the operation of our businesses.

Share of gain or loss from equity method investments

Our Share of gain or loss from equity method investments represents our proportional share of net earnings or losses of our unconsolidated joint ventures.

During 2022 and 2023, our parks and resorts, which operated within our unconsolidated joint ventures, generated revenue through the sales of hotel rooms, park admissions, food and beverage, merchandise, and ancillary services, and for fiscal 2023, the principal costs of parks and resorts were employee wages and benefits, advertising, maintenance, utilities, and insurance. Factors that have affected these costs have included fixed operating costs, competitive wage pressures, food, beverage and merchandise costs, costs for construction, repairs and maintenance and inflationary pressures.

After the deconsolidation of FCG on July 27, 2023 the Company accounts for its retained investment under the equity method. FCG generates revenues from master planning, attraction design, experiential entertainment, content production, interactives, and software. The principal costs of these services are project design and build expense, employee wages and benefits, research and development, sales and marketing, depreciation and amortization, software costs, legal fees, consultant fees, and occupancy costs.

The Company monitors the equity method investments for impairment and records reductions in their carrying value if the carrying amount of an investment exceeds its fair value. An impairment charge is recorded when such impairment is deemed to be other-than-temporary. To determine whether an impairment is other-than-temporary, we consider our ability and intent to hold the investment until the carrying amount is fully recovered. There were $14.1 million in impairment losses recognized for investments in equity method investments during the year ended December 31, 2023, entirely related to impairment of the Company’s equity method investment in Sierra Parima. See Note 8 “Investments and advances to unconsolidated joint ventures” to our audited consolidated financial statements as of and for the year ended December 31, 2023 contained elsewhere in this prospectus, and Note 4 “Investments and advances to equity method investments — Full Impairment of Investment in Sierra Parima” to our unaudited condensed consolidated financial statements as of and for the three months ended March 31, 2024 contained elsewhere in this prospectus. There were no impairment losses recognized for investments in equity method investments during the year ended December 31, 2022.

Gain on deconsolidation of FCG

Our gain on deconsolidation consists of the gain recognized on the deconsolidation of FCG. The gain recognized on deconsolidation is the difference between the estimated fair value of the Company’s retained investment in FCG and the carrying value of FCG’s net assets. See Deconsolidation of Falcon’s Creative Group LLC under Note 1 — Description of business and basis of presentation in the Company’s audited consolidated financial statements for further discussion.

Interest expense

Our Interest expense consists primarily of the interest on our debt instruments and finance lease liabilities. Interest expense related to debt instruments is generated by related party and third-party loans and lines of credit used primarily to fund working capital and operations. See Note 10 — Long-term debt and borrowing arrangements in the Company’s audited consolidated financial statements for a description of our indebtedness and “Liquidity and Capital Resources” below.

Interest income

Our Interest income was not material during the three months ended March 31, 2024. During the year ended December 31, 2023, our Interest income consisted primarily of interest income recognized in connection with licensing the right to use digital ride media content to Sierra Parima. The agreement required ten equal annual payments of $0.3 million to the Company beginning in March 2023. As the payments were deferred over a ten-year period, a significant financing component exists. Therefore, the Company recognized a financing receivable discounted based on the contracted annual payments and recognized interest income beginning in the three months ended June 30, 2023. As of December 31, 2023 the Company recognized an expected credit loss reserve against all balances due from Sierra Parima, including receivables related to this ride media license. See Credit loss expense in results of operations below.

Change in fair value of warrant liabilities

The Company accounts for Warrants assumed in connection with the Business Combination (see Note 1 — Description of business and basis of presentation) in accordance with the guidance contained in ASC 815, Derivatives and Hedging (“ASC 815”), under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at the end of each reporting period. The liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the results of operations.

Change in fair value of earnout liabilities

At the Closing of the Business Combination, pursuant to the Merger Agreement, certain holders were entitled to receive up to a total of 1,937,500 and 75,562,500 contingent Earnout Shares in the form of Class A Common Stock and Class B Common Stock, respectively. The Earnout Shares were deposited into escrow at the Closing and are to be earned, released and delivered upon satisfaction of, or forfeited and canceled up on the failure of certain milestones. The Earnout Shares are classified as a liability and measured at fair value, with changes in fair value included in the results of operations.

Foreign exchange transaction gain (loss)

Our Foreign exchange transaction gain (loss) include our transactional gains and losses on the settlement or re-measurement of our non-functional currency denominated assets and liabilities. Since we conduct business in jurisdictions outside of the United States, we generate realized and unrealized transactional foreign exchange gains and losses from the remeasurement of U.S. dollar denominated cash and debt balances held by Fun Stuff, our Euro functional currency subsidiary, and the settlement of vendor balances denominated in non-functional currencies. As the U.S. dollar strengthens against the Euro, we record realized and unrealized foreign exchange losses; as the U.S. dollar weakens against the Euro, we record realized and unrealized foreign exchange gains.

Income tax

The Company is treated as a corporation for U.S. federal and state income tax purposes and is subject to U.S. federal and state income taxes, in addition to local and foreign income taxes, with respect to its allocable share of taxable income generated by Falcon’s Opco. Falcon’s Opco is organized as a limited liability company taxed as a partnership. The consolidated financial statements of Falcon’s Opco do not include a provision for federal or state income tax expense or benefit as our taxable income or loss is included in the tax returns of Falcon’s Opco’s members. Our foreign subsidiaries and unconsolidated joint ventures are subject to tax in their local jurisdiction and we record a provision for income tax expense or benefit where applicable.

Results of Operations

The following comparisons are historical results and are not indicative of future results, which could differ materially from the historical financial information presented.

Three Months Ended March 31, 2024 compared to Three Months Ended March 31, 2023

The results of operations for the three months ended March 31, 2023 include activity related to FCG prior to deconsolidation on July 27, 2023. Any discussions related to results, operations, and accounting policies associated with FCG are referring to the periods prior to deconsolidation. See Deconsolidation of Falcon’s Creative Group LLC under Note 1 — Description of business and basis of presentation and Note 4 — Investments and advances to equity method investments in the Company’s unaudited condensed consolidated financial statements.

The following table summarizes our results of operations for the following periods:

	Three months ended March 31, 2024	Three months ended March 31, 2023
Revenue	$1,516	$9,194
Expenses:
Project design and build expense	—	6,288
Selling, general and administrative expense	6,793	9,749
Transaction expenses	7	—
Credit loss expense	12	254
Research and development	16	463
Depreciation and amortization expense	1	1,342
Loss from operations	(5,313)	(8,902)
Share of gain or (loss) from equity method investments	1,154	(1,279)
Interest expense	(269)	(271)
Interest income	3	—
Change in fair value of warrant liabilities	208	—
Change in fair value of earnout liabilities	118,615	—
Foreign exchange transaction gain (loss)	(375)	599
Net loss	$114,023	$(9,853)
Income tax benefit	1	3
Net loss	$114,024	$(9,850)

Revenue

	Three months ended March 31, 2024	Three months ended March 31, 2023
Services transferred over time:
Design and project management services	$—	$5,916
Media production services	—	75
Attraction hardware and turnkey sales	—	1,874
Other	1,516	—
Total revenue from services transferred over time	1,516	7,865
Services transferred at a point in time:
Digital media licenses	—	1,329
Total revenue from services transferred at a point in time	—	1,329
Total revenue	$1,516	$9,194

Revenue decreased by $7.7 million to $1.5 million for the three months ended March 31, 2024, compared to $9.2 million for the three months ended March 31, 2023. The decrease was primarily attributable to a $7.9 million decrease in revenue relating to services provided by FCG during the three-month period ending March 31, 2023 which have since been deconsolidated by FBG. As a result of the deconsolidation, there was a $1.5 million increase in revenue associated with shares services provided by FBG to FCG during the three-month period ending March 31, 2024.

The Company’s investment in FCG is accounted for under the equity method and, as such, FCG project management and design revenue and related expenses are no longer included in the results of operations subsequent to the deconsolidation of FCG on July 27, 2023.

Selling, general and administrative expense

Selling, general and administrative expense decreased by $2.9 million to $6.8 million for the three months ended March 31, 2024, compared to $9.7 million for the three months ended March 31, 2023. The decrease was primarily related to a $4.7 million decrease in audit fees and professional services fees, and the deconsolidation of FCG, partially offset by incremental shared-services headcount to support the expansion of the business and for public company related costs.

Credit loss expense

Credit loss expenses decreased by $ 0.3 million to less than $0.1 million for the three months ended March 31, 2024, compared to $0.3 million for the three months ended March 31, 2023, which was related to digital media sales to Sierra Parima joint venture. Katmandu Park DR was closed to visitors on March 7, 2024 and all remaining Sierra Parima receivables were written off as credit loss expense during the year ended December 31, 2023. The Katmandu Park DR related receivables accounted for most of the delinquent receivables, therefore the amount of credit loss expense is lower during the three months ended March 31, 2024.

Research and Development

Research and development expense decreased by $0.5 million to less than $0.1 million for the three months ended March 31, 2024, compared to $0.5 million for the three months ended March 31, 2023 due to completion of FBB division projects in 2023. There were no FBB research and development projects in the three-month period ended March 31, 2024.

Depreciation and amortization expense

Depreciation and amortization expense decreased by $1.3 million to less than $0.1 million for the three months ended March 31, 2024, compared to $1.3 million for three months ended March 31, 2023, relating primarily to the amortization of the digital ride media asset of $1.1 million recognized in the three months ended March 31, 2023 when the asset was licensed for use by Sierra Parima. The majority of fixed assets and intangible assets were deconsolidated as part of FCG on July 27, 2023, and the digital ride media asset fully impaired during the year ended December 31, 2023, and therefore depreciation and amortization related to those fixed assets and intangible assets was not included in the three months ended March 31, 2024.

Share of gain or (loss) from equity method investments

	Three months ended March 31, 2024	Three months ended March 31, 2023	Change
PDP	$534	$91	$443
Sierra Parima	—	(1,372)	1,372
Karnival	87	2	85
FCG	533	—	533
Total share of gain or (loss) from equity method investments	$1,154	$(1,279)	$2,433

Share of gain from equity method investments increased by $2.4 million to 1.1 million for the three months ended March 31, 2024, compared to a $(1.3) million loss for the three months ended March 31, 2023. The change in gain or loss from equity method investments was driven by:

•        FCG:    Share of net income from FCG was $0.5 million for the three months ended March 31, 2024 which was consolidated by the Company during the three months ended March 31, 2023.

FCG recorded revenues of $14.9 million in the three-month period ended March 31, 2024 representing an increase of $6.9 million or 87% over the corresponding period of 2023 when FCG was fully consolidated by the Company. Operating income of $1.6 million, and net income of $1.8 million were earned during the three months ended March 31, 2024, compared with an operating loss of $1.2 million and net loss of $1.2 million for the corresponding period of 2023.

•        The Company recognizes 100% of net income, 9% preferred return to QIC and amortization of the basis difference of deconsolidation of FCG. There were adjustments of $(1.3) million comprised of $(0.5) million in accretion of preference dividend and fees, and $(0.8) million in amortization of basis difference, which further reduced the share of FCG income recorded to $0.5 million. See Note 4 — Investments and advances to equity method investments in the Company’s unaudited condensed consolidated financial statements. Additionally, as previously announced on January 18, 2024, FCG entered into a consultancy agreement with QIC to provide a Dragon Ball theme park over the course of approximately two years. The Company recognized $9.8 million in revenue relating to this Dragon Ball consultancy agreement during the three months ended March 31, 2024.

•        Sierra Parima:    As of December 31, 2023, equity investment in Sierra Parima was deemed to be other-than-temporarily impaired and the fair value of the Company’s investment in Sierra Parima was determined to be zero. Therefore, there was no gain or loss recorded during the three months ended March 31, 2024, compared with a $1.4 million share of net loss during the three months ended March 31, 2023. See Note 4 — Investments and advances to equity method investments in the Company’s unaudited condensed consolidated financial statements.

•        PDP:    Share of net income from PDP increased by $0.4 million for the three months ended March 31, 2024, primarily driven by a $1.1 million increase in revenue and a $0.4 million favorable change in derivatives which changed from loss to income, driven by interest rate swaps within the hotel group. These favorable changes were offset by a $0.3 million increase in hotel expenses and a $0.5 million unfavorable change in income taxes, which changed from a benefit to a loss.

•        Karnival:    A $0.1 million increase in share of net income from Karnival for three months ended March 31, 2024, primarily driven by interest income.

Change in fair value of warrant liability

Gain due to change in fair value of warrant liabilities was $0.2 million for the three months ended March 31, 2024. The warrant liability relates to the Business Combination which occurred after March 31, 2023, therefore there was no such loss during the three months ended March 31, 2023. Changes in the fair value of warrant liabilities are related primarily to changes in share market price.

Change in fair value of earnout liability

Gain due to change in fair value of earnout liability was $118.6 million for the three months ended March 31, 2024, driven by a decrease in the market price of the Company’s stock between December 31, 2023 and March 31, 2024. The earnout liability relates to the Business Combination which occurred after March 31, 2023, therefore, there was no such loss during the three months ended March 31, 2023. The valuation of performance-based awards, such as earnouts, are sensitive to revenue, EBITDA, and changes in share market price.

Foreign exchange transaction loss

Foreign exchange transaction loss decreased by $1.0 million to $(0.4) million for the three months ended March 31, 2024, compared to $0.6 million for the three months ended March 31, 2023. The decrease was primarily attributable to the unrealized foreign exchange gain (loss) on U.S. denominated related party debt with a Spanish subsidiary as the U.S. dollar strengthened against the Euro during the quarter ended March 31, 2024 and weakened against the Euro during the quarter ended March 31, 2023.

Income tax

Income tax benefit was less than $0.1 million for both the three months ended March 31, 2024 and March 31, 2023.

Year Ended December 31, 2023 compared to Year Ended December 31, 2022

Any discussions related to results, operations, and accounting policies associated with FCG are referring to the periods prior to deconsolidation. The results of operations includes approximately seven months of activity related to FCG LLC prior to deconsolidation in the year ended December 31, 2023. See Deconsolidation of Falcon’s Creative Group LLC under Note 1 — Description of business and basis of presentation and Note 8 — Investments and advances to equity method investments in the Company’s audited consolidated financial statements.

The following table summarizes our results of operations for the following periods:

	Year ended December 31, 2023	Year ended December 31, 2022
Revenue	$18,244	$15,950
Expenses:
Project design and build expense	10,151	11,344
Selling, general and administrative expense	28,064	18,439
Transaction expenses	26,021	—
Credit loss expense	5,965	—
Research and development	1,248	2,771
Intangible assets impairment expense	2,377	—
Depreciation and amortization expense	1,576	737
Loss from operations	(57,158)	(17,341)
Share of gain or (loss) from equity method investments	(52,452)	1,513
Gain on deconsolidation of FCG	27,402	—
Interest expense	(1,124)	(1,113)
Interest income	95	—
Loss on disposal of assets	—	(9)
Change in fair value of warrant liabilities	(2,972)	—
Change in fair value of earnout liabilities	(345,413)	—
Foreign exchange transaction gain (loss)	367	(478)
Net loss	$(431,255)	$(17,428)
Income tax benefit	325	—
Net loss	$(430,930)	$(17,428)

Revenue

	Year ended December 31, 2023	Year ended December 31, 2022
Services transferred over time:
Design and project management services	$10,555	$10,963
Media production services	1,773	392
Attraction hardware and turnkey sales	2,052	4,302
Other	2,533	293
Total revenue from services transferred over time	16,913	15,950
Services transferred at a point in time:
Digital media licenses	1,331	—
Total revenue from services transferred at a point in time	1,331	—
Total revenue	$18,244	$15,950

Revenue increased $2.2 million to $18.2 million for the year ended December 31, 2023, compared to $16.0 million for the year ended December 31, 2022. The increase was primarily attributable to:

•        $2.1 million increase in revenue relating to shared services provided by the Company to FCG during the five-month period subsequent to the deconsolidation of this subsidiary.

•        $2.2 million increase in revenue associated with all long-term contracts with QIC

•        $0.1 million increase in revenue related to contracts with unconsolidated joint ventures PDP and K-11

•        $1.3 million increase in digital media license revenue relating to Ride Media contract with unconsolidated joint venture Sierra Parima

•        $0.4 million increase in revenue from Fun Stuff management and incentive fees

These above increases were offset by the following decreases to revenue:

•        $2.8 million decrease in revenue related to Sierra Parima contracts which were completed or are nearing completion

•        $0.9 million decrease in revenue related to all other contracts.

The Company’s investment in FCG is accounted for under the equity method and, as such, FCG project management and design revenue is no longer included in the results of operations subsequent to the deconsolidation of FCG on July 27, 2023.

Project design and build expense

Project design and build expense decreased $1.1 million to $10.2 million for the seven-month period ended December 31, 2023, compared to $11.3 million for the year ended December 31, 2022, which represents 15.5% decrease as a percent of revenue driven primarily by an increase in sales with higher margin projects within FCG compared to the year ended December 31, 2022.

During the year ended December 31, 2023, we continued to work on long-term higher margin contracts for design and project management services, most of which are higher dollar value jobs due to their increased length, scale, and complexity, offset by lower margin attraction hardware and turnkey sales services.

Selling, general and administrative expense

Selling, general and administrative expense increased $9.5 million to $28.0 million for the year ended December 31, 2023, compared to $18.5 million for the year ended December 31, 2022. The increase was primarily related to audit fees and professional services fees along with incremental headcount for public company readiness. Audit and professional services fees increased $5.4 million from $8.3 million for the year ended December 31, 2022 to $13.7 million for the year ended December 31, 2023.

Transaction expenses

Transaction expenses were $26.0 million for the year ended December 31, 2023. There were no such expenses for the year ended December 31, 2022. The increase was primarily driven by legal fees, consulting fees, banking fees, printer and transfer agent fees, and excise tax on stock redemptions. These expenses represent costs incurred in excess of funds received in connection with the Business Combination completed in the fourth quarter of 2023.

Credit loss expense

Credit loss expenses were $6.0 million for the year ended December 31, 2023. There were no such expenses for the year ended December 31, 2022. Based on an evaluation of Sierra Parima’s credit characteristics, the expected credit loss reserve was increased by $6.0 million during the year ended December 31, 2023 which represents the Company’s estimate of expected credit losses over the contractual life of each receivable. This loss reserve now offsets all receivables from Sierra Parima as of December 31, 2023. A portion of these reserved receivables was removed from the Company’s balance sheet with the deconsolidation of FCG.

Research and Development

Research and development expense decreased $1.6 million to $1.2 million for the year ended December 31, 2023, compared to $2.8 million for the year ended December 31, 2022. The expense in both periods relates to the development of new FBB products.

Intangible asset impairment expense

Intangible asset impairment expense was $2.4 million for the year ended December 31, 2023. There was no impairment expense for the year ended December 31, 2022. The Company assessed impairment indicators and determined that there has been a significant decrease in the amount of expected ultimate revenue to be recognized from the ride media content asset. Development plans for future parks, where this asset would have been deployed, have been put on hold as the Company evaluates the funding required to develop these parks. These circumstances indicate that the fair value may be less than the unamortized cost of the asset. As significant uncertainty exists as to when capital may be available to commit to these future projects, the Company could not reasonably project any future cash flows from the ride media content, and its value has been fully impaired as of December 31, 2023.

Depreciation and amortization expense

Depreciation and amortization expense increased $0.9 million to $1.6 million for year ended December 31, 2023, compared to $0.7 million for the year ended December 31, 2022, relating primarily to the amortization of the digital ride media asset of $1.1 million recognized in the first quarter of 2023 when the asset was licensed for use by Sierra Parima. This increase was partially offset by $0.2 million decrease in depreciation and amortization for all other long-lived assets. Additionally, increase in year over year depreciation expense would have been larger, however FCG was deconsolidated on July 27, 2023, resulting in only seven months of depreciation expense in the year ended December 31, 2023.

Share of gain or (loss) from equity method investments

	Year ended December 31,
	2023	2022	Change
PDP	$(1,522)	$3,229	(4,751)
Sierra Parima	(43,073)	(1,719)	(41,354)
Karnival	288	3	285
FCG	(8,145)	—	(8,145)
Total Share of gain or (loss) from equity method investments	$(52,452)	$1,513	(53,965)

Share of loss from equity method investments increased $53.9 million to $(52.4) million for the year ended December 31, 2023, compared to a $1.5 million gain for the year ended December 31, 2022. The change in gain or loss from equity method investments was driven by:

•        $41.4 million higher share of net loss from Sierra Parima in the year ended December 31, 2023 which sustained operating losses since opening in 2023. $23.4 million of the loss was related to impairment of long-lived assets by Sierra Parima. The $14.1 million remaining investment balance was fully impaired by the Company. See Note 8 — Investments and advances to equity method investments in the Company’s consolidated financial statements.

•        Share of net income from PDP decreased by $4.7 million for the year ended December 31, 2023, primarily driven by an increase in loss from derivatives, tax expense, and impairment of the loan from Sierra Parima and receivable balance from FBG, partially offset by increase in hotel income. $2.7 million of PDP’s loss was related to impairment of long-lived assets by PDP.

•        Share of loss from FCG was $8.1 million for the year ended December 31, 2023 which was consolidated by the Company until July 27, 2023.

•        The above losses were partially offset by a $0.3 million increase in share of net income from Karnival for the year ended December 31, 2023, primarily driven by interest income.

Gain on deconsolidation of FCG

Gain on deconsolidation of FCG was $27.4 million for the year ended December 31, 2023. There were no gains on deconsolidation for the year ended December 31, 2022. The gain recognized on deconsolidation is the difference between the estimated fair value of the Company’s retained investment in FCG and the carrying value of FCG’s net assets. See Deconsolidation of Falcon’s Creative Group LLC under Note 1 — Description of business and basis of presentation and Note 8 — Investments and advances to equity method investments in the Company’s audited consolidated financial statements.

Interest expense

Interest expense stayed consistent at $(1.1) million for the years ended December 31, 2022 and December 31, 2023. Interest expense was generated from our related party and third-party loans and lines of credit used primarily during fiscal 2022 and 2023 to fund the development, acquisition and construction of Katmandu Park in Punta Cana through our investment in the Sierra Parima joint venture and to fund working capital required in preparation for becoming a public company.

Interest income

Interest income of $0.1 million was recognized during the year ended December 31, 2023 from interest income on the long term financing receivable due from Sierra Parima.

Change in fair value of warrant liabilities

Loss due to change in fair value of warrant liabilities increased to $(3.0) million for year ended December 31, 2023, compared to $0 million for the year ended December 31, 2022 driven by the non-cash increase in the market value of the Warrants between closing of the Business Combination and December 31, 2023.

Change in fair value of earnout liability

Loss due to change in fair value of earnout liability was $345.4 million for the year ended December 31, 2023, driven by the non-cash increase in the market value of the Company’s stock between closing of the Business Combination and December 31, 2023. There was no such loss during for the year ended December 31, 2022.

Foreign exchange transaction loss

Foreign exchange transaction gain increased $0.9 million to a $0.4 million gain for the year ended December 31, 2023, compared to a $(0.5) million loss for the year ended December 31, 2022. The decrease was primarily attributable to the unrealized foreign exchange gain (loss) on U.S. denominated related party debt with a Spanish subsidiary as the U.S. dollar strengthened against the Euro during the year ended December 31, 2022 and weakened against the Euro during the year ended December 31, 2023.

Income tax

Income tax benefit increased by $0.3 million for the year ended December 31, 2023 compared to the year ended December 31, 2022 primarily due to the tax loss post-Merger.

Segment Reporting

Three Months Ended March 31, 2024 and 2023

The following table presents selected information about our segment’s results for the three months ended March 31, 2024, and 2023. Subsequent to FCG’s deconsolidation on July 27, 2023, FCG segment income or loss is comprised of only of the Company’s equity method share of FCG’s income or loss:

	Three months ended March 31, 2024	Three months ended March 31, 2023
Revenues:
Falcon’s Creative Group	$—	$8,002
Destinations Operations	(2)	—
Falcon’s Beyond Brands	—	1,477
Intersegment eliminations	—	(285)
Unallocated corporate revenue	1,518	—
Total revenue	1,516	9,194
Segment income (loss) from operations:
Falcon’s Creative Group	533	(413)
Destinations Operations	(414)	(547)
PDP	534	91
Sierra Parima	—	(1,372)
Falcon’s Beyond Brands	(663)	129
Intersegment eliminations	—	(226)
Total segment loss from operations	(10)	(2,338)
Unallocated corporate overhead	(4,148)	(6,501)
Depreciation and amortization expense	(1)	(1,342)
Interest expense	(269)	(271)
Interest income	3	—
Change in fair value of warrant liabilities	208	—
Change in fair value of earnout liabilities	118,615	—
Foreign exchange transaction (loss) gain	(375)	599
Net loss before income taxes	$114,023	$(9,853)
Income tax benefit	1	3
Net loss	$114,024	$(9,850)

Total revenue for the three months ended March 31, 2024, decreased by $7.7 million to $1.5 million compared to $9.2 million for the three months ended March 31, 2023, primarily driven by the deconsolidation of FCG on July 27, 2023 since FCG accounted for the majority of the revenue at FBG. This decrease in revenue related to the deconsolidation of FCG is partially offset by an increase in revenue relating to shared services agreement between FBG and FCG. See Deconsolidation of Falcon’s Creative Group LLC under Note 1 — Description of business and basis of presentation.

Total segment loss from operations for the three months ended March 31, 2024, decreased by $2.2 million to less than $(0.1) million compared to $(2.3) million for the three months ended March 31, 2023, due to the following:

•        FCG segment income from operations for the three months ended March 31, 2024, increased by $0.9 million to $0.5 million as compared to loss of $0.4 million in the three months ended March 31, 2023, primarily as a result of an increase in revenues and improved margins on new long-term contracts. These positive results were partially offset by adjustments of $(1.3) million comprised of $(0.5) million in accretion of preference dividend and fees, and $(0.8) million in amortization of basis difference, which further reduced the share of FCG income recorded to $0.5 million.

•        Destinations Operations segment loss from operations for the three months ended March 31, 2024, decreased $0.1 million to $0.4 million loss compared to loss of $0.5 million for the three months ended March 31, 2023. The small decrease in loss is related to a $0.1 million increase in share of equity method income allocated to Destinations Operations, related to interest income, for the quarter ended March 31, 2024 compared to March 31, 2023.

•        PDP segment income for the three months ended March 31, 2024, increased to $0.5 million from $0.1 million for the three months ended March 31, 2023. PDP’s underlying revenues increased $1.3 million to $7.5 million for the three-months ended March 31, 2024 driven by increases in rate at the Mallorca and Tenerife hotel properties. Net income increased to $1.0 million from $0.2 million for the three -months ended March 31, 2024 driven by a $0.8 million flow through of increased revenues to operating profit and a $0.5 million increase in derivative and other net income, partially offset by a $0.5 million increase in income tax expenses. The Company recognized its 50% share of earnings within the PDP segment.

•        Sierra Parima segment loss for the three months ended March 31, 2024, was zero compared to $(1.4) million for the three months ended March 31, 2023. The park closed in March of 2024 following financial, operational, and infrastructure challenges, closing the segment going forward. There were no segment operations to report for Sierra Parima segment for the quarter ending March 31, 2024 since the investment has been fully impaired as of December 31, 2023 and the Company has no further obligation to participate in losses of Sierra Parima.

•        FBB segment income (loss) from operations for the three months ended March 31, 2024 decreased $0.8 million to $(0.7) million compared to income of $0.1 million for the three months ended March 31, 2023. For the quarter ended March 31, 2023, FBB recognized $1.5 million of revenue related to a digital media licensing contract with Sierra Parima. This revenue was offset by $1.0 million selling, general and administrative expenses and $0.4 million research and development expense, resulting in income of $0.1 million for FBB for the quarter ended March 31, 2023. For the quarter ended March 31, 2024, income decreased by $1.5 million to $0 since FBB did not have any income, and additionally, selling, general, and administrative expenses as well as research and development expense both decreased by $0.3 and 0.4 million, respectively, resulting in segment loss of $(0.7) million.

•        Intersegment eliminations decreased by $0.2 million for the three months ended March 31, 2024 due to the deconsolidation of FCG on July 27, 2023. There are no other intersegment eliminations.

Reportable segment measures of profit and loss are earnings before interest, foreign exchange gains and losses, unallocated corporate expenses, impairments and depreciation and amortization expense. Results of operating segments include costs directly attributable to the segment including project costs, payroll and payroll-related expenses and overhead directly related to the business segment operations. Unallocated corporate overhead costs include costs related to accounting, audit, and corporate legal expenses. Unallocated corporate overhead costs are presented as a reconciling item between total income (losses) from reportable segments and the Company’s consolidated financial results. For more information about our Segment Reporting, see Note 16 — Segment information in the Company’s unaudited condensed consolidated financial statements.

Year Ended December 31, 2023 and 2022

The following table presents selected information about our segment’s results for the years ended December 31, 2023, and 2022. The segment results include approximately seven months of FCG’s consolidated activity prior to July 27, 2023. Subsequent to FCG’s deconsolidation on July 27, 2023 FCG segment income or loss is comprised of only of the Company’s equity method share of FCG’s income or loss:

	Year ended December 31, 2023	Year ended December 31, 2022
Revenues:
Falcon’s Creative Group	$14,514	$17,460
Destinations Operations	481	293
Falcon’s Beyond Brands	1,482	—
Intersegment eliminations	(279)	(1,803)
Unallocated corporate revenue	2,046	—
Total revenue	18,244	15,950
Segment income (loss) from operations:
Falcon’s Creative Group	(10,577)	698
Destinations Operations	(1,807)	(1,195)
PDP	1,192	3,229
Sierra Parima	(5,614)	(1,719)
Falcon’s Beyond Brands	(4,015)	(3,699)
Intersegment eliminations	(2,341)	(553)
Total segment loss from operations	(23,162)	(3,239)
Unallocated corporate overhead	(42,342)	(11,861)
Depreciation and amortization expense	(1,576)	(737)
Gain on deconsolidation of FCG	27,402	—
Impairment of intangible assets	(2,377)	—
Share of equity method investee’s Impairment of fixed assets	(26,085)	—
Impairment of equity method investments	(14,069)
Interest expense	(1,124)	(1,113)
Interest income	95	—
Change in fair value of warrant liabilities	(2,972)
Change in fair value of earnout liabilities	(345,413)
Foreign exchange transaction gain (loss)	367	(478)
Net loss before income taxes	$(431,255)	$(17,428)
Income tax benefit	325	—
Net loss	$(430,930)	$(17,428)

Total revenue for the year ended December 31, 2023, increased $2.2 million to $18.2 million compared to $16.0 million for the year ended December 31, 2022, primarily driven by an increase in revenue generated within the FCG and FBB segments, which was primarily due to new long-term contracts for design and project management services at higher contract values, continuation of design and project management projects with high contract values, and FBB’s digital media contract with Sierra Parima as discussed above.

Additionally, unallocated corporate revenue related to shared services provided by the Company to FCG also drove revenue increase for the year ended December 31, 2023. See Deconsolidation of Falcon’s Creative Group LLC under Note 1 — Description of business and basis of presentation.

Total segment loss from operations for the year ended December 31, 2023, increased $20.0 million to $(23.2) million compared to $(3.2) million for the year ended December 31, 2022, due to the following:

•        FCG segment loss from operations for the year ended December 31, 2023, increased $11.3 to $(10.6) million loss as compared to income of $0.7 million in the year ended December 31, 2022, primarily as a result of a credit loss expense on receivables from Sierra Parima and corporate overhead costs being allocated to segments in 2023 to support expansion of the business at the segment level including opening of the Philippines office that will support the execution of design services for FCG customers. This cost increase is partially offset by an increase in revenues and improved margins on new long-term contracts.

•        Destinations Operations segment loss from operations for the year ended December 31, 2023, increased $0.6 million to $(1.8) million loss compared to loss of $(1.2) million for the year ended December 31, 2022, primarily due to more corporate overhead costs allocated to the segment in 2023 to support the growth of the business.

•        PDP segment income for the year ended December 31, 2023, decreased $2.0 million to $1.2 million compared to $3.2 million for the year ended December 31, 2022, primarily driven by a $7.3 million increase in revenue and a decrease of $0.5 million in operating lease expenses, offset by a $2.9 million increase in hotel and administrative expenses, an unfavorable change of $1.3 million in allowance for doubtful accounts, a $1.0 million impairment loss on disposal of financial instruments and a $5.8 million unfavorable change in derivatives, which changed from income to loss, driven by interest rate swaps within the hotel group.

•        Sierra Parima segment loss for the year ended December 31, 2023, increased $3.9 million to $(5.6) million compared to $(1.7) million for the year ended December 31, 2022, experienced losses in 2023 as a result of the challenges encountered at the Katmandu Park DR following its opening in April 2023, and as a result, Sierra Parima determined that the fair value of its long-lived fixed assets was less than carrying value as of December 31, 2023 and recorded a fixed asset impairment. The park closed in March of 2024 following financial, operational, and infrastructure challenges. Additionally, there were increases in costs due to park operating costs during the year ended December 31, 2023.

•        FBB segment loss from operations for the year ended December 31, 2023 increased $0.3 million to $(4.0) million compared to $(3.7) million for the year ended December 31, 2022. For the year ended December 31, 2023 revenue increased $1.5 million related to a digital media licensing contract with Sierra Parima and research and development costs decreased $1.4 million due to completed projects and less emphasis on developing new products while shifting to marketing projects. This was offset by a $3.2 million increase in selling, general and administrative expense.

•        Intersegment eliminations for the year ended December 31, 2023, increased $1.9 million to $(2.4) million compared to $(0.5) million for the year ended December 31, 2022, primarily driven by changes in contracts between FCG and the other segments. As a result of FCG’s deconsolidation, intercompany revenue which was eliminated in 2022 is only eliminated for 7 months for the year ended December 31, 2023.

Reportable segments measures of profit and loss are earnings before interest, foreign exchange gains and losses, unallocated corporate expenses, impairments and depreciation and amortization expense. Results of operating segments include costs directly attributable to the segment including project costs, payroll and payroll-related expenses and overhead directly related to the business segment operations. Unallocated corporate overhead costs include costs related to accounting, audit, and corporate legal expenses. Transaction expenses were $26.0 million for the year ended December 31, 2023 which were particularly high for this period due to the Business Combination. Unallocated corporate overhead costs are presented as a reconciling item between total income (losses) from reportable segments and the Company’s consolidated financial results. For more information about our Segment Reporting, see Note 16 — Segment information in the Company’s audited consolidated financial statements.

Non-GAAP Financial Measures

We prepare our audited consolidated financial statements and our unaudited condensed consolidated financial statements in accordance with US GAAP. In addition to disclosing financial results prepared in accordance with US GAAP, we disclose information regarding Adjusted EBITDA which is a non-GAAP measure. For the three months ended March 31, 2024, we define Adjusted EBITDA as net income (loss), determined in accordance with US GAAP, for the period presented, before interest expense, net, income tax expense, depreciation and amortization, transaction expenses related to the business combination, credit loss expense, change in fair value of warrant liabilities and change in fair value of earnout liabilities. For the year ended December 31, 2023, we define Adjusted EBITDA as net income (loss), determined in accordance with US GAAP, for the period presented, before interest expense, net, income tax expense, depreciation and amortization, transaction expenses related to the business combination, credit loss expense, share of equity method investee’s impairment of fixed assets, impairment of equity method investments, change in fair value of warrant liabilities, change in fair value of earnout liabilities, intangible asset impairment loss, and gain on deconsolidation of FCG.

We believe that Adjusted EBITDA is useful to investors as it eliminates the non-cash depreciation and amortization expense that results from our capital investments and intangible assets recognized in any business combination and improves comparability by eliminating the interest expense associated with our debt facilities, which may not be comparable with other companies based on our structure.

Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under US GAAP. Some of these limitations are (i) it does not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) it does not reflect changes in, or cash requirements for, our working capital needs, (iii) it does not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements, (v) it does not adjust for all non-cash income or expense items that are reflected in our statements of cash flows, and (vi) other companies in our industry may calculate these measures differently than we do, limiting their usefulness as comparative measures.

Three Months Ended March 31, 2024 compared to Three Months Ended March 31, 2023

The following table sets forth reconciliations of net loss under US GAAP to Adjusted EBITDA for the following periods:

	Three months ended March 31, 2024	Three months ended March 31, 2023
Net income (loss)	$114,024	$(9,850)
Interest expense	269	271
Interest income	(3)	—
Income tax benefit	(1)	(3)
Depreciation and amortization expense	1	1,342
EBITDA	114,290	(8,240)
Transaction expenses	7	—
Credit loss expense	12	254
Change in fair value of warrant liabilities	(208)	—
Change in fair value of earnout liabilities	(118,615)	—
Adjusted EBITDA	$(4,514)	$(7,986)

Net income increased by $123.9 million to $114.0 million for the three months ended March 31, 2024, compared to $(9.9) million loss for the three months ended March 31, 2023, primarily driven by a $118.6 million gain from change in fair value of earnout liabilities. Adjusted EBITDA increased from $(8.0) to $(4.5) million for three months ended March 31, 2024, primarily driven by lower selling, general and administrative expenses and depreciation due to deconsolidation of FCG on July 27, 2023, and due to reduction in third party accounting, audit, and legal fees relating to public company readiness.

Year Ended December 31, 2023 compared to Year Ended December 31, 2022

The following table sets forth reconciliations of net loss under US GAAP to Adjusted EBITDA for the following periods:

	Year ended December 31, 2023	Year ended December 31, 2022
Net loss	$(430,930)	$(17,428)
Interest expense	(1,124)	(1,113)
Interest income	95	—
Income tax benefit	325	—
Depreciation and amortization expense	1,576	737
EBITDA	(430,058)	(17,804)
Transaction expenses	26,021	—
Credit loss expense	5,965	—
Share of equity method investee’s impairment of fixed assets	26,085	—
Impairment of equity method investments	14,069	—
Change in fair value of warrant liabilities	2,972	—
Change in fair value of earnout liabilities	345,413	—
Intangible asset impairment loss	2,377	—
Gain on deconsolidation of FCG	(27,402)	—
Adjusted EBITDA	$(34,559)	$(17,804)

Net loss increased $(413.5) million to $(430.9) million for the year ended December 31, 2023, compared to $(17.4) million for the year ended December 31, 2022, primarily driven by a $(345.4) million change in fair value of earnout liabilities. Adjusted EBITDA loss increased $16.8 million to $(34.6) million for year ended December 31, 2023, compared to $(17.8) million for the year ended December 31, 2022 primarily driven by higher SG&A which was partially offset by higher gross margin.

Liquidity, Capital Commitments and Resources

Sources and Uses of Liquidity

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations. Our primary short-term cash requirements are to fund working capital, short-term debt, acquisitions, contractual obligations and other commitments. Our medium-term to long-term cash requirements are to service and repay debt and to invest in facilities, equipment, technologies, and research and development for growth initiatives. Our principal sources of liquidity are funds from borrowings, equity contributions from our existing investors and cash on hand.

As of March 31, 2024, our total indebtedness was approximately $35.6 million. We had approximately $1.1 million of unrestricted cash and $3.9 million available for borrowing under our lines of credit.

During the three months ended March 31, 2024, Infinite Acquisitions loaned an additional $4.7 million to the Company pursuant to the revolving credit arrangement. The revolving credit arrangement is subject to an annual fixed interest rate of 2.75% and matures in December 2026. Further, in April 2024, Falcon’s Opco entered into a one-year term loan agreement with Katmandu Ventures for $7.221 million and a one-year term loan agreement with Universal Kat for $1.279 million. The term loan with Katmandu Ventures and the term loan with Universal Kat both bear interest at a rate of 8.88% per annum, payable quarterly in arrears, and will mature on March 31, 2025. Approximately $5.4 million of the combined proceeds of the term loans from Katmandu Ventures and Universal Kat were used to repay a portion of the Infinite Acquisitions revolving credit arrangement. See Note 6 — Long-term debt and borrowing arrangements and Note 17 — Subsequent events in the Company’s unaudited condensed consolidated financial statements.

As of December 31, 2023, our total indebtedness was approximately $29.6 million. We had approximately $0.7 million of unrestricted cash and $3.2 million available for borrowing under our lines of credit. Such amounts reflect the conversion of $7.3 million owed to Infinite Acquisitions into 727,500 units of Falcon’s Opco and the exchange of an additional $4.8 million owed to Infinite Acquisitions into 475,000 shares of Series A Preferred Stock, each in connection with the Closing of the Business Combination.

Prior to the Closing of the Business Combination, an aggregate of approximately $67.3 million in financing was provided to Falcon’s Opco by Infinite Acquisitions including through the debt-to-equity conversions. On October 4, 2023, Infinite Acquisitions irrevocably committed to fund an additional approximately $12.8 million to the Company by December 31, 2023, for a total financing from Infinite Acquisitions of $80.0 million. As of December 31, 2023, Infinite Acquisitions loaned an additional $6.8 million to the Company through its existing line of credit. See Note 22 — Subsequent events in the Company’s audited consolidated financial statements. As of December 31, 2023, Infinite Acquisitions had not funded such commitment.

As of December 31, 2023, Infinite Acquisitions loaned an additional $6.8 million to the Company through its existing revolving credit arrangement.

We received net cash proceeds from the Business Combination totaling $0.9 million net of $1.3 million of FAST II transaction costs and $1.6 million of Falcon’s Opco transaction costs paid at Closing. FAST II and Falcon’s Opco transaction costs related to the Business Combination of $6.4 million and $15.7 million, respectively, are not yet settled as of March 31, 2024 and the Company is actively negotiating to settle them over the next 24 months. These transaction costs are recorded in accrued expenses and long-term payables. Negotiations regarding the terms of the costs yet to be settled are still ongoing and may change materially from these amounts accrued.

We anticipate managing our operations to ensure that our existing cash on hand and unused capacity on our existing lines of credit, along with additional debt and equity capital raises, and reviewing our portfolio of assets to provide additional liquidity over the next twelve months to meet our short-term needs. Currently, we do not have sufficient cash from operations and unused capacity to meet the next twelve months of our operations. For the three months ended March 31, 2024 and for the year ended December 31, 2023, we have operational losses and negative cash flows from operating activities that raise substantial doubt about our ability to continue as a going concern. As of March 31, 2024, we have $20.7 million of accrued expenses and other current liabilities, which include $17.3 million of audit and professional fees relating to the Business Combination, $2.2 million of excise tax payable on FAST II stock redemptions which is not payable until forthcoming treasury regulations are finalized, $0.7 million of accrued payroll and related expenses, and approximately $0.5 million of other accrued expenses and current liabilities. The transaction expenses are actively being negotiated, and actual settlement may vary from the amounts recorded. Additionally, as of March 31, 2024, we have unfunded commitments to Karnival of $2.4 million (HKD 18.7 million), to be used for the purpose of constructing the Vquarium Entertainment Centers in Hong Kong which need to be paid in 2024. On July 27, 2023, FCG received a closing payment from QIC of $17.5 million (net of $500,000 in reimbursements). On April 16, 2024, QIC released the remaining $12.0 million of the $30.0 million investment to FCG LLC upon the establishment of the employee retention and attraction incentive program. These funds are to be used exclusively by the FCG segment to fund its operations and growth and cannot be used to satisfy the commitments of other segments. Until we can generate sufficient revenue from our five reportable segments to cover operating expenses, working capital and capital expenditures, we expect funds raised from additional debt and/or capital raises to fund our cash needs.

Our capital requirements will depend on many factors, including the timing and extent of spending to support our research and development efforts, investments in technology, the expansion of sales and marketing activities, and market adoption of new and enhanced products and features. In addition, we expect to incur additional costs as a result of operating as a public company. See “Factors that May Influence Future Results of Operations” above. We expect our capital expenditures and working capital requirements to increase materially in the near future. Our ability to generate cash in the future depends on our financial results which are subject to general economic, financial, competitive, legislative and regulatory factors that may be outside of our control. Our future access to, and the availability of credit on acceptable terms and conditions, is impacted by many factors, including capital market liquidity and overall economic conditions. In the event that additional financing is required from outside sources, we cannot be sure that any additional financing will be available to us on acceptable terms if at all. If we are unable to raise additional capital when desired, our business, operating results, and financial condition could be adversely affected.

Sales of a substantial number of shares of our Class A Common Stock in the public market by the selling securityholders and/or by our other existing securityholders, or the perception that those sales might occur, could depress the market price of our Class A Common Stock and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Class A Common Stock and Warrants. The selling securityholders can sell, under this prospectus, up to 119,096,355 shares of Class A Common Stock constituting approximately 95% of our issued and outstanding shares of Common Stock, or approximately 1,035% of our outstanding shares of Class A Common Stock, as of May 24, 2024. The sale of all securities being offered in this prospectus could result in a significant decline in the public trading price of our Class A Common Stock, Warrants or Series A Preferred Stock. See “Risk Factors — Sales of a substantial number of our securities in the public market by the selling securityholders and/or by our existing securityholders could cause the price of our shares of Class A Common Stock and Warrants to fall.”

We would receive up to $59.8 million from the exercise of the Warrants for cash, but would not receive any proceeds from the sale of the shares of Class A Common Stock issuable upon such exercise. To the extent any of the Warrants are exercised on a “cashless basis,” we will not receive any proceeds upon such exercise. We intend to use the proceeds received from the exercise of the Warrants, if any, for general corporate and working capital purposes. The Company will have broad discretion over the use of proceeds from the exercise of the Warrants. Each Warrant entitles the holder thereof to purchase 1.034999 shares of Class A Common Stock at an exercise price of $11.50 per Warrant. We believe the likelihood that holders of our Warrants will exercise their Warrants and, therefore, the amount of cash proceeds we would receive, is dependent upon the trading price of our Class A Common Stock. On May 24, 2024, the closing price of our Class A Common Stock was $10.25. If the price of our Class A Common Stock remains below $11.50 per share, warrant holders will be unlikely to exercise their Warrants for cash. We will continue to evaluate the probability of Warrant exercises and the merit of including potential cash proceeds from the exercise of the Warrants in our future liquidity projections, but we do not currently expect to rely on the cash exercise of Warrants to fund our operations.

Contractual and Other Obligations

Tax Receivable Agreement

In connection with the Closing of the Business Combination, the Company entered into the Tax Receivable Agreement with Falcon’s Opco, the TRA holder representative, certain members of Falcon’s Opco (the “TRA Holders”) and other persons from time-to-time party thereto. Pursuant to the Tax Receivable Agreement, among other things, the Company is required to pay to each TRA Holder 85% of certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of the increases in tax basis resulting from any exchange of new Falcon’s Opco units for Class A Common Stock or cash in the future and certain other tax benefits arising from payments under the Tax Receivable Agreement. In certain cases, the Company’s obligations under the Tax Receivable Agreement may accelerate and become due and payable, based on certain assumptions, upon a change in control and certain other termination events, as defined in the Tax Receivable Agreement.

Commitments

Partnership with Raging Power Limited

Pursuant to the terms of our joint venture agreement with Raging Power, Falcon’s and Raging Power are each required to provide funding to Karnival in the form of non-interest-bearing advances, which will be repaid based on a percentage of gross revenues from the operation of the themed virtual ocean adventure attracton we are developing at the new 11 SKIES complex adjacent to the Hong Kong Airport. Accordingly, the joint venture agreement provides that we receive 16.6% to 20.6% of gross revenue of such location. As of March 31, 2024, we have unfunded commitments to Karnival of $2.4 million (HKD 18.7 million).

Transaction costs

Pursuant to the Business Combination, the Company received net cash proceeds from the Business Combination totaling $0.9 million, net of $1.3 million of FAST II transaction costs and $1.6 million of Falcon’s Opco transaction costs paid at Closing. FAST II and Falcon’s Opco transaction costs related to the Business Combination of $6.4 million and $15.7 million, respectively, are not yet settled as of March 31, 2024 and the Company is actively negotiating to settle them over the next 24 months. These transaction costs are recorded in accrued expenses and long-term payables. Negotiations regarding the terms of the costs yet to be settled are still ongoing and may change materially from these amounts accrued.

As previously disclosed in the Company’s Annual Report and its Current Report on Form 8-K filed with the SEC on May 6, 2024, the Company was served with a complaint (the “Guggenheim Complaint”) on March 27, 2024 in which Guggenheim Securities, LLC (“Guggenheim”) alleges breach of a contract with Guggenheim. Guggenheim alleges that the Company owes certain fees and expenses of $11.1 million for services allegedly performed by Guggenheim in connection with the Business Combination which was consummated on October 6, 2023. As part of the Company’s accounting approach to transaction expenses related to the Business Combination, prior to the Company’s receipt of the Guggenheim Complaint, the Company accrued $11.1 million as of December 31, 2023 with respect to a contract with Guggenheim. The Company intends to vigorously defend itself against the claims alleged in the Guggenheim Complaint and contest the amounts Guggenheim asserts are owed.

Related Party Loans

We have entered into various financing agreements with Infinite Acquisitions. As of March 31, 2024, we have aggregate outstanding balances of $21.9 million under these financing agreements. Additionally, in March 2024, the Company entered into a one-year $7.221 million term loan with Katmandu Ventures LLC, a greater than 10% shareholder of the Company. The loan bears interest at 8.875% per annum, which is payable quarterly in arrears.

For more information regarding our related party transactions, see Note 10 — Long-term debt and borrowing arrangements and Note 11 — Related party transactions included in the notes to the Company’s audited financial statements and Note 6 — Long-term debt and borrowing arrangements and Note 7 — Related party transactions included in the notes to the Company’s unaudited condensed consolidated financial statements.

Leases

We no longer have lease liabilities on our consolidated balance sheet as of December 31, 2023. The finance and operating leases for our corporate headquarters and warehouse space located in Orlando, Florida were deconsolidated with FCG.

For more information regarding our leases, see Note 6 — Leases included in the notes to the Company’s audited financial statements.

Cash Flows

The following table summarizes our cash flows for the period presented:

	Three months ended March 31, 2024	Three months ended March 31, 2023	Year ended December 31, 2023	Year ended December 31, 2022
	(Unaudited)
Cash used in operating activities	$(3,768)	(6,498)	$(23,422)	(19,290)
Cash used in investing activities	(2,096)	(133)	282	(26,261)
Cash provided by (used in) financing activities	6,231	(178)	15,132	50,881

Cash Flows from Operating Activities

Our cash flows from operating activities are primarily driven by the activities associated with our FCG segment, FBB segment beginning in 2022 and corporate overhead activities.

Cash used in operating activities for the three months ended March 31, 2024 was $(3.8) million compared to $(6.5) million for the three months ended March 31, 2023, representing $2.7 million less cash used in operating activities due to a reduction in legal and professional fees, the deconsolidation of FCG and changes in working capital driven by the expansion of the business.

Cash used in operating activities increased $4.1 million to $(23.4) million in the year ended December 31, 2023, compared to $(19.3) million for the year ended December 31, 2022. The most significant adjustments to net income for the year ended December 31, 2023 included adding back the $52.5 million share of loss from equity method investments, $6.0 million related party credit loss expense, $345.4 million change in fair value of earnouts, and

$2.4 million impairment of the ride media receivable. These add-backs were partially offset by a $27.4 million gain on deconsolidation of FCG. The remaining increase in cash uses in operating activities came from offsetting changes in working capital assets and liabilities.

Cash Flows from Investing Activities

Our primary investing activities consisted of the purchase of property, plant and equipment and proceeds from the sale of equipment. Net cash used in investing activities was $(2.1) million during the three months ended March 31, 2024, compared to $(0.1) million net cash used by investing activities during the three months ended March 31, 2023, primarily related to purchases of computer equipment and $2.1 million short-term advance made to FCG.

Net cash provided by investing activities increased $26.6 million to $0.3 million during the year ended December 31, 2023, compared to $(26.3) million net cash used by investing activities during the year ended December 31, 2022. The cash provided by investing activities during the year ended December 31, 2023 consisted primarily of (i) $23.8 million decrease in investments and advances to our unconsolidated joint ventures. Contributions to fund our share of the construction of Katmandu Park, Punta Cana were lower in the year ended December 31, 2023 as major construction work wrapped up in early 2023, and (ii) $2.6 million increase cash inflow on deconsolidation of FCG during the fourth quarter of 2023.

Cash Flows from Financing Activities

Net cash provided by financing activities increased to $6.2 million in the three months ended March 31, 2024, compared to $(0.1) million in the three months ended March 31, 2023. The cash provided by financing activities in the three months ended March 31, 2024 consisted primarily of (i) $4.7 million in proceeds from and $5.4 million in repayment of the $10.0 million related party revolving credit arrangement with Infinite Acquisitions, (ii) $1.2 million repayment of related party term loans, (iii) $7.2 million of proceeds from related part term loans (iv) $0.4 million repayment of third party term loans, (v) $1.3 million proceeds from third party term loans, and (vi) $0.1 million in proceeds from exercised warrants. See Note 6 — Long-term debt and borrowing arrangements to our unaudited condensed consolidated financial statements.

Net cash provided by financing activities decreased $35.8 million to $15.1 million in the year ended December 31, 2023, compared to $50.9 million in the year ended December 31, 2022. The cash provided by financing activities in the year ended December 31, 2023 consisted primarily of (i) $18.4 million in proceeds from the $10.0 million related party revolving credit arrangement with Infinite Acquisitions, (ii) $3.3 million repayment of related party term loans with Infinite Acquisitions, (iii) $4.1 million repayment on the $10.0 million related party revolving credit arrangement with Infinite Acquisitions, (iv) $4.2 million proceeds from exercised Warrants. See Note 10 — Long-term debt and borrowing arrangements to our audited consolidated financial statements.

The cash provided by financing activities in the year ended December 31, 2022 consisted primarily of $38.2 million equity contributions from Falcon’s Opco’s members and $14.5 million proceeds from related party debt and credit facilities. This was partially offset by $1.5 million repayment of third-party debt and $0.2 million principal payment on finance lease obligations.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a material current or future effect on our financial condition, changes in financial condition, revenues, expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Estimates

The discussion under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” is based upon our audited consolidated financial statements, which have been prepared in accordance with US GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses as well as the disclosure of contingent assets and liabilities. We regularly review our estimates and assumptions. These estimates and assumptions, which are based upon historical experience and on various other factors believed to be reasonable under the circumstances, form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Reported amounts and disclosures may have been different had management used different estimates and assumptions or if different conditions had occurred in the periods presented. Below is a discussion of the policies that we believe may involve a high degree of judgment and complexity.

We believe that the accounting policies disclosed below include estimates and assumptions critical to our business and their application could have a material impact on our consolidated financial statements. In addition to these critical policies, our significant accounting policies are included within Note 2 — Summary of significant accounting policies in our audited consolidated financial statements.

Revenue

We recognize revenue in accordance with the provisions of FASB ASC 606, Revenue from Contracts with Customers (“ASC 606”), which requires the recognition of revenue when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled in exchange for those goods or services.

Falcon’s Creative Group

Accounting policies associated with FCG are referring to the periods prior to deconsolidation.

We account for a contract once it has approval and commitment from all parties, the rights and payment terms of the parties can be identified, the contract has commercial substance and the collectability of the consideration, or transaction price, is probable. Contracts are often subsequently modified to include changes in specifications or requirements, these changes are not accounted for until they meet the requirements noted above.

A significant portion of the FCG’s revenue is derived from master planning and design contracts, media production contracts and turnkey attraction contracts. The Company accounts for a contract once it has approval and commitment from all parties, the rights and payment terms of the parties can be identified, the contract has commercial substance and the collectability of the consideration, or transaction price, is probable. Contracts are often subsequently modified to include changes in specifications or requirements. These changes are not accounted for until they meet the requirements noted above. Each promised good or service within a contract is accounted for separately under the guidance of ASC 606, if they are distinct. Promised goods or services not meeting the criteria for being a distinct performance obligation are bundled into a single performance obligation with other goods or services that together meet the criteria for being distinct. The appropriate allocation of the transaction price and recognition of revenue is then applied for the bundled performance obligation. The Company has concluded that its service contracts generally contain a single performance obligation given the interrelated nature of the activities which are significantly customized and not distinct within the context of the contract.

Once the Company identifies the performance obligations, the Company determines the transaction price, which includes estimating the amount of variable consideration to be included in the transaction price, if any. The Company’s contracts generally do not contain credits, price concessions, or other types of potential variable consideration. Prices are fixed at contract inception and are not contingent on performance or any other criteria.

The Company engages in long-term contracts for production and service activities and recognizes revenue for performance obligations over time. These long-term contracts involve the planning, design, and development of attractions. Revenue is recognized over time (versus point in time recognition), as the Company’s performance creates an asset with no alternative use to the Company and the Company has an enforceable right to payment for performance completed to date, and the customer receives the benefit as the Company builds the asset. The Company considers the nature of these contracts and the types of products and services provided when determining the proper accounting for a particular contract. These are primarily fixed-price contracts.

For long-term contracts, the Company typically recognizes revenue using the input method, using a cost-to-cost measure of progress. The Company believes that this method represents the most faithful depiction of the Company’s performance because it directly measures value transferred to the customer. Contract estimates are based on various assumptions to project the outcome of future events that may span several years. These assumptions include, but are not limited to, the amount of time to complete the contract, including the assessment of the nature and complexity of the work to be performed; the cost and availability of materials; the availability of subcontractor services and materials; and the availability and timing of funding from the customer. The Company bears the risk of changes in estimates to complete on a fixed-price contract, which may cause profit levels to vary from period to period. For over time contracts, the Company recognizes anticipated contract losses as soon as they become known and estimable.

Accounting for long-term contracts requires significant judgment relative to estimating total costs, in particular, assumptions relative to the amount of time to complete the contract, including the assessment of the nature and complexity of the work to be performed. The Company’s estimates are based upon the professional knowledge and experience of its engineers, program managers and other personnel, who review each long-term contract monthly to assess the contract’s schedule, performance, technical matters and estimated cost at completion. Changes in estimates are applied retrospectively and when adjustments in estimated contract costs are identified, such revisions may result in current period adjustments to earnings applicable to performance in prior periods.

On long-term contracts, the portion of the payments retained by the customer is not considered a significant financing component. At contract inception, the Company also expects that the lag period between the transfer of a promised good or service to a customer and when the customer pays for that good or service will not constitute a significant financing component. Many of the Company’s long-term contracts have milestone payments, which align the payment schedule with the progress towards completion on the performance obligation. On some contracts, the Company may be entitled to receive an advance payment, which is not considered a significant financing component because it is used to facilitate inventory demands at the onset of a contract and to safeguard the Company from the failure of the other party to abide by some or all their obligations under the contract.

Contract balances result from the timing of revenue recognized, billings and cash collections, and the generation of Contract assets and liabilities. Contract assets represent revenue recognized in excess of amounts invoiced to the customer and the right to payment is not subject to the passage of time. Contract liabilities are presented on the Company’s consolidated balance sheets and consist of billings in excess of revenues. Billings in excess of revenues represent milestone billing contracts where the billings of the contract exceed recognized revenues.

Destinations Operations

The principal sources of revenues for the Destinations Operations segment are resort and theme park management and incentive fees. Resort and theme park management and incentive fees are based on a percentage of revenues and profits, respectively earned by the theme parks during the corresponding period.

Investments in unconsolidated joint ventures

We use the equity method to account for investments in corporate joint ventures when we have the ability to exercise significant influence over the operating decisions of the joint venture. Such investments are initially recorded at cost and subsequently adjusted for our proportionate share of the net earnings or loss of the investee, which is reported in Equity in losses of unconsolidated joint ventures in the results of operations. The dividends received, if any, from these joint ventures reduce the carrying amount of our investment.

Goodwill and Intangible assets

The Company reviews definite lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. The recoverability of these amortizing intangible assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then the assets are written down to fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets.

Estimating the fair value of reporting units is a subjective process that involves the use of significant estimates by management. The FCG reporting unit has significant revenue concentration associated with a few customers. Although we believe that we have strong relationships with each customer, if any of these customers were to move their business elsewhere it would have an adverse effect on our profitability, particularly the profitability of FCG. In addition, unanticipated changes in business performance market declines or other events impacting the fair value of these businesses, including changes in market multiples, discount rates, interest rates and growth rates assumptions, could result in goodwill impairment charges in future periods. The Company did not identify any goodwill impairment for the years ended December 31, 2023, and 2022.

Ride Media Content

RMC consists of themed audio and visual content following a storyline that is displayed to guests while in the queue and during the ride. The same RMC can be deployed on rides of a similar nature. The Company earns a fixed annual fee for licensing the right to use the RMC to customers.

In accordance with ASC 926-20, the Company capitalizes costs to produce the RMC, including direct production costs and production overhead. The RMC is expected to be predominantly monetized individually, as the RMC is not expected to be monetized with other films or license agreements. The predominant monetization strategy is determined when capitalization of production costs commences and is reassessed if there is a significant change to the expected future monetization strategy.

For RMC that is predominantly monetized on an individual basis, the Company uses a computation method to amortize capitalized production costs on the ratio of the RMC’s current period revenues to its estimated remaining ultimate revenue (i.e., the total revenue to be earned in the RMC’s remaining life cycle.) The RMC is typically licensed for a 10-year period with a fixed annual fee. Amortization begins when the RMC is first deployed and starts generating revenue.

Unamortized RMC costs are tested for impairment whenever events or changes in circumstances indicate that the fair value of the RMC may be less than its unamortized costs. If the carrying value of an individual RMC exceeds the estimated fair value, an impairment charge will be recorded in the amount of the difference. For content that is predominately monetized individually, the Company utilizes estimates including ultimate revenues and additional costs to be incurred (including marketing and distribution costs), in order to determine whether the carrying value of the RMC is impaired.

Owned RMC is presented as a noncurrent asset within Intangible assets, net of accumulated amortization and impairment. Amortization of RMC assets is primarily included in Depreciation and amortization expense in Income (Loss) from operations.

The unamortized cost balance of RMC was fully impaired as of December 31, 2023. See results of operations.

Fair Value

Fair value focuses on an exit price and is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risk inherent in valuation techniques, transfer restrictions and credit risks. The inputs or methodology used for valuing financial instruments are not necessarily an indication of the risk associated with investing in those financial instruments.

The carrying amounts of Cash and cash equivalents, Accounts receivables, Accounts payable and Accrued expenses and other current liabilities approximate fair value due to the short-term maturities of these assets and liabilities. The carrying amounts of finance leases are discounted to approximate fair value.

Warrant Liabilities

The Company accounts for Warrants assumed in connection with the Business Combination in accordance with the guidance contained in ASC 815, Derivatives and Hedging, under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. The Company remeasures the fair value of the Warrants based on the quoted market price of the Warrants. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at the end of each reporting period. The liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the results of operations.

Earnout Liabilities

At the closing of the Business Combination, pursuant to the Merger Agreement, certain holders were entitled to receive up to a total of 1,937,500 and 75,562,500 contingent Earnout Shares in the form of Class A Common Stock and Class B Common Stock of the Company, respectively. The Earnout Shares were deposited into escrow at the Closing and are to be earned, released and delivered upon satisfaction of, or forfeited and canceled up on the failure of certain milestones. The Earnout Shares are classified as a liability and measured at fair value, with changes in fair value included in the results of operations.

Business combinations

We account for our acquisitions in accordance with ASC 805, Business Combinations. We initially allocate the purchase price of an acquisition to the assets acquired and liabilities assumed based on their estimated fair values, with any excess of consideration recorded as goodwill. The results of operations of acquisitions are included in the consolidated financial statements from the date of acquisition. Costs incurred to complete the business combination, such as legal and other professional fees, are not considered part of the transaction consideration and are expensed as incurred.

Full impairment of Investment in Sierra Parima

As Sierra Parima recorded a fixed asset impairment under ASC 360, the Company further evaluated its remaining equity investment in Sierra Parima for impairment as of December 31, 2023, and determined that it was other-than-temporarily impaired. The Company estimated the fair value of its investment in Sierra Parima using probability weighted scenarios assigned to discounted future cash flows. The impairment is the result of management’s estimates and assumptions regarding the likelihood of certain outcomes related to various liquidation and sale scenarios and pending legal matters, the timing of which remains uncertain. These estimates were determined primarily using significant unobservable inputs (Level 3). The estimates that the Company makes with respect to its equity method investment are based upon assumptions that management believes are reasonable, and the impact of variations in these estimates or the underlying assumptions could be material.

Based on the estimated sale or liquidation proceeds from Sierra Parima, and Sierra Parima’s outstanding debts remaining to be settled, the fair value of the company’s investment in Sierra Parima was determined to be zero. As of December 31, 2023, the Company recognized an other-than-temporary impairment charge of $14.1 million, which is recorded in Share of gain (loss) from equity method investments in the consolidated statement of operations and comprehensive loss.

New and Recently Adopted Accounting Pronouncements

See Note 2 — Summary of significant accounting policies to our audited consolidated financial statements for more information about recent accounting pronouncements, the timing of their adoption and our assessment, to the extent we made one, of their potential impact on our financial condition and results of operations.

EXECUTIVE AND DIRECTOR COMPENSATION

This section discusses the material components of the executive compensation program for the executive officers of Falcon’s who were “named executive officers,” or NEOs for fiscal 2023.

As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies” as such term is defined in the rules promulgated under the Securities Act, which, in general, require compensation disclosure for our principal executive officer and its two other most highly compensated executive officers, referred to herein as our NEOs.

The primary objectives of our executive compensation programs are to attract and retain talented executives to effectively manage and lead our Company. Our named executive officers (our “NEOs”) for fiscal 2023 are:

•        Cecil D. Magpuri, our CEO;

•        Yvette Whittaker, our Chief Corporate Officer; and

•        David Schaefer, our Chief Development Officer

Summary Compensation Table

The following table provides summary information concerning compensation of our named executive officers for services rendered to us during fiscal years indicated.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Cecil D. Magpuri Chief Executive Officer	2023	475,014	—	—	50,776	525,790
	2022	511,538	—	—	15,234	526,772
Yvette Whittaker Chief Corporate Officer	2023	317,861	90,000	1,082,016	34,244	1,524,121
David Schaefer Chief Development Officer	2023	328,893	90,000	1,082,016	19,968	1,520,877

____________

(1)      The amounts in this column represents the aggregate grant date fair value of stock awards during each of the years presented, computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”) Topic 718, without taking into account estimated forfeitures. The assumptions made when calculating the amounts are found in Note 21 “Share-Based Compensation” to our Consolidated Financial Statements included elsewhere in this prospectus.

(2)      All other compensation amounts include (i) 401(k) plan contributions by the Company and (ii) health care benefits (including $36,526 for Mr. Magpuri and $26,275 for Ms. Whittaker).

Narrative Disclosures to Summary Compensation Table

Base Salaries

Each of the named executive officers is paid a base salary commensurate with his or her skill set, experience, performance, role and responsibilities, and we provide each named executive officer with a base salary for the services that the executive officer performs for us. This compensation component constitutes a stable element of compensation while other compensation elements may be variable. Base salaries are generally reviewed annually and may be increased based on any number of factors at the discretion of the Compensation Committee, including the individual performance of the named executive officer, company performance, any change in the executive’s position within our business, the scope of their responsibilities and market data. During 2023, our named executive officers earned the base salaries set forth in the table above.

Bonuses

In addition to base salaries, our executives may receive discretionary cash bonuses, guaranteed and/or retention bonuses in the discretion of the Compensation Committee. Annual cash bonuses have historically been paid to employees, including named executive officers other than those who also are owners of the Company, such as Messrs. Demerau and Magpuri, to reward their actions that further the goals of the Company. During 2023, we awarded the discretionary bonuses set forth in the table above to our named executive officers, in order to reward them for their efforts during a critical period of our Company’s development as we became a public company during fiscal 2023.

Equity-Based Awards

We use equity-based awards to provide our executives with the opportunity to acquire equity interests as an incentive for their remaining in our service and aligning their interests with those of our stockholders. In connection with the closing of the Business Combination, we adopted the Falcon’s Beyond Global, Inc. 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan allows the Company to make equity and equity-based incentive awards to officers, employees, non-employee directors and consultants of the Company and its affiliates.

In December 2023, following the closing of the Business Combination, the Compensation Committee recommended to the Board that each named executive officer be awarded restricted stock units (the “Day 1 Awards”) pursuant to the 2023 Plan, in order to reward them for their respective service in fiscal 2023, including their significant efforts in preparing the Company to be a public company and completing the Business Combination during fiscal 2023.

The Day 1 Awards were designed to align the interests of our named executive officers with our stockholders and to serve as a retention mechanism over the awards’ five-year vesting schedule. The RSUs granted as part of the Day 1 Awards vest, subject to continued employment or service through the applicable vesting date as follows: (1) 15% of the RSUs on the first anniversary of the grant date; (2) 17.5% of the RSUs on the second anniversary of the grant date; (3) 20% of the RSUs on the third anniversary of the grant date; (4) 22.5% of the RSUs on the fourth anniversary of the grant date; and (5) 25% of the RSUs on the fifth anniversary of the grant date.

Employee Benefits and Perquisites

We generally provide health, dental, vision, life and disability insurance benefits to our named executive officers and all other employees. We generally do not provide perquisites to our named executive officers.

Retirement Benefits

The Company sponsors a defined contribution 401(k) retirement savings and profit sharing plan (the “401(k) Plan”) for its employees, including the named executive officers. The 401(k) Plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to the plan and income earned on those contributions are not taxable to participants until withdrawn or distributed. Eligible employees are able to defer compensation up to certain limits set by the Code, which are updated annually. Under the 401(k) Plan, the Company may make matching contributions to participants’ elective deferrals each pay period, of up to 3% of eligible compensation per pay period. In addition, the Company may make a discretionary profit-sharing contribution each year based on its profit performance. Contributions are allocated to each participant’s individual account and are then invested in available investment alternatives according to the participants’ directions. Participants are immediately and fully vested in their own contributions, and employer contributions vest 20% each year over the five years beginning on the first anniversary of the employee’s hire date.

Termination and Change in Control Arrangements

None of the named executive officers has any rights in connection with a termination of employment or a change in control.

Outstanding Equity Awards at December 31, 2023

The following table provides information regarding outstanding equity awards held by each of our named executive officers as of December 31, 2023.

Name	Grant Date	Option Awards				Stock Awards
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Cecil D. Magpuri	—	—	—	—	—	—	—
Yvette Whittaker	12/21/2023	—	—	—	—	88,400	1,087,320
David Schaefer	12/21/2023	—	—	—	—	88,400	1,087,320

____________

(1)     Reflects RSUs granted on December 21, 2023 and that vest, subject to continued employment or service through the applicable vesting date as follows: (1) 15% of the RSUs shall vest on the first anniversary of the grant date; (2) 17.5% of the RSUs shall vest on the second anniversary of the grant date; (3) 20% of the RSUs shall vest on the third anniversary of the grant date; (4) 22.5% of the RSUs shall vest on the fourth anniversary of the grant date; and (5) 25% of the RSUs shall vest on the fifth anniversary of the grant date.

(2)      Based on the closing market price of the Company’s Class A Common Stock on December 29, 2023 (the last trading day before the end of fiscal 2023) of $12.30.

Director Compensation

Our Non-Employee Director Compensation Program, approved by the Board in December 2023, provides for the following compensation for our non-employee directors commencing in fiscal 2024:

•        An annual cash fee of $50,000 each year;

•        Annual equity grant of restricted stock units with an award value of $75,000 each year; and

•        Additional equity grant of restricted stock units with an annual award value of $25,000 for the Chair of the Audit Committee, $15,000 for the Chair of the Compensation Committee, and $10,000 for the Chair of the Nominating and Corporate Governance Committee.

The Compensation Committee recommends to the Board the compensation to be paid to the non-employee directors of our Board and may, in its discretion, revise or replace the compensation program described above. The Company reimburses each non-employee director for any reasonable expenses incurred by such director in connection with the performance of such director’s services to the Company.

During fiscal 2023, no compensation was paid to our non-employee directors, who became members of our Board in connection with the closing of the Business Combination. Scott Demerau, our Executive Chairman, and Simon Philips, our President, who are executive officers of the Company but not named executive officers, also serve on our Board and earned the compensation set forth in the table below during fiscal 2023, in accordance with the compensation program described under the “Executive Compensation” section above.

Fiscal 2023 Director Compensation

Name(1)	Fee Earned or Paid in Cash ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
Jarrett T. Bostwick	—	—	—	—
Sandy Beall	—	—	—	—
Doug Jacob	—	—	—	—
Scott Demerau	477,872	—	26,275	504,147
Simon Philips(2)	577,766	77,283	25,878	680,927
Ramin Arani(3)

____________

(1)      Represents all (i) non-employee directors who served on our Board during fiscal 2023 since the Closing and (ii) all directors who are executive officers of the Company, except for Mr. Magpuri who is a named executive officer whose compensation is reported in the “Executive Compensation” section above. The executive officers who serve on our Board (Messrs. Demerau, Magpuri and Philips) do not receive compensation for their service on the Board, and amounts reported above reflect their compensation for service to the Company as executive officers.

(2)      Mr. Philips had 6,314 RSUs outstanding as of December 31, 2023, which vest in accordance with the terms of the Day 1 Awards described above under “Executive Compensation — Equity-Based Awards.”

(3)      Mr. Arani resigned as a member of our Board and the Audit Committee effective February 12, 2024.

Director and Officer Compensation of the Company

Employment Agreements

The Company intends to enter into employment agreements with certain of its executive officers to govern the terms and conditions of such executive officers’ employment as executive officers of the Company.

Overview of Executive Compensation Program

Decisions with respect to the compensation of our executive officers, including our named executive officers, are made by the compensation committee of the Board. The actual compensation of our named executive officers will depend on the judgment of the members of the compensation committee and may differ from that set forth in the following discussion. Such compensation will also generally be governed by our executive officers’ employment agreements, as in effect from time to time, including as described above.

We anticipate that compensation for our executive officers will have the following components: base salary, cash bonus opportunities, equity compensation, employee benefits, and severance protections. Base salaries, employee benefits, and severance protections will be designed to attract and retain senior management talent. We will also use annual cash bonuses and equity awards to promote performance-based pay that aligns the interests of our named executive officers with the long-term interests of our stockholders and enhances executive retention.

Pursuant to the FCG A&R LLCA entered into in connection with the Strategic Investment, QIC has consent rights with respect to the granting of equity or equity-based compensation with a vesting period of less than three years to any C-Suite level executive of Falcon’s Opco or the Company or any other parent entity of FCG LLC that provides services to FCG LLC or its subsidiaries. See “Business — Recent Developments — Related Agreements — FCG A&R LLC Agreement” for additional information regarding QIC’s consent rights.

Annual Bonuses

We expect that we will use annual cash incentive bonuses for the named executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. We expect that, near the beginning of each year, the compensation committee will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the named executive officers, subject to the terms of their employment agreements. Following the end of each year, the compensation committee will determine the extent to which the performance targets were achieved and the amount of the award that is payable to each of the named executive officers.

Equity-Based Awards

We expect to use equity-based awards to promote our interest by providing our executives with the opportunity to acquire equity interests as an incentive for their remaining in our service and aligning their interests with those of its equity holders. In connection with the Business Combination, we adopted the Falcon’s Beyond Global, Inc. 2023 Equity Incentive Plan (as amended from time to time), which is referred to in this prospectus as the “2023 Incentive Plan”. The 2023 Incentive Plan allows the Company to make equity and equity-based incentive awards to officers, employees, non-employee directors and consultants of the Company and its affiliates. The Board anticipates that providing such persons with a direct stake in the Company will assure a closer alignment of the interests of such individuals with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company and its affiliates.

Administration.    The compensation committee of the Board (the “Committee”) will administer the 2023 Incentive Plan. The Committee will generally have the authority to designate participants, determine the type or types of awards to be granted to a participant, determine the terms and conditions of any agreements evidencing any awards granted under the 2023 Incentive Plan, accelerate the vesting or exercisability of, payment for or lapse of restrictions on, awards and to adopt, alter and repeal rules, guidelines and practices relating to the 2023 Incentive Plan. The Committee will have full discretion to administer and interpret the 2023 Incentive Plan and to make any other determinations and/or take any other action that it deems necessary or desirable for the administration of the 2023 Incentive Plan, and any such determinations or actions taken by the Committee shall be final, conclusive and binding upon all persons and entities. The Committee may delegate to one or more officers of the Company or any affiliate the authority to act on behalf of the Committee with respect to any matter, right, obligation or election that is the responsibility of or that is allocated to the Committee in the 2023 Incentive Plan and that may be so delegated as a matter of law, except for grants of awards to persons subject to Section 16 of the Exchange Act.

Eligibility.    Certain employees, directors, officers, advisors or consultants of the Company or its affiliates are eligible to participate in the 2023 Incentive Plan. It is expected that approximately 85 employees, consultants, advisors and service providers and all of our non-executive officer directors will be eligible to participate in the 2023 Incentive Plan.

Number of Shares Authorized.    The Company will initially reserve 7,294,756 shares of its Class A Common Stock for the issuance of awards under the 2023 Incentive Plan. The number of shares reserved for issuance under the 2023 Incentive Plan will increase automatically on January 1 of each of 2024 through 2033 by the number of shares equal to the lesser of (i) 2.0% of the total number of outstanding shares (rounded down to the nearest whole share) of Class A Common Stock as of the immediately preceding December 31, or (ii) a number as may be determined by the Board. Notwithstanding anything to the contrary in the 2023 Incentive Plan, no more than the number of shares of Class A Common Stock initially reserved under the 2023 Incentive Plan may be issued pursuant to the exercise of incentive stock options (“ISOs”) under the 2023 Incentive Plan.

Shares of Class A Common Stock underlying awards under the 2023 Incentive Plan that are forfeited, canceled, expire unexercised or are settled in cash will be available again for new awards under the 2023 Incentive Plan. If there is any change in our corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares of Class A Common Stock reserved for issuance under the 2023 Incentive Plan, the number of shares of Class A Common Stock covered by awards then outstanding under the 2023 Incentive Plan, the limitations on awards under the 2023 Incentive Plan, the exercise price of outstanding options and such other equitable substitutions or adjustments as it may determine appropriate.

The 2023 Incentive Plan will have a term of not more than 10 years from the date it is approved by the Company’s stockholder, and no further awards may be granted under the 2023 Incentive Plan after that date.

Awards Available for Grant.    The Committee may grant awards of nonqualified stock options, ISOs, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“RSUs”), other stock-based awards, other cash-based awards, dividend equivalents, and/or performance compensation awards or any combination of the foregoing.

Stock Options and Stock Appreciation Rights.    Stock options provide for the purchase of shares of Class A Common Stock in the future at an exercise price set on the grant date. ISOs, in contrast to nonqualified stock options, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. SARs entitle their holder, upon exercise, to receive from us an amount in cash or shares equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a stock option or SAR may not be less than 100% of the fair market value of the underlying share on the grant date (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute awards granted in connection with a corporate transaction. The term of a stock option or SAR may not be longer than 10 years from grant (or five years in the case of ISOs granted to certain significant stockholders).

Restricted Stock.    Restricted stock is an award of nontransferable shares of Class A Common Stock that are subject to certain vesting conditions and other restrictions.

RSUs.    RSUs are contractual promises to deliver shares of Class A Common Stock in the future, which may also remain forfeitable unless and until specified conditions are met and may be accompanied by the right to receive the equivalent value of dividends paid on shares of common stock prior to the delivery of the underlying shares (i.e., dividend equivalent rights). The Committee may provide that the delivery of the shares underlying RSUs will be deferred if such delivery would result in a violation of applicable law. The terms and conditions applicable to RSUs will be determined by the Committee, subject to the conditions and limitations contained in the 2023 Incentive Plan.

Other Stock or Cash-Based Awards.    Other stock or cash based awards are awards of cash, fully vested shares of Class A Common Stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of Class A Common Stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards or as standalone payments.

Dividend Equivalents.    Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of Class A Common Stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of the dividend record dates during the period between the date an award is granted and the date such award vests, is exercised, is distributed or expires, as determined by the Committee; however, dividend equivalents will not be payable unless and until the underlying award becomes payable and will be subject to forfeiture to the same extent as the underlying award.

Performance Awards.    Performance awards granted pursuant to the 2023 Incentive Plan may be in the form of a cash bonus, or an award of performance shares or performance units denominated in shares of Class A Common Stock, that may be settled in cash, property or by issuance of those shares subject to the satisfaction or achievement of specified performance conditions.

Transferability.    Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against the Company or its affiliates. The Committee, however, may permit awards (other than ISOs) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment and Termination; Repricing.    In general, the Board may amend, alter, suspend, discontinue or terminate the 2023 Incentive Plan at any time. However, stockholder approval to amend the 2023 Incentive Plan may be necessary if applicable law or the 2023 Incentive Plan so requires. No amendment, alteration, suspension, discontinuance or termination will materially and adversely impair the rights of any participant or recipient of any award without the consent of the participant or recipient. Stockholder approval will not be required for any amendment that reduces the exercise price of any stock option or SAR, or cancels any stock option or SAR that has an exercise price that is greater than the then-current fair market value of Class A Common Stock in exchange for cash, other awards or stock options or SARs with an exercise price per share that is less than the exercise price per share of the original stock options or SARs.

Adjustments; Corporate Transactions.    In the event of certain capitalization events or corporate transactions (as set forth in the 2023 Incentive Plan), including the consummation of a merger or consolidation of the Company with another corporation, the Committee may adjust the number of shares of Class A Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to an award, the exercise or strike price of an award, or any applicable performance measure, and may provide for the substitution or assumption of outstanding awards in a manner that substantially preserves the terms of such awards, the acceleration of the exercisability or lapse of restrictions applicable to outstanding awards and the cancellation of outstanding awards in exchange for the consideration received by stockholders of the Company in connection with such transaction.

Pursuant to the FCG A&R LLCA entered into in connection with the Strategic Investment, QIC has consent rights with respect to the granting of equity or equity-based compensation with a vesting period of less than three years to any C-Suite executive of Falcon’s Opco or the Company or any other parent entity of FCG LLC that provides services to FCG LLC or its subsidiaries. In addition, pursuant to the QIC Subscription Agreement, Falcon’s Opco agreed to indemnify QIC from and against any losses arising out of certain matters related to employee benefit plans. See “Business — Recent Developments — Related Agreements — FCG A&R LLC Agreement” and “Business — Recent Developments — Related Agreements — Subscription Agreement” for additional information regarding QIC’s consent rights and Falcon’s Opco’s indemnification obligations, respectively.

Other Compensation and Benefits

The Company expects to continue to offer various employee benefit plans to employees, including its named executive officers, which may be the same or similar to those currently offered by the Company, including health, dental, vision, life and disability insurance benefits, as well as the 401(k) profit sharing plan. In addition, in March 2024, we established the Falcon’s Beyond Global, LLC Long-Term Incentive Plan, effective as of January 1, 2024 (the “Opco Incentive Plan”) to allow Falcon’s Opco to reward certain eligible employees of Falcon’s Opco and its subsidiaries, including FCG, by granting incentive bonuses in the form of cash bonuses.

For more information, see “Executive and Director Compensation — Narrative Disclosure to Summary Compensation Table.” We may also provide our named executive officers with perquisites and personal benefits that are not generally available to all employees.

Director Compensation

The Company intends to adopt a non-employee director compensation program that is designed to align director compensation with its business objectives and the creation of stockholder value, while enabling the Company to attract, retain, incentivize and reward directors who contribute to the long-term success of the Company. The Board expects to review director compensation periodically to ensure that director compensation remains competitive such that the Company is able to recruit and retain qualified directors.

MANAGEMENT

Executive Officers and Directors

The following table lists the names, ages and positions of the individuals who currently serve as our executive officers and directors.

Name	Age	Position
Scott Demerau	62	Executive Chairman of the Board
Cecil D. Magpuri	58	Chief Executive Officer and Director
Simon Philips	55	President and Director
Joanne Merrill	54	Chief Financial Officer
Yvette Whittaker	52	Chief Corporate Officer
David Schaefer	41	Chief Development Officer
Bruce A. Brown	55	Chief Legal Officer and Corporate Secretary

Non-Employee Directors
Sandy Beall	73	Director
Jarrett T. Bostwick	50	Director
Doug Jacob	41	Director

Scott Demerau has served as our Executive Chairman of the Board of Directors since the closing of the Business Combination. Mr. Demerau is co-founder of Falcon’s Beyond Global, LLC and served as its Executive Chairman and a member of the board of managers from its inception in April 2021 until the closing of the Business Combination in October 2023. Mr. Demerau is also the co-founder and has been President of Producciones de Parques, S.L. since 2005, developing and launching House of Katmandu, the first Katmandu location in Mallorca, Spain, later rebranded as Katmandu Park. In 2012, Mr. Demerau was instrumental in establishing a joint venture relationship with Meliá Hotels International, where Producciones de Parques transitioned to become a joint venture entity. Mr. Demerau also co-founded Katmandu Group, where he served as the Chairman and Chief Executive Officer since its inception in 2013. In that role, Mr. Demerau oversaw the growth and expansion of the Katmandu Business and the development of the joint venture relationship with Meliá. Mr. Demerau’s career in the family entertainment industry began in 1985 when he and his wife, Julia Demerau, co-founded Fantasy Golf Development Company to develop, build and operate the Mountasia Family Fun Centers, a multi-attraction chain that spanned 24 locations and went public in 1993 as Mountasia Entertainment International, later acquiring the Malibu Grand Prix company with over 20 locations, where Mr. Demerau served in the roles of Chairman, Chief Executive Officer and a member of the board of managers. Mr. Demerau holds a Bachelor of Science in Business from Ferris State University. We believe that Mr. Demerau is qualified to serve as a member of the Board due, among other things, to his extensive background and experience in the entertainment development and operations industry, his role as co-founder of the Katmandu Business and his role in the creation of the Company, including his visionary leadership of the Company from inception to date.

Cecil D. Magpuri has served as our Chief Executive Officer since the closing of the Business Combination. Mr. Magpuri is co-founder of Falcon’s Beyond Global, LLC and served as its Chief Executive Officer and a member of its board of managers from its inception in April 2021 until the closing of the Business Combination in October 2023. Mr. Magpuri previously served as President and Chief Creative Officer of Falcon’s Treehouse, LLC, which he co-founded with Marty Magpuri in 2000, and which was later rebranded as Falcon’s Creative Group and expanded to include Falcon’s Digital Media and Falcon’s Licensing. Mr. Magpuri was named to the Blooloop 50 Theme Park Influencers list from 2018-2020, and, in 2010, received the Asian Heritage Award for Innovation and Technology. Mr. Magpuri earned his Bachelor of Arts in Applied Arts and Sciences with an emphasis in Environmental Design and a distinction in Art from San Diego State University. We believe that Mr. Magpuri is qualified to serve as a member of the Board because of his extensive experience and background in the entertainment development and operations industry, his role as co-founder of the Falcon’s Business and his role in the creation of the Company, including his visionary leadership of the Company from inception to date.

Simon Philips has served as our President and a member of our Board since the closing of the Business Combination. Prior to that, Mr. Philips served as President of Falcon’s Beyond Global, LLC since March 2023. Previously, Mr. Philips served as the Managing Director of Global Consumer Products at Moonbug Entertainment, the company behind properties such as CoComelon, Blippi, and Little Angel, from May 2021 until March 2023. Mr. Phillips was the Executive Vice-President & General Manager of The Walt Disney Company EMEA from 2012 to 2018 and served as President of Marvel Entertainment International from 2006 to 2012, where he was responsible for targeting new businesses as well as growing and increasing the depth of Marvel’s existing businesses. Mr. Philips also served as the Executive Producer for several of Marvel’s hit animated series, including The Super Hero Squad, The Avengers — Earth’s Mightiest Heroes, and the Marvel Japanese anime series. He was also responsible for propelling both Pixar’s and Star Wars’ brands through the licensing business across hard-lines, soft-lines, FMCG, and publishing. Before Marvel, from 2003 to 2006, Mr. Philips managed franchises for 4Kids Entertainment, including the Pokémon, Teenage Mutant Ninja Turtles, and Yu-Gi-Oh franchises. Mr. Philips started his licensing career in London in 1991, working on behalf of the British Olympic Association, where he licensed the world’s first Olympic-branded video game, Olympic Gold. We believe that Mr. Phillips is qualified to serve as a member of the Board because of his experience shaping the strategic direction of iconic franchises including Disney, Pixar, Star Wars, Marvel, CoComelon, Pokémon, Teenage Mutant Ninja Turtles, and Yu-Gi-Oh.

Joanne Merrill has served as our Chief Financial Officer since the closing of the Business Combination. Prior to that, Ms. Merrill served as Chief Financial Officer of Falcon’s Beyond Global, LLC since August 2021. Prior to joining the Company, Ms. Merrill served as the Chief Financial Officer of Entertainment Technology Partners, an event technology services company in Orlando, Florida, from May 2017 to July 2021. Prior to that, she was the Vice President of Finance and Corporate Controller of Hard Rock International, a hospitality and entertainment company, from April 2007 to May 2017. Ms. Merrill began her career as a mechanical engineer before becoming a Chartered Accountant in England and Wales and a Certified Public Account in the US serving as a senior manager at PricewaterhouseCoopers. Ms. Merrill holds a Bachelor of Engineering degree in Mechanical Engineering from the University of Bath.

Yvette Whittaker has served as our Chief Corporate Officer since the closing of the Business Combination. Prior to that, Ms. Whittaker was Chief Corporate Officer of Falcon’s Beyond Global, LLC since July 2021. Ms. Whittaker previously served as Executive Vice President of Operations of Falcon’s Creative Group, a role she held since July 2011. Ms. Whittaker joined Treehouse at the company’s inception in February of 2000 and has served in roles of increasing management responsibility in the areas of business operations, scheduling, budgeting, client relations and marketing.

David Schaefer has served as our Chief Development Officer since the closing of the Business Combination. Prior to that, Mr. Schaefer served as Chief Development Officer of Falcon’s Beyond Global, LLC since July 2021. Mr. Schaefer previously served as Vice President of Falcon’s Creative Group, a role he held since November 2013. Mr. Schaefer has been with Falcon’s Creative Group since 2007 in roles of increasing responsibility in the areas of technical integration and project management. Mr. Schaefer holds a Bachelor of Science in Mechanical Engineering from The University of Wisconsin.

Bruce A. Brown has served as our Chief Legal Officer & Corporate Secretary since April 2024, and served as our Executive Vice President of Legal, General Counsel & Corporate Secretary from the closing of the Business Combination in October 2023 to April 2024. Mr. Brown has over 20 years of legal experience and, prior to joining the Company, Mr. Brown served as Senior Vice President, Deputy General Counsel of Hilton Grand Vacations from April 2022 to May 2023. Prior to that, Mr. Brown severed as Vice President and General Counsel of Tupperware Brands from June 2020 to April 2022. From June 2008 to June 2020, Mr. Brown held various positions at Darden Restaurants, Inc., where he most recently served as Vice President, Associate General Counsel and Assistant Secretary. Prior to his time at Darden Restaurants, Mr. Brown held legal positions at World Kinect (formerly World Fuel Services), NICE Systems, Inc. and American Express Company. Mr. Brown has held additional roles with American Express Company, General Electric Company and Xerox Corporation. Mr. Brown currently serves on the Board of Directors of Community Legal Services located in Orlando, Florida, a not-for-profit organization that promotes equal access to justice. Mr. Brown holds a Bachelor’s degree from Howard University and a J.D. from Howard University School of Law.

Non-Employee Directors

Samuel “Sandy” E. Beall III has been a member of our Board since the closing of the Business Combination. Previously, Mr. Beall served as Chief Executive Officer of FAST Acquisition Corp. II (“FAST II”) and a member of the FAST II board of directors, positions he held since 2020. Mr. Beall is a restauranteur and hospitality founder, investor, operator and executive with a background that spans nearly five decades, and serving as the Chief Executive Officer of a public company for over 25 years. Mr. Beall founded Ruby Tuesday while in college in 1971, growing the concept to 15 units ultimately selling it to Morrison Inc. in 1982. Post-acquisition, he remained the President and Chief Operating Officer of Ruby Tuesday, ultimately working his way up the organization to becoming Chairman and Chief Executive Officer of Morrison Inc. by 1995. In 1994, he was named Operator of the Year, won the Golden Chain Award from MUFSO, and was named Executive of the Year by Restaurants & Institutions. Under Mr. Beall’s recommendation and guidance, he oversaw the split of Morrison into three public companies, including Ruby Tuesday, Morrison’s Cafeteria, and Morrison Health Care. Mr. Beall remained as Chairman and Chief Executive Officer of Ruby Tuesday, overseeing an operation that had grown to more than 800 locations in 46 states, 14 foreign countries and approximately 30,000 employees when he retired from the company in 2012. Mr. Beall also co-founded Blackberry Farm in 1975, steadily growing it with his family over the following five decades into one of the premier luxury resorts in the world. It has been recognized by Relais & Chateaux since 1994, as well as named to the Conde Nast Traveler Gold List, Wine Spectator Grand Award, the James Beard Foundation, as well as a number of other highly regarded awards and by industry groups. Mr. Beall is an investor in several emerging growth restaurant concepts principally in New York City as well as resorts in Jackson, Wyoming and is member of the board of directors of a number of high-growth restaurant and consumer brands, including & pizza, The Meatball Shop, Mexicue, Beyond Sushi and Chow Daddy’s, all of which are private companies. He is also the Principal of Beall Investments LLC, an investment company. Mr. Beall also previously served as Chief Executive Officer and as a director of FAST Acquisition Corp. until September 2022. We believe that Mr. Beall is qualified to serve as a director of the Company because of his extensive experience in the hospitality industry as well as his prior service as an executive of a publicly traded company.

Jarrett T. Bostwick has been a member of our Board since the closing of the Business Combination. Mr. Bostwick is a managing director and private advisor with the Bostwick Walters Wealth Partners at Rockefeller Capital Management (“Rockefeller”), a position he has held since Rockefeller acquired Spearhead Capital Advisors, a full-service financial services platform, in June 2022. Mr. Bostwick founded Spearhead Capital in 2011 and served as partner and general counsel since its founding. At Rockefeller (and previously Spearhead Capital), Mr. Bostwick has implemented diverse private and public investment strategies on behalf of clients and has assisted in helping clients secure structured capital and financings from the capital markets. Mr. Bostwick also serves as managing principal of National Financial Companies, a multi-family office venture capital investment firm, a position he has held since 2008. At National Financial Companies he works with his partners to acquire, grow, and divest of companies in a variety of market sectors. Prior to joining National Financial Companies he was a partner in the law firm of Handler Thayer, LLP in Chicago, which provides professional services to affluent families, family offices and privately held companies, from 2005 to 2011. He remains of counsel to the firm. Prior to joining Handler Thayer he was a partner in the Wealth Planning & Philanthropy Group of Gardner, Carton & Douglas, LLP. He joined as an associate in 2003 and served until 2005. Prior to Gardner, Carton & Douglas LLP, Mr. Bostwick served as a senior manager in the tax practice of Ernst & Young, where he managed and coordinated global tax engagements for corporate clients of EY, in addition to serving as a national tax specialist in several areas of specific tax provisions of the Internal Revenue Code. He also worked closely with the audit practice insofar as he was responsible for overseeing the final tax provisions included in corporate financial statements and audits for several of EY’s corporate clients which were publicly listed. Mr. Bostwick has been recognized widely during his legal career, including being named by Worth Magazine in 2005 as one of the “Top 100 Attorneys in the United States” for affluent clients. He earned his Bachelor of Arts in International Affairs at the George Washington University in Washington, D.C., his Juris Doctorate Degree from Gonzaga University School of Law in Spokane, Washington, and his Masters of Law in Taxation from the University of Washington School of Law in Seattle, Washington. He currently serves on the Board of the Foundation for Animal Care and Education, a San Diego based not-for-profit focusing on saving companion animals and other animals from economic euthanasia by providing financial support for life saving health care services for such animals and families in need. He also serves on the regional board of the Casey Cares Foundation, a not-for-profit that provides families with children facing critical health care issues with economic, emotional, and experiences to enhance the positive outcome for the families they serve. Casey Cares operates in 22 states around the United States. We believe that Mr. Bostwick is qualified to serve as a member of the Board because of his significant experience in the finance industry.

Doug Jacob has been a member of our Board since the closing of the Business Combination. Mr. Jacob was the founder of FAST II and currently serves as the Co-Founder of &vest, a hybrid investment fund and brand consulting agency founded in 2019 focused on opportunities in the consumer lifestyle and hospitality space. Since its inception, &vest has raised over $700 million for private and public transactions. &vest acquired the second largest position in &pizza, where Mr. Jacob serves on the board of directors. Mr. Jacob previously served as Co-Chief Executive Officer and as a director of FAST Acquisition Corp until November 2020. Previously, Mr. Jacob served as the lead investor and operator at EMM Group’s Tenjune nightclub, and prior to that role in 2010, Mr. Jacob co-founded JWALK, a full-service creative agency, which was acquired by the Shiseido Corporation in March 2017. Mr. Jacob received a Bachelor of Science from Gettysburg College. We believe that Mr. Jacob is qualified to serve as a member of the Board because of his significant experience in the hospitality and consumer industry.

Board Composition

Our business and affairs are organized under the direction of the board of directors of the Company. The Board is chaired by Mr. Demerau and consists of six directors. The authorized number of directors may be changed by resolution of the Board and vacancies may be filled by resolution of the Board.

The Board is divided into three classes with only one class of directors being elected in each year, and with each class serving a three-year term from the date of their election at annual meetings following the Business Combination:

•        Scott Demerau, Jarett T. Bostwick, and Simon Philips are Class I directors serving until the first annual meeting of the Company’s stockholders after the Closing;

•        Sandy Beall and Doug Jacob are Class II directors serving until the second annual meeting of the Company’s stockholders after the Closing; and

•        Cecil D. Magpuri is the Class III director serving until the third annual meeting of the Company’s stockholders after the Closing.

As a result of the staggered board, only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective terms. The members of each class will hold office until the annual meeting stated above when their term expires and until their successors are elected and qualified. At each succeeding annual meeting of the stockholders of the Company the successors to the class of directors whose term expires at that meeting will be elected by plurality vote of all votes cast at such meeting to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are elected and qualified. Subject to the rights, if any, of the holders of any series of preferred stock to elect additional directors under circumstances specified in a preferred stock designation, directors may be elected by the stockholders only at an annual meeting of stockholders.

Pursuant to the FCG A&R LLCA entered into in connection with the Strategic Investment, QIC has board designation rights at the Board level in certain limited circumstances.

Independence of Our Board of Directors

Rules 5605(b)(1) and 5615(b)(1) of the Nasdaq Listing Rules require that independent directors comprise a majority of a listed company’s board of directors within one year of listing. In addition, the rules of Nasdaq require that, subject to specified applicable phase-in periods, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Under the rules of Nasdaq, a director will only qualify as an “independent director” if in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Exchange Act and the rules of Nasdaq. Compensation committee members must also satisfy the additional independence criteria set forth in Rule 10C-1 under the Exchange Act and the rules of Nasdaq.

In order to be considered independent for purposes of Rule 10A-3 under the Exchange Act and under the rules of Nasdaq, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the committee, the board of directors, or any other board committee:

•        accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or

•        be an affiliated person of the listed company or any of its subsidiaries.

To be considered independent for purposes of Rule 10C-1 under the Exchange Act and under the rules of Nasdaq, the board of directors must affirmatively determine that the member of the compensation committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

•        the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director; and

•        whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.

Based on information provided by each director concerning his or her background, employment, and affiliations, our Board has determined that Sandy Beall, Doug Jacob and Jarrett T. Bostwick do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors qualifies as “independent” as that term is defined under the Nasdaq Listing Rules. In making these determinations, our Board considered the relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock.

Board Committees

Our Board has three standing committees: an audit committee; a compensation committee; and a nominating and corporate governance committee. Each of the committees reports to the Board as such committee deems appropriate and as the Board may request. In the future, our Board may establish other committees, as it deems appropriate, to assist it with its responsibilities.

Audit Committee

The audit committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting and legal compliance functions by approving and overseeing the services performed by our independent registered public accounting firm and reviewing our financial statements and reports regarding our accounting practices and systems of internal accounting controls. The audit committee will also oversee the audits of our independent registered public accounting firm and take those actions as it deems necessary to satisfy itself that the independent registered public accounting firm is independent of management.

Our audit committee consists of Sandy Beall and Jarrett T. Bostwick. Our Board determined that each of Mr. Beall, and Mr. Bostwick are independent and meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. In addition, Mr. Beall and Mr. Bostwick qualify as our “audit committee financial experts,” as such term is defined in Item 407 of Regulation S-K.

Compensation Committee

The compensation committee will determine general compensation policies and the compensation provided to our executive officers. The compensation committee will also make recommendations to the board of directors regarding director compensation. In addition, the compensation committee will review and determine equity-based compensation for our directors, officers, employees and consultants and will administer our equity incentive plans.

Our compensation committee consists of Sandy Beall and Jarrett T. Bostwick. Our Board determined that each of Mr. Beall and Mr. Bostwick are independent directors in accordance with Nasdaq listing standards for purposes of compensation committee service.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee will be responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of the board. In addition, the nominating and corporate governance committee will be responsible for overseeing our corporate governance and reporting and making recommendations to the board of directors concerning corporate governance matters.

Our nominating and corporate governance committee consists of Sandy Beall and Jarrett T. Bostwick. Our Board determined that each of Mr. Beall and Mr. Bostwick are independent directors.

Role of Our Board of Directors in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. Our Board administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee also has the responsibility to review with management the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and review the adequacy and effectiveness of our internal controls over financial reporting. Our nominating and corporate governance committee is responsible for periodically evaluating our company’s corporate governance policies and systems in light of the governance risks that our company faces and the adequacy of our policies and procedures designed to address such risks. Our compensation committee assesses and monitors whether any of our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Code of Business Conduct and Ethics for Employees, Executive Officers, and Directors

Upon the Closing of the Business Combination, our Board adopted a Code of Business Conduct and Ethics, or the Code of Conduct, applicable to all of our employees, executive officers and directors, including our Chief Executive Officer, Chief Financial Officer and other executive and senior financial officers. The Code of Conduct is available on our website. Any amendments to the Code of Conduct, or any waivers of its requirements, are expected to be disclosed on the Company’s website to the extent required by applicable rules and exchange requirements.

Corporate Governance Guidelines

Upon the Closing of the Business Combination, we adopted a set of corporate governance guidelines to provide the framework for the governance of our Board and to assist our Board in the exercise of its responsibilities. These guidelines reflect our Board’s commitment to monitoring the effectiveness of policy and decision-making both at the board and management levels, with a view to enhancing stockholder value over the long term. The corporate governance guidelines will be available on our website.

Compensation Committee Interlocks and Insider Participation

None of our compensation committee members has ever been an executive officer or employee of the Company. None of our executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Board or compensation committee.

Limitations of Liability and Indemnification of Officers and Directors

The Charter eliminates the Company’s officers’ and directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that officer and directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except in limited circumstances. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of officers and directors, then the liability of the Company’s officers and directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Charter requires the Company to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents. The Company also maintains a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Charter prohibits any retroactive changes to the rights or protections or increase the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, the Company entered into separate indemnification agreements with each of the Company’s directors and officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF THE COMPANY

The following table shows information with respect to the beneficial ownership of our Common Stock as of May 24, 2024, for:

•        each person known to us to own beneficially 5% or more of our outstanding Common Stock;

•        each of our directors or director nominees;

•        each of our named executive officers; and

•        all of our directors and executive officers as a group.

As of May 24, 2024, there were 11,504,248 shares of Class A Common Stock and 113,409,117 shares of Class B Common Stock issued and outstanding. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities.

Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, such as upon the exercise of warrants held by such person or issuable pursuant to the vesting of RSUs held by such person. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Voting power represents the combined voting power of shares of Class A Common Stock and Class B Common Stock owned beneficially by such person. On all matters to be voted upon, holders of Class A Common Stock and Class B Common Stock will be entitled to cast one vote per share of on all matters to be voted on by stockholders. Generally, holders of all classes of common stock vote together as a single class.

Name and Address of Beneficial Owner(1)	Number of Shares of Class A Common Stock	% Ownership of Class A Common Stock	Number of Shares of Class B Common Stock	% of Ownership of Class B Common Stock	% of Total Voting Power
5% Holders
FAST Sponsor II LLC(2)	3,066,544	26.7%	—	0.0%	2.5%
Infinite Acquisitions Partners LLC(3)	2,600,694	22.6%	52,459,787	46.3%	44.1%
Katmandu Ventures, LLC(4)	—	0.0%	30,474,665	26.9%	24.4%
CilMar Ventures, LLC, Series A(5)	—	0.0%	30,474,665	26.9%	24.4%
Tillman’s Corner Trust(6)	2,026,444	17.6%	—	0.0%	1.6%
Judith E. Demerau(7)	2,155,446	17.6%	—	0.0%	1.6%
Directors and Executive Officers of the Company
Scott Demerau	—	0.0%	—	0.0%	0.0%
Cecil D. Magpuri(5)	—	0.0%	30,474,665	26.9%	24.4%
Simon Philips(8)	—	0.0%	—	0.0%	0.0%
Joanne Merrill(9)	—	0.0%	—	0.0%	0.0%
Bruce A. Brown(10)	—	0.0%	—	0.0%	0.0%
Yvette Whittaker(11)	—	0.0%	—	0.0%	0.0%
David Schaefer(12)	—	0.0%	—	0.0%	0.0%
Sandy Beall	—	0.0%	—	0.0%	0.0%
Jarrett T. Bostwick	—	0.0%	—	0.0%	0.0%
Doug Jacob	—	0.0%	—	0.0%	0.0%
All directors and executive officers as a group (10 individuals)	—	0.0%	30,474,665	26.9%	24.4%

____________

*        Less than one percent

(1)      Unless otherwise noted, the business address of each person is c/o Falcon’s Beyond Global, Inc., 1768 Park Center Drive, Orlando, Florida 32835.

(2)      Represents the following securities held by FAST Sponsor II LLC (“Sponsor”): (i) 1,230,000 shares of Class A Common Stock issued to the Sponsor in connection with the Business Combination (reflecting 20,000 shares transferred to Meteora Strategic Capital, LLC as consideration for services provided in the Business Combination), (ii) 861,544 shares of Class A Common Stock issued to the Sponsor upon the net share exercise of the Private Placement Warrants and Working Capital Warrants, (iii) 112,500 shares of Class A Common Stock which were earned and released to Sponsor from escrow following the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “2023 Form 10-K”) pursuant to the terms of the Earnout Escrow Agreement dated as of October 12, 2023 (the “Earnout Escrow Agreement”) between the Company, the earnout participants party thereto, and Continental Stock Transfer & Trust Company, and (iv) 862,500 Earnout Shares (after reflecting 112,500 shares earned and 187,500 shares forfeited following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement) which are outstanding and held in escrow and will vest or be forfeited based on certain milestones related to the EBITDA of the Company and the gross revenue of the Company during periods between July 1, 2023 and December 31, 2024 and the volume weighted average closing sale price of shares of Class A Common Stock during the five-year period beginning on the one-year anniversary of the Acquisition Merger and ending on the six-year anniversary of the Acquisition Merger. Sponsor holds voting rights with respect to the escrowed Earnout Shares but has entered into a Stockholder’s Agreement with the Company pursuant to which Sponsor agreed to vote or cause to be voted all such Earnout Shares held for Sponsor’s benefit in escrow for or against, to be not voted, or to abstain, in the same proportion as the shares held by the holders of the Company’s common stock as a whole are voted for or against, not voted, or abstained on any matter. FAST Sponsor II Manager LLC (“FAST Sponsor Manager”) is the manager of Sponsor and Garrett Schreiber is the sole member of FAST Sponsor Manager and has sole voting and investment discretion with respect to the securities held by Sponsor. The Sponsor’s business address is 109 Old Branchville Road, Ridgefield, CT 06877.

(3)      Represents the following securities held by Infinite Acquisitions Partners LLC (“Infinite Acquisitions”): (i) 225,000 shares of Class A Common Stock issued to Infinite Acquisitions upon conversion of the principal amount of $2.25 million outstanding under the Infinite Promissory Note, (ii) 4,995,934 shares of Class A Common Stock initially issued to Infinite Acquisitions as Falcon’s Opco Financing Units and Additional Falcon’s Opco Financing Unit Consideration, of which Infinite Acquisitions has converted 2,000,000 of such units into 2,000,000 shares of Class A Common Stock and has delivered 274,306 of such shares to Infinite Founder Series, (iii) 22,272,939 shares of Class A Common Stock issuable upon the redemption of 22,272,939 units of Falcon’s Opco and the simultaneous cancelation of an equal number of shares of Class B Common Stock of the Company, which units were initially issued to Infinite Acquisitions prior to the Business Combination, (iv) 75,000 shares of Class A Common Stock initially issued as Earnout Shares pursuant to the Earnout Escrow Agreement, which shares were earned and released to Infinite Acquisitions from escrow following the filing of the 2023 Form 10-K, (v) 5,026,608 shares of Class A Common Stock issuable upon the redemption of 5,026,608 units of Falcon’s Opco and the simultaneous cancelation of an equal number of shares of Class B Common Stock of the Company, initially issued as Earnout Units and Earnout Shares pursuant to the Earnout Escrow Agreement, which units and shares were earned and released to Infinite Acquisitions from escrow following the filing of the 2023 Form 10-K, and (vi)(x) 575,000 Earnout Shares in the form of Class A Common Stock (after reflecting 75,000 shares earned and 125,000 shares forfeited following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement) and (y) 21,890,000 Earnout Shares in the form of Earnout Units and an equal number of shares of Class B Common Stock (after reflecting 5,026,608 shares and units earned and 6,350,000 shares and units forfeited following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement) which are outstanding and held in escrow and will vest or be forfeited based on certain milestones related to the EBITDA of the Company and the gross revenue of the Company during periods between July 1, 2023 and December 31, 2024 and the volume weighted average closing sale price of shares of Class A Common Stock during the five-year period beginning on the one-year anniversary of the Acquisition Merger and ending on the six-year anniversary of the Acquisition Merger. Infinite Acquisitions holds voting rights with respect to the escrowed Earnout Shares but has entered into a Stockholder’s Agreement with the Company pursuant to which Infinite Acquisitions agreed to vote or cause to be voted all such Earnout Shares held for Infinite Acquisitions’ benefit in escrow for or against, to be not voted, or to abstain, in the same proportion as the shares held by the holders of the Company’s common stock as a whole are voted for or against, not voted, or abstained on any matter. Includes up to 35,907,551 shares of Class A Common Stock which Infinite Acquisitions is obligated to deliver to Infinite Founder Series pursuant to the terms of a redemption agreement between Infinite Acquisitions and Infinite Founder Series. Beginning on or about February 14, 2024 and continuing on each February 14 on an annual basis for eight years thereafter, Infinite Acquisitions is obligated to transfer to Infinite Founder Series up to an aggregate of up to 35,907,551 shares of Class A Common Stock, consisting of up to 13,441,004 shares of Class A Common Stock which may be received by Infinite Acquisitions upon redemption of an equal number of units of Falcon’s Opco and up to an additional 22,466,547 shares of Class A Common Stock which may be received by Infinite Acquisitions upon redemption of an equal number of units of Falcon’s Opco if the criteria for release under the Earnout Escrow Agreement is met. The number of shares of Class A Common Stock to be delivered at each payment date is to be reduced by up to 20% of the amount deliverable, subject to an implied minimum share price of $10 per share. In February 2024, Infinite Acquisitions initiated the delivery of 273,413 shares of Class A Common Stock in satisfaction of the first of the required transfers under the Founder Series Redemption Obligation. Erudite Cria, Inc.

(“Infinite Manager”) is the manager of Infinite Acquisitions and has voting and investment discretion with the respect to the securities held by Infinite Acquisitions. Investment and voting decisions at Infinite Manager with respect to the securities held by Infinite Acquisitions are made by the board of directors of Infinite Manager. The directors of Infinite Manager are: Todd Walters, Lucas Demerau, Nathan Markey, and Cory Demerau. Each director has one vote on all matters presented to the board of Infinite Manager, except that the chairman of the board of directors, Lucas Demerau, has two votes on all matters presented to the board of Infinite Manager. Lucas Demerau, Nathan Markey, and Cory Demerau are the adult children of Scott Demerau and Julia Demerau. Their voting and investment decisions are not directly or indirectly influenced by Scott Demerau or Julia Demerau and there are no voting agreements among any of them with respect to the Company’s Common Stock. Therefore, no individual director of Infinite Manager is the beneficial owner, for purposes of Rule 13d-3 of the Exchange Act, of the securities held by Infinite Acquisitions. The address of Infinite Acquisitions is 2430 Pump Road #356, Henrico, Virginia 23233.

(4)     Represents the following securities held by Katmandu Ventures, LLC (“Katmandu Ventures”): (i) 12,245,469 shares of Class A Common Stock issuable upon the redemption of 12,245,469 units of Falcon’s Opco, issued to Katmandu Ventures prior to the Business Combination, and the simultaneous cancellation of an equal number of shares of Class B Common Stock of the Company, (ii) 1,142,946 shares of Class A Common Stock issuable upon the redemption of 1,142,946 units of Falcon’s Opco and the simultaneous cancelation of an equal number of shares of Class B Common Stock of the Company, initially issued as Earnout Units and Earnout Shares pursuant to the Earnout Escrow Agreement, which shares and units were earned and released to Katmandu Ventures from escrow following the filing of the 2023 Form 10-K, and (iii) 17,086,250 shares of Class A Common Stock issuable upon the redemption of 17,086,250 units of Falcon’s Opco and the simultaneous cancelation of an equal number of shares of Class B Common Stock of the Company, issued as Earnout Units and Earnout Shares pursuant to the Earnout Escrow Agreement (after reflecting 1,142,946 shares and units earned and 2,918,750 shares and units forfeited following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement) which are outstanding and held in escrow and will vest or be forfeited based on certain milestones related to the EBITDA of the Company and the gross revenue of the Company during periods between July 1, 2023 and December 31, 2024 and the volume weighted average closing sale price of shares of Class A Common Stock during the five-year period beginning on the one-year anniversary of the Acquisition Merger and ending on the six-year anniversary of the Acquisition Merger. Katmandu Ventures holds voting rights with respect to the escrowed Earnout Shares but has entered into a Stockholder’s Agreement with the Company pursuant to which Katmandu Ventures agreed to vote or cause to be voted all such Earnout Shares held for Katmandu Ventures’ benefit in escrow for or against, to be not voted, or to abstain, in the same proportion as the shares held by the holders of the Company’s common stock as a whole are voted for or against, not voted, or abstained on any matter. Jill K. Markey is the manager of Katmandu Ventures and has sole voting and investment discretion with respect to the securities held by Katmandu Ventures. Ms. Markey is the adult stepdaughter of the Company’s Executive Chairman, Scott Demerau. Her voting and investment decisions are not directly or indirectly influenced by Scott Demerau or Julia Demerau and there are no voting agreements among them with respect to the Company’s Common Stock. The address of Katmandu Ventures is 3420 Pump Road #140, Henrico, Virginia 23233.

(5)     Represents the following securities held by CilMar Ventures, LLC Series A (“CilMar”): (i) 12,245,469 shares of Class A Common Stock issuable upon the redemption of 12,245,469 units of Falcon’s Opco, issued to CilMar prior to the Business Combination, and the simultaneous cancellation of an equal number of shares of Class B Common Stock of the Company, (ii) 1,142,946 shares of Class A Common Stock issuable upon the redemption of 1,142,946 units of Falcon’s Opco and the simultaneous cancelation of an equal number of shares of Class B Common Stock of the Company, initially issued as Earnout Units and Earnout Shares pursuant to the Earnout Escrow Agreement, which shares and units were earned and released to CilMar from escrow following the filing of the 2023 Form 10-K, and (iii) 17,086,250 shares of Class A Common Stock issuable upon the redemption of 17,086,250 units of Falcon’s Opco and the simultaneous cancelation of an equal number of shares of Class B Common Stock of the Company, issued as Earnout Units and Earnout Shares pursuant to the Earnout Escrow Agreement (after reflecting 1,142,946 shares and units earned and 2,918,750 shares and units forfeited following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement) which are outstanding and held in escrow and will vest or be forfeited based on certain milestones related to the EBITDA of the Company and the gross revenue of the Company during periods between July 1, 2023 and December 31, 2024 and the volume weighted average closing sale price of shares of Class A Common Stock during the five-year period beginning on the one-year anniversary of the Acquisition Merger and ending on the six-year anniversary of the Acquisition Merger. CilMar holds voting rights with respect to the escrowed Earnout Shares but has entered into a Stockholder’s Agreement with the Company pursuant to which CilMar agreed to vote or cause to be voted all such Earnout Shares held for CilMar’s benefit in escrow for or against, to be not voted, or to abstain, in the same proportion as the shares held by the holders of the Company’s common stock as a whole are voted for or against, not voted, or abstained on any matter. Kaiao Kollective, LLC (“Kaiao Kollective”) is the manager of CilMar. Cecil De Los Reyes Magpuri and Marty Mathers Magpuri are the managers of Kaiao Kollective. Mr. and Mrs. Magpuri are married. Consequently, for purposes of SEC rules, Mr. and Mrs. Magpuri may be deemed to have controlling voting and dispositive power over the shares held directly by CilMar. The address of CilMar, Kaiao Kollective, and Mr. and Mrs. Magpuri is 11515 Waterstone Loop Drive, Windermere, FL 34786.

(6)      Based on a Schedule 13D filed with the SEC on February 13, 2024 by Tillman’s Corner Trust (“TC Trust”) and Ms. Christine E. Zellar-Church. Ms. Church is the trustee of TC Trust and exercises voting and dispositive power over such shares. The address of TC Trust and Ms. Church is 3420 Pump Rd #348, Henrico, Virginia 23233.

(7)      Represents the following securities beneficially owned by Judith E. Demerau: (i) 131,718 shares of Class A Common Stock held by Ms. Demerau directly and (ii) 2,023,728 shares held by Brass Ring Trust (“Brass Ring”). Ms. Demerau is the trustee of Brass Ring and exercises voting and dispositive power over such shares. Based on a Schedule 13D filed with the SEC on February 13, 2024 by Brass Ring and Ms. Demerau. The address of Brass Ring and Ms. Demerau is 3420 Pump Rd #348, Henrico, Virginia 23233.

(8)      Does not include up to 6,314 shares of Class A Common Stock underlying RSUs that were granted on December 21, 2023, pursuant to the 2023 Equity Incentive Plan, because such shares will not vest within 60 days of the Record Date. The RSUs will vest, subject to continued employment or service through the applicable vesting date: (1) 15% of the RSUs shall vest on the first anniversary of the grant date; (2) 17.5% of the RSUs shall vest on the second anniversary of the grant date; (3) 20% of the RSUs shall vest on the third anniversary of the grant date; (4) 22.5% of the RSUs shall vest on the fourth anniversary of the grant date; and (5) 25% of the RSUs shall vest on the fifth anniversary of the grant date.

(9)      Does not include up to 75,711 shares of Class A Common Stock underlying RSUs that were granted on December 21, 2023, pursuant to the 2023 Equity Incentive Plan, because such shares will not vest within 60 days of the Record Date. The RSUs will vest, subject to continued employment or service through the applicable vesting date: (1) 15% of the RSUs shall vest on the first anniversary of the grant date; (2) 17.5% of the RSUs shall vest on the second anniversary of the grant date; (3) 20% of the RSUs shall vest on the third anniversary of the grant date; (4) 22.5% of the RSUs shall vest on the fourth anniversary of the grant date; and (5) 25% of the RSUs shall vest on the fifth anniversary of the grant date.

(10)   Does not include (i) up to 15,000 shares of Class A Common Stock underlying RSUs that were granted on December 21, 2023, pursuant to the 2023 Equity Incentive Plan or (ii) up to 35,000 shares of Class A Common Stock underlying RSUs that were granted on May 21, 2024, in each case because such shares will not vest within 60 days of the Record Date. The RSUs will vest, subject to continued employment or service through the applicable vesting date: (1) 15% of the RSUs shall vest on the first anniversary of the grant date; (2) 17.5% of the RSUs shall vest on the second anniversary of the grant date; (3) 20% of the RSUs shall vest on the third anniversary of the grant date; (4) 22.5% of the RSUs shall vest on the fourth anniversary of the grant date; and (5) 25% of the RSUs shall vest on the fifth anniversary of the grant date.

(11)    Does not include up to 88,400 shares of Class A Common Stock underlying RSUs that were granted on December 21, 2023, pursuant to the 2023 Equity Incentive Plan, because such shares will not vest within 60 days of the Record Date. The RSUs will vest, subject to continued employment or service through the applicable vesting date: (1) 15% of the RSUs shall vest on the first anniversary of the grant date; (2) 17.5% of the RSUs shall vest on the second anniversary of the grant date; (3) 20% of the RSUs shall vest on the third anniversary of the grant date; (4) 22.5% of the RSUs shall vest on the fourth anniversary of the grant date; and (5) 25% of the RSUs shall vest on the fifth anniversary of the grant date.

(12)    Does not include up to 88,400 shares of Class A Common Stock underlying RSUs that were granted on December 21, 2023, pursuant to the 2023 Equity Incentive Plan, because such shares will not vest within 60 days of the Record Date. The RSUs will vest, subject to continued employment or service through the applicable vesting date: (1) 15% of the RSUs shall vest on the first anniversary of the grant date; (2) 17.5% of the RSUs shall vest on the second anniversary of the grant date; (3) 20% of the RSUs shall vest on the third anniversary of the grant date; (4) 22.5% of the RSUs shall vest on the fourth anniversary of the grant date; and (5) 25% of the RSUs shall vest on the fifth anniversary of the grant date.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Infinite Acquisitions Credit Agreement

Falcon’s Opco and Infinite Acquisitions, a more than 5% equityholder of the Company which is indirectly managed by a board of directors that includes Lucas Demerau, Nathan Markey, and Cory Demerau, the adult children of the Company’s Executive Chairman, Scott Demerau, entered into a credit agreement dated December 30, 2021, that provides for a revolving line of credit to Falcon’s Opco in the amount of $10,000,000 and matures on December 31, 2026. Borrowings accrue interest at a rate of 2.75% per annum. In October 2022, $7,627,797 of the principal amount outstanding was repaid pursuant to the Conversion Agreement, described below.

On June 23, 2023, Falcon’s Opco entered into an amendment to the credit agreement (as amended, the “Credit Agreement”), pursuant to which (i) the Company joined as a party to the Credit Agreement, (ii) Infinite Acquisitions agreed, in its sole discretion, to transfer all or a portion of the amounts due to Infinite Acquisitions under the Credit Agreement to Infinite Acquisitions’ equity holders (the “Debt Transfer(s),” all such transferred debt the “Transferred Debt” and each equity holder the “Debt Transferee”), and (iii) the Company, Falcon’s Opco and Infinite Acquisitions agreed that each Debt Transferee would have the right to cause the Company to exchange such Debt Transferee’s Transferred Debt for shares of Series A Preferred Stock at the Acquisition Merger Closing. The exchange shall be effectuated by the Debt Transferee entering into an exchange agreement with the Company (the “Exchange Agreement”) within 20 days after the registration statement for the Business Combination was declared effective under the Securities Act.

The parties also agreed that to the extent that Debt Transferees representing a majority of the outstanding amount of the Transferred Debt, in the aggregate, agreed to exchange their Transferred Debt, the remaining amount of Transferred Debt not exchanged would be automatically exchanged for shares of Series A Preferred Stock concurrently with the Acquisition Merger Closing, without any further action required by the remaining Debt Transferees, and such remaining Debt Transferees would be deemed to have entered into the Exchange Agreement. Upon consummation of the exchange, the Company agreed to enter into a contribution agreement with Falcon’s Opco, pursuant to which it would contribute the Transferred Debt to Falcon’s Opco in exchange of Falcon’s Opco(i) issuing to the Company a number of Preferred Units equal to the number of shares of Series A Preferred Stock issued upon the exchange of the Transferred Debt, and (ii) paying to the Company an amount in cash equal to the amount of cash paid by the Company as accrued interest.

Prior to the Closing of the Business Combination, holders of an aggregate of $4.75 million of outstanding indebtedness (the “Transferred Debt”) of Falcon’s Opco entered into Exchange Agreements whereby such indebtedness was exchanged for an aggregate of 475,000 shares of Series A Preferred Stock and a cash payment of unpaid accrued interest, and the Company agreed to contribute the Transferred Debt to Falcon’s Opco in exchange for Falcon’s Opco (i) issuing to the Company a number of Preferred Units equal to the number of shares of Series A Preferred Stock issued upon the exchange of the Transferred Debt, and (ii) paying to the Company an amount in cash equal to the amount of cash paid by the Company as accrued interest (the “Debt Exchange”).

On October 4, 2023, $3,392,798 million of the amount outstanding under the Credit Agreement was paid to Infinite Acquisition pursuant to the Subsequent Conversion Agreement described below.

As of December 31, 2023, Infinite Acquisitions loaned an additional $6.8 million to the Company pursuant to the Credit Agreement. From December 31, 2023 through March 31, 2024, Infinite loaned an additional $4.8 million to the Company pursuant to the Credit Agreement. As described in more detail below, approximately $5.4 million of the loans made by Infinite under the Credit Agreement were repaid with the proceeds of loans made by Katmandu Ventures, LLC and Universal Kat Holdings, LLC.

As of March 31, 2024, an aggregate of $6.3 million, including accrued interest, was outstanding under the Credit Agreement.

Financing Agreements between Infinite Acquisitions and Katmandu Group

Infinite Acquisitions and Fun Stuff, an indirect wholly-owned subsidiary of the Company whose functional currency is the Euro, entered into certain financing agreements pursuant to which Infinite Acquisitions has loaned money or extended credit to Fun Stuff for general corporate purposes and to finance Fun Stuff’s equity interest in Sierra

Parima, the Company’s joint venture with Meliá for the development of Katmandu Park Punta Cana in the Dominican Republic. The U.S. dollar denominated debt held by Fun Stuff was moved to Katmandu Group, LLC (“Katmandu Group”), a U.S. dollar functional currency subsidiary, as of September 30, 2023. The loans are described below:

•        Loan Agreement, dated December 29, 2021 for an aggregate of $12,785,000, accruing interest at a rate of 2.75% per annum and maturing December 29, 2026. As of March 31, 2024, an aggregate of $9.0 million, including accrued interest, was outstanding under the agreement.

•        Credit Facility, dated January 1, 2019, providing for a line of credit up to €2,500,000 to finance the entering into the Sierra Parima joint venture. Borrowings accrued interest at a rate of 3.0% per annum and maturing on January 1, 2024. On October 4, 2023, the entire outstanding amount under the credit arrangement was converted as part of the debt-to-equity conversion discussed below.

•        Loan Agreement, dated June 26, 2019, for an aggregate of $1,975,293.19 to finance the entering into the Sierra Parima joint venture, accruing interest at a rate of 3.0% per annum and maturing on June 26, 2029. The loan was interest only for the first twelve months, and thereafter principal and interest is payable quarterly in arrears. On October 4, 2023, the entire outstanding amount under the term loan was converted as part of the debt-to-equity conversion discussed below.

•        Loan Agreement, dated December 30, 2022, for an aggregate of $7,250,000, accruing interest at a rate of 3.75% per annum and maturing on December 30, 2027. The loan was interest only for the first twelve months, and thereafter principal and interest is payable quarterly in arrears. On September 22, 2023, Fun Stuff assigned the December 2022 Loan Agreement to Katmandu Group. As of March 31, 2024, there was an aggregate of $6.8 million, including accrued interest, outstanding under this facility.

Financing Agreements between Infinite Acquisitions and Katmandu Group

Infinite Acquisitions and Katmandu Group, a subsidiary of the Company, have entered into certain financing agreements pursuant to which Infinite Acquisitions has loaned money or extended credit to Katmandu Group for general company purposes, as described below:

•        Line of Credit, dated January 1, 2021, in the amount of $5,000,000, and maturing December 31, 2025. Borrowings accrue interest at a rate of 3.5% per annum. In October 2022, $3,914,229, the entire amount outstanding, was paid in full pursuant to the Conversion Agreement, described below.

•        Loan Agreement, dated December 31, 2020, in the amount of $8,668,887. Interest accrues at a rate of 3.0% per annum, amortized over a 30-year period. The loan matures on December 31, 2030. In October 2022, $8,457,974, the entire amount outstanding, was paid in full pursuant to the Conversion Agreement, described below.

Debt-to-Equity Conversion Agreement

On October 6, 2022, Infinite Acquisitions entered into a Conversion Agreement with Falcon’s Opco (the “Conversion Agreement”), pursuant to which an aggregate of $20.0 million owed by Falcon’s Opco and Katmandu Group to Infinite Acquisitions under certain of the agreements described above was converted into 2,000,000 Falcon’s Opco Financing Units, thereby funding a portion of Infinite Acquisitions’ purchase of those units under its Subscription Agreement.

On October 4, 2023, Infinite Acquisitions entered into a Conversion Agreement with Falcon’s Opco (the “Subsequent Conversion Agreement”), pursuant to which an aggregate of $7.275 million owed by Falcon’s Opco and Katmandu Group to Infinite Acquisitions under certain of the agreements described above was converted into 727,500 Falcon’s Opco Financing Units, thereby funding a portion of Infinite Acquisitions’ purchase of those units under its Subsequent Subscription Agreement.

Financing Agreement with Katmandu Ventures

On April 9, 2024, Falcon’s Opco entered into a term loan agreement with Katmandu Ventures, LLC, a more than 5% equityholder of the Company which is managed by Jill Markey, the adult step daughter of the Company’s Executive Chairman, Scott Demerau, in the principal amount of approximately $7.2 million. Such term loan bears interest at a rate of 8.875% per annum, payable quarterly in arrears, and will mature on March 31, 2025.

Approximately $5.4 million of the combined proceeds of the term loans with Katmandu Ventures, LLC and Universal Kat Holdings, LLC was used to repay a portion of the amounts outstanding under the Credit Agreement. As of March 31, 2024, an aggregate of $7.3 million, including accrued interest, was outstanding under such term loans.

Penut Productions Lease Agreements and Promissory Notes

In 2007, 2015 and 2020, Falcon’s Treehouse, LLC, a wholly-owned subsidiary of the Company, entered into lease agreements with Penut Productions, LLC (“Penut”), a Florida limited liability company indirectly owned by Cecil D. Magpuri, the Company’s Chief Executive Officer and a Director. The three lease agreements are for office spaces at the Company’s Orlando headquarters and expire in 2027, 2036 and 2040, respectively. The leases provide that Treehouse is responsible for taxes, insurance and maintenance of the leased spaces. The aggregate payments under the leases are approximately $237,336 per annum and an aggregate of $569,931 have been paid by Treehouse since January 1, 2021.

Treehouse made certain improvements to the leased spaces and, in connection therewith, the parties entered into five separate promissory notes between 2010 and 2020 to evidence Penut’s reimbursement obligations for the costs of such improvements (collectively, the “Penut Promissory Notes”). The Penut Promissory Notes provided for monthly payments of principal and interest at a rate of 4% per annum and matured at various dates between 2024 and 2028. The Promissory Notes were repaid in full on August 30, 2022. The lease expiring 2040 was terminated by the Company on March 19, 2024.

Loan to Infinite Acquisitions

On January 10, 2023, Falcon’s Opco loaned $2.5 million to Infinite Acquisitions for 20 days. Falcon’s Opco received interest income at 2.75% during this 20-day period, in an aggregate amount of less than $0.1 million.

New Registration Rights Agreement

Immediately prior to the SPAC Merger Closing Date, the Company, FAST II, the Sponsor, Infinite Acquisitions, Katmandu Ventures, and CilMar entered into the New Registration Rights Agreement, effective upon the Acquisition Merger Closing. Pursuant to the New Registration Rights Agreement, among other things, subject to certain requirements and customary conditions, (i) the securityholders party thereto were granted certain customary registration rights and piggyback rights with respect to their respective shares of Class A Common Stock and any other equity securities of the Company and (ii) the Registration Rights Agreement, dated as of March 15, 2021, among FAST II, the Sponsor and the other holders named in such Registration Rights Agreement was terminated.

Other Falcon’s Opco and Company Agreements Related to the Business Combination

In connection with the Business Combination, certain affiliate agreements were entered into. These agreements include:

Subscription Agreement

Concurrently with the execution of the Merger Agreement, Falcon’s Opco and Infinite Acquisitions entered into a Subscription Agreement (the “Subscription Agreement”), pursuant to which Infinite Acquisitions agreed to subscribe for and purchase, and Falcon’s Opco agreed to issue and sell to Infinite Acquisitions, in one or more closings, prior to or substantially concurrently with the Closing, $60,000,000 of Falcon’s Opco Financing Units at a price of $10.00 per Falcon’s Opco Financing Unit. As of the date of the Subscription Agreement $20,000,000 of the Private Placement Investment Amount had been pre-funded through a series of debt financings and deployed to Falcon’s Opco’s investment in its Punta Cana resort. On October 6, 2022, Infinite Acquisitions entered into the

Conversion Agreement with Falcon’s Opco described above, pursuant to which $20.0 million of the debt owed to Infinite Acquisition was converted to 2,000,000 Falcon’s Opco Financing Units. Prior to the Closing of the Business Combination, the private placement had been fully funded and Infinite Acquisitions was issued 6,000,000 Falcon’s Opco Financing Units under the Subscription Agreement.

Falcon’s Opco and Infinite Acquisitions entered into a Subsequent Subscription Agreement (the “Subsequent Subscription Agreement”), pursuant to which Infinite Acquisitions agreed to subscribe for and purchase, and Falcon’s Opco agreed to issue and sell to Infinite Acquisitions, in one or more closings, prior to or substantially concurrently with the Closing, an additional $20 million of Falcon’s Opco Financing Units at a price of $10.00 per Falcon’s Opco Financing Unit. On October 4, 2023, Infinite Acquisitions entered into the Subsequent Conversion Agreement with Falcon’s Opco described above, pursuant to which an aggregate of $7.275 million owed by Falcon’s Opco and Katmandu Group to Infinite Acquisitions under certain of the agreements described above was converted into 727,500 Falcon’s Opco Financing Units, thereby funding a portion of Infinite Acquisitions’ purchase of those units under its Subsequent Subscription Agreement.

As of October 4, 2023, Infinite Acquisitions had funded approximately $7.25 million of the $20 million committed to be funded by Infinite Acquisitions under the Subsequent Subscription Agreement. On October 4, 2023, Infinite Acquisitions irrevocably committed to fund the remaining approximately $12.8 million under the Subsequent Subscription Agreement to the Company by December 31, 2023, for a total financing from Infinite Acquisitions of $80.0 million (reflecting the full $60.0 million which was funded pursuant to the Subscription Agreement and the full $20.0 million committed under the Subsequent Subscription Agreement). As of March 31, 2024, Infinite Acquisitions had not funded such commitment.

Company Member Lock-Up Agreement

Concurrently with the execution of the Merger Agreement, on July 11, 2022, Infinite Acquisitions, Katmandu Ventures, and CilMar (the “Stockholder Parties”), Falcon’s Opco, the Company and FAST II entered into a lock-up agreement (the “Company Member Lock-Up Agreement”) pursuant to which the Stockholder Parties have agreed to lock-up their shares and units received as Per Unit Consideration in connection with the transactions contemplated by the Merger Agreement and any shares of Class A Common Stock received after the Acquisition Merger pursuant to a redemption of the New Falcon’s Opco Units received as Per Unit Consideration (other than any Per Unit Consideration or Additional Falcon’s Opco Financing Unit Consideration issued in respect of any Falcon’s Opco Financing Units or shares of Class A Common Stock received after the Acquisition Merger closing by any Stockholder Party pursuant to a redemption of the New Falcon’s Opco Units received as Per Unit Consideration issued in respect of any Falcon’s Opco Financing Units) (the “Company Member Lock-Up Shares”). The Company Member Lock-Up Agreement provides that the Stockholder Parties will not transfer, except in limited circumstances, any Company Member Lock-Up Shares until the earlier of (i) 180 days after the Acquisition Merger closing (i.e. April 3, 2024) and (ii) subsequent to the Business Combination, the date on which volume weighted average closing sale price of the Class A Common Stock on Nasdaq (or the exchange on which the shares of Class A Common Stock are then listed) equals or exceeds $12.00 per share for any 20 trading days within any 30-consecutive trading day period (commencing at least 150 days after the Acquisition Merger Closing Date) (such period, as applicable, the “Company Member Lock-Up Period”).

The Company Member Lock-Up Period expired on April 3, 2024.

Indemnification; Indemnification Agreements

Our Certificate of Incorporation requires that we indemnify our directors and officers to the fullest extent permitted by Delaware law, subject to certain exceptions contained in our Certificate of Incorporation.

We also entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under Delaware law, subject to certain exceptions contained in those agreements.

Related Person Transactions Policy

We have adopted a formal written policy that sets forth the policies and procedures for the review and approval or ratification of transactions with related persons (the “Related Person Transaction Policy”). The Related Person Transaction Policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 in any fiscal year and a related party had, has or will have a direct or indirect material interest.

The Related Person Transaction Policy requires the review and approval of any such transactions with related persons by the Audit Committee (or disinterested members of the Board), and also requires that the Compensation Committee approve any employment relationship or transaction involving an executive officer of the Company and any related compensation. As part of this review, the Related Person Transaction Policy requires a review of all relevant facts and circumstances, including without limitation:

•        the importance and fairness of the transaction both to the Company and to the Related Person;

•        the business rationale for engaging in the transaction;

•        whether the transaction would likely impair the judgment of a director or executive officer to act in the best interests of the Company and its shareholders;

•        whether the value and the terms of the transaction are substantially similar as compared to those of similar transactions previously entered into by the Company with non-Related Persons, if any; and

•        any other matters that management or the Committee or disinterested directors, as applicable, deem appropriate.

The Audit Committee or disinterested directors, as applicable, will not approve a Related Person Transaction unless it shall have determined in good faith that, upon consideration of all relevant information, the Related Person Transaction is in, or is not inconsistent with, the best interests of the Company and its shareholders. In circumstances where advance Audit Committee approval of a Related Person Transaction is or was not feasible:

•        if the Company has not yet entered into the Related Person Transaction, the Company may enter into the Related Person Transaction with the approval of the Chair of the Audit Committee, subject to ratification of the Related Person Transaction by the Audit Committee at its next regularly scheduled meeting;

•        if the Company has already entered into the Related Person Transaction pursuant to approval by an appropriate member of management, the Audit Committee will consider the transaction at its next meeting to determine if ratification, amendment or termination of the transaction and/or any further action is appropriate.

The related party transactions described in this prospectus entered into before the consummation of the Business Combination on October 6, 2023 were entered into prior to the adoption of our written related party transactions policy, but all were approved by board of Falcon’s Opco (or the applicable predecessor governing body) or the Board, as applicable, considering similar factors to those described above.

SELLING SECURITYHOLDERS

This prospectus relates to the resale from time to time of up to 119,096,355 shares of Class A Common Stock. The selling securityholders may from time to time offer and sell any or all of the shares of Class A Common Stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. All the securities offered in this prospectus may be resold for so long as the registration statement, of which this prospectus forms a part, is available for use. When we refer to the “selling securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling securityholders’ interest in the Class A Common Stock other than through a public sale. As set forth in more detail in the footnotes to this table, such selling securityholders may currently hold shares of our Class A Common Stock, or may receive shares of Class A Common Stock upon the redemption of units of Falcon’s Opco and the simultaneous cancellation of shares of Class B Common Stock held by them, and their shares of Class A Common Stock (or the Class A Common Stock they may receive upon the redemption of Falcon’s Opco units and simultaneous cancellation of shares of Class B Common Stock) may be held in escrow to vest or be forfeited based upon certain milestones set forth in the Earnout Escrow Agreement.

The following table sets forth, as of the date of this prospectus, the names of the selling securityholders and the number of shares of Class A Common Stock which may be offered by such selling securityholders pursuant to this offering. The voting power percentage is based on 124,913,365 shares of Common Stock issued and outstanding as May 24, 2024, on a fully diluted basis.

	Shares Beneficially Owned Before this Offering		Shares Being Offered(2)	Shares Beneficially Owned After this Offering(2)
Name and Address of Beneficial Owner(1)	Shares of Class A Common Stock	Voting Power Percentage	Shares of Class A Common Stock	Shares of Class A Common Stock	Voting Power Percentage
FAST Sponsor II LLC(3)	3,066,544	2.5%	3,066,544	—	0.0%
Infinite Acquisitions Partners LLC(4)	55,060,481	44.1%	55,060,481	—	0.0%
Katmandu Ventures, LLC(5)	30,474,665	24.4%	30,474,665	—	0.0%
CilMar Ventures, LLC Series A(6)	30,474,665	24.4%	30,474,665	—	0.0%
Meteora Strategic Capital, LLC(7)	20,000	*	20,000	—	0.0%

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of each person is c/o Falcon’s Beyond Global, Inc., 1768 Park Center Drive, Orlando, Florida 32835.

(2)      Assumes that the selling securityholders sell all of the shares of Class A Common Stock registered for resale hereby.

(3)      Includes (i) 1,230,000 shares of Class A Common Stock issued to the Sponsor in connection with the Business Combination (reflecting 20,000 shares transferred to Meteora Strategic Capital, LLC as consideration for services provided in the Business Combination), (ii) 861,544 shares of Class A Common Stock issued to the Sponsor upon the net share exercise of the Private Placement Warrants and Working Capital Warrants, (iii) 112,500 shares of Class A Common Stock initially issued as Earnout Shares pursuant to the Earnout Escrow Agreement, which shares were earned and released to Sponsor from escrow following the filing of the 2023 Form 10-K, and (iv) 862,500 Earnout Shares (after reflecting 112,500 shares earned and 187,500 shares forfeited following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement) which are outstanding and held in escrow and will vest or be forfeited based on certain milestones set forth in the Earnout Escrow Agreement. The Sponsor’s business address is 109 Old Branchville Road, Ridgefield, CT 06877.

(4)      Includes (i) 225,000 shares of Class A Common Stock issued to Infinite Acquisitions upon conversion of the principal amount of $2.25 million outstanding under the Infinite Promissory Note, (ii) 4,995,934 shares of Class A Common Stock initially issued to Infinite Acquisitions as Falcon’s Opco Financing Units and Additional Falcon’s Opco Financing Unit Consideration, of which Infinite Acquisitions has converted 2,000,000 of such units into 2,000,000 shares of Class A Common Stock and has delivered 274,306 of such shares to Infinite Founder Series, (iii) 22,272,939 shares of Class A Common Stock issuable upon the redemption of 22,272,939 units of Falcon’s Opco and the simultaneous cancelation of an equal number of shares of Class B Common Stock of the Company, which units were initially issued to Infinite Acquisitions prior to the Business Combination, (iv) 75,000 shares of Class A Common Stock initially issued as Earnout Shares pursuant to the Earnout Escrow Agreement, which shares were earned and released to Infinite Acquisitions from escrow following the filing of the 2023 Form 10-K, (v) 5,026,608 shares of Class A Common Stock issuable upon the redemption of 5,026,608 units of Falcon’s Opco and the simultaneous cancelation of an equal number of shares of Class B Common Stock of the Company, initially issued as Earnout Units and Earnout Shares pursuant to the Earnout Escrow Agreement, which units and shares were earned and released to Infinite Acquisitions from escrow following the filing of the 2023 Form 10-K, and (vi)(x) 575,000 Earnout Shares in the form of Class A Common Stock (after reflecting 75,000 shares earned and 125,000 shares forfeited following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement) and (y) 21,890,000 Earnout Shares in the form of Earnout Units and an equal number of shares of Class B Common Stock (after reflecting 5,026,608 shares and units earned and 6,350,000 shares and units forfeited following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement) which are outstanding and held in escrow and will vest or be forfeited based on certain milestones set forth in the Earnout Escrow Agreement. The shares that Infinite Acquisitions may sell under this prospectus includes up to 35,907,551 shares of Class A Common Stock which Infinite Acquisitions is obligated to deliver to Infinite Founder Series pursuant to the terms of a redemption agreement between Infinite Acquisitions and Infinite Founder Series. Beginning on or about February 14, 2024 and continuing on each February 14 on an annual basis for eight years thereafter, Infinite Acquisitions is obligated to transfer to Infinite Founder Series up to an aggregate of up to 35,907,551 shares of Class A Common Stock, consisting of up to 13,441,004 shares of Class A Common Stock which may be received by Infinite Acquisitions upon redemption of an equal number of units of Falcon’s Opco and up to an additional 22,466,547 shares of Class A Common Stock which may be received by Infinite Acquisitions upon redemption of an equal number of units of Falcon’s Opco if the criteria for release under the Earnout Escrow Agreement is met. The number of shares of Class A Common Stock to be delivered at each payment date is to be reduced by up to 20% of the amount deliverable, subject to an implied minimum share price of $10 per share. In February 2024, Infinite Acquisitions initiated the delivery of 273,413 shares of Class A Common Stock in satisfaction of the first of the required transfers under the Founder Series Redemption Obligation. The address of Infinite Acquisitions is 2430 Pump Road #356, Henrico, Virginia 23233.

(5)      Includes (i) 12,245,469 shares of Class A Common Stock issuable upon the redemption of 12,245,469 units of Falcon’s Opco, issued to Katmandu Ventures prior to the Business Combination, and the simultaneous cancellation of an equal number of shares of Class B Common Stock of the Company, (ii) 1,142,946 shares of Class A Common Stock issuable upon the redemption of 1,142,946 units of Falcon’s Opco and the simultaneous cancelation of an equal number of shares of Class B Common Stock of the Company, initially issued as Earnout Units and Earnout Shares pursuant to the Earnout Escrow Agreement, which shares and units were earned and released to Katmandu Ventures from escrow following the filing of the 2023 Form 10-K, and (iii) 17,086,250 shares of Class A Common Stock issuable upon the redemption of 17,086,250 units of Falcon’s Opco and the simultaneous cancelation of an equal number of shares of Class B Common Stock of the Company, issued as Earnout Units and Earnout Shares pursuant to the Earnout Escrow Agreement (after reflecting 1,142,946 shares and units earned and 2,918,750 shares and units forfeited following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement) which are outstanding and held in escrow and will vest or be forfeited based on certain milestones set forth in the Earnout Escrow Agreement. The address of Katmandu Ventures is 3420 Pump Road #140, Henrico, Virginia 23233.

(6)      Includes (i) 12,245,469 shares of Class A Common Stock issuable upon the redemption of 12,245,469 units of Falcon’s Opco, issued to CilMar prior to the Business Combination, and the simultaneous cancellation of an equal number of shares of Class B Common Stock of the Company, (ii) 1,142,946 shares of Class A Common Stock issuable upon the redemption of 1,142,946 units of Falcon’s Opco and the simultaneous cancelation of an equal number of shares of Class B Common Stock of the Company, initially issued as Earnout Units and Earnout Shares pursuant to the Earnout Escrow Agreement, which shares and units were earned and released to CilMar from escrow following the filing of the 2023 Form 10-K, and (iii) 17,086,250 shares of Class A Common Stock issuable upon the redemption of 17,086,250 units of Falcon’s Opco and the simultaneous cancelation of an equal number of shares of Class B Common Stock of the Company, issued as Earnout Units and Earnout Shares pursuant to the Earnout Escrow Agreement (after reflecting 1,142,946 shares and units earned and 2,918,750 shares and units forfeited following the filing of the 2023 Form 10-K pursuant to the terms of the Earnout Escrow Agreement) which are outstanding and held in escrow and will vest or be forfeited based on certain milestones set forth in the Earnout Escrow Agreement. The address of CilMar, Kaiao Kollective, and Mr. and Mrs. Magpuri is 11515 Waterstone Loop Drive, Windermere, FL 34786.

(7)      Reflects shares of Class A Common Stock transferred by the Sponsor to Meteora Strategic Capital, LLC as consideration for services provided in the Business Combination. The address of the Meteora Strategic Capital LLC is 1200 North Federal Highway, Suite 200, Boca Raton, FL 33432.

We cannot advise you as to whether the selling securityholders will in fact sell any or all of such shares of Class A Common Stock.

Selling securityholder information for each additional selling securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such selling securityholder’s securities pursuant to this prospectus. To the extent permitted by law, a prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each selling securityholder and the number of securities registered on its behalf. A selling securityholder may sell or otherwise transfer all, some, or none of such securities in this offering. See “Plan of Distribution.”

For information regarding transactions between us and the selling securityholders, see “Certain Relationships and Related Person Transactions.”

DESCRIPTION OF SECURITIES

The following description summarizes certain important terms of our capital stock, including the provisions included in our Charter, Bylaws, Certificate of Designation and the Warrant Agreement. This description is not complete and is qualified by reference to the full text of our Charter, Bylaws, Certificate of Designation and the Warrant Agreement, which are included as exhibits to the registration statement of which this prospectus is a part, as well as the applicable provisions of the DGCL.

Authorized and Outstanding Capital Stock

The Charter authorizes the issuance of 680,000,000 shares of capital stock consisting of (i) 650,000,000 shares of Common Stock, divided into (a) 500,000,000 shares of Class A Common Stock, par value $0.0001 per share and (b) 150,000,000 shares of Class B Common Stock, par value $0.0001 per share; and (ii) 30,000,000 shares of undesignated preferred stock, par value $0.0001 per share.

Common Stock

Voting Rights

Holders of Common Stock will be entitled to cast one vote per share of Common Stock on all matters to be voted on by stockholders. Generally, holders of all classes of Common Stock vote together as a single class, and an action is approved by stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, while directors are elected by a plurality of the votes cast. Holders of Common Stock will not be entitled to cumulate their votes in the election of directors.

Dividend Rights

Holders of Class A Common Stock will be entitled to the payment of dividends at the times and in the amounts as the Board in its discretion may determine.

No dividend or distributions will be declared or paid on the Class B Common Stock.

Cancellation of Class B Common Stock

In the event that any outstanding share of Class B Common Stock shall cease to be held directly or indirectly by a holder of a New Company Unit, such share shall automatically and without further action on the part of the Company or any holder of Class B Common Stock be transferred to the Company and cancelled for no consideration. The Company shall not issue additional shares of Class B Common Stock after the Closing Date other than in connection with the valid issuance of New Falcon’s Opco Units.

Transfer of Class B Common Stock

A holder of Class B Common Stock may transfer or assign shares of Class B Common only if such holder also simultaneously transfers an equal number of such holder’s New Falcon’s Opco Units in compliance with and as permitted by the A&R Operating Agreement.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Company, the holders of Class A Common Stock will be entitled to receive pari passu, an amount per share equal to the par value thereof, and thereafter will be entitled to receive the remaining assets of the Company available for distribution ratably in proportion to the number of shares of Class A Common Stock, after payment or provision for payment of the debts and other liabilities of the Company and of the preferential and other amounts, if any, to which the holders of preferred stock are entitled.

The holders of Class B Common Stock will not be entitled to receive any assets of the Company in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

Other Matters

The holders of Common Stock will not have preemptive or other subscription rights and there will be no sinking fund provisions applicable to Common Stock. Upon completion of the Business Combination, all of the outstanding shares of Common Stock will be validly issued, fully paid and non-assessable.

Pursuant to the Strategic Investment, QIC has certain pre-emptive rights with respect to any equity securities issued by the Company, other than the FCG parent entity excluded securities as defined in the FCG A&R LLCA. For a description of QIC’s preemptive rights with respect to the Company’s securities, see “Business — Recent Developments — Other Related Agreements — FCG A&R LLCA”.

Preferred Stock

General

The Charter provides that the Board has the authority, without action by the stockholders, to designate and issue shares of preferred stock in one or more classes or series, and the number of shares constituting any such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of preferred stock, including, without limitation, dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, dissolution preferences, and treatment in the case of a merger, business combination transaction, or sale of the Company’s assets, which rights may be greater than the rights of the holders of the Common Stock.

The purpose of authorizing the Board to issue preferred stock and determine the rights and preferences of any classes or series of preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The simplified issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of the Company outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the dividend or liquidation rights of the Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of Common Stock.

Warrants

Warrants

Each whole Warrant entitles the registered holder to purchase 1.034999 shares of Class A Common Stock at an initial exercise price of $11.50, subject to adjustment as described below, at any time commencing 30 days after the Closing, provided that we have an effective registration statement under the Securities Act covering the securities issuable upon exercise of the Warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or we permit holders to exercise their warrants on a cashless basis under the circumstances specified in the warrant agreement). A warrant holder may exercise its warrants only for a whole number of shares of Class A Common Stock. The Warrants will expire five years after the Closing, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any securities pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the securities underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No Warrant will be exercisable and we will not be obligated to issue securities upon exercise of a Warrant unless the securities issuable upon such Warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of such warrant. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless.

We have agreed that as soon as practicable, but in no event later than 30 business days after the Closing, we will use our best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the securities issuable upon exercise of the Warrants. We will use our best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the securities issuable upon exercise of the Warrants is not effective by the 60th business day after the closing of the Business Combination, Warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Class A Common Stock are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement, but we will use our commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the Warrants for that number of shares of Class A Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of Class A Common Stock underlying the Warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the Warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of Warrants when the price per share of Class A Common Stock equals or exceeds $18.00

Once the Warrants become exercisable, we may call the Warrants for redemption for cash:

•        in whole and not in part;

•        at a price of $0.01 per Warrant;

•        upon not less than 30-days’ prior written notice to each warrant holder; and

•        if, and only if, the closing price of the Class A Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-Dilution Adjustments”) for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

The Company will not redeem the Warrants as described above unless a registration statement under the Securities Act covering the issuance of the securities issuable upon exercise of the Warrants is then effective and a current prospectus relating to such securities is available throughout the 30-day redemption period. If and when the Warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.

If the foregoing conditions are satisfied and we issue a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. However, the price of the Class A Common Stock may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “— Anti-Dilution Adjustments”) as well as the $11.50 Warrant exercise price after the redemption notice is issued.

Redemption of Warrants when the price per share of Class A Common Stock equals or exceeds $10.00

Once the Warrants become exercisable, we may redeem the outstanding Warrants:

•        in whole and not in part;

•        at a price of $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” (as defined below) of Class A Common Stock except as otherwise described below; and

•        if, and only if, the closing price of Class A Common Stock equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a Warrant as described under the heading “— Anti-Dilution Adjustments”) for any 20 trading days within the 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

Beginning on the date the notice of redemption is given until the Warrants are redeemed, holders may elect to exercise their Warrants on a cashless basis. The numbers in the table below represent the number of shares of Class A Common Stock that a warrant holder will receive upon exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” on the corresponding redemption date (assuming holders elect to exercise their Warrants and such warrants are not redeemed for $0.10 per Warrant), determined based on the blended volume-weighted average price of the Class A Common Stock as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. We will provide the Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.

The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant or the exercise price of a Warrant is adjusted as set forth under the heading “— Anti-Dilution Adjustments” below. If the number of shares issuable upon exercise of a Warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a Warrant. If the exercise price of a Warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “— Anti-Dilution Adjustments” and the denominator of which is $10.00, and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date (period to expiration of Warrants)	Share Price
	$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	$18.00
60 months	0.270	0.290	0.307	0.322	0.335	0.349	0.360	0.371	0.374
57 months	0.266	0.287	0.304	0.321	0.335	0.349	0.360	0.371	0.374
54 months	0.261	0.282	0.301	0.318	0.333	0.347	0.359	0.369	0.374
51 months	0.255	0.277	0.297	0.315	0.331	0.345	0.358	0.369	0.374
48 months	0.249	0.272	0.293	0.312	0.328	0.344	0.356	0.368	0.374
45 months	0.243	0.267	0.289	0.308	0.326	0.342	0.355	0.368	0.374
42 months	0.236	0.261	0.284	0.304	0.323	0.339	0.354	0.367	0.374
39 months	0.229	0.255	0.278	0.300	0.320	0.336	0.352	0.366	0.374
36 months	0.220	0.247	0.272	0.295	0.316	0.334	0.351	0.365	0.374
33 months	0.212	0.240	0.266	0.290	0.312	0.331	0.349	0.364	0.374
30 months	0.203	0.232	0.259	0.284	0.307	0.327	0.347	0.363	0.374
27 months	0.191	0.221	0.250	0.277	0.301	0.324	0.344	0.362	0.374
24 months	0.179	0.211	0.241	0.269	0.295	0.319	0.341	0.360	0.374
21 months	0.167	0.200	0.231	0.261	0.289	0.315	0.337	0.359	0.374
18 months	0.151	0.185	0.218	0.250	0.280	0.308	0.333	0.357	0.374
15 months	0.135	0.170	0.204	0.238	0.271	0.301	0.328	0.354	0.374
12 months	0.115	0.151	0.187	0.224	0.259	0.292	0.323	0.351	0.374
9 months	0.093	0.129	0.168	0.206	0.245	0.282	0.316	0.348	0.374
6 months	0.067	0.102	0.142	0.184	0.227	0.268	0.306	0.343	0.374
3 months	0.035	0.067	0.108	0.155	0.204	0.252	0.296	0.337	0.374
0 months	—	—	0.043	0.119	0.185	0.241	0.291	0.334	0.374

The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of Class A Common Stock to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of the Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 shares of Class A Common Stock for each whole Warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of our Class A Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 shares of Class A Common Stock for each whole Warrant. In no event will the Warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of Class A Common Stock per Warrant (subject to adjustment). Finally, as reflected in the table above, if the Warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of Class A Common Stock.

This redemption feature differs from typical warrant redemption features originally entered into by blank check companies, which typically only provide for a redemption of warrants for cash when the trading price for the applicable common stock exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the shares of Class A Common Stock are trading at or above $10.00 per share, which may be at a time when the trading price of Class A Common Stock is below the exercise price of the warrants. This redemption feature was established to provide flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “— Redemption of Warrants when the price per share of Class A Common Stock equals or exceeds $18.00.” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding as they would have been exercised or redeemed and we will be required to pay the redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.

Beneficial Ownership Limitations

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Class A Common Stock outstanding immediately after giving effect to such exercise.

Redemption Procedures

In the event that we redeem the warrants at a time when the closing price of the Class A common stock equals or exceeds the $18.00 per share or $10.00 per share redemption triggers, as described above, we will fix a date for the redemption. Notice of redemption will be mailed by us by first class mail, postage prepaid, not less than thirty days prior to the redemption date to the registered holders of the warrants to be redeemed at their last addresses as they appear on our warrant agent’s registration books. Any notice so mailed will be conclusively presumed to have been duly given whether or not the registered holder received such notice.

Anti-Dilution Adjustments

If the number of outstanding shares of Class A Common Stock is increased by a share capitalization or share dividend payable in shares of Class A Common Stock or by a split-up of common stock or other similar event, then, on the effective date of such share capitalization or share dividend, split-up or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Common Stock. A rights offering made to all or substantially all holders of Common Stock entitling holders to purchase Class A Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a share capitalization or a share dividend of a number of shares of Class A Common Stock equal to the product of (i) the number of shares of Class A Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A Common Stock) and (ii) one minus the quotient of (x) the price per share of Class A Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of Class A Common Stock, in determining the price payable for Class A Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume-weighted average price of shares of Class A Common Stock as reported during the 10 trading day period ending on the trading day prior to the last date on which the Class A Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Class A Common Stock on account of such Class A Common Stock (or other securities into which the warrants are convertible), other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution, does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of Class A Common Stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Class A Common Stock in respect of such event.

If the number of outstanding shares of Class A Common Stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of shares of Class A Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Class A Common Stock.

Whenever the number of shares of Class A Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Class A Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Class A Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A Common Stock (other than those described above or that solely affects the par value of such Class A Common Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of outstanding Class A Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented by such warrants, the kind and amount of shares of Class A Common Stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Class A Common Stock in such a transaction is payable in the form of common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes Warrant Value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.

The Warrants have been issued in registered form under a Second Amended and Restated Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and the Company. The warrant agreement provides that (a) the terms of the Warrants may be amended without the consent of any holder (i) to cure any ambiguity or cure, correct, or supplement any defective provision or add or change any other provisions with respect to matters or questions arising under the warrant agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the registered holders, and (ii) to provide for the delivery of an alternative issuance pursuant to the warrant agreement. All other modifications or amendments require the vote or written consent of the registered holders of at least 50% of the number of the then outstanding Warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to the Company, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock or any voting rights until they exercise their warrants and receive Class A Common Stock. After the issuance of Class A Common Stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Class A Common Stock on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of shares Class A Common Stock to be issued to the warrant holder.

The Company has agreed that, subject to applicable law, any action, proceeding or claim against the Company arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and the Company irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Risks Related to Ownership of Our Securities — The warrant agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Registration Rights

On October 5, 2023, the Company, FAST II, the Sponsor and certain equityholders of the Company (the “Holders”) entered into the New Registration Rights Agreement (the “New Registration Agreement”), effective upon the Acquisition Merger Closing. Pursuant to the New Registration Rights Agreement, among other things, subject to certain requirements and customary conditions, (i) the Sponsor and the Holders were granted certain customary registration rights and piggyback rights with respect to their respective shares of Class A Common Stock and any other equity securities of the Company and (ii) the Registration Rights Agreement, dated as of March 15, 2021, among FAST II, the Sponsor and the other “Holders” named in the Registration Rights Agreement was terminated.

Exclusive Forum

The Charter provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring: (i) any derivative action or proceeding brought on the Company’s behalf; (ii) any action, suit or proceeding asserting a breach of fiduciary duty owed by any current or former director, officer or other employee, agent or stockholder of the Company to the Company or its stockholders; (iii) any action, suit or proceeding asserting a claim against the Company, its current or former directors, officers, employees, agents or stockholders arising pursuant to any provision of the DGCL, the Charter or the Bylaws or (iv) any action, suit or proceeding asserting a claim against the Company, its current or former directors, officers, employees, (including any beneficial owner), to the fullest extent permitted by law, such stockholder shall be deemed to agents or stockholder governed by the internal affairs doctrine, and, if such action is filed in a court other than the Chancery Court by any stockholder have consented to (a) the personal jurisdiction of the Chancery Court in connection with any action brought in any such court; and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. Notwithstanding the foregoing, the federal district courts of the United States shall be the exclusive forum for the resolution of any action, suit or proceeding asserting a cause of action arising under the Securities Act. Additionally, because Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder, the exclusive forum provision described above shall not apply to claims seeking to enforce any liability or duty created by the Exchange Act. See “Risk Factors — The provisions of the Charter requiring exclusive forum in the Court of Chancery of the State of Delaware and the federal district courts of the United States for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.”

Certain Anti-Takeover Effects of Provisions of the Charter, the Bylaws and Applicable Law

We have opted out of Section 203 of the DGCL under the Charter, but the Charter has protections similar to those afforded by Section 203 of the DGCL, which prohibit us from engaging in any business combination with any stockholder for a period of three years following the time that such stockholder (the “interested stockholder”) came to own at least 15% of our outstanding voting stock (the “acquisition”), except if:

•        our board of directors approved the acquisition prior to its consummation;

•        the interested stockholder owned at least 85% of the outstanding voting stock upon consummation of the acquisition; or

•        the business combination is approved by our board of directors, and by a two-thirds vote of the other stockholders in a meeting.

Generally, a “business combination” includes any merger, consolidation, asset or stock sale, or certain other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of our voting stock.

Under certain circumstances, these anti-takeover provisions will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with us for a three-year period. This may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves the acquisition that results in the stockholder becoming an interested stockholder.

This may also have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Authorized but Unissued Shares

The Charter provides that certain shares of authorized but unissued Common Stock and preferred stock will be available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future public offerings, to raise additional capital, or to facilitate acquisitions. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger, or otherwise.

Classified Board

The Charter provides that the Board be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of the board only by successfully engaging in a proxy contest at three or more annual meetings. Furthermore, because the Board is classified, directors may be removed only with cause by a majority of our outstanding shares. In addition, the Charter does not provide for cumulative voting in the election of directors.

Special Meetings of Stockholders

The Charter provides that special meetings of the stockholders of the Company may be called, for any purpose or purposes, at any time only by or at the direction of the Board, the Chairperson of the board of directors or the Chief Executive Officer, in each case, in accordance with the Bylaws, and shall not be called by stockholders or any other Person or Persons; provided, that for so long as the holders of shares of Class B Common Stock beneficially own, directly or indirectly, a majority of the total voting power of stock entitled to vote generally in election of directors, special meetings of stockholders for any purpose or purposes may also be called by or at the request of stockholders of the Company collectively holding shares of capital stock representing a majority of the total voting power of stock entitled to vote generally in election of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

The Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors, other than nominations made by or at the direction of the Board or a committee of the Board. In order to be “properly brought” before a meeting, a stockholder will have to comply with advance notice requirements and provide the Company with certain information. Generally, to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding annual meeting of stockholders. The Bylaws also specify requirements as to the form and content of a stockholder’s notice. The Bylaws allow the chairman of the meeting at a meeting of the stockholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay, or discourage a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Limitation on Stockholder Action by Written Consent

The Charter provides that, subject to the terms of any series of preferred stock, any action required or permitted to be taken by the stockholders of the Company must be effected at an annual or special meeting of the stockholders and may not be effected by written consent in lieu of a meeting; provided that that for so long as the holders of shares of Class B Common Stock beneficially own, directly or indirectly, a majority of the total voting power of stock entitled to vote generally in election of directors, any action that is required or permitted to be taken by stockholder of the Company may be effected by consent in lieu of a meeting. The holders of shares of Class B Common Stock will beneficially own, directly or indirectly, a majority of the total voting power of stock entitled to vote generally in election of directors.

Dissenter’s Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, the Company’s stockholders will have appraisal rights in connection with a merger or consolidation of the Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of the Company’s stockholders may bring an action in the Company’s name to procure a judgment in the Company’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.

Limitations on Liability and Indemnification of Officers and Directors

The DGCL authorizes corporations to limit or eliminate the personal liability of directors of corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Charter includes a provision that eliminates the personal liability of directors or officers for monetary damages for any breach of fiduciary duty as a director or officer except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.

The Bylaws provide that the Company must indemnify and hold harmless the directors and officers of the Company to the fullest extent authorized by the DGCL. The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Company would have the power to indemnify him or her against such liability under the provisions of the DGCL.

The limitation of liability, advancement and indemnification provisions in the Charter and Bylaws may discourage stockholders from bringing lawsuits against directors or officers for breach of their fiduciary duties. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Company and its stockholders. In addition, your investment may be adversely affected to the extent the Company pays the costs of settlement and damage awards against directors and officer pursuant to these indemnification provisions.

There is currently no pending material litigation or proceeding involving any of the Company’s directors, officers, or employees for which indemnification is sought.

Transfer Agent, Warrant Agent and Registrar

The transfer agent and warrant agent for the Company’s capital stock is Continental Stock Transfer & Trust Company. The Company agreed to indemnify Continental in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Listing of Securities

Shares of our Class A Common Stock and Warrants are traded on Nasdaq under the symbols “FBYD” and “FBYDW,” respectively. Our Class B Common Stock will not be listed on any exchange.

SECURITIES ACT RESTRICTIONS ON RESALE OF SECURITIES

Rule 144

Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted shares of our Common Stock for at least six months would be entitled to sell their securities, provided that (i) such person is not deemed to have been one of the Company’s affiliates at the time of, or at any time during the three months preceding, a sale and (ii) the Company is subject to the Exchange Act periodic reporting requirements for at least three months before the sale and has filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as the Company was required to file reports) preceding the sale.

Persons who have beneficially owned restricted shares of our Common Stock for at least six months but who are the Company’s affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of common stock or warrants then outstanding, as applicable; or

•        the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by the Company’s affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Lock-Up Restrictions

Company Member Lock-Up

Concurrently with the execution of the Merger Agreement, certain holders of Falcon’s Opco Units (the “Stockholder Parties”), Falcon’s Opco, the Company and FAST II entered into a lock-up agreement (the “Company Member Lock-Up Agreement”) pursuant to which the Stockholder Parties have agreed to lock-up their shares and units received as Per Unit Consideration in connection with the transactions contemplated by the Merger Agreement and any shares of Class A Common Stock received after the Acquisition Merger pursuant to a redemption of the New Falcon’s Opco Units received as Per Unit Consideration (other than any Per Unit Consideration or Additional Falcon’s Opco Financing Unit Consideration issued in respect of any Falcon’s Opco Financing Units or shares of Class A Common Stock received after the Acquisition Merger closing by any Stockholder Party pursuant to a redemption of the New Falcon’s Opco Units received as Per Unit Consideration issued in respect of any Falcon’s Opco Financing Units (the “Company Member Lock-Up Shares”). The Company Member Lock-Up Agreement provides that the Stockholder Parties will not transfer, except in limited circumstances, any Company Member Lock-Up Shares until the earlier of (i) 180 days after the Acquisition Merger closing (i.e. April 3, 2024) and (ii) subsequent to the Business Combination, the date on which volume weighted average closing sale price of the Class A Common Stock on Nasdaq (or the exchange on which the shares of Class A Common Stock are then listed) equals or exceeds $12.00 per share for any 20 trading days within any 30-consecutive trading day period (commencing at least 150 days after the Acquisition Merger Closing Date) (such period, as applicable, the “Company Member Lock-Up Period”).

Sponsor Lock-Up Agreement

In connection with the execution of the Merger Agreement, the Sponsor, Falcon’s Opco, the Company and FAST II entered into the Original Sponsor Lock-Up Agreement, pursuant to which the Sponsor has agreed to a lock-up of (a) the Sponsor Lock-Up Shares issued to the Sponsor in the Class B Exchange and (b) the Lock-Up Warrants issued in connection with the FAST II IPO (or any shares of Class A Common Stock issuable upon exercise thereof) following the Business Combination. The Sponsor Lock-Up Agreement provides that the Sponsor will not transfer, except in limited circumstances, any Sponsor Lock-Up Securities until the earlier of (i) (A) in respect of the

Sponsor Lock-Up Shares, one year after the completion of the Acquisition Merger, and (B) in respect of the Sponsor Lock-Up Warrants, 180 days after the Acquisition Merger closing (i.e. April 3, 2024), and (ii) subsequent to the Business Combination, commencing at least 150 days following the Acquisition Merger Closing Date, the date on which the Common Share Price equals or exceeds $12.00.

On January 31, 2023, in connection with the Merger Agreement, the Sponsor, Falcon’s Opco, the Company and FAST II entered into the Amended and Restated Sponsor Lock-Up Agreement, whereby, among other things, the Sponsor agreed to increase the lockup term for up to 1,250,000 of its retained shares to be two years from the Closing.

PLAN OF DISTRIBUTION

The selling securityholders, which as used herein includes donees, pledgees, transferees, distributees, or other successors-in-interest selling shares of our Class A Common Stock or interests in our Class A Common Stock received after the date of this prospectus from the selling securityholders as a gift, pledge, distribution, or other transfer, may, from time to time, sell, transfer, distribute, or otherwise dispose of certain of their shares of Class A Common Stock or interests in our Class A Common Stock on any stock exchange, market, or trading facility on which shares of our Class A Common Stock, are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The selling securityholders may use any one or more of the following methods when disposing of their securities or interests therein:

•        ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        one or more underwritten offerings;

•        block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•        purchases by a broker-dealer as principal and resale by the broker-dealer for its accounts;

•        an exchange distribution in accordance with the rules of the applicable exchange;

•        privately negotiated transactions;

•        distributions to their members, partners, or stockholders;

•        short sales effected after the date of the registration statement of which this prospectus forms a part is declared effective by the SEC;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        in market transactions, including transactions on a national securities exchange or quotations service or over-the-counter market;

•        directly to one or more purchasers;

•        through agents;

•        broker-dealers who may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per share or warrant;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        a combination of any such methods of sale; or

•        any other method permitted pursuant to applicable law.

The selling securityholders may, from time to time, pledge or grant a security interest in some shares of our Class A Common Stock owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such securities, from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee, or other successors-in-interest as the selling securityholders under this prospectus. The selling securityholders also may transfer securities in other circumstances, in which case the transferees, pledgees, or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of shares of our Class A Common Stock or interests therein, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of such securities in the course of hedging the positions they assume. The selling securityholders may also sell shares of our Class A Common Stock short and deliver these securities to close out their short positions, or loan or pledge shares of our Class A Common Stock to broker-dealers that in turn may sell these securities. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares of our Class A Common Stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling securityholders from the sale of shares of our Class A Common Stock offered by them will be the purchase price of such securities, less discounts or commissions, if any. The selling securityholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our Class A Common Stock to be made directly or through agents. We will not receive any of the proceeds from any offering by the selling securityholders.

The selling securityholders also may in the future resell a portion of our Class A Common Stock in open-market transactions in reliance upon Rule 144 under the Securities Act (provided that they meet the criteria and conform to the requirements of that rule), or pursuant to other available exemptions from the registration requirements of the Securities Act.

The selling securityholders and any underwriters, broker-dealers, or agents that participate in the sale of shares of our Class A Common Stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of such securities may be underwriting discounts and commissions under the Securities Act. If any selling securityholder is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, then the selling securityholder will be subject to the prospectus delivery requirements of the Securities Act. Underwriters and their controlling persons, dealers, and agents may be entitled, under agreements entered into with us and the selling securityholders, to indemnification against and contribution toward specific civil liabilities, including liabilities under the Securities Act.

To the extent required, the number of shares of our Class A Common Stock to be sold, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable discounts, commissions, concessions, or other compensation with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

To facilitate the offering of securities offered by the selling securityholders, certain persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our Class A Common Stock. This may include over-allotments or short sales, which involve the sale by persons participating in the offering of more shares of Class A Common Stock than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of our Class A Common Stock by bidding for or purchasing shares of Class A Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if shares of Class A Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of our Class A Common Stock at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

Under the New Registration Rights Agreement, we have agreed to indemnify the selling securityholders party thereto against certain liabilities that they may incur in connection with the sale of the securities registered hereunder, including liabilities under the Securities Act, and to contribute to payments that the selling securityholders may be required to make with respect thereto. In addition, we and the selling securityholders may agree to indemnify any underwriter, broker-dealer, or agent against certain liabilities related to the selling of the securities, including liabilities arising under the Securities Act.

We have agreed to maintain the effectiveness of the registration statement of which this prospectus forms a part until all such securities have been sold under such registration statement or under Rule 144 under the Securities Act or are no longer outstanding, or under other circumstances as described in the New Registration Rights Agreement. We have agreed to pay all expenses in connection with this offering, other than underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses. The selling securityholders will pay, on a pro rata basis, any underwriting fees, discounts, selling commissions, stock transfer taxes, and certain legal expenses relating to the offering.

The selling securityholders may use this prospectus in connection with resales of shares of our Class A Common Stock. This prospectus and any accompanying prospectus supplement will identify the selling securityholders, the terms of our Class A Common Stock, and any material relationships between us and the selling securityholders. The selling securityholders may be deemed to be underwriters under the Securities Act in connection with shares of our Class A Common Stock they resell and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. Unless otherwise set forth in a prospectus supplement, the selling securityholders will receive all the net proceeds from the resale of shares of our Class A Common Stock.

A selling securityholder that is an entity may elect to make an in-kind distribution of Class A Common Stock to its members, partners, or stockholders pursuant to the registration statement of which this prospectus forms a part by delivering a prospectus. To the extent that such members, partners, or stockholders are not affiliates of ours, such members, partners, or stockholders would thereby receive freely tradable shares of Class A Common Stock pursuant to the distribution through a registration statement.

Except as set forth above, we are required to pay all fees and expenses incident to the registration of shares of our Class A Common Stock to be offered and sold pursuant to this prospectus.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of the material U.S. federal income tax considerations applicable to U.S. Holders and Non-U.S. Holders (each as defined below) of the ownership and disposition of Class A Common Stock. This discussion only applies to investors that will hold their Class A Common Stock as capital assets for U.S. federal income tax purposes (generally, property held for investment). This discussion does not discuss all aspects of U.S. federal income taxation that may be relevant to particular investors in light of their particular circumstances or status including:

•        Infinite Acquisitions;

•        Sponsor;

•        banks, financial institutions, or financial services entities;

•        broker-dealers;

•        S corporations;

•        taxpayers that are subject to the mark-to-market accounting rules;

•        tax-exempt entities;

•        governments or agencies or instrumentalities thereof;

•        tax-qualified retirement plans;

•        insurance companies;

•        regulated investment companies or real estate investment trusts;

•        expatriates or former long-term residents of the United States;

•        persons that will actually or constructively own five percent or more of the Company’s voting stock or five percent or more of the total value of all classes of the Company’s stock (except as specifically addressed below);

•        persons that acquire the Company’s securities pursuant to an exercise of employee share options, in connection with employee share incentive plans, or otherwise as compensation;

•        persons that hold the Company’s securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

•        persons subject to the alternative minimum tax;

•        U.S. Holders whose functional currency is not the U.S. dollar;

•        controlled foreign corporations and passive foreign investment companies; and

•        accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code.

This discussion is based on U.S. federal income tax law as in effect on the date hereof. Such law is subject to change, possibly on a retroactive basis, which may affect the U.S. federal income tax consequences described in this prospectus. There can be no assurance that future legislation, regulations, administrative rulings, or court decisions will not adversely affect the accuracy of the statements in this discussion. The Company has not sought, and does not intend to seek, a ruling from the IRS as to any U.S. federal income tax consideration described in this prospectus. The IRS may disagree with the discussion in this prospectus, and its determination may be upheld by a court. Furthermore, this discussion does not address any U.S. federal non-income tax laws, such as gift, estate, or Medicare contribution tax laws, or U.S. state or local or non-U.S. tax laws.

This discussion does not consider the U.S. federal income tax treatment of entities and arrangements treated as partnerships for U.S. federal income tax purposes that hold Class A Common Stock. If a partnership is a beneficial owner of Class A Common Stock, the U.S. federal income tax treatment of a partner in such partnership generally will depend on the status of such partner and the activities of such partner and such partnership. If you are a partnership or a partner in a partnership that holds Class A Common Stock, you are urged to consult your tax advisor regarding the tax consequences to you of the ownership and disposition of Class A Common Stock.

THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. EACH PROSPECTIVE INVESTOR IN the CLASS A COMMON STOCK SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF SHARES OF CLASS A COMMON STOCK, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. TAX LAWS.

U.S. Holders

As used in this prospectus, a “U.S. Holder” is a beneficial owner of Class A Common Stock who or that is, for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust if (i) a U.S. court can exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of the Code) have the authority to control all substantial decisions of the trust or (ii) it has a valid election in place to be treated as a United States person.

The following describes U.S. federal income tax considerations to a U.S. Holder relating to the ownership and disposition of shares of Class A Common Stock.

Distributions on the Class A Common Stock

In general, distributions with respect to the Class A Common Stock will be subject to tax as dividends to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includible in the gross income of a U.S. Holder as ordinary income on the day actually or constructively received by such holder.

To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax basis of a U.S. Holder’s Class A Common Stock. The amount of any remaining excess will be subject to tax as capital gain recognized on a sale or exchange as described below under “U.S. Holders — Sale, Exchange or Other Dispositions of Shares of Class A Common Stock.”

Non-corporate U.S. Holders will generally be eligible for reduced rates of taxation on any dividend paid out of current and accumulated earnings and profits, provided that certain holding period and other requirements are satisfied. Corporate U.S. Holders will generally be eligible for a 50% dividends-received deduction on any dividend paid out of current and accumulated earnings and profits, provided that certain holding period and other requirements are satisfied.

A dividend that exceeds certain thresholds in relation to a U.S. Holder’s tax basis in the stock could be characterized as an “extraordinary dividend” (as defined in Section 1059 of the Code). If a corporate U.S. Holder receives an extraordinary dividend, it will generally be required to reduce (but not below zero) its basis in the shares of stock in respect of which the extraordinary dividend is paid by the portion of such dividend that is not taxed because of the dividends-received deduction. If the amount of the basis reduction exceeds the corporate U.S. Holder’s tax basis in its stock, the excess will be treated as taxable gain. If a non-corporate U.S. Holder receives an extraordinary dividend, it will be required to treat any loss on the sale of the shares of stock in respect of which such extraordinary dividend is paid as a long-term capital loss to the extent of the extraordinary dividends received that qualify for the reduced dividend tax rate described above.

U.S. Holders should consult their own tax advisor regarding the availability of the reduced dividend tax rate or the dividends-received deduction in light of their particular circumstances.

Sale, Exchange or Other Disposition of Shares of Class A Common Stock

A U.S. Holder generally will recognize capital gain or loss upon a sale, exchange or other taxable disposition of shares of Class A Common Stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of Class A Common Stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its shares of Class A Common Stock so disposed of. A U.S. Holder’s adjusted tax basis in its the Company securities generally will equal the U.S. Holder’s acquisition cost, subject to certain adjustments.

Non-U.S. Holders

As used in this prospectus, a “non-U.S. Holder” is a beneficial owner (other than a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Class A Common Stock who or that is not a U.S. Holder. The following describes U.S. federal income tax considerations to a non-U.S. Holder relating to the ownership and disposition of shares of Class A Common Stock.

Distributions on the Class A Common Stock

In general, distributions with respect to the Class A Common Stock will be subject to tax as dividends to the extent paid out of the Company’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Such income will be includible in the gross income of a non-U.S. Holder as ordinary income on the day actually or constructively received by such holder. To the extent that the amount of any distribution exceeds the Company’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles, the excess will first be treated as a tax-free return of capital, causing a reduction (but not below zero) in the adjusted tax basis of a non-U.S. Holder’s Class A Common Stock. The amount of any remaining excess will be treated as capital gain realized on a sale or exchange as described below under “— Sale, Exchange or Other Disposition of Shares of Class A Common Stock.”

Taxable dividends paid to a non-U.S. Holder of the Class A Common Stock will generally be subject to withholding of U.S. federal income tax at a 30% rate or lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to withholding tax, provided certain certification and disclosure requirements (generally on an IRS Form W-8ECI) are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. Holder were a “United States person” as defined under the Code. Any such effectively connected dividends received by a non-U.S. Holder that is treated as a foreign corporation for U.S. federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. Holder of the Class A Common Stock who wishes to claim the benefits of an applicable income tax treaty will be required to provide IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for income tax treaty benefits. Special certification and other requirements apply to certain non-U.S. Holders that are pass-through entities rather than corporations or individuals or that hold their interests through certain intermediaries.

A non-U.S. Holder of Class A Common Stock eligible for a reduced rate of withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for a refund with the IRS.

Sale, Exchange or Other Disposition of Shares of Class A Common Stock

A non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale, exchange or other disposition of shares of Class A Common Stock unless:

(i)     such non-U.S. Holder is an individual that is considered to have been present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met, in which case any gain realized will generally be subject to a flat 30% U.S. federal income tax;

(ii)    the gain is effectively connected with the conduct of a trade or business of such non-U.S. Holder in the United States (and if an income tax treaty applies, is attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders, and, if the non-U.S. Holder is a corporation, an additional “branch profits tax” (imposed at a rate of 30% or, if applicable, a lower treaty rate) may also apply; or

(iii)   the Company is or has been a “United States real property holding corporation” at any time during the shorter of the five-year period preceding such disposition and such non-U.S. Holder’s holding period, and, in the case where a class of stock is regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of such class of stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of such class of stock. There can be no assurance that any class of stock will be treated as regularly traded on an established securities market for this purpose.

If paragraph (iii) above applies to a non-U.S. Holder, gain recognized by such non-U.S. Holder on the sale, exchange, or other disposition of shares of Class A Common Stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such shares of Class A Common Stock from a non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. The Company will be classified as a “United States real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. The Company does not expect it to be classified as a “U.S. real property holding corporation” in the foreseeable future. However, such determination is factual and in nature and subject to change and no assurance can be provided as to whether the Company will be a U.S. real property holding corporation with respect to a non-U.S. Holder at any future time.

Information Reporting Requirements and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of shares of Class A Common Stock, and U.S. backup withholding on such payments may be possible. Backup withholding generally will not apply, however, to a U.S. Holder if the U.S. Holder is a corporation or other exempt recipient or the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding. A non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person for U.S. federal income tax purposes or otherwise establish an exemption in order to avoid information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished by such holder to the IRS in a timely manner.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (“FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including Class A Common Stock) that are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Class A Common Stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of Class A Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury.

All investors should consult their tax advisors regarding the possible implications of FATCA on their investment in Class A Common Stock.

EXPERTS

The financial statements of Falcon’s Beyond Global, Inc. as of December 31, 2023 and 2022, and for the years ended December 31, 2023 and 2022, included in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

The financial statements of Falcon’s Creative Group, LLC as of December 31, 2023, and for the year ended December 31, 2023, included in this Prospectus, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities offered hereby has passed upon for us by White & Case LLP.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and current reports, proxy statements, and other information with the SEC. We have also filed a registration statement on Form S-1, including exhibits, under the Securities Act with respect to the securities offered by this prospectus. This prospectus is part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits filed with the registration statement. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits filed with the registration statement. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

Our SEC filings are available to the public on the internet at a website maintained by the SEC located at http://www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at https://falconsbeyond/. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited Consolidated Financial Statements of Falcon’s Beyond Global, Inc.

Audited Consolidated Financial Statements of Falcon’s Creative Group, LLC

Unaudited Condensed Consolidated Financial Statements of Falcon’s Beyond Global, Inc.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and the Board of Directors of Falcon’s Beyond Global, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Falcon’s Beyond Global, Inc. and subsidiaries (the “Company”) as of December 31, 2023 and 2022, the related consolidated statements of operations and comprehensive loss, stockholders’ equity (deficit)/members’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficiency, debt maturing in the next twelve months, and has material commitments to fund its share of additional investments in its unconsolidated joint ventures and is reliant upon its stockholders and third-parties to provide future financing, through debt or equity, to fund its working capital needs, contractual commitments and expansion plans. The Company incurred an operating loss and had negative operating cash flows for the year ended December 31, 2023. These factors give rise to substantial doubt about its ability to continue as a going concern. Management’s plans with regards to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter

As discussed in Note 1 to the financial statements, the Company entered into a subscription agreement resulting in the deconsolidation of Falcon’s Creative Group, LLC on July 27, 2023.

/s/ Deloitte & Touche LLP

Tampa, Florida

April 29, 2024

We have served as the Company’s auditor since 2021.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands of U.S. dollars)

	As of December 31, 2023	As of December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$672	$8,366
Accounts receivable, net ($632 and $489 related party as of December 31, 2023 and 2022, respectively)	696	3,309
Contract assets ($0 and $1,680 related party as of December 31, 2023 and 2022, respectively)	—	2,692
Inventories	—	407
Deferred transaction costs	—	1,842
Other current assets	1,061	842
Total current assets	2,429	17,458
Investments and advances to equity method investments	60,643	71,979
Operating lease right-of-use assets ($0 and $709 related party as of December 31, 2023 and 2022, respectively)	—	1,003
Finance lease right-of-use assets ($0 and $570 related party as of December 31, 2023 and 2022, respectively)	—	582
Property and equipment, net	23	802
Intangible assets, net	—	8,304
Goodwill	—	11,471
Other non-current assets	264	671
Total assets	$63,359	$112,270

Liabilities and stockholders’ equity (deficit)/members’ equity
Current liabilities:
Accounts payable ($1,357 and $73 related party as of December 31, 2023 and 2022, respectively)	$3,852	$4,626
Accrued expenses and other current liabilities ($475 and $737 related party as of December 31, 2023 and 2022, respectively)	20,840	3,990
Contract liabilities ($0 and $600 related party as of December 31, 2023 and 2022, respectively)	—	1,296
Current portion of long-term debt ($4,878 and $5,607 related party as of December 31, 2023 and 2022, respectively)	6,651	7,408
Earnout liabilities – current portion	183,055	—
Total current liabilities	214,398	17,320
Operating lease liability, net of current portion ($0 and $675 related party as of December 31, 2023 and 2022, respectively)	—	849
Other long term payables	5,500	—
Long-term debt, net of current portion ($18,897 and $20,124 related party as of December 31, 2023 and 2022, respectively)	22,965	25,737
Earnout liabilities	305,586	—
Warrant liabilities	3,904	—
Total liabilities	552,353	43,906

Commitments and contingencies – Note 15

Stockholders’ equity (deficit)/Members’ equity
Members’ capital	—	94,201
Class A common stock ($0.0001 par value, 500,000,000 shares authorized; 7,871,643 issued and outstanding at December 31, 2023 and no shares were issued and outstanding as of December 31, 2022)	1	—
Class B common stock ($0.0001 par value, 150,000,000 shares authorized; 52,034,117 issued and outstanding at December 31, 2023 and no shares were issued and outstanding as of December 31, 2022)	5	—
Additional paid-in capital	11,699	—
Accumulated deficit	(68,594)	(24,147)
Accumulated other comprehensive loss	(216)	(1,690)
Total equity attributable to common stockholders/Members’ equity	(57,105)	68,364
Non-controlling interest	(431,889)	—
Total equity	(488,994)	68,364
Total liabilities and equity	$63,359	$112,270

See accompanying notes to consolidated financial statements

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(in thousands of U.S. dollars, except share and per share data)

	Year ended December 31, 2023	Year ended December 31, 2022
Revenue ($6,779 and $5,848 related party as of December 31, 2023 and 2022, respectively)	$18,244	$15,950
Operating expenses:
Project design and build expense	10,151	11,344
Selling, general and administrative expense	28,064	18,439
Transaction expenses	26,021	—
Credit loss expense ($5,965 and $0 related party as of December 31, 2023 and 2022, respectively)	5,965	—
Research and development expense ($1,248 and $0 related party as of December 31, 2023 and 2022, respectively)	1,248	2,771
Intangible asset impairment expense – Note 7	2,377	—
Depreciation and amortization expense	1,576	737
Total operating expenses	75,402	33,291
Loss from operations	(57,158)	(17,341)
Share of (loss) gain from equity method investments	(52,452)	1,513
Gain on deconsolidation of FCG	27,402	—
Interest expense	(1,124)	(1,113)
Interest income ($87 and $0 related party as of December 31, 2023 and 2022, respectively)	95	—
Loss on disposal of assets	—	(9)
Change in fair value of warrant liabilities	(2,972)	—
Change in fair value of earnout liabilities	(345,413)	—
Foreign exchange transaction gain (loss)	367	(478)
Net loss before taxes	$(431,255)	$(17,428)
Income tax benefit	325	—
Net loss	$(430,930)	$(17,428)
Net loss attributable to noncontrolling interest	(383,326)	—
Net loss attributable to common stockholders	(47,604)	—

Net loss per share, basic and diluted	(6.71)	—
Weighted average shares outstanding, basic and diluted	7,095,204	—

Comprehensive loss:
Net loss	$(430,930)	$(17,428)
Foreign currency translation loss	(348)	(429)
Total other comprehensive loss	(348)	(429)
Total comprehensive loss	$(431,278)	$(17,857)
Comprehensive loss attributable to noncontrolling interest	(383,648)	—
Comprehensive loss attributable to common stockholders	$(47,630)	$(17,857)

See accompanying notes to consolidated financial statements

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands of U.S. dollars)

	Year ended December 31, 2023	Year ended December 31, 2022
Cash flows from operating activities
Net loss	$(430,930)	$(17,428)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,576	737
Deferred loss on sales to equity method investments	—	(174)
Foreign exchange transaction loss	(367)	484
Share of (gain) loss from equity method investments	52,452	(1,513)
Gain on deconsolidation of FCG	(27,402)	—
Change in deferred tax assets	(26)	—
Credit loss expense ($5,965 and $0 related party for the year ended December 31, 2023 and 2022, respectively)	5,965	—
Intangible asset impairment	2,377	—
Change in fair value of earnouts	345,413	—
Change in fair value of warrants	2,972	—
Share based compensation expense	68	—
Loss on disposal of fixed assets	—	9
Changes in assets and liabilities:
Accounts receivable, net ($(5,680) and $(392) related party for the year ended December 31, 2023 and 2022, respectively)	(3,830)	(986)
Other current assets	(904)	(453)
Inventories	—	203
Contract assets ($1,680 and $(1,547) related party for the year ended December 31, 2023 and 2022, respectively)	466	(2,228)
Capitalization of ride media content	(78)	(1,250)
Deferred transaction costs	1,842	(1,842)
Operating lease assets and liabilities	(23)	—
Other non-current assets ($(1,310) and $0 related party for the year ended December 31, 2023 and 2022 respectively)	(1,006)	(126)
Accounts payable ($1,284 related party for the year ended December 31, 2023)	3,791	4,305
Accrued expenses and other current liabilities ($(434) and $604 related party for the year ended December 31, 2023 and 2022 respectively)	18,850	2,296
Other long-term payables	5,500	(70)
Contract liabilities ($235 and $(1,715) related party for the year ended December 31, 2023 and 2022, respectively)	(128)	(1,254)
Net cash used in operating activities	(23,422)	(19,290)
Cash flows from investing activities
Purchase of property and equipment	(308)	(320)
Proceeds from sale of equipment	4	—
Cash inflow on deconsolidation of FCG	2,577	—
Investments and advances to equity method investments	(1,991)	(25,790)
Principal payments on notes receivable	—	349
Advances to related party	—	(500)
Net cash provided by (used in) investing activities	282	(26,261)
Cash flows from financing activities
Principal payment on finance lease obligation	(106)	(185)
Proceeds from debt – related party	—	7,250
Repayment of debt – related party	(3,310)	(138)
Repayment of debt – third party	(1,709)	(1,455)
Proceeds from related party credit facilities	18,439	7,200
Repayment of related party credit facilities	(4,146)	—
Proceeds from exercised warrants	4,173	—
Equity contributions – issuance of Predecessor membership units	1,791	38,209
Net cash provided by financing activities	15,132	50,881
Net (decrease) increase in cash and cash equivalents	(8,008)	5,330
Foreign exchange impact on cash	314	(55)
Cash and cash equivalents – beginning of period	8,366	3,091
Cash and cash equivalents at end of year	$672	$8,366
Supplemental disclosures:
Cash paid for interest	$1,341	$606
Non-cash activities:
Debt to equity conversion – principal (See Note 10)	11,893	19,846
Debt to equity conversion – accrued interest (See Note 10)	131	154
Warrants to equity conversion	6,809	—
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities (all new operating lease assets and liabilities have been deconsolidated as of July 27, 2023)	514	—
Finance lease right-of-use assets obtained in exchange for new finance lease liabilities (all new finance lease assets and liabilities have been deconsolidated as of July 27, 2023)	35

See accompanying notes to consolidated financial statements

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)/MEMBERS’ EQUITY
(in thousands of U.S. dollars)

	Members’ Equity	Preferred Stock, Series A		Common Stock, Class A		Common Stock, Class B		Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit	Members’ equity	Non- Controlling Interest	Total equity
		Shares	Amount	Shares	Amount	Shares	Amount
December 31, 2021	$35,992								$(1,261)	$(6,719)	$28,012		$28,012
Units issued	38,209										38,209		38,209
Units issued, debt to equity conversion	20,000										20,000		20,000
Net loss										(17,428)	(17,428)		(17,428)
Foreign currency translation loss									(429)		(429)		(429)
December 31, 2022	$94,201								$(1,690)	$(24,147)	$68,364		$68,364
	Members’ Equity	Preferred Stock, Series A			Common Stock, Class A			Common Stock, Class B			Additional paid-in capital		Accumulated other comprehensive loss	Accumulated deficit	Shareholder’s equity	Non- Controlling Interest		Total equity
		Shares	Amount		Shares	Amount		Shares	Amount
December 31, 2022	$94,201		$			$			$		$		$(1,690)	$(24,147)	$68,364	$		$68,364
Units issued	1,791														1,791			1,791
Units issued, debt to equity conversion (See Note 10)	7,275														7,275			7,275
Reclass of Members’ equity	(103,267)											103,267			—		—	—
Establishment of NCI												(92,513)	1,514	18,072	(72,927)		72,927	—
Preferred Stock, Series A issued, debt to equity conversion		475,000		—								495			495		4,255	4,750
New classes of equity – par value		181,415		—	6,048,519		1	52,034,117		5		(6)			—		—	—
Warrants												(369)			(369)		(3,176)	(3,545)
Earnouts														(14,915)	(14,915)		(128,313)	(143,228)
Recapitalization on Merger with FAST II	—	656,415		$—	6,048,519		$1	52,034,117		$5		$10,874	$(176)	$(20,990)	$(10,286)		$(54,307)	$(64,593)
Conversion of Preferred Shares to Common Shares, Class A		(656,415)		—	596,671		—					—			—		—	—
Conversion of Warrants to Common Shares, Class A					1,226,453		—					817			817		5,992	6,809
Stock compensation expense												8			8		60	68
Net loss														(47,604)	(47,604)		(383,326)	(430,930)
Foreign currency translation loss													(40)		(40)		(308)	(348)
December 31, 2023	$—	—		$—	7,871,643		$1	52,034,117		$5		$11,699	$(216)	$(68,594)	$(57,105)		$(431,889)	$(488,994)

See accompanying notes to consolidated financial statements

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

1.      Description of business and basis of presentation

Merger with FAST II

Falcon’s Beyond Global, Inc., a Delaware corporation (“Pubco”, “FBG”, or the “Company”), entered into a Plan of Merger, dated as of January 31, 2023 (the “Merger Agreement”), by and among Pubco, FAST Acquisition Corp. II, a Delaware corporation (“FAST II”), Falcon’s Beyond Global, LLC, a Florida limited liability company that has since redomesticated as a Delaware limited liability company (the “Predecessor”), and Palm Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Merger Sub”).

On October 5, 2023 FAST II merged with and into Pubco (the “SPAC Merger”), with Pubco surviving as the sole owner of Merger Sub, followed by a contribution by Pubco of all of its cash (except for cash required to pay certain transaction expenses) to Merger Sub to effectuate the “UP-C” structure; and on October 6, 2023 Merger Sub merged with and into Predecessor (the “Acquisition Merger,” and collectively with the SPAC Merger, the “Business Combination”), with the Predecessor as the surviving entity of such merger. Following the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), the direct interests in the Predecessor were held by Pubco and certain holders of the limited liability company units of the Predecessor outstanding as of immediately prior to the Business Combination.

Pursuant to the Business Combination, the Company received net cash proceeds from the Business Combination totaling $1.0 million, net of $1.3 million FAST II transaction costs and $1.6 million of Predecessor transaction costs paid at Closing. FAST II and Predecessor’s transaction costs related to the Business Combination of $6.4 million and $15.7 million, respectively, are not yet settled at December 31, 2023 and the Company expects to settle them over the next 24 months. These transaction costs are recorded in accrued expenses and long-term payables. Negotiations regarding the terms of the costs yet to be settled are still ongoing and may change materially from these amounts accrued. All transaction costs incurred in connection with the Business Combination are recorded in profit or loss.

Unpaid debt obligations to Infinite Acquisitions (the “Transferred Debt”) of $4.8 million was exchanged for an aggregate of 475,000 shares of Series A Preferred Stock at Closing. See Note 11 — Related party transactions.

The total number of shares of Class A Common Stock outstanding immediately following the Closing was 6,048,519; the total number of shares of Class B Common Stock outstanding immediately following the Closing was 52,034,117; the total number of shares of Series A Preferred Stock outstanding immediately following the Closing was 656,415; and the total number of Warrants outstanding immediately following the Closing was 8,440,641.

On November 6, 2023 the 656,415 shares of Series A Preferred Stock (the “Preferred Stock”) automatically converted into shares of the Class A Common Stock. Following the automatic conversion of the Preferred Stock, there are no outstanding shares of Preferred Stock. The conversion rate is 0.90909 shares of Class A Common Stock for each Preferred Stock, resulting in an aggregate of approximately 596,671 shares of Class A Common Stock to be issued upon conversion. Cash was paid in lieu of fractional shares of Class A Common Stock.

In connection with the automatic conversion of the Preferred Stock, the outstanding Warrants will no longer be exercisable for (i) 0.580454 shares of Class A Common Stock and (ii) 0.5 shares of Preferred Stock. Each outstanding Warrant will now be exercisable for 1.034999 shares of Class A Common Stock pursuant to the terms of the Warrants.

Nature of Operations

The Company operates at the intersection of content, technology, and experiences. We aim to engage, inspire and entertain people through our creativity and innovation, and to connect people with brands, with each other, and with themselves through the combination of digital and physical experiences. At the core of our business is brand creation and optimization, facilitated by our multi-disciplinary creative teams. We believe the complementary

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

1.      Description of business and basis of presentation (cont.)

strengths of our business divisions facilitates invaluable insights and streamlined growth. The Company has three business divisions, which are conducted through five operating segments. Our three business lines feed into each other to accelerate our growth strategy: (i) Falcon’s Creative Group, LLC (“FCG”) creates master plans, designs attractions and experiential entertainment, and produces content, interactives and software; (ii) Falcon’s Beyond Destinations, consisting of Producciones de Parques, S.L. (“PDP”), Sierra Parima, and Destinations Operations, develops a diverse range of entertainment experiences using both Company owned and third party licensed intellectual property, spanning location-based entertainment, dining, and retail; and (iii) Falcon’s Beyond Brands brings brands and intellectual property to life through animation, movies, licensing and merchandising, gaming, as well as ride and technology sales. See Note 16 — Segment information and Note 8 — Investments and advances to equity method investments.

Basis of presentation

The Business Combination is accounted for similar to a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Following the closing of the Business Combination, the Predecessor’s Executive Chairman, Mr. Scott Demerau, together with other members of the Demerau family, continue to collectively have a controlling interest of Pubco. As the Business Combination represents a common control transaction from an accounting perspective, the Business Combination is treated similar to a reverse recapitalization. As there is no change in control, the Predecessor has been determined to be the accounting acquirer and Pubco will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of the Predecessor issuing stock for the net assets of Pubco, accompanied by a recapitalization. The net assets of Pubco will be stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of the Predecessor.

Predecessor was formed on April 22, 2021, in the state of Florida, for the purpose of acquiring the outstanding membership units of Katmandu Group, LLC and its subsidiaries (“Katmandu”), Falcon’s Treehouse, LLC and its subsidiaries (“Treehouse”) and Falcon’s Treehouse National, LLC (“National”). On April 30, 2021, The Magpuri Revocable Trust, owners of Treehouse and National, and Katmandu Collections, LLLP, (“Collections”) owners of Katmandu, entered into a Consolidation Agreement, whereby The Magpuri Revocable Trust contributed 100% of its ownership interests in Treehouse and National in exchange for 33.33% of the membership interests of the Predecessor, and Collections contributed 100% of its ownership in Katmandu in exchange for 66.67% of the membership interests of the Predecessor. In June 2022, Katmandu Collections, LLLP was renamed Infinite Acquisitions, LLLP and subsequently renamed Infinite Acquisitions Partners LLP (“Infinite Acquisitions”).

Principles of Consolidation

The non-controlling interest represents the membership interest in Predecessor held by holders other than the Company.

The results of operations attributable to the non-controlling interests are included in the Company’s consolidated statements of operations and comprehensive loss, and the non-controlling interests are reported as a separate component of equity.

The Company consolidates the assets, liabilities and operating results of Predecessor and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in the consolidation. The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

1.      Description of business and basis of presentation (cont.)

Liquidity

The Company has been engaged in expanding its physical operations through its equity method investments, developing new product offerings, raising capital and recruiting personnel. As a result, the Company has incurred a loss from operations of $57.2 million for the year ended December 31, 2023, accumulated deficit attributable to common stockholders of $68.6 million as of December 31, 2023, and negative cash flows from operating activities of $23.4 million for the year ended December 31, 2023. Accordingly, the Company performed an evaluation of its ability to continue as a going concern through at least twelve months from the date of the issuance of these consolidated financial statements under Accounting Standards Codification (“ASC”) 205-40, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern.

The Company has committed to fund its share of additional investment in its equity investment, Karnival TP-AQ Holdings Limited (“Karnival”), for the purpose of constructing the Vquarium Entertainment Centers in the People’s Republic of China. See Note 15 — Commitments and contingencies. On July 27, 2023, Falcon’s Creative Group, LLC (“FCG”), a wholly owned subsidiary of the Company, received a net closing payment from Qiddiya Investment Company (“QIC”), on behalf QIC Delaware, Inc., of $17.5 million ($18.0 million payment, net of $0.5 million in reimbursements relating to due diligence fees incurred by Qiddiya.) The remaining $12.0 million of the $30.0 million investment is being held by QIC and will be released upon the establishment of an employee retention and attraction incentive program. These funds are to be used exclusively by FCG to fund its operations and growth and cannot be used to satisfy the commitments of other segments.

The Company’s development plans, and investments have been funded by a combination of debt and committed equity contributions from its stockholders, and the Company is reliant upon its stockholders and third parties for obtaining additional financing through debt or equity raises to fund its working capital needs, contractual commitments, and expansion plans. As of December 31, 2023 the Company has incurred material amounts of expenses in relation to its external advisors, accountants and legal costs in relation to its Form S-4 and other filings. The Company has a working capital deficiency of ($212.0) million (inclusive of the $183.1 million Earnout liability — current portion to be settled in shares) as of December 31, 2023. Additionally, the Company has $6.7 million in debt that is maturing in the next 12 months. The Company does not currently have sufficient cash or liquidity to pay liabilities that are owed or are maturing at this time. See Note 22 — Subsequent events. There can be no assurance that the additional capital or financing raises, if completed, will provide the necessary funding for the next twelve months from the date these consolidated financial statements will be issued. As a result, there is substantial doubt as to the Company’s ability to continue as a going concern for the twelve-month period following the issuance of these consolidated financial statements. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

Deconsolidation of Falcon’s Creative Group, LLC

On July 27, 2023, pursuant to the Subscription Agreement by and between FCG and QIC Delaware, Inc., (the “Subscription Agreement”), QIC Delaware, Inc., a Delaware corporation and an affiliate of QIC, invested $30.0 million in FCG (“Strategic Investment”). Following the closing of the Subscription Agreement, FCG now has two members: QIC, holding 25% of the equity interest in the form of preferred units, and the Company, holding the remaining 75% of the equity interest in the form of common units. In connection with the Strategic Investment, FCG amended and restated its limited liability company agreement (“LLCA”) to include QIC as a member and to provide QIC with certain consent, priority and preemptive rights; and the Company and FCG entered into an intercompany service agreement (“Intercompany Services Agreement”) and a license agreement. Upon the closing of the Subscription Agreement, FCG received a closing payment of $17.5 million (net of

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

1.      Description of business and basis of presentation (cont.)

$0.5 million in reimbursements relating to due diligence fees incurred by QIC). QIC released in April 2024 the remaining $12.0 million investment into FCG pursuant to the terms of the Subscription Agreement upon the establishment of an employee retention and attraction incentive program.

QIC is entitled to redeem its preferred units on the earlier of (a) the five-year anniversary of the Strategic Investment or (b) any date on which a majority of key persons cease to be employed by FCG. The LLCA contains contractual provisions regarding the distribution of FCG’s income or loss. Pursuant to these provisions, QIC is entitled to a redemption amount of the initial $30.0 million investment plus a 9% annual compounding preferred return. As a result, QIC does not absorb losses from FCG that would cause its investment to drop below this redemption amount and any losses not absorbed by QIC are fully allocated to the Company.

The LLCA grants QIC the right to block or participate in certain significant operating and capital decisions of FCG, including the approval of FCG’s budget and business plan, strategic investments, and incurring additional debt, among others. These rights allow QIC to effectively participate in significant financial and operating decisions of FCG that are made in FCG’s ordinary course of business. As such, as of July 27, 2023 the Company does not have a controlling financial interest since QIC has the substantive right to participate in FCG’s business decisions. Therefore, FCG is deconsolidated and accounted for as an equity method investment in the Company’s consolidated financial statements. In connection with the deconsolidation of FCG, the Company received cash of approximately $4.0 million to settle outstanding intercompany receivable balances.

As of December 31, 2023 the assets and liabilities of FCG, including goodwill which comprised the total goodwill balance of the Company, are no longer included within the Company’s consolidated balance sheet.

See Note 8 — Investments and advances to equity method investments for the Company’s recognition of its retained investment in FCG. The Company’s retained interest in FCG will continue to be presented separately as a reportable segment in Note 16 — Segment Information.

2.      Summary of significant accounting policies

Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. The Company has prepared the estimates using the most current and best available information that are considered reasonable under the circumstances. However, actual results may differ materially from those estimates. Accounting policies subject to estimates include, but are not limited to, inputs used to recognize revenue over time, inventory valuation, fair value of assets and liabilities acquired in relation to a business combination, deferred tax valuation allowances, the valuation and impairment testing of goodwill and investments in equity method investments, and the valuation of warrant and earnout liabilities.

Cash and cash equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less as cash equivalents.

Inventories

Inventories consist of theme park ride vehicles that are valued at the lower of cost or net realizable value. Cost is calculated on a first-in, first-out (“FIFO”) basis. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale. The Company reviews

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

its inventories for obsolescence and any such inventories are written down to net realizable value. All inventory was deconsolidated with FCG as of July 27, 2023. Additionally, the Company wrote down all inventory as of December 31, 2023. There were no adjustments to net realizable value of inventories as of December 31, 2022.

Property and equipment, net

Property and equipment is stated at historical cost, net of accumulated depreciation and impairment losses. Expenditures that materially increase the life of the assets are capitalized. Routine repairs and maintenance are expensed as incurred. When an item is retired or sold, the cost and applicable accumulated depreciation are removed, and any resulting gain or loss is recognized in the consolidated statements of operations and comprehensive loss.

Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms:
Equipment	3 – 5 years
Furniture	7 years
Leasehold improvements	Lesser of lease term or asset life

Leases

The Company evaluates leases at the commencement of the lease to determine the classification as an operating or finance lease. A right-of-use (“ROU”) asset and corresponding lease liability are recorded at lease commencement. Operating and finance lease liabilities are recognized based on the present value of minimum lease payments over the remaining expected lease term. Lease expenses related to operating leases are recognized on a straight-line basis as a component of Selling, general and administrative expense in the consolidated statements of operations and comprehensive loss. Amortization expense and interest expense related to finance leases are included in Depreciation and amortization expense and Interest expense, respectively, in the consolidated statements of operations and comprehensive loss.

Deferred transaction costs

Costs incurred in connection with preparation for the Business Combination were previously deferred. However, all transaction costs, including the balance previously deferred, have been expensed as of December 31, 2023 and are included in Transaction expenses, along with the transaction expenses previously including within Selling, general and administrative expense. Transaction expense is now stated separately in the consolidated statements of operations and comprehensive loss.

Goodwill and Intangible assets

Goodwill represents the excess of purchase consideration over the fair value of identifiable assets acquired and liabilities assumed when a business is acquired. The Company initially records its intangible assets at fair value. Definite lived intangible assets consist of customer relationships, trademarks, developed technology, and media content which are amortized over their estimated useful lives. See Note 7 — Intangible assets, net.

Goodwill is not amortized, but instead reviewed for impairment at least annually during the fourth quarter, or more frequently if circumstances indicate that the value of goodwill may be impaired. The impairment analysis of goodwill is performed at the reporting unit level. A qualitative assessment is first conducted to determine whether it is more likely than not that the fair value of the applicable reporting unit exceeds the carrying value taking into consideration significant events, and changes in the overall business environment or macroeconomic conditions. If we conclude that it is more likely than not that the fair value of a reporting unit is less than its

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

carrying value, then we perform a quantitative impairment test by comparing the fair value of a reporting unit with its carrying amount. We recognize an impairment on goodwill if the estimated fair value of a reporting unit is less than its carrying value, in an amount not to exceed the carrying value of the reporting unit’s goodwill. There was no goodwill impairment charges recognized during the years ended December 31, 2023 and 2022. As of December 31, 2023 the assets and liabilities of FCG, including goodwill which comprised the total goodwill balance of the Company, are no longer included within the Company’s consolidated balance sheet.

The Company reviews definite lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these amortizing intangible assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then the assets are written down to fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. There were $2.4 million in impairment losses recognized for definite lived intangible assets for the year ended December 31, 2023 comprised entirely of the impairment of the Company’s Ride Media Content asset. See the Ride Media Content policy below as well as Note 7 — Intangible assets, net. No impairment losses were recognized for the year ended December 31, 2022.

Ride Media Content

RMC consists of themed audio and visual content following a storyline that is displayed to guests while in the queue and during the ride. The same RMC can be deployed on rides of a similar nature. The Company earns a fixed annual fee for licensing the right to use the RMC to customers.

In accordance with ASC 926-20, Other Assets — Film Costs [Entertainment — Films] (“ASC 926”), the Company capitalizes costs to produce the RMC, including direct production costs and production overhead. The RMC is expected to be predominantly monetized individually, as the RMC is not expected to be monetized with other films or license agreements. The predominant monetization strategy is determined when capitalization of production costs commences and is reassessed if there is a significant change to the expected future monetization strategy.

For RMC that is predominantly monetized on an individual basis, the Company uses a computation method to amortize capitalized production costs on the ratio of the RMC’s current period revenues to its estimated remaining ultimate revenue (i.e., the total revenue to be earned in the RMC’s remaining life cycle.) The RMC is typically licensed for a 10-year period with a fixed annual fee. Amortization begins when the RMC is first deployed and starts generating revenue.

Unamortized RMC costs are tested for impairment whenever events or changes in circumstances indicate that the fair value of the RMC may be less than its unamortized costs. If the carrying value of an individual RMC exceeds the estimated fair value, an impairment charge will be recorded in the amount of the difference. For content that is predominately monetized individually, the Company utilizes estimates including ultimate revenues and additional costs to be incurred (including marketing and distribution costs), in order to determine whether the carrying value of the RMC is impaired. The full value of the Company’s RMC asset has been impaired as of December 31, 2023. See Note 7 — Intangible assets, net.

Owned RMC is presented as a noncurrent asset within Intangible assets, net. Amortization of RMC assets is primarily included in Depreciation and amortization expense in the consolidated statements of operations and comprehensive loss.

Recoverability of other long-lived assets

The Company’s other long-lived assets consist primarily of property and equipment and lease ROU assets. The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate the carrying value of such assets may not be recoverable. For property and equipment and lease ROU assets, the

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

Company compares the estimated undiscounted cash flows generated by the asset or asset group to the current carrying value of the asset. If the undiscounted cash flows are less than the carrying value of the asset, then the asset is written down to fair value. There were no impairment losses recognized for other long-lived assets as of both December 31, 2023 and 2022.

Investments and advances to equity method investments

The Company uses the equity method to account for investments in corporate joint ventures when we have the ability to exercise significant influence over the operating decisions of the joint venture. Such investments are initially recorded at cost and subsequently adjusted for our proportionate share of the net earnings or loss of the investee, which is reported in Share of (gain) loss from equity method investments in the consolidated statements of operations and comprehensive loss. Dividends received, if any, from these joint ventures reduce the carrying amount of our investment.

The Company monitors the equity method investments for impairment and records reductions in their carrying value if the carrying amount of an investment exceeds its fair value. An impairment charge is recorded when such impairment is deemed to be other-than-temporary. To determine whether an impairment is other-than-temporary, we consider our ability and intent to hold the investment until the carrying amount is fully recovered. There were $14.1 million in other-than-temporary impairment losses recognized for investments in equity method investments during the year ended December 31, 2023, related to the Company’s equity method investment in Sierra Parima, which is reported in Share of (gain) loss from equity method investments in the consolidated statements of operations and comprehensive loss. See Note 8 — Investments and advances to equity method investments. There were no impairment losses recognized for investments in equity method investments during the year ended December 31, 2022.

Revenue recognition

Falcon’s Creative Group

Based on the specific analysis of its contracts, the Company has determined that its contracts are subject to revenue recognition in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Recognition under the ASC 606 five-step model involves (i) identification of the contract, (ii) identification of performance obligations in the contract, (iii) determination of the transaction price, (iv) allocation of the transaction price to the previously identified performance obligations, and (v) revenue recognition as the performance obligations are satisfied.

During step one of the five step model, the Company considers whether contracts should be combined or separated, and based on this assessment, the Company combines closely related contracts when all the applicable criteria are met. The combination of two or more contracts requires judgment in determining whether the intent of entering into the contracts was effectively to enter into a single contract, which should be combined to reflect an overall profit rate. Similarly, the Company may separate an arrangement, which may consist of a single contract or group of contracts, with varying rates of profitability, only if the applicable criteria are met. Judgment is involved in determining whether a group of contracts may be combined or separated based on how the arrangement and the related performance criteria were negotiated. The conclusion to combine a group of contracts or separate a contract could change the amount of revenue and gross profit recorded in a given period.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when the performance obligation is satisfied. The Company’s contracts with customers do not include a right of return relative to delivered products. In certain cases, contracts are modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are accounted for as part of

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

the existing contract. Certain contracts with customers have options for the customer to acquire additional goods or services. In most cases, the pricing of these options are reflective of the standalone selling price of the good or service. These options do not provide the customer with a material right and are accounted for only when the customer exercises the option to purchase the additional goods or services. If the option on the customer contract was not indicative of the standalone selling price of the good or service, the material right would be accounted for as a separate performance obligation.

A significant portion of the Company’s revenue is derived from master planning and design contracts, media production contracts and turnkey attraction contracts. The Company accounts for a contract once it has approval and commitment from all parties, the rights and payment terms of the parties can be identified, the contract has commercial substance and the collectability of the consideration, or transaction price, is probable. Contracts are often subsequently modified to include changes in specifications or requirements, these changes are not accounted for until they meet the requirements noted above. Each promised good or service within a contract is accounted for separately under the guidance of ASC 606, if they are distinct. Promised goods or services not meeting the criteria for being a distinct performance obligation are bundled into a single performance obligation with other goods or services that together meet the criteria for being distinct. The appropriate allocation of the transaction price and recognition of revenue is then applied for the bundled performance obligation. The Company has concluded that its service contracts generally contain a single performance obligation given the interrelated nature of the activities which are significantly customized and not distinct within the context of the contract.

Once the Company identifies the performance obligations, the Company determines the transaction price, which includes estimating the amount of variable consideration to be included in the transaction price, if any. The Company’s contracts generally do not contain credits, price concessions, or other types of potential variable consideration. Prices are fixed at contract inception and are not generally contingent on performance or any other criteria.

The Company engages in long-term contracts for production and service activities and recognizes revenue for performance obligations over time. These long-term contracts involve the planning, design, and development of attractions. Revenue is recognized over time (versus point in time recognition), as the Company’s performance creates an asset with no alternative use to the Company and the Company has an enforceable right to payment for performance completed to date, and the customer receives the benefit as the Company builds the asset. The Company considers the nature of these contracts and the types of products and services provided when determining the proper accounting for a particular contract. These are primarily fixed-price contracts.

For long-term contracts, the Company typically recognizes revenue using the input method, using a cost-to-cost measure of progress. The Company believes that this method represents the most faithful depiction of the Company’s performance because it directly measures value transferred to the customer. Contract estimates are based on various assumptions to project the outcome of future events that may span several years. These assumptions include, but are not limited to, the amount of time to complete the contract, including the assessment of the nature and complexity of the work to be performed; the cost and availability of materials; the availability of subcontractor services and materials; and the availability and timing of funding from the customer. The Company bears the risk of changes in estimates to complete on a fixed-price contract, which may cause profit levels to vary from period to period. For over time contracts, the Company recognizes anticipated contract losses as soon as they become known and estimable.

Accounting for long-term contracts requires significant judgment relative to estimating total costs, in particular, assumptions relative to the amount of time to complete the contract, including the assessment of the nature and complexity of the work to be performed. The Company’s estimates are based upon the professional knowledge and experience of its engineers, program managers and other personnel, who review each long-term contract

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

monthly to assess the contract’s schedule, performance, technical matters and estimated cost at completion. Changes in estimates are applied retrospectively and when adjustments in estimated contract costs are identified, such revisions may result in current period adjustments to earnings applicable to performance in prior periods.

On long-term contracts, the portion of the payments retained by the customer is not considered a significant financing component. At contract inception, the Company also expects that the lag period between the transfer of a promised good or service to a customer and when the customer pays for that good or service will not constitute a significant financing component. Many of the Company’s long-term contracts have milestone payments, which align the payment schedule with the progress towards completion on the performance obligation. On some contracts, the Company may be entitled to receive an advance payment, which is not considered a significant financing component because it is used to facilitate inventory demands at the onset of a contract and to safeguard the Company from the failure of the other party to abide by some or all of their obligations under the contract.

Contract balances result from the timing of revenue recognized, billings and cash collections, and the generation of Contract assets and liabilities. Contract assets represent revenue recognized in excess of amounts invoiced to the customer and the right to payment is not subject to the passage of time. Contract liabilities are presented on the Company’s consolidated balance sheets and consist of billings in excess of revenues. Billings in excess of revenues represent milestone billing contracts where the billings of the contract exceed recognized revenues.

Destinations Operations

The principal sources of revenues for the Destinations Operations segment are resort and theme park management and incentive fees. Resort and theme park management and incentive fees are based on a percentage of revenues and profits, respectively earned by the theme parks during the corresponding period. See Note 3 — Revenue.

Shared Services

After FCG’s deconsolidation from the Company on July 27, 2023, the Company continues to provide various corporate shared service support to FCG. Fees related to these services are subject to revenue recognition in accordance with ASC 606.

Digital media license revenue

The Company enters into contracts with its customers to license the right to use digital ride media content (“RMC”) for a fixed fee. Revenue is recognized based on this amount at the point-in-time when the license is transferred to the customer as there are no further performance obligations once the license is transferred. See Note 11 — Related party transactions.

Transaction expenses

Transaction expenses are stated separately in the consolidated statements of operations and comprehensive loss. Transaction expenses include professional services expenditures directly related to business combinations, other investments, and disposals of other assets and liabilities that qualify as a business.

Selling, general and administrative expenses

Selling, general and administrative expenses include payroll, payroll taxes and benefits for non-project related employee salaries, share-based compensation, taxes, and benefits as well as technology infrastructure, marketing, occupancy, finance and accounting, legal, human resources, and corporate overhead expenses.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

Research and development expenses

Research and development expenses primarily consist of related party vendor costs involved in research and development activities related to the development of new products. Research and development expenses are expensed in the period incurred.

Income taxes

The Company is treated as a corporation for U.S. federal and state income tax purposes and is subject to U.S. federal and state income taxes, in addition to local and foreign income taxes, with respect to our allocable share of taxable income generated by Falcon’s Beyond Global, LLC. Falcon’s Beyond Global, LLC is treated as a partnership for U.S. federal income tax purposes and therefore is not subject to U.S. federal and state income taxes except for certain consolidated subsidiaries that are subject to taxation in foreign jurisdictions as a result of their entity classification for tax reporting purposes.

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets (“DTA”) and deferred tax liabilities (“DTL”) for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines DTAs and DTLs on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on DTAs and DTLs is recognized in income in the period that includes the enactment date.

The Company recognizes DTAs to the extent that it is believed that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, carryback potential if permitted under the tax law, and results of recent operations. If determined that FBG would be able to realize DTAs in the future in excess of their net recorded amount, FBG would make an adjustment to the DTA valuation allowance, which would reduce the provision for income taxes.

FBG records uncertain tax positions in accordance with ASC 740, Income Taxes (“ASC 740”) on the basis of a two-step process in which (1) the Company will determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, FBG recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes interest and penalties related to tax positions in income tax expense.

Fair value measurement

The Company accounts for certain of its financial assets and liabilities at fair value. The Company uses the following three-level hierarchy, which prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.
Level 1 —	Quoted prices for identical instruments in active markets.

Level 2 —

Quoted prices for similar instruments in active markets, quoted prices for similar instruments in markets that are not active; and model-derived valuations in which significant inputs and value drivers are observable in active markets.

Level 3 —

Valuations derived from valuation techniques in which one or more significant inputs or value drivers are unobservable and include situations where there is little, if any, market activity for the asset or liability.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

Fair value focuses on an exit price and is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risk inherent in valuation techniques, transfer restrictions and credit risks. The inputs or methodology used for valuing financial instruments are not necessarily an indication of the risk associated with investing in those financial instruments.

The carrying amounts of Cash and cash equivalents, Accounts receivables, Accounts payable and Accrued expenses and other current liabilities approximate fair value due to the short-term maturities of these assets and liabilities. The carrying amounts of finance leases are discounted to approximate fair value.

Translation of foreign currencies

The functional currency for the Company’s foreign operations is the applicable local currency. The Company translates assets and liabilities of subsidiaries with a functional currency other than the U.S. dollar using the applicable exchange rate as of the consolidated balance sheet dates and the results of operations and cash flows at the average exchange rates during the corresponding reporting period. Gains and losses resulting from the translation of these foreign currencies into U.S. dollars are recorded in foreign currency translation adjustments in the consolidated statements of operations and comprehensive loss. Transactional gains and losses and the re-measurement of foreign currency denominated assets and liabilities held in non-functional currency of the underlying entity are included in Foreign currency translation loss in the consolidated statements of operations and comprehensive loss, respectively.

Related party transactions

Related parties are comprised of i) parties which have the ability, directly or indirectly, to control or exercise significant influence over the other party in making financial and operating decisions, and ii) parties under common control. Transactions where there is a transfer of resources or obligations between related parties are disclosed or referenced in Note 11 — Related party transactions.

Net loss per share

Basic earnings per share of Class A common stock is computed by dividing net income attributable to the Company by the weighted average number of shares of Class A common stock outstanding during the period. Diluted earnings per share of Class A common stock is computed by dividing net income attributable to the Company, adjusted for the assumed exchange of all potentially dilutive securities by the weighted average number of shares of Class A common stock outstanding adjusted to give effect to potentially dilutive securities, to the extent their inclusion is dilutive to earnings per share.

Warrant liabilities

The Company accounts for warrants assumed in connection with the Business Combination (see Note 1 — Description of business and basis of presentation) in accordance with the guidance contained in ASC 815, Derivatives and Hedging (“ASC 815”), under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the warrants as liabilities at their fair value and adjusts the warrants to fair value at the end of each reporting period. The liability is subject to re-measurement at each Balance Sheet date until exercised, and any change in fair value is recognized in the consolidated statements of operations and comprehensive loss.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

The Company remeasures the fair value of the warrants based on the quoted market price of the warrants. For the year ended December 31, 2023, the Company recognized $3.0 million of losses related to the change in fair value of warrant liabilities, which is recognized in Change in fair value of warrant liabilities in the consolidated statements of operations and comprehensive loss. See Note 19 — Stock warrants.

Earnout Liability

At the closing of the Business Combination, pursuant to the Merger Agreement, certain holders were entitled to receive up to a total of 1,937,500 and 75,562,500 contingent earnout shares (“Earnout Shares”) in the form of Class A and Class B common stock of the Company, respectively. The Earnout Shares were deposited into escrow at the Closing and are to be earned, released and delivered upon satisfaction of, or forfeited and canceled up on the failure of certain milestones. The Earnout Shares are classified as a liability and measured at fair value, with changes in fair value included in the consolidated statements of operations and comprehensive loss. See Note 17 — Fair value measurement and Note 20 — Earnouts.

Incentive Award Plan

The Company maintains the 2023 Incentive Award Plan (the “Plan”) under which the Company issued grants of restricted stock units (“RSUs”) on December 21, 2023, to officers, directors, employees, and non-employees that vest according to a five-year graded vesting schedule (i.e., portions of the award vest at different times during the vesting period). The Company recognizes compensation expense for the RSUs in accordance with ASC 718, Compensation — Stock Compensation (“ASC 718”) using the straight-line attribution method. That is, compensation expense for these awards will be recognized on straight-line basis over the requisite service period. The RSUs are settled in equity and do not grant the Company the ability to settle in cash or transfer other assets. The compensation expense related to the RSUs is based on the estimated fair value of the Company’s Class A Common Stock on the grant date using the closing share price. Furthermore, the Company accounts for forfeitures as they occur and will reverse any compensation expense previously recognized in the period of forfeiture. The Company initially reserved 939,330 shares of its Class A Common Stock for the issuance of awards under the 2023 Incentive Plan. See Note 21 — Share-Based Compensation.

Recently issued accounting standards

New accounting standards adopted during the year ended December 31, 2023

In June 2016, the FASB issued Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments (“ASC 326”). This standard amends several aspects of the measurement of credit losses on consolidated financial statements, including trade receivables. The standard replaces the existing incurred credit loss model with the Current Expected Credit Losses (“CECL”) model and amends certain aspects of accounting for purchased financial assets with deterioration in credit quality since origination. Under CECL, the allowance for losses for financial assets that are measured at amortized costs reflect management’s estimate of credit losses over the remaining expected life of the financial assets, based on historical experience, current conditions and forecasts that affect the collectability of the reported amount. The Company adopted this standard for its fiscal year beginning on January 1, 2023. The adoption did not have a material impact on our financial statements.

Recently issued accounting standards not yet adopted as of December 31, 2023

On November 27, 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2023-07, “Improvements to Reportable Segment Disclosures.” This ASU requires additional reportable segment disclosures, primarily through enhanced disclosures about significant segment expenses. In addition, the ASU enhances interim disclosure requirements effectively making the current annual requirements

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

a requirement for interim reporting. This ASU is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Early adoption is permitted. The Company is currently evaluating these new disclosure requirements.

On December 14, 2023, the FASB issued Accounting Standards Update 2023-09 entitled Improvements to Income Tax Disclosures (ASU 2023-09), which is primarily applicable to public companies and requires a significant expansion of the granularity of the income tax rate reconciliation as well as an expansion of other income tax disclosures. ASU 2023-09 requires a company to disclose specific income tax categories within the rate reconciliation table and provide additional information for reconciling items that meet a quantitative threshold (if the effect of those reconciling items is equal to or greater than 5 percent of the amount computed by multiplying pretax income (or loss) by the applicable statutory income tax rate. There are also additional disclosures related to income taxes paid disaggregated by jurisdictions, and to income taxes paid. The ASU is effective for annual periods beginning after December 15, 2024. The guidance will be applied on a prospective basis with the option to apply the standard retrospectively. Early adoption is permitted. The Company is currently evaluating the impact of adoption of ASU 2023-09 on its Consolidated Financial Statements and disclosures.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of Cash and cash equivalents, Accounts receivable and Contract Assets. The Company places its Cash and cash equivalents with financial institutions of high credit quality. At times, such amounts exceed federally insured limits. Management believes that no significant concentration of credit risk exists with respect to these cash balances because of its assessment of the creditworthiness and financial viability of the respective financial institutions.

The Company provides credit to its customers located both inside and outside the United States in its normal course of business. Receivables are presented net of an allowance for credit losses based on the Company’s assessment of the collectability of customer accounts. The Company maintains an allowance that provides for an adequate reserve to cover estimated losses on receivables as well as contract assets. The Company determines the adequacy of the allowance by estimating the probability of loss based on the Company’s historical credit loss experience and taking into consideration current market conditions and supportable forecasts that affect the collectability of the reported amount. The Company regularly evaluates receivable and contract asset balances considering factors such as the customer’s credit worthiness, historical payment experience and the age of the outstanding balance. Changes to expected credit losses during the period are included in Credit loss expense in the Company’s consolidated statements of operations and comprehensive loss. After concluding that a reserved accounts receivable is no longer collectible, the Company reduces both the gross receivable and the allowance for credit losses.

The Falcon’s Creative Group segment has significant revenue concentration associated with a few customers. As of July 27, 2023 FCG was deconsolidated and accounted for as an equity method investment in the Company’s consolidated financial statements. The Falcon’s Creative Group segment is now comprised of the Company’s retained equity method investment in FCG. See Deconsolidation of Falcon’s Creative Group, LLC under Note 1 — Description of business and basis of presentation and Note 8 — Investments and advances to equity method investments. The Company had three customers with revenues greater than 10% of total revenue, approximately $11.1 million for one customer, $3.6 million for the second customer, and $2.1 million for the third customer, for the year ended December 31, 2023. Accounts receivable, net balances with these three customers totaled $0.6 million (86% of total Accounts receivable, net) as of December 31, 2023. The Company has two customers with revenues greater than 10% of total revenue, approximately $8.9 million for one customer and $4.8 million for the second customer, for the year ended December 31, 2022. Accounts receivable, net balances with these two customers totaled $2.6 million (77% of total Accounts receivable, net) as of December 31, 2022.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

3.      Revenue

As of July 27, 2023, FCG was deconsolidated and accounted for as an equity method investment in the Company’s consolidated financial statements. The consolidated statement of operations and comprehensive loss therefore includes approximately seven months of activity related to FCG prior to deconsolidation during the year ended December 31, 2023. As of December 31, 2023 the assets and liabilities of FCG are no longer included within the Company’s consolidated balance sheet. Prior to deconsolidation, FCG’s operations generated a majority of the Company’s consolidated revenue and contract asset and liability balances. See Deconsolidation of Falcon’s Creative Group, LLC under Note 1 — Description of business and basis of presentation.

Disaggregated components of revenue for the Company for the years ended December 31, 2023 and 2022 are as follows:

	Year ended December 31,
	2023	2022
Services transferred over time:
Design and project management services	$10,555	$10,963
Media production services	1,773	392
Attraction hardware and turnkey sales	2,052	4,302
Other	2,533	293
Total revenue from services transferred over time	$16,913	$15,950
Services transferred at a point in time:
Digital media licenses	1,331	—
Total revenue from services transferred at a point in time	$1,331	$—
Total revenue	$18,244	$15,950

Starting in March 2023 and continuing through the year ended December 31, 2023, the Company licensed the right to use RMC to Sierra Parima. See Note 2 — Summary of significant accounting policies and Note 11 — Related party transactions for further discussion. After the deconsolidation of FCG, the Company recognizes related party revenue for corporate shared service support provided to FCG. Total related party revenues from services provided to our equity method investments were $6.8 million and $5.8 million for the years ended December 31, 2023 and 2022, respectively. Of the total related party revenues from services provided to our equity method investments, the Company recognized $2.1 million revenue related to intercompany services provided to FCG for the year ended December 31, 2023.

The following tables present the components of our Accounts receivable and contract balances:

As of December 31, 2023
	Related party	Other	Total
Accounts receivable, net	$632	$64	$696
Contract assets	—	—	—
Contract liabilities	—	—	—
	As of December 31, 2022
	Related party	Other	Total
Accounts receivable, net	$489	$2,820	$3,309
Contract assets	1,680	1,012	2,692
Contract liabilities	(600)	(696)	(1,296)

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

3.      Revenue (cont.)

Revenue recognized for the year ended December 31, 2023 that was included in the contract liability balance as of December 31, 2022 was $1.2 million. Revenue recognized for the year ended December 31, 2022 that was included in the contract liability balance as of December 31, 2021 was $2.5 million.

Geographic information

The Company has contracts with customers located in the United States, Caribbean, Saudi Arabia, Hong Kong, Qatar, Vietnam, Rwanda, China, and Spain. The following table presents revenues based on the geographic location of the Company’s customer contracts:

	Year ended December 31,
	2023	2022
Saudi Arabia	$11,358	$9,759
Caribbean	3,603	5,222
USA	2,160	93
Hong Kong	635	320
Other	488	556
Total revenue	$18,244	$15,950

Destinations Operations

Management and incentive fees of $0.5 million and $0.3 million from our Mallorca, Spain equity method investment were recognized in the years ended December 31, 2023 and 2022, respectively.

4.      Other current assets

Other current assets as of December 31, 2023 and 2022 consisted of the following:

	Year ended December 31,
	2023	2022
Insurance prepaid assets	$54	$—
Advance to Meliá Hotels International, S.A (See Note 11)	500	—
Prepaid expenses	—	824
Tax refund receivable	393	—
Other	114	18
	$1,061	$842

5.      Property and equipment, net

Property and equipment as of December 31, 2023 and 2022 consisted of the following:

	Year ended December 31,
	2023	2022
Equipment	$19	$1,139
Furniture	13	169
Leasehold improvements	—	83
	32	1,391
Accumulated depreciation	(9)	(589)
	$23	$802

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

5.      Property and equipment, net (cont.)

Depreciation expense was $0.1 million and $0.3 million for the years ended December 31, 2023 and 2022, respectively.

$1.7 million of gross assets and $0.7 million of accumulated depreciation was deconsolidated with FCG on July 27, 2023.

6.      Leases

The Company’s operating leases primarily consisted of real estate property for office and warehouse space, with various terms extending through 2040. The Company had finance leases related to an office, facility and computer equipment. The Company did not sublease any properties.

The Company leased office space from a related party, Penut Productions, LLC (“Penut”), a wholly owned subsidiary of The Magpuri Revocable Trust, under a series of long-term lease agreements. Rental amounts are due monthly, and the Company is responsible for taxes, insurance, and maintenance on the leased locations.

As of July 27, 2023, FCG was deconsolidated and accounted for as an equity method investment in the Company’s consolidated financial statements. Prior to deconsolidation, FCG was the lessee for all leases, and the consolidated balance sheets therefore do not include any right-of-use assets or lease liabilities as of December 31, 2023. Additionally, the consolidated statement of operations and comprehensive loss therefore includes approximately seven months of activity related to FCG prior to deconsolidation in the year ended December 31, 2023. See Deconsolidation of Falcon’s Creative Group, LLC under Note 1 — Description of business and basis of presentation.

The following table presents the amounts of ROU assets and lease liabilities as of December 31, 2023 and 2022:

	As of December 31, 2023			As of December 31, 2022
	Related party	Other	Total	Related party	Other	Total
Right-of-use assets:
Operating	$—	$—	$—	$709	$294	$1,003
Finance	—	—	—	570	12	582
Total right-of-use assets	$—	$—	$—	$1,279	$306	$1,585

Lease liabilities
Current:
Operating(1)	$—	$—	$—	$35	$121	$156
Finance(2)	—	—	—	88	5	93
Total current	—	—	—	123	126	249
Non-current:
Operating	—	—	—	675	174	849
Finance(3)	—	—	—	1,001	5	1,006
Total non-current	—	—	—	1,676	179	1,855
Total lease liabilities	$—	$—	$—	$1,799	$305	$2,104

____________

(1)      Included in Accrued expenses and other current liabilities

(2)      Included in current portion of Long-term debt

(3)      Included in the Long-term debt

Finance lease assets were reported net of accumulated amortization of $0 and $154 thousand as of December 31, 2023 and 2022 respectively.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

6.      Leases (cont.)

The components of lease expense in the consolidated statements of operations and comprehensive loss for the years ended December 31, 2023 and 2022 are as follows:

	Year ended December 31, 2023			Year ended December 31, 2022
	Related party	Other	Total	Related Party	Other	Total
Operating lease expense	$47	$191	$238	$81	$86	$167
Finance lease expense:
Amortization of leased assets	39	9	48	61	28	89
Interest on lease liabilities	40	1	41	72	2	74
Total lease expense	$126	$201	$327	$214	$116	$330

Supplemental cash flow information related to leases for the years ended December 31, 2023 and 2022 is as follows:

	Year ended December 31,
	2023	2022
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows from operating leases	$260	$162
Operating cash outflows from finance leases	41	74
Financing cash outflows from finance leases	65	111
Right-of-use assets obtained in exchange for lease liabilities:
Operating leases	514	344
Finance leases	35	—

In determining the discount rate applied, the Company considered several factors. For certain leases, the Company determined that the discount rate implied in the lease was determinable and was closely aligned with the lessors third party borrowing rate based on the payment terms of the lease which was designed for the lease payments to cover the property owners financing and related costs.

The weighted-average remaining lease terms and discount rates as of December 31, 2023 and 2022, are as follows:

	As of December 31, 2023	As of December 31, 2022
Weighted-average remaining lease term (Years)
Operating leases	—	10
Finance leases	—	13.6
Weighted-average discount rate
Operating leases	—	6.90%
Finance leases	—	6.39%

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

7.      Intangible assets, net

The following table presents the Company’s intangible assets:

	Customer relationships	Tradenames and trademarks	Developed technology	Ride media content	Total
Cost:
As of December 31, 2022	$1,100	$2,800	$1,500	$3,479	$8,879
Additions	—	—	—	78	78
Deconsolidation of FCG	1,100	2,800	1,500	—	5,400
As of December 31, 2023	$—	$—	$—	$3,557	$3,557

Accumulated amortization and impairment:
As of December 31, 2022	$183	$225	$167	$—	$575
Amortization expense	83	101	75	1,180	1,439
Impairment	—	—	—	2,377	2,377
Deconsolidation of FCG	266	326	242	—	834
As of December 31, 2023	$—	$—	$—	$3,557	$3,557

Carrying amount:
As of December 31, 2022	$917	$2,575	$1,333	$3,479	$8,304
As of December 31, 2023	$—	$—	$—	$—	$—

As of FCG’s deconsolidation on July 27, 2023, the assets and liabilities of FCG are no longer included within the Company’s consolidated balance sheet. FCG’s deconsolidated intangible assets include customer relationships, trademarks and tradenames, and developed technology.

Intangible asset amortization expense was $0.3 million for the year ended December 31, 2022.

During the year ended December 31, 2023, the Company assessed impairment indicators in accordance with ASC 926 and determined that there has been a significant decrease in the amount of expected ultimate revenue to be recognized from the RMC intangible asset. Development plans for future parks, where this RMC would have been deployed, have been deferred indefinitely until which time the Company can evaluate the funding required to develop these parks. These circumstances indicate that the fair value may be less than the unamortized cost of the ride media content. As significant uncertainty exists as to when capital may be available to commit to these future projects, the Company could not reasonably project any future cash flows from the RMC intangible asset, and its value has been fully impaired as of December 31, 2023. As the RMC intangible asset has been fully impaired, there is no estimated future amortization of intangible assets as of December 31, 2023.

8.      Investments and advances to equity method investments

The Company accounts for its investments in unconsolidated joint ventures using the equity method of accounting. The Company’s joint ventures are as follows:

i)       Falcon’s Creative Group

As of July 27, 2023, FCG was deconsolidated and accounted for as an equity method investment in the Company’s consolidated financial statements. See Deconsolidation of Falcon’s Creative Group, LLC under Note 1 — Description of business and basis of presentation for a discussion of the terms of the Strategic Investment which required the deconsolidation of FCG. As of July 27, 2023, the Company recorded the investment in FCG at fair value, which was determined to be $39.1 million.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

8.      Investments and advances to equity method investments (cont.)

Gain on deconsolidation

In accordance with ASC 810, Consolidation, the Company estimated the fair value of the retained investment in FCG at the date of deconsolidation. The fair value of the Company’s retained interest was valued using an option pricing model considering the terms of each class of FCG’s equity securities. The equity value that was allocated between the Preferred Units and the Common Stock was calibrated such that the Preferred Units’ allocated value was equal to the purchase price of $30.0 million. The fair value of the Company’s retained investment was estimated to be $39.1 million. As a result, the Company recognized a gain of $27.4 million on the deconsolidation of FCG, presented as a Gain on deconsolidation of FCG in the Company’s consolidated statements of operations and comprehensive loss. The gain recognized on deconsolidation is the difference between the estimated fair value of the Company’s retained investment in FCG and the carrying value of FCG’s net assets.

In accordance with ASC 323, Investments, and ASC 805, Business Combinations (“ASC 805”), the Company applied the acquisition method of accounting to the identifiable assets and liabilities of FCG, which have been measured at estimated fair values as of the deconsolidation date. Management concluded that the carrying value of FCG’s tangible assets and liabilities approximated fair value. The Company estimated the fair value of FCG’s intangible assets primarily using Level 3 inputs. Estimates of fair value represent management’s best estimate of assumptions about future events and uncertainties, including significant judgments related to future cash flows, discount rates, competitive trends, margin and revenue growth assumptions. Inputs used were generally obtained from historical data supplemented by current and anticipated market conditions and growth rates.

The Company determined that on the date of deconsolidation, there was a difference between the fair value of its retained investment in FCG and the Company’s proportional interest in the equity of FCG. This equity method basis difference was comprised of customer relationships, tradenames and trademarks and developed technology.

Tradenames and trademarks and developed technology fair values were determined using the relief from royalty method, which estimates the cost savings generated by a company related to the ownership of an asset for which it would otherwise have had to pay royalties or license fees on revenues earned through the use of the asset. The discount rate used was determined at the time of measurement based on an analysis of the implied internal rate of return of the transaction, weighted average cost of capital and weighted average return on assets.

Customer relationships represent the existing relationships with FCG’s customers. The fair value was determined using a multi-period excess earnings method which involves isolating the net earnings attributable to the asset being measured based on the present value of the incremental after-tax cash flows (excess earnings) attributable solely to the intangible asset over its remaining useful life.

Other tangible assets were valued at the existing carrying values as they approximated the estimated fair value of those items at the deconsolidation date and did not result in a basis difference.

Summarized financial results are presented below for the period beginning July 28, 2023 and ended December 31, 2023, which represent the period the Company accounts for FCG as an equity method investment.

As described in Note 1, the LLCA contains contractual provisions regarding the distribution of FCG’s income or loss. Pursuant to these provisions, QIC is entitled to a redemption amount of the initial $30.0 million investment plus a 9% annual compounding preferred return. As a result, QIC does not absorb losses from FCG that would cause its investment to drop below this redemption amount and any losses not absorbed by QIC are fully allocated to the Company.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

8.      Investments and advances to equity method investments (cont.)

ii)      PDP

PDP is an unconsolidated joint venture with Meliá Hotels International, S.A. (“Meliá Group”) for the development and operation of hotel resorts and theme parks. The Company has 50% voting rights and shares 50% of profits and losses in this joint venture. PDP operates a hotel resort and theme park located in Mallorca, Spain and a hotel located at Tenerife in the Canary Islands.

iii)    Sierra Parima

Sierra Parima is an equity method investment with Meliá Group for the development and operation of hotel resorts and theme parks. The Company has 50% voting rights and shares 50% of profits and losses in this joint venture. Sierra Parima has one theme park in Punta Cana in the Dominican Republic. The Company has concluded that Sierra Parima is a variable interest entity (“VIE”), that the Company does not have the power to direct the activities that most significantly impact the economic performance of Sierra Parima, as such decisions are taken by the unanimous consent of the representatives of the joint venture partners. The Company, therefore, does not consolidate Sierra Parima and accounts for the investment as an equity method investment.

The Company advanced $33.8 million, to partially fund construction of the theme park. These advances are non-interest-bearing and no repayment terms have been established. The advances provided to Sierra Parima are accounted for as investments and classified within advances to equity method investments.

Full Impairment of Investment in Sierra Parima

Katmandu Park completed construction and opened to visitors in early 2023. Although various operational challenges encountered upon opening have been resolved, Katmandu Park visitor levels have continued to be below management’s expectations. Melia and the Company have jointly decided to wind down operations and are evaluating avenues for potential liquidation or sale of the property.

Based on this determination, Sierra Parima first performed an evaluation of its long-lived fixed assets in accordance with ASC 360, Property, Plant and Equipment (“ASC 360”) to determine whether their fair value is less than carrying value. As a result of this analysis, Sierra Parima recorded a fixed asset impairment of $46.7 million. The impairment recognized by Sierra Parima is component of the Company’s equity method share of Sierra Parima’s loss for the full year ended December 31, 2023.

As Sierra Parima recorded a fixed asset impairment under ASC 360, the Company further evaluated its remaining equity investment in Sierra Parima for impairment as of December 31, 2023 and determined that it was other-than-temporarily impaired. The Company estimated the fair value of its investment in Sierra Parima using probability weighted scenarios assigned to discounted future cash flows. The impairment is the result of management’s estimates and assumptions regarding the likelihood of certain outcomes related to various liquidation and sale scenarios and pending legal matters, the timing of which remains uncertain. These estimates were determined primarily using significant unobservable inputs (Level 3). The estimates that the Company makes with respect to its equity method investment are based upon assumptions that management believes are reasonable, and the impact of variations in these estimates or the underlying assumptions could be material.

Based on the estimated sale or liquidation proceeds from Sierra Parima, and Sierra Parima’s outstanding debts remaining to be settled, the fair value of the Company’s investment in Sierra Parima was determined to be zero. As of December 31, 2023, the Company recognized an other-than-temporary impairment charge of $14.1 million, which is recorded in Share of gain (loss) from equity method investments in the consolidated statement of operations and comprehensive loss.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

8.      Investments and advances to equity method investments (cont.)

There are no other liquidity arrangements, guarantees or other financial commitments between the Company and Sierra Parima. The Company is not committed to provide any additional funding as of December 31, 2023. Any future capital fundings will be discretionary.

iv)     Karnival

On November 2, 2021, the Company entered into a joint venture agreement to acquire a 50% interest in Karnival TP-AQ Holdings Limited (“Karnival”), a joint venture established with Raging Power Limited. The purpose of the joint venture is to hold ownership interests in entities developing and operating amusement centers located in the People’s Republic of China. The first location is currently under development in Hong Kong. The Company has concluded that Karnival is a VIE, that the Company does not have the power to direct the activities that most significantly impact the economic performance of Karnival, as such decisions are taken by the unanimous consent of the representatives of the joint venture partners. The Company, therefore, does not consolidate Karnival and accounts for the investment as an equity method investment. The Company and its joint venture partner are committed to funding non-interest-bearing advances of $9 million (HKD 69.7 million) each, over a three-year period. As of December 31, 2023, the Company had funded $6.6 million (HKD 51 million). These advances are repayable to the joint venture partners based on a percentage of gross revenues from operations commencing from the first year of operations. The advances provided to Karnival are accounted for as investments and classified within Investments and advances to unconsolidated joint ventures equity method investments. There are no other liquidity arrangements, guarantees or other financial commitments between the Company and Karnival. Therefore, the Company’s maximum risk of financial loss is the investment balance and remaining unfunded capital commitment of $2.4 million (HKD 18.7 million) as of December 31, 2023.

Investments and advances to equity method investments as of December 31, 2023 and 2022 consisted of the following:

	As of December 31,
	2023	2022
FCG	$30,930	$—
PDP	22,870	23,688
Sierra Parima	—	41,735
Karnival	6,843	6,556
	$60,643	$71,979

The Company’s share of gain or (loss) from equity method investments for the years ended December 31, 2023, and 2022 comprised of:

	Year ended December 31,
	2023	2022
FCG(1)	$(8,145)	$—
PDP	(1,522)	3,229
Sierra Parima	(43,073)	(1,719)
Karnival	288	3
	$(52,452)	$1,513

____________

(1)      The share of loss from the Company’s equity method investment in FCG is subsequent to FCG’s deconsolidation on July 27, 2023. The Company recognized 100% of the losses related to its equity method investment in FCG based on the terms of the LLCA.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

8.      Investments and advances to equity method investments (cont.)

The following tables provide summarized Balance Sheet information for the Company’s equity method investments:

	As of December 31, 2023
	FCG	PDP	Sierra Parima	Karnival
Current assets	$12,575	$8,283	$2,697	$16,030
Non-current assets	19,730	87,280	18,714	1,805
Current liabilities	7,375	14,048	62,070	(17,250)
Non-current liabilities	1,801	35,777	9,973	—
	As of December 31, 2022
	PDP	Sierra Parima	Karnival
Current assets	$9,216	$5,741	$13,102
Non-current assets	93,657	58,631	—
Current liabilities	14,108	47,877	13,095
Non-current liabilities	41,389	9,155	—

The following tables provide summarized related party balances of Sierra Parima and PDP:

	As of December 31, 2023
	PDP	Sierra Parima(1)
Assets	$2,288	$2,230
Liabilities	1,685	57,438
	As of December 31, 2022
	PDP	Sierra Parima(1)
Assets	$2,050	$2,690
Liabilities	1,803	43,575

____________

(1)      Sierra Parima accounts for advances from the Company as liabilities. The Company accounts for advances to Sierra Parima as investments and classified within advances to equity method investments

The following tables provides summarized statements of operations for the Company’s equity method investments:

	Year ended December 31, 2023
	FCG(1)	PDP	Sierra Parima
Total revenues	$8,033	$41,259	$2,639
Impairment of fixed assets	—	(5,427)	(46,743)
Income (loss) from operations	(6,153)	153	(57,626)
Net loss	(6,034)	(3,044)	(57,970)

____________

(1)      The summarized results of FCG disclosed above are subsequent to FCG’s deconsolidation on July 27, 2023.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

8.      Investments and advances to equity method investments (cont.)

	Year ended December 31, 2022
	PDP	Sierra Parima
Total revenues	$33,962	$226
Income (loss) from operations	2,540	(3,403)
Net income (loss)	6,457	(3,438)

The results of operations for Karnival for the years ended December 31, 2023 and 2022 were not material for the periods presented and, as such, not included in the tables above.

The following tables provides Sierra Parima and PDP’s summarized related party activity:

	Year ended December 31, 2023
	PDP	Sierra Parima
Total revenues	$168	$1,406
Total expenses	4,720	1,418
	Year ended December 31, 2022
	PDP	Sierra Parima
Total revenues	$889	$23
Total expenses	3,980	4,167

9.      Accrued expenses and other current liabilities

The Company’s Accrued expenses and other current liabilities consisted of:

	Year ended December 31,
	2023	2022
Audit and professional fees	$17,605	$1,101
Excise tax payable on FAST II stock redemptions	2,211	—
Accrued payroll and related expenses	592	781
Accrued interest	9	405
Project-related accruals	—	888
Operating lease liabilities, current portion	—	156
Accrued insurance premiums	—	20
Other	423	638
	$20,840	$3,989

Accrued expenses and other current liabilities with related parties was $0.3 million and $0.7 million as of December 31, 2023 and 2022 respectively.

Excise tax liability

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

9.      Accrued expenses and other current liabilities (cont.)

occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year.

In connection with the Business Combination, holders of FAST II Class A Common Stock exercised their right to redeem those shares for a pro rata portion of the cash in the FAST II trust account. These redemptions are subject to the excise tax, and the resulting liability was assumed by the Company in the Business Combination.

On February 13, 2023, the Treasury Department and Internal Revenue Service issued a Notice 2023-18, which provided interim guidance regarding the application of the corporate stock repurchase excise tax. The notice states that no taxpayer is required to report the new stock repurchase excise tax or make payment on such excise tax before forthcoming regulations are finalized. The regulations have not been finalized at the time of this filing.

10.    Long-term debt and borrowing arrangements

The Company’s indebtedness as of December 31, 2023 and 2022 consisted of the following:

	2023		2022
	Amount	Interest Rate	Amount	Interest Rate
€2.5 million revolving credit arrangement (due December 2023, fully converted to Predecessor Financing Units in October 2023)	$—	—	$2,090	3.00%
$10 million revolving credit arrangement (due December 2026) ($6,828 and $629 outstanding with related party as of December 31, 2023 and December 31, 2022, respectively)	6,828	2.75%	629	2.75%
€1.5 million term loan (due April 2026)	980	1.70%	1,344	1.70%
$12.785 million term loan – related party (due December 2026)	9,697	2.75%	12,786	2.75%
€7 million term loan (due April 2027)	4,861	6.00%	5,972	2.88%
$7.25 million term loan – related party (due December 2027)	7,250	3.75%	7,250	3.75%
$1.975 million term loan – related party (due December 2029, fully converted to Predecessor Financing Units in October 2023)	—	—	1,975	3.00%
Finance leases	—	—	1,099	6.39%
	29,616		33,145
Less: Current portion of long-term debt	6,651		7,408
	$22,965		$25,737

The Company’s outstanding debt as of December 31, 2023 matures as follows:

Within 1 year	$6,651
Between 1 and 2 years	6,895
Between 2 and 3 years	13,592
Between 3 and 4 years	2,478
Total	$29,616

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

10.    Long-term debt and borrowing arrangements (cont.)

As of December 31, 2023, the remaining commitment available under the Company’s related party revolving credit arrangements was the following:

Available Capacity
$10 million revolving credit arrangement (due December 2026)	$3,172
$3,172

€2.5 million revolving credit arrangement

In December 2019, the Company entered into a €2.5 million revolving credit arrangement with Collections. This facility is subject to an annual fixed interest rate of 3.00% and matured in December 2023. On October 4, 2023, the remaining amount of the credit arrangement was converted as part of the debt-to-equity conversion discussed below.

$10 million revolving credit arrangement

In December 2021, the Company entered into a $10.0 million revolving credit arrangement with Collections. This arrangement, which is subject to an annual fixed interest rate of 2.75%, matures in December 2026. On October 6, 2022, $7.6 million of the outstanding balance was converted as part of the debt-to-equity conversion discussed below. On October 4, 2023, the amount outstanding as of October 4, 2023 on the credit arrangement was converted as part of the debt-to-equity conversion discussed below. As of December 31, 2023 Infinite Acquisitions loaned an additional $6.8 million to the Company through its existing line of credit.

€1.5 million term loan

In April 2020, the Company entered into a six-year €1.5 million Institute of Official Credit (ICO) term loan with a Spanish bank, with a fixed interest rate of 1.70%. The loan was interest only for the first twelve months, thereafter principal and interest is payable monthly in arrears.

$12.785 million term loan

In December 2021, the Company entered into a five-year $12.785 million term loan with Collections. The loan bears interest at 2.75% per annum. The loan is interest only for the first twelve months, thereafter principal and interest is payable quarterly in arrears.

€7 million term loan

In March 2019, the Company entered into a seven-year €7 million term loan with a Spanish bank, which was interest only for the first eighteen months, thereafter principal and interest was payable monthly in arrears. In January 2021, the loan was modified and bears interest at six-month Euribor plus 2.00%. Loan is collateralized by the Company’s investment in PDP.

$1.975 million term loan

In June 2019, the Company entered into a ten-year $1.975 million term loan with Collections. The loan bears interest at 3.00% per annum. The loan was interest only for the first 24 months, thereafter principal and interest is payable quarterly in arrears. On October 4, 2023, the remaining amount of the term loan was converted as part of the debt-to-equity conversion discussed below.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

10.    Long-term debt and borrowing arrangements (cont.)

$7.25 million Term Loan

In December 2022, the Company entered into a five-year $7.25 million term loan with Infinite Acquisitions. The loan bears interest at 3.75% per annum. The loan is interest only for the first twelve months, thereafter principal and interest is payable quarterly in arrears.

Conversion of debt to equity with Infinite Acquisitions

On October 6, 2022, the Company entered into a Conversion Agreement with Infinite Acquisitions pursuant to which $20.0 million of the debt owed to Infinite Acquisitions was converted to 2,000,000 membership units in Falcon’s Beyond Global, LLC (“Predecessor Financing Units”). The Company converted the following debt instruments: $8.5 million outstanding balance on the $8.7 million term loan, $3.9 million outstanding balance on the $5 million revolving credit facility, and $7.6 million of the outstanding balance on the $10 million revolving credit facility.

On October 4, 2023, the Company entered into a Conversion Agreement with Infinite Acquisitions pursuant to which $7.3 million of the debt owed to Infinite Acquisitions was converted to 727,500 Predecessor Financing Units. The Company converted the following debt instruments: $3.4 million outstanding balance on the $10.0 million revolving credit arrangement, $2.1 million outstanding balance on the 2.5 million euro revolving credit arrangement, and $1.8 million of the outstanding balance on the $1.975 million term loan.

During the period between December 31, 2022 and December 31, 2023, there was no new debt issued. See Note 11 — Related party transactions for discussion related to the $10 million revolving credit arrangement with Infinite Acquisitions.

Finance leases

The Company’s finance leases consisted primarily of leases of the Company’s headquarters which were leased by FCG from a related party, Penut. See Note 6 — Leases. As of July 27, 2023, FCG was deconsolidated and accounted for as an equity method investment in the Company’s consolidated financial statements. The consolidated balance sheets therefore do not include any finance leases as of December 31, 2023, given that FCG was the lessee for all leases prior to deconsolidation.

11.    Related party transactions

Related party notes

The Company held a series of related party notes receivable from Penut, a wholly owned subsidiary of The Magpuri Revocable Trust. Each promissory note bore interest at 4% per year.

On August 30, 2022, Penut repaid the outstanding balances of the notes receivable in full.

In January 2023 the Company loaned $2.5 million to Infinite Acquisitions for 20 days. The Company received interest income at 2.75% during this 20-day period. Interest income from this short-term related party advance was less than $0.1 million.

Accrued expenses and other current liabilities

The Company has a short-term advance from PDP to Fun Stuff for $0.4 million, repayable within one year of issuance and non-interest bearing.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

11.    Related party transactions (cont.)

Accounts Payable

The Company reimburses certain audit and professional fees on behalf of PDP and Sierra Parima. There were $1.2 million and $0.7 million unpaid audit and professional fees as of December 31, 2023 and December 31, 2022, respectively related to PDP and Sierra Parima. The Company incurred expenses related to reimbursable audit and professional fees of $0.9 million and $0.7 million for the years ended December 31, 2023 and December 31, 2022, respectively.

Long-term debt

The Company has various long-term debt instruments with Infinite Acquisitions with accrued interest of $0.0 million and $0.4 million as of December 31, 2023 and December 31, 2022, respectively related to these loans. These balances are included within Accrued expenses and other current liabilities on the consolidated balance sheets.

During the year ended December 31, 2022, the Company converted a portion of debt with Infinite Acquisitions to equity. See Note 10 — Long-term debt and borrowing arrangements.

On June 23, 2023, the Company entered into an amendment to the credit agreement dated December 30, 2021 with Infinite Acquisitions (as so amended, the “Credit Agreement”), pursuant to which (i) Falcon’s Beyond Global, Inc., which was formerly known as Palm Holdco, Inc., joined as a party to the Credit Agreement, (ii) Infinite Acquisitions agreed to transfer, in its sole discretion, $4.8 million, a portion of the amounts due to Infinite Acquisitions under the $10 million revolving credit facility to Infinite Acquisition’s equity holders, which are not related parties to the Company (the “Debt Transfer(s),” all such transferred debt the “Transferred Debt” and each equity holder the “Debt Transferee”) and (iii) Pubco, the Company and Infinite Acquisitions agreed that each Debt Transferee shall have the right to cause Pubco to exchange such Debt Transferee’s Transferred Debt for a number of shares of Pubco Series A Preferred Stock (“Exchange Right”) calculated based on an exchange price equal to the fair value of the Pubco Series A Preferred Stock at the time of the exchange. Management determined the fair value of the Exchange Right is substantially equivalent to the cash redemption; therefore, there was no gain or loss recognized during the year ended December 31, 2023. The exchange occurred at the acquisition merger close, which is the date Palm Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Pubco, merged into the Company. See Note 1 — Description of business and basis of presentation.

Conversion of debt to equity with Infinite Acquisitions

On October 6, 2022, the Company entered into a Conversion Agreement with Infinite Acquisitions pursuant to which $20.0 million of the debt owed to Infinite Acquisitions was converted to 2,000,000 Predecessor Financing Units. The Company converted the following debt instruments: $8.5 million outstanding balance on the $8.7 million term loan, $3.9 million outstanding balance on the $5 million revolving credit facility, and $7.6 million of the outstanding balance on the $10 million revolving credit facility.

During the period between December 31, 2022 and December 31, 2023, there was no new debt issued. In addition, the remaining amounts related to the $10 million revolving credit arrangement, 2.5 million euro revolving credit arrangement, and the $1.975 million term loan were converted to equity on October 4, 2023.

Services provided to equity method investments

FCG has been contracted for various design, master planning, attraction design, hardware sales and commercial services for themed entertainment offerings by the Company’s equity method investments. As of July 27, 2023 FCG has been deconsolidated and is also now accounted for as an equity method investment. See Deconsolidation

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

11.    Related party transactions (cont.)

of Falcon’s Creative Group, LLC under Note 1 — Description of business and basis of presentation. Destinations Operations recognizes management and incentive fees from the Company’s equity method investments. Refer to Note 3 — Revenue for amounts recognized during the years ended December 31, 2023 and 2022.

Intercompany Services Agreement between FCG and the Company

In conjunction with the closing of the Subscription Agreement described in Note 1 — Description of business and basis of presentation, the Intercompany Services Agreement was established between FCG and the Company. No balances are outstanding on this Intercompany Service Agreement as of December 31, 2023. The Company recognized $2.1 million revenue related to intercompany services provided to FCG for the year ended December 31, 2023. See Note 3 — Revenue.

FCG also provides marketing, R&D, and other services to FBG. The Company currently owes less than $0.1 million to FCG related to these services as of December 31, 2023. The Company has also incurred reimbursable costs on behalf of FCG subsequent to July 27, 2023. The Company has $0.6 million in accounts receivable from FCG related to these reimbursable costs as of December 31, 2023.

RSUs of the Company provided to FCG employees

The Company issued 0.4 million restricted stock units to FCG employees under the Incentive Award Plan on December 21, 2023. See Note 1 — Description of business and basis of presentation. The Company was reimbursed by FCG for the entire stock compensation expense during the year ended December 31, 2023. Periodic stock compensation costs related to RSUs issued to FCG employees is recognized as a receivable from FCG and does not impact the Company’s consolidated statements of operations and comprehensive loss.

Digital media license revenue and related receivable with equity method investment

During March 2023, the Company licensed the right to use digital ride media content to Sierra Parima. The Company recognized digital media license revenue of $1.3 million for the year ended December 31, 2023, and interest income of $0.1 million for the year ended December 31, 2023. See Note 2 — Summary of significant accounting policies.

Expected credit loss on receivables from equity method investment

During the year ended December 31, 2023, the Company revised its estimated expected credit loss on all receivables from Sierra Parima. Katmandu Park’s recent financial performance has been below management’s expectations. Based on an evaluation of Sierra Parima’s credit characteristics, the expected credit loss reserve was increased by $6.0 million during the year ended December 31, 2023 which represents the Company’s estimate of expected credit losses over the contractual life of each receivable. This loss reserve now offsets all receivables from Sierra Parima as of December 31, 2023. A portion of these reserved receivables was removed from the Company’s Balance Sheet with the deconsolidation of FCG.

The Company will continue to periodically evaluate these estimates to determine if additional reserves are needed. See Note 2 — Summary of significant accounting policies and Note 1 — Description of business and basis of presentation for further discussion.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

11.    Related party transactions (cont.)

The allowance for credit loss activity for the year ended December 31, 2023 and 2022 was as follows:

	For the year ended December 31
	2023	2022
Beginning balance	$—	$—
Credit loss expense	5,965	—
Balance deconsolidated with FCG	(3,878)	—
Ending balance	$2,087	$—

Advance to Meliá Group

In January 2022, the Company advanced $0.5 million to Meliá Group to be used by Meliá as an earnest money deposit for a potential land acquisition in Playa del Carmen intended for the site of a future hotel and entertainment development. The advance is non-interest bearing and has been classified in Other current assets as of December 31, 2023. This balance was classified in Other non-current assets as of December 31, 2022.

Subscription agreement with Infinite Acquisitions

On May 10, 2023, the Company entered into a subscription agreement to receive $20.0 million from Infinite Acquisitions in exchange for membership units of the Company. On October 4, 2023, the Company entered into a Conversion Agreement with Infinite Acquisitions pursuant to which $7.3 million of the debt owed to Infinite Acquisitions was converted to 727,500 Predecessor Financing Units. The Company converted the following debt instruments: $3.4 million outstanding balance on the $10.0 million revolving credit arrangement, $2.1 million outstanding balance on the 2.5 million euro revolving credit arrangement, and $1.8 million of the outstanding balance on the $1.975 million term loan. Additionally, Infinite Acquisitions considered the $7.3 million debt conversion as funding a portion of the $20.0 million of anticipated funding under the Infinite Acquisitions Subscription Agreement. This Subscription Agreement was cancelled in conjunction with the Business Combination. On October 4, 2023, Infinite Acquisitions irrevocably committed to fund an additional approximately $12.8 million to the Company by December 31, 2023. As of December 31, 2023 Infinite Acquisitions loaned $6.8 million to the Company through its existing revolving credit arrangement. The Company treated this $6.8 million loan as partial satisfaction of Infinite Acquisition’s 12.8 million irrevocable funding agreement. As of December 31, 2023 there were no debt to equity conversion agreements in place with Infinite Acquisitions related to this $6.8 million loan. The remaining $6.0 million Infinite Acquisition’s funding commitment was not received as of December 31, 2023. See Note 22 — Subsequent events for details on additional loans received after the year ended December 31, 2023.

12.    Income taxes

The Company is treated as a corporation for U.S. federal and state income tax purposes and is subject to U.S. federal and state income taxes, in addition to local and foreign income taxes, with respect to its allocable share of taxable income generated by Falcon’s Beyond Global, LLC and its subsidiaries. Falcon’s Beyond Global, LLC is treated as a partnership for U.S. federal income tax purposes and therefore is not subject to U.S. federal and state income taxes except for certain consolidated subsidiaries that are subject to taxation in foreign jurisdictions as a result of their entity classification for tax reporting purposes.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

12.    Income taxes (cont.)

The Income (loss) before income taxes includes the following components (in thousands):

	For the year ended December 31
	December 31, 2023	December 31, 2022
Income (loss) before income taxes
United States	$(390,099)	$(18,311)
Foreign	(41,156)	883
Total	(431,255)	(17,428)

The income tax provision consists of the following for the years ended December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Current
Federal	$(393)	$—
State	94	—
Foreign	$(26)
Deferred
Federal	—	—
State	—	—
Foreign	—	—
Income tax provision	$(325)	$—

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate (benefit) is as follows for the years ended December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Statutory federal income tax rate	21.00%	21.0%
Noncontrolling Interests	(18.68)%	(21.0)%
Valuation Allowance	(2.72)%	(1.0)%
Effect of foreign operations	2.18%	0.0%
Impairment	(2.17)%	0.0%
Other	0.47%	1.0%
Effective tax rate	0.08%	0.0%

The Company’s net deferred tax assets are as follows as of December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Deferred tax assets:
Start-up/Organization costs	$1,326	$—
Partnership Investment	36,004	—
Net operating loss carryforwards	339	434
Other	(152)	11
Total deferred tax assets	37,517	445
Valuation allowance	(37,517)	(445)
Deferred tax asset, net of allowance	$—	$—

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

12.    Income taxes (cont.)

At each balance sheet date, management assesses the need to establish a valuation allowance that reduces deferred income tax assets when it is more likely than not that all, or some portion, of the deferred income tax assets will not be realized. A valuation allowance would be based on all available information including the Company’s assessment of uncertain tax positions and projections of future taxable income and capital gain from each tax-paying component in each jurisdiction, principally derived from business plans and available tax planning strategies.

Management has reviewed all available evidence, both positive and negative, in determining the need for a valuation allowance with respect to the gross deferred tax assets. In determining the manner in which available evidence should be weighted, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

As of December 31, 2023, the Company has foreign net operating loss carryforwards of $1.4 million for tax purposes, which will never expire if unused. As of December 31, 2022, the net operating loss carryforwards are not more likely than not of being realized. The Company did not have any state or local net operating losses, or any foreign tax credit carryforwards, net of valuation allowance.

There were no unrecognized tax benefits as of December 31, 2023 and 2022. No amounts were accrued for the payment of interest and penalties at December 31, 2023 and 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income in the accompanying consolidated statement of operations and comprehensive loss.

In the normal course of business, the Company is subject to examination by U.S. federal and certain state, local and foreign tax regulators. At December 31, 2023, U.S. federal tax returns related to predecessor entities for the years 2019 through 2021 are generally open under the normal statute of limitations and therefore subject to examination. State and local tax returns of our predecessor entities are generally open to audit for tax year 2021. In addition, certain foreign subsidiaries’ tax returns from 2016 to 2021 are also open for examination by various regulators. The Company files its tax returns as prescribed by the tax laws of the jurisdictions in which it operates. Although the outcome of tax audits is always uncertain, the Company does not believe the outcome of any future audit will have a material adverse effect on the Company’s consolidated financial statements.

13.    Tax Receivable Agreement

The Acquisition Merger occurred on October 6, 2023, and the partners of Falcon’s Beyond Global, LLC at the time of the Acquisition Merger (“Exchange TRA Holders”), along with Falcon’s Beyond Global, LLC (“LLC”) and Falcon’s Beyond Global, Inc. (“Pubco”)(collectively the “TRA Holders”), entered into a Tax Receivable Agreement (“TRA”) dated October 6, 2023. There were no Exchanges, as defined in the TRA, at the time of the Acquisition Merger and the Units held by the Exchange TRA Holders are subject to a lock-up agreement, by which no Exchanges may be made beginning on October 6, 2023 and ending on the earlier of (i) 180 days later, or (ii) such date the date on which the volume weighted average closing sale price of the Pubco Class A Common Stock equals or exceeds $12.00 per share for any 20 trading days within any 30-consecutive trading day period, beginning at least 150 days after October 6, 2023.

There will be no TRA Liability until an Exchange occurs.

Furthermore, the future amounts payable under the TRA will vary depending upon a number of factors, including the amount, character, and timing of the taxable income of Pubco in the future. As of December 31, 2023, the Company has determined there is no resulting liability related to the TRA arising from the Acquisition Merger. Should the Company determine that the Tax Receivable Agreement liability be considered probable at a future date based on new information, any changes will be recorded within income tax expense (benefit) at that time.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

14.    Retirement plan

The Company sponsors the Falcon’s Beyond 401(k) Profit Sharing Plan (“the Plan”) that covers all qualifying employees over 21 years of age and who have completed 3-months of service. The Plan allows participants to contribute up to 100% of their wages into the Plan and allows for discretionary profit-sharing contributions from FBG. Participants vest at 20% per year over a five-year vesting period. Once a participant completes five years of service, all contributions are immediately vested.

Under the Plan, eligible employees can also contribute a portion of their salary, and the Company will match up to 3% of those contributions. The Company’s obligation is limited to its contributions to the plan, and the retirement benefit is dependent on the performance of the investments chosen by the participants. The Company contributed $0.2 million to the Plan for both the years ended December 31, 2023 and 2022 which is included as a component of Selling, general and administrative expense in the consolidated statement of operations and comprehensive loss.

15.    Commitments and contingencies

Litigation — The Company is named from time to time as a party to lawsuits and other types of legal proceedings and claims in the normal course of business. The Company accrues for contingencies when it believes that a loss is probable and that it can reasonably estimate the amount of any such loss. There were no material accruals for legal proceedings or claims as of December 31, 2023 and 2022.

Indemnification — In the ordinary course of business, the Company enters into certain agreements that provide for indemnification by the Company of varying scope and terms to customers, vendors, directors, officers, employees, and other parties with respect to certain matters. Indemnification includes losses from breach of such agreements, services provided by the Company, or third-party intellectual property infringement claims. These indemnities may survive termination of the underlying agreement and the maximum potential amount of future indemnification payments, in some circumstances, are not subject to a cap. As of December 31, 2023 and 2022, there were no known events or circumstances that have resulted in a material indemnification liability.

Commitments — As of December 31, 2023 the Company has unfunded commitments to its unconsolidated joint venture Karnival of $2.4 million (HKD 18.7 million). However, the Company does not currently have the liquidity to fund such amounts and the ability to do so in the future is contingent upon securing additional financing or capital raises. See Note 1 — Description of business and basis of presentation.

16.    Segment information

The Company has five operating segments, Falcon’s Creative Group, PDP, Sierra Parima, Destinations Operations and Falcon’s Beyond Brands, all of which are reportable segments. The Company’s Chief Operating Decision Makers are its Executive Chairman and Chief Executive Officer, who review financial information for purposes of making operating decisions, assessing financial performance, and allocating resources. Operating segments are organized based on product lines and, for our location-based entertainment, by geography. Results of operating segments include costs directly attributable to the segment including project costs, payroll and payroll-related expenses and overhead directly related to the business segment operations. Unallocated corporate expenses which include payroll and related benefits for executive, accounting, finance, marketing, human resources, legal and information technology support services, audit, tax corporate legal expenses are presented as Unallocated corporate overhead as a reconciling item between total income (losses) from reportable segments and the Company’s consolidated financial statement results. During the year ended December 31, 2022, the Company created a new operating segment, Falcon’s Beyond Brands, which is utilized for the development and commercialization of Company owned and third-party intellectual property through consumer products and media.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

16.    Segment information (cont.)

Falcon’s Creative Group provides master planning, media, interactive and audio production, project management, experiential technology and attraction hardware development services and attraction hardware sales on a work-for-hire model. Pursuant to the Subscription Agreement, Falcon’s Creative Group is now deconsolidated effective July 27, 2023, and accounted for as an equity method investment in the Company’s consolidated financial statements. The operating segment still remains a reportable segment for the Company. See Deconsolidation of Falcon’s Creative Group, LLC under Note 1 — Description of business and basis of presentation and Note 8 — Investments and advances to equity method investments. Falcon’s Creative Group provides services for projects located worldwide. See Note 3 — Revenue.

The Company’s equity method investments, PDP and Sierra Parima develop, own and operate hotels, theme parks and retail, dining and entertainment venues. See Note 8 — Investment and advances to equity method investments. Destinations Operations provides development and management services for themed entertainment to PDP, Sierra Parima and new development opportunities. The Company collectively refers to the Destinations Operations, PDP and Sierra Parima as Falcon’s Beyond Destinations.

Reportable segments measure of profit and loss is earnings before interest, taxes, foreign exchange gain (loss), gain on deconsolidation of FCG, impairments and depreciation and amortization. See Note 11 — Related party transactions for transactions between the Company’s wholly-owned businesses and equity method investments.

	Year ended December 31, 2023
	Falcon’s Creative Group	Falcon’s Beyond Destinations			Falcons Beyond Brands	Intersegment eliminations	Unallocated corporate overhead	Total
		Destinations Operations	PDP	Sierra Parima
Revenue	$14,514	$481	$—	$—	$1,482	$(279)	$2,046	$18,244
Share of gain or (loss) from equity method investments, excluding impairments	(6,024)	288	1,192	(5,614)	—	(2,140)	—	(12,298)
Segment income (loss) from operations	(10,577)	(1,807)	1,192	(5,614)	(4,015)	(2,341)	(42,342)	(65,504)
Depreciation and amortization expense								(1,576)
Gain on deconsolidation of FCG								27,402
Share of equity method investee’s impairment of fixed assets								(26,084)
Impairment of equity method investments								(14,069)
Impairment of intangible assets								(2,377)
Interest expense								(1,124)
Interest income								95
Change in fair value of warrant liabilities								(2,972)
Change in fair value of earnout liabilities								(345,413)
Foreign exchange transaction gains (losses)								367
Income tax benefit								325
Net loss								$(430,930)

____________

(1)      Revenue for the period ended July 27, 2023 (prior to FCG’s deconsolidation).

(2)      The Company’s share of gain or loss from its equity method investment in FCG subsequent to deconsolidation on July 27, 2023.

	Year ended December 31, 2022
	Falcon’s Creative Group	Falcon’s Beyond Destinations			Falcons Beyond Brands	Intersegment eliminations	Unallocated corporate overhead		Total
		Destinations Operations	PDP	Sierra Parima
Revenue	$17,460	$293	$—	$—	$—	$(1,803)	$		$15,950
Share of gain or (loss) from equity method investments		3	3,229	(1,719)					1,513
Segment income (loss) from operations	698	(1,195)	3,229	(1,719)	(3,699)	(553)		(11,852)	(15,091)
Depreciation and amortization expense									(737)
Interest expense									(1,113)
Other expense									(9)
Foreign exchange transaction loss									(478)
Net loss									$(17,428)

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

16.    Segment information (cont.)

Identifiable assets as of December 31, 2023 and December 31, 2022 are as follows:

	As of December 31,
	2023	2022
Falcon’s Creative Group	$30,930	$28,650
Destinations Operations	6,964	7,811
PDP	22,870	23,688
Sierra Parima	—	41,562
Falcons Beyond Brands	—	4,275
Unallocated corporate assets and intersegment eliminations	2,595	6,284
Total assets	$63,359	$112,270

Assets for PDP and Sierra Parima represent the Company’s investment and advances to these equity method investments — See Note 8 — Investments and advances to equity method investments. These investments are held by a subsidiary located in Mallorca, Spain.

Total capital expenditures for the Company were $0.3 million for the year ended December 31, 2023 and 2022. Capital expenditures were primarily for computer and office equipment located in the United States.

17.    Fair value measurement

The Company did not have any assets or liabilities measured at fair value on a recurring basis as of December 31, 2022. The following table provides information related to the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2023:

	December 31, 2023
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liabilities	3,904			3,904
Earnout liabilities			488,641	488,641
	$3,904	$	$488,641	$492,545

The warrant liability fair value is based on quoted market prices in active markets, and therefore is classified within Level 1 of the fair value hierarchy. The earnouts based on revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) as well as the earnouts based on the Company’s stock price have been classified within Level 3 of the hierarchy as the fair value is derived using a Monte Carlo simulation analysis in a risk neutral framework, which uses a combination of observable (Level 2) and unobservable (Level 3) inputs. Key estimates and assumptions impacting the fair value measurement include the Company’s revenue and EBITDA forecasts as well as the assumptions listed in tables below. The fair value measurement associated with the earnout liability is highly sensitive to changes in stock price and forecasted amounts for revenue through 2024. Any changes to stock price and forecasted revenues in 2024 will result in remeasurement of the earnout liability and could result in material gains or losses being recognized in the statement of operations.

The Company estimated the fair value per share of the underlying common stock based, in part, on the results of third-party valuations and additional factors deemed relevant. The risk-free interest rate was determined by reference to the U.S. Treasury yield curve for time periods approximately equal to the remaining contractual term of the earnouts. The Company estimated a 0% expected dividend yield as of December 31, 2023, based on

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

17.    Fair value measurement (cont.)

the fact that prior to the Business Combination, the Company had never paid or declared dividends and does not intend to do so in the foreseeable future. Prior to the Business Combination, the Company was a private company and lacked company-specific historical and implied volatility information of its stock, and as such, the expected stock volatility was based on the historical volatility of publicly traded peer companies for a term equal to the remaining expected term of the warrants.

The following table presents the unobservable inputs of the earnout liability for earnout shares based on revenue and EBITDA targets:

Amount
Current stock price	12.30
Earnout period – beginning	July 1, 2023
Earnout period – end	December 31, 2024
Equity volatility, EBITDA volatility	25.0%
Operational leverage ratio	65.0%
Revenue volatility	10.0%
Revenue/stock price correlation	45.0%
EBITDA/stock price correlation	25.0%
Revenue discount rate	9.21%
Dividend yield	0.0%

The following table presents the unobservable inputs of the earnout liability for earnout shares based on the Company’s stock price:

Amount
Term (years)	5.8
Volatility	40.0%
Risk-free rate	3.8%
Dividend yield	0.0%
Current stock price	12.30

The following table summarizes the activity for the Company’s Level 3 instruments measured at fair value on a recurring basis (in thousands):

Earnout Liabilities
Balance as of December 31, 2022	$—
Issuances	143,228
Change in fair value	345,413
Balance as of December 31, 2023	488,641

There were no transfers between Level 1 and Level 2, nor into and out of Level 3, during the periods presented.

18.    Equity and net loss per share

Authorized Capitalization

The total amount of the Company’s authorized capital stock consists of (a) 650,000,000 shares of Common Stock, par value $0.0001 per share consisting of (i) 500,000,000 shares of Class A Common Stock, (ii) 150,000,000 shares of Class B Common Stock, and (b) 30,000,000 shares of preferred stock, par value $0.0001 per share, of which 12,000,000 shares are classified and designated as 8% Series A cumulative convertible preferred stock.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

18.    Equity and net loss per share (cont.)

Common Stock

The rights of the holders of Class A Common Stock and Class B Common Stock have various terms, as follows:

Each holder of Company Common Stock is entitled to one vote for each share of Company Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Shares of Pubco Class B Common Stock carry the same voting rights as shares of Pubco Class A Common Stock but have no economic terms. Class B Common Stock is exchangeable, along with common units of Falcon’s Beyond Global, LLC, into Class A Common Stock.

Series A Cumulative Convertible Preferred Stock

In connection with the Business Combination, the Company issued 656,415 shares of Series A Preferred Stock. Holders of Series A Preferred Stock may at any time elect to convert their shares of Series A Preferred Stock into shares of Class A Common Stock. The number of shares of Class A Common Stock to be issued upon conversion is equal to the quotient of $10.00 divided by $11.00, subject to adjustment (the “Conversion Rate”). If at any time volume weighted average closing price of the Class A Common Stock exceeds $14.30 for at least 20 trading days during a period of 30 consecutive trading days the shares of Series A Preferred Stock will be automatically converted, without any action on the part of the holders thereof, into shares of Class A Common Stock at the then applicable Conversion Rate.

Dividends on shares of Series A Preferred Stock are cumulative and accrue at the rate of 8.0% per annum from the Closing Date until such time as the shares are converted into Class A Common Stock.

On November 6, 2023, all 656,415 shares of the Company’s Series A Preferred Stock automatically converted into 596,671 shares of Class A Common Stock. In order to maintain the “Up-C” structure, the Company forfeited the preferred units of Falcon’s Beyond Global, LLC that it previously held and was issued a number of shares of common units of Falcon’s Beyond Global, LLC equal to the number of shares of Class A Common Stock issued upon conversion of the Series A Preferred Stock. Following the automatic conversion of the Series A Preferred Stock, there are no outstanding shares of Preferred Stock as of December 31, 2023.

In connection with the automatic conversion of the Series A Preferred Stock, each outstanding warrant is now exercisable for 1.034999 shares of Class A Common Stock. See Note 19 — Stock warrants.

The weighted average shares outstanding for the year ended December 31, 2023 used to determine the Company’s Net loss per share reflects the following:

For the period from October 6, 2023 to December 31, 2023
Numerator:
Net income/(loss)	(396,744)
Net income/(loss) attributable to noncontrolling interests	(349,139)
Net income/(loss) available to Class A common stock	(47,605)

Denominator:
Weighted average Class A common stock outstanding – basic and diluted	7,095,204

Net income/(loss) per Class A common share – basic and diluted:	(6.71)

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

18.    Equity and net loss per share (cont.)

The Company applies the treasury stock method to the Warrants and RSUs, the contingently issuable shares method to the Earnout shares, and the if-converted method for the exchangeable noncontrolling interests, if dilutive. The following securities were not included in the computation because the effect would be anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period:

For the period from October 6, 2023 to December 31, 2023
Earnout shares	1,937,500
Warrants to purchase common stock	5,205,769
RSUs	939,330

19.    Stock warrants

Immediately following the closing of the Business Combination there were 8,440,641 warrants outstanding. The warrants do not meet the criteria for equity treatment under ASC 815. As such, the warrants are classified as liabilities and are adjusted to fair value at the end of each reporting period.

The Company remeasures the fair value of the warrants based on their quoted market price. For the year ended December 31, 2023, the Company recognized $3.0 million of losses related to the change in fair value of warrant liabilities, which is recognized in Change in fair value of warrant liabilities in the consolidated statements of operations and comprehensive loss.

The following table summarizes the Company’s outstanding common stock warrants as of December 31, 2023:

Year of Issue	Number of Shares Issuable	Exercise Price	Expiration Date	Classification
2023	5,387,966	$11.50	Oct-2028	Liability

20.    Earnouts

At the closing of the Business Combination, the Company issued 1,937,500 Earnout Shares in the form of Class A Common Stock and 75,562,500 Earnout Shares in the form of Class B Common Stock. The Earnout Shares were placed into an escrow account for the benefit of certain holders pursuant to the Merger Agreement.

Earnout Shares were deposited into escrow at the Closing and will be earned, released and delivered upon satisfaction of certain milestones related to the Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) of the Company and the gross revenue of the Company during periods between July 1, 2023 and December 31, 2024 and the volume weighted average closing sale price of the Company’s shares of Class A Common Stock during the five-year period beginning on the one-year anniversary of the Acquisition Merger and ending on the six-year anniversary of the Acquisition Merger.

The Earnout Shares are classified as a liability and measured at fair value, with changes in fair value included in the consolidated statements of operations and comprehensive loss.

As of December 31, 2023, the fair value of the earnout liability was $488.6 million. For the year ended December 31, 2023, the Company recognized $345.4 million of losses related to the change in fair value of earnout liabilities included in Change in fair value of earnout liabilities in the consolidated statements of operations and comprehensive loss. See Note 17 — Fair value measurement.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

21.    Share-Based Compensation

The Company adopted a share-based compensation plan (the “Plan”) under which 939,330 restricted stock units (“Restricted Stock Units” or “RSUs”) are registered. Each vested Restricted Stock Unit represents the right to receive one Class A Common Share. Under the Plan, RSUs with service based conditions may be granted to directors, officers, employees, and non-employees. RSUs were granted to employees of both the Company and FCG. However, FCG will fully reimburse FBG for the compensation cost associated with these grants. As such, expenses related to the RSUs granted to employees of FCG do not represent a purchase of services or contribution to FCG.

The RSUs do not provide the grantee with an option to choose settlement in cash or stock. The holder of the RSU shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, voting rights and rights to dividends, in respect to the RSUs and any shares underlying the RSUs and deliverable under the Plan unless and until such shares shall have been issued by the Company and held of record by such holder. A summary of the Plan’s RSUs award activity is as follows:

Restricted Stock Units
Nonvested at January 1, 2023	—
Granted	939,330
Forfeited	—
Vested	—
Expired	—
Nonvested at December 31, 2023	939,330
Vested at December 31, 2023	—

The RSUs under the Plan will vest over a five-year period following the one-year anniversary of the date of grant. The grant date of all RSUs associated with the Plan is December 21, 2023. The fair value of these RSUs is estimated based on the fair value of the Company’s common stock on the date of grant using the closing price on the day of grant. A summary of the Plan’s RSUs vesting schedule is as follows:

Vesting Date	RSU Vested (% of total)
December 1, 2024	15%
December 1, 2025	17.5%
December 1, 2026	20%
December 1, 2027	22.5%
December 1, 2028	25%

The Company elected the straight-line attribution method to account for the compensation cost over the five-year requisite service period for the entire award, as long as the participant continues to provide service to the Company. Forfeitures are accounted for at the time the forfeiture occurs.

The Company recognized stock-based compensation expense of less than $0.1 million for the year ended December 31, 2023, which is included within selling, general and administrative expenses in the consolidated statements of operations and comprehensive loss. The compensation cost for RSU’s granted to FCG employees is recognized as a receivable from FCG and does not impact the Company’s consolidated statements of operations and comprehensive loss.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022
(in thousands of U.S. dollars, unless otherwise stated)

22.    Subsequent events

Following the Closing of the Business Combination through December 31, 2023, Infinite Acquisitions loaned the Company $6.8 million pursuant to its existing $10.0 million revolving credit arrangement. Subsequent to December 31, 2023, Infinite Acquisitions has loaned an additional $4.8 million to the Company pursuant to the revolving credit arrangement through April 26, 2024. The revolving credit arrangement is subject to an annual fixed interest rate of 2.75% and matures in December 2026.

In April 2024, the Predecessor entered into a term loan agreement with Katmandu Ventures, LLC (“Katmandu Ventures”), a greater than 10% shareholder of the Company, pursuant to which Katmandu Ventures made a loan to the Predecessor in the principal amount of approximately $7.2 million, and a term loan agreement with Universal Kat Holdings, LLC (“Universal Kat”), pursuant to which Universal Kat has made a loan to the Predecessor in the principal amount of approximately $1.3 million. Such term loans bear interest at a rate of 8.88% per annum, payable quarterly in arrears, and will mature on March 31, 2025. Approximately $5.4 million of the proceeds of the term loans was used to repay a portion of the outstanding loans under the Infinite Acquisitions revolving credit arrangement.

On March 27, 2024, the Company received a formal complaint related to breach of a contract with Guggenheim Securities. Guggenheim Securities claims that the Company owes transaction fees and expenses of $9,556,512.70, in addition to anticipatory repudiation of an additional $1,500,000.00. The Company anticipates payment of the full amount to Guggenheim Securities and has accrued the entire $11.1 million as of December 31, 2023.

On April 16, 2024, QIC released the remaining $12.0 million of the $30.0 million investment to FCG upon the establishment of the employee retention and attraction incentive program. These funds can be used by FCG to fund its operations and growth and cannot be used to satisfy the commitments of other segments.

On March 7, 2024, Sierra Parima’s Katmandu Park in Punta Cana, Dominican Republic (“Katmandu Park”) was closed to visitors. The closure follows financial, operational, and infrastructure challenges at the Katmandu Park and a recent shift in the Company’s strategic focus. As of December 31, 2023 the Company fully impaired its investment in Sierra Parima. See Note 8 — Investments and advances to equity method investments.

INDEPENDENT AUDITOR’S REPORT

To the Board of Managers of Falcon’s Creative Group, LLC.

Opinion

We have audited the consolidated financial statements of Falcon’s Creative Group, LLC and subsidiaries (the “Company”), which comprise the consolidated balance sheet as of December 31, 2023, and the related consolidated statements of operations, cash flows, and members’ equity for the year then ended, and the related notes to the consolidated financial statements (collectively referred to as the “financial statements”).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for one year after the date that the financial statements are issued.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

•        Exercise professional judgment and maintain professional skepticism throughout the audit.

•        Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•        Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•        Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•        Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Touche LLP

Tampa, Florida
April 29, 2024

FALCON’S CREATIVE GROUP, LLC
CONSOLIDATED BALANCE SHEET
(in thousands of U.S. dollars)

As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$5,504
Accounts receivable, net ($4,576 related party)	4,650
Contract assets ($1,748 related party)	1,840
Other current assets	581
Total current assets	12,575
Operating lease right-of-use assets ($675 related party)	1,218
Finance lease right-of-use assets ($504 related party)	536
Property and equipment, net	2,078
Intangible assets, net	4,305
Goodwill	11,471
Other non-current assets	122
Total assets	$32,305

Liabilities and members’ equity
Current liabilities:
Accounts payable ($586 related party)	$3,370
Accrued expenses and other current liabilities	2,462
Contract liabilities ($1,122 related party)	1,122
Finance lease liability, current ($92 related party)	109
Operating lease liability, current ($37 related party)	312
Total current liabilities	7,375
Finance lease liability, net of current portion ($909 related party)	921
Operating lease liability, net of current portion ($638 related party)	880
Total liabilities	$9,176

Commitments and contingencies – Note 11

Temporary equity – Preferred units subject to possible redemption	$18,234

Members’ equity
Members’ capital	$4,895
Total members’ equity	$4,895
Total liabilities, preferred units subject to possible redemption and members’ equity	$32,305

See accompanying notes to consolidated financial statements

FALCON’S CREATIVE GROUP, LLC
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands of U.S. dollars)

Year ended December 31, 2023
Revenue ($10,280 related party)	$22,547
Operating expenses:
Project design and build expense	15,994
Selling, general and administrative expense	13,811
Credit loss expense ($3,878 related party)	3,963
Inventory write off	407
Research and development expense	112
Depreciation and amortization expense	869
Total operating expenses	35,156
Loss from operations	(12,609)
Interest income	120
Interest expense	(75)
Foreign exchange transaction gain (loss)	(19)
Net loss before taxes	(12,583)
Income tax benefit	54
Net loss	$(12,529)

See accompanying notes to consolidated financial statements

FALCON’S CREATIVE GROUP, LLC
CONSOLIDATED STATEMENT OF CASH FLOWS
(in thousands of U.S. dollars)

Year ended December 31, 2023
Cash flows from operating activities
Net loss	$(12,529)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	869
Credit loss expense ($3,878 related party)	3,963
Inventory write-off	407
Changes in assets and liabilities:
Accounts receivable, net ($4,279 related party)	(5,496)
Other – current assets	(57)
Contract assets ($48 related party)	968
Other non-current assets	47
Accounts payable	1,257
Operating lease assets/liabilities	(28)
Accrued expenses and other current liabilities	881
Contract liabilities ($522 related party)	(174)
Net cash used in operating activities	(9,892)
Cash flows from investing activities
Purchase of property and equipment	(729)
Net cash used in investing activities	(729)
Cash flows from financing activities
Settlement of intergroup payables to FBG	(1,176)
Principal payment on finance lease obligation	(173)
Issue of Preferred Units – Strategic Investment	17,500
Net cash provided by financing activities	16,151
Net increase in cash and cash equivalents	5,530
Cash and cash equivalents – beginning of period	(26)
Cash and cash equivalents at end of year	$5,504
Supplemental disclosures:
Cash paid for interest – finance leases	$69
Non-cash activities:
Contribution from FBG in connection with Strategic Investment (See Note 8)	6,995
Right-of-use assets obtained in exchange for new operating lease liabilities (See Note 5)	514
Right-of-use assets obtained in exchange for new finance lease liabilities (See Note 5)	35

See accompanying notes to consolidated financial statements

FALCON’S CREATIVE GROUP, LLC
CONSOLIDATED STATEMENT OF MEMBERS’ EQUITY
(in thousands of U.S. dollars, except for unit data)

	Members’ Equity		Temporary Equity
	Common Units	Members’ Capital	Preferred Units	Temporary Equity
December 31, 2022		$11,163		$—
December 31, 2022 (recast in connection with Strategic Investment, see Note 1)	75	11,163		—
Preferred units issued, subject to possible redemption			25	17,500
Contribution from FBG on deconsolidation of FCG (see Note 8)		6,995
Net loss		(12,529)
Accretion on preferred units subject to possible redemption to redemption amount		(734)		734
December 31, 2023	75	$4,895	25	$18,234

See accompanying notes to consolidated financial statements

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

1.      Description of business and basis of presentation

Falcon’s Creative Group, LLC provides master planning, media and audio production, project management, experiential technologies, and attraction hardware development, procurement, and sales on a work-for-hire or licensing model for clients. The Company consolidates Falcon’s Treehouse National, LLC (“National”) and Falcon’s Treehouse, LLC and together with its subsidiaries Falcon’s Digital Media, LLC, Falcon’s Licensing, LLC and Falcon’s Creative Group Philippines, Inc. (“Treehouse”), together with National (“FCG” or the “Company”).

Prior to the Strategic Investment on July 27, 2023 as defined below, FCG was a wholly owned subsidiary of Falcon’s Beyond Global, LLC.

Falcon’s Beyond Global, LLC (“FBG”) was formed on April 22, 2021, in the state of Florida, for the purpose of acquiring the outstanding membership units of Katmandu Group, LLC and its subsidiaries (“Katmandu”), and FCG. On April 30, 2021, The Magpuri Revocable Trust, owners of FCG, and Katmandu Collections, LLLP, (“Collections”) owners of Katmandu, entered into a Consolidation Agreement, whereby The Magpuri Revocable Trust and Collections contributed 100% of its ownership interests in FCG and Katmandu and 66.67% of the membership interests of FBG.

In accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”), Katmandu was determined to be the accounting acquirer. As such, FBG applied the acquisition method of accounting to the identifiable assets and liabilities of FCG, which were measured at fair values as of the acquisition date. The Company elected to apply pushdown accounting, therefore the new basis of accounting established by FBG for the individual assets and liabilities of the Company as of the acquisition date are reflected in the standalone financial statements of the Company. As a result, the Company recognized intangible assets. See Note 6 — Intangible assets, net. The excess of the deemed purchase consideration over the fair value of net assets acquired was recorded by the Company as goodwill.

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States (“US GAAP”). All intercompany balances and transactions have been eliminated in the consolidation.

Strategic Investment

On July 27, 2023, pursuant to the Subscription Agreement by and between FCG and QIC Delaware, Inc., (the “Subscription Agreement”), QIC Delaware, Inc., a Delaware corporation and an affiliate of Qiddiya Investment Company (“QIC”), invested $30.0 million in FCG (“Strategic Investment”). Following the closing of the Subscription Agreement, the Company now has two members: QIC, holding 25% of the equity interest in the form of 25 Preferred Units, and FBG, holding the remaining 75% of the equity interest in the form of 75 Common Units. In connection with the Strategic Investment, the Company amended and restated its limited liability company agreement (“LLCA”) to include QIC as a member and to provide QIC with certain consent, priority and preemptive rights; and FBG and the Company entered into an intercompany service agreement (“Intercompany Services Agreement”) and a license agreement. Upon the closing of the Subscription Agreement, the Company received a closing payment of $17.5 million (net of $0.5 million in reimbursements relating to due diligence fees incurred by QIC). The remaining $12 million of the $30 million investment is being held by QIC and will be released to the Company upon the establishment of an employee retention and attraction incentive program that incentivizes employees of the Company and its subsidiaries.

The preferred units are entitled to a preferred return, which is an amount necessary to result in a rate of return of 9% per annum, compounding annually and accruing from the date of the Strategic Investment (“Preferred Return”).

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

1.      Description of business and basis of presentation (cont.)

The preferred units feature certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of future events. The preferred units become redeemable on the earlier of (i) the five-year anniversary of the Strategic Investment and (ii) any date on which a majority of key persons, as defined in the LLCA, cease to be employed by FCG (the “Redemption Commencement Date”). At any time after the Redemption Commencement Date, QIC may elect, in its sole discretion, to require the Company to redeem any or all of the outstanding preferred units for the redemption amount of such preferred units as of the redemption date, which is an amount equal to the QIC’s investment amount plus the Preferred Return. As of December 31, 2023, these preferred units are recorded in the consolidated balance sheet as Temporary equity. The Company accretes the Preferred Return and $0.5 million reimbursable fees to Temporary Equity over the period from the date of issuance to the five year anniversary of the Strategic Investment.

The LLCA grants QIC the right to block or participate in certain significant operating and capital decisions of the Company, including the approval of the Company’s budget and business plan, strategic investments, and incurring additional debt, among others. These rights allow QIC to effectively participate in significant financial and operating decisions of the Company that are made in the Company’s ordinary course of business.

The Company’s activity prior to July 27, 2023 is included within the consolidated financial statements of FBG and as of July 27, 2023, the Company has been deconsolidated from FBG and is now accounted for as an equity method investment in FBG’s consolidated financial statements. The Company’s consolidated statement of operations and consolidated statement of cash flows include the full year of activity for the year ended December 31, 2023.

2.      Summary of significant accounting policies

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods. The Company has prepared the estimates using the most current and best available information that are considered reasonable under the circumstances. However, actual results may differ materially from those estimates. Accounting policies subject to estimates include, but are not limited to, inputs used to recognize revenue over time and the valuation and impairment testing of goodwill.

Cash and cash equivalents

The Company considers all highly liquid instruments with an original maturity of three months or less as cash equivalents.

Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of Cash and cash equivalents, Accounts receivable and Contract assets. The Company places its Cash and cash equivalents with financial institutions of high credit quality. At times, such amounts exceed federally insured limits. Management believes that no significant concentration of credit risk exists with respect to these cash balances because of its assessment of the creditworthiness and financial viability of the respective financial institutions.

The Company provides credit to its customers located both inside and outside the United States in its normal course of business. Receivables are presented net of an allowance for credit losses based on the Company’s assessment of the collectability of customer accounts. The Company maintains an allowance that provides

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

for an adequate reserve to cover estimated losses on receivables as well as contract assets. The Company determines the adequacy of the allowance by estimating the probability of loss based on the Company’s historical credit loss experience and taking into consideration current market conditions and supportable forecasts that affect the collectability of the reported amount. The Company regularly evaluates receivable and contract asset balances considering factors such as the customer’s credit worthiness, historical payment experience and the age of the outstanding balance. Changes to expected credit losses during the period are included in Credit loss expense in the Company’s consolidated statement of operations. After concluding that a reserved accounts receivable is no longer collectible, the Company reduces both the gross receivable and the allowance for credit losses.

The Company had two customers with revenue greater than 10% of total revenue for the year ended December 31, 2023, approximately $18.2 million for one customer and $2.4 million for the second customer, respectively. Accounts receivable balances for the two customers totaled $3.8 million (83% of total Accounts receivable, net) as of December 31, 2023.

Inventories

Inventories consist of theme park ride vehicles that are valued at the lower of cost or net realizable value. Cost is calculated on a first-in, first-out (“FIFO”) basis. Net realizable value is determined as the estimated selling price in the ordinary course of business less the estimated costs necessary to complete the sale. The Company reviews its inventories for obsolescence and any such inventories are written down to net realizable value. Inventories were written down by $0.4 million to $0 as of December 31, 2023.

Property and equipment, net

Property and equipment are stated at historical cost, net of accumulated depreciation and impairment losses. Expenditures that materially increase the life of the assets are capitalized. Routine repairs and maintenance are expensed as incurred. When an item is retired or sold, the cost and applicable accumulated depreciation are removed, and any resulting gain or loss is recognized in the consolidated statement of operations.

Depreciation is calculated on a straight-line basis over the estimated useful life of the asset using the following terms:

Equipment	3 – 5 years
Furniture	7 years
Leasehold improvements	Lesser of lease term or asset life

Leases

The Company evaluates leases at the commencement of the lease to determine the classification as an operating or finance lease. A right-of-use (“ROU”) asset and corresponding lease liability are recorded at lease commencement. Operating and finance lease liabilities are recognized based on the present value of minimum lease payments over the remaining expected lease term. Lease expenses related to operating leases are recognized on a straight-line basis as a component of Selling, general and administrative expense in the consolidated statement of operations. Amortization expense and interest expense related to finance leases are included in Depreciation and amortization expense and Interest expense, respectively, in the consolidated statement of operations.

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

Goodwill and Intangible assets

Goodwill represents the excess of purchase consideration over the fair value of identifiable assets acquired and liabilities assumed when a business is acquired. The Company initially records its intangible assets at fair value. Definite lived intangible assets consist of customer relationships, trademarks and trade names and developed technology which are amortized over their estimated useful lives. Note 6 — Intangible assets, net.

Goodwill is not amortized, but instead reviewed for impairment at least annually during the fourth quarter, or more frequently if circumstances indicate that the value of goodwill may be impaired. The impairment analysis of goodwill is performed at the reporting unit level. A qualitative assessment is first conducted to determine whether it is more likely than not that the fair value of the applicable reporting unit exceeds the carrying value taking into consideration significant events, and changes in the overall business environment or macroeconomic conditions. If we conclude that it is more likely than not that the fair value of a reporting unit is less than its carrying value, then we perform a quantitative impairment test by comparing the fair value of a reporting unit with its carrying amount. We recognize an impairment on goodwill if the estimated fair value of a reporting unit is less than its carrying value, in an amount not to exceed the carrying value of the reporting unit’s goodwill. There were no changes to goodwill and no goodwill impairment charges recognized during the year ended December 31, 2023.

The Company reviews definite lived intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of these amortizing intangible assets is determined by comparing the forecasted undiscounted net cash flows of the operation to which the assets relate to the carrying amount. If the operation is determined to be unable to recover the carrying amount of its assets, then the assets are written down to fair value. Fair value is determined based on discounted cash flows or appraised values, depending on the nature of the assets. There were no impairment losses recognized for definite lived intangible assets for the year ended December 31, 2023.

Recoverability of Other long-lived assets

The Company’s other long-lived assets consist primarily of property and equipment and lease ROU assets. The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate the carrying value of such assets may not be recoverable. For property and equipment and lease ROU assets, the Company compares the estimated undiscounted cash flows generated by the asset or asset group to the current carrying value of the asset. If the undiscounted cash flows are less than the carrying value of the asset, then the asset is written down to fair value. There was no impairment loss recognized for other long-lived assets for the year ended December 31, 2023.

Revenue recognition

Based on the specific analysis of its contracts, the Company has determined that its contracts are subject to revenue recognition in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Recognition under the ASC 606 five-step model involves (i) identification of the contract, (ii) identification of performance obligations in the contract, (iii) determination of the transaction price, (iv) allocation of the transaction price to the previously identified performance obligations, and (v) revenue recognition as the performance obligations are satisfied.

During step one of the five step model, the Company considers whether contracts should be combined or separated, and based on this assessment, the Company combines closely related contracts when all the applicable criteria are met. The combination of two or more contracts requires judgment in determining whether the intent of entering into the contracts was effectively to enter into a single contract, which should be combined to reflect an overall profit rate. Similarly, the Company may separate an arrangement, which may consist of a

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

single contract or group of contracts, with varying rates of profitability, only if the applicable criteria are met. Judgment is involved in determining whether a group of contracts may be combined or separated based on how the arrangement and the related performance criteria were negotiated. The conclusion to combine a group of contracts or separate a contract could change the amount of revenue and gross profit recorded in a given period.

A performance obligation is a promise in a contract to transfer a distinct good or service to the customer. A contract’s transaction price is allocated to each distinct performance obligation and recognized as revenue when the performance obligation is satisfied. The Company’s contracts with customers do not include a right of return relative to delivered products. In certain cases, contracts are modified to account for changes in the contract specifications or requirements. In most instances, contract modifications are accounted for as part of the existing contract. Certain contracts with customers have options for the customer to acquire additional goods or services. In most cases, the pricing of these options are reflective of the standalone selling price of the good or service. These options do not provide the customer with a material right and are accounted for only when the customer exercises the option to purchase the additional goods or services. If the option on the customer contract was not indicative of the standalone selling price of the good or service, the material right would be accounted for as a separate performance obligation.

A significant portion of the Company’s revenue is derived from master planning and design contracts, media production contracts and turnkey attraction contracts. The Company accounts for a contract once it has approval and commitment from all parties, the rights and payment terms of the parties can be identified, the contract has commercial substance and the collectability of the consideration, or transaction price, is probable. Contracts are often subsequently modified to include changes in specifications or requirements, these changes are not accounted for until they meet the requirements noted above. Each promised good or service within a contract is accounted for separately under the guidance of ASC 606, if they are distinct. Promised goods or services not meeting the criteria for being a distinct performance obligation are bundled into a single performance obligation with other goods or services that together meet the criteria for being distinct. The appropriate allocation of the transaction price and recognition of revenue is then applied for the bundled performance obligation. The Company has concluded that its service contracts generally contain a single performance obligation given the interrelated nature of the activities which are significantly customized and not distinct within the context of the contract.

Once the Company identifies the performance obligations, the Company determines the transaction price, which includes estimating the amount of variable consideration to be included in the transaction price, if any. The Company’s contracts generally do not contain credits, price concessions, or other types of potential variable consideration. Prices are fixed at contract inception and are not generally contingent on performance or any other criteria.

The Company engages in long-term contracts for production and service activities and recognizes revenue for performance obligations over time. These long-term contracts involve the planning, design, and development of attractions. Revenue is recognized over time (versus point in time recognition), as the Company’s performance creates an asset with no alternative use to the Company and the Company has an enforceable right to payment for performance completed to date, and the customer receives the benefit as the Company builds the asset. The Company considers the nature of these contracts and the types of products and services provided when determining the proper accounting for a particular contract. These are primarily fixed-price contracts.

For long-term contracts, the Company typically recognizes revenue using the input method, using a cost-to-cost measure of progress. The Company believes that this method represents the most faithful depiction of the Company’s performance because it directly measures value transferred to the customer. Contract estimates are based on various assumptions to project the outcome of future events that may span several years. These assumptions include, but are not limited to, the amount of time to complete the contract, including the assessment of the nature and complexity of the work to be performed; the cost and availability of materials; the availability

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

of subcontractor services and materials; and the availability and timing of funding from the customer. The Company bears the risk of changes in estimates to complete on a fixed-price contract, which may cause profit levels to vary from period to period. For over time contracts, the Company recognizes anticipated contract losses as soon as they become known and estimable.

Accounting for long-term contracts requires significant judgment relative to estimating total costs, in particular, assumptions relative to the amount of time to complete the contract, including the assessment of the nature and complexity of the work to be performed. The Company’s estimates are based upon the professional knowledge and experience of its engineers, program managers and other personnel, who review each long-term contract monthly to assess the contract’s schedule, performance, technical matters and estimated cost at completion. Changes in estimates are applied retrospectively and when adjustments in estimated contract costs are identified, such revisions may result in current period adjustments to earnings applicable to performance in prior periods.

On long-term contracts, the portion of the payments retained by the customer is not considered a significant financing component. At contract inception, the Company also expects that the lag period between the transfer of a promised good or service to a customer and when the customer pays for that good or service will not constitute a significant financing component. Many of the Company’s long-term contracts have milestone payments, which align the payment schedule with the progress towards completion on the performance obligation. On some contracts, the Company may be entitled to receive an advance payment, which is not considered a significant financing component because it is used to facilitate inventory demands at the onset of a contract and to safeguard the Company from the failure of the other party to abide by some or all of their obligations under the contract.

Contract balances result from the timing of revenue recognized, billings and cash collections, and the generation of Contract assets and liabilities. Contract assets represent revenue recognized in excess of amounts invoiced to the customer and the right to payment is not subject to the passage of time. Contract liabilities are presented on the Company’s consolidated balance sheet and consist of billings in excess of revenues. Billings in excess of revenues represent milestone billing contracts where the billings of the contract exceed recognized revenues.

Selling, general and administrative expenses

Our Selling, general and administrative expenses include payroll, payroll taxes and benefits for non-project related employee salaries, taxes, and benefits as well as technology infrastructure, marketing, occupancy, finance and accounting, legal, human resources, and corporate overhead expenses. A portion of these expenses are shared services purchased from FBG.

Research and development expenses

Research and development expenses primarily consist of internal labor costs involved in research and development activities related to the development of new products. Research and development expenses are expensed in the period incurred.

Income taxes

The Company is considered a partnership for US income tax purposes, and therefore, its members are subject to tax on the Company’s income. The consolidated financial statements do not include a provision for federal or state income tax expense or benefit arising from net income or loss reported in the consolidated statement of operations for these entities as the taxable income or loss is included in the tax returns of the Company’s members.

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets (“DTA”) and deferred tax liabilities (“DTL”) for the expected future tax consequences of events that have been included in the financial statements. Under this method, the Company determines DTAs and DTLs on the basis of the differences between the financial statement and tax bases of assets and liabilities by using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on DTAs and DTLs is recognized in income in the period that includes the enactment date.

The Company recognizes DTAs to the extent that it is believed that these assets are more likely than not to be realized. In making such a determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, carryback potential if permitted under the tax law, and results of recent operations. If determined that FCG would be able to realize DTAs in the future in excess of their net recorded amount, FCG would make an adjustment to the DTA valuation allowance, which would reduce the provision for income taxes.

FCG records uncertain tax positions in accordance with ASC 740, Income Taxes (“ASC 740”) on the basis of a two-step process in which (1) the Company will determine whether it is more likely than not that the tax positions will be sustained on the basis of the technical merits of the position and (2) for those tax positions that meet the more-likely-than-not recognition threshold, FCG recognizes the largest amount of tax benefit that is more than 50 percent likely to be realized upon ultimate settlement with the related tax authority. The Company recognizes interest and penalties related to tax positions in income tax expense.

Fair value measurement

The Company accounts for certain of its financial assets and liabilities at fair value. The Company uses the following three-level hierarchy, which prioritizes, within the measurement of fair value, the use of market-based information over entity-specific information for fair value measurements based on the nature of inputs used in the valuation of an asset or liability as of the measurement date.

Level 1	—	Quoted prices for identical instruments in active markets.
Level 2	—

Quoted prices for similar instruments in active markets, quoted prices for similar instruments in markets that are not active; and model-derived valuations in which significant inputs and value drivers are observable in active markets.

Level 3	—

Valuations derived from valuation techniques in which one or more significant inputs or value drivers are unobservable and include situations where there is little, if any, market activity for the asset or liability.

Fair value focuses on an exit price and is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities which are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risk inherent in valuation techniques, transfer restrictions and credit risks. The inputs or methodology used for valuing financial instruments are not necessarily an indication of the risk associated with investing in those financial instruments.

The carrying amounts of Cash and cash equivalents, Accounts receivables, Accounts payable and Accrued expenses and other current liabilities approximate fair value due to the short-term maturities of these assets and liabilities. The carrying amounts of finance leases are discounted to approximate fair value.

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

Related party transactions

Related parties are comprised of i) parties which have the ability, directly or indirectly, to control or exercise significant influence over the other party in making financial and operating decisions, and ii) parties under common control. Transactions where there is a transfer of resources or obligations between related parties are disclosed or referenced in Note 8 — Related party transactions.

Recently issued accounting standards

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326) — Measurement of Credit Losses on Financial Instruments (“ASC 326”). This standard amends several aspects of the measurement of credit losses on consolidated financial statements, including trade receivables. The standard replaces the existing incurred credit loss model with the Current Expected Credit Losses (“CECL”) model and amends certain aspects of accounting for purchased financial assets with deterioration in credit quality since origination. Under CECL, the allowance for losses for financial assets that are measured at amortized costs reflect management’s estimate of credit losses over the remaining expected life of the financial assets, based on historical experience, current conditions and forecasts that affect the collectability of the reported amount. The Company adopted this standard for its fiscal year beginning on January 1, 2023. The adoption did not have a material impact on our financial statements.

3.      Revenue

Disaggregated components of revenue for the Company are as follows:

Year ended December 31, 2023
Services transferred over time:
Media production services	$2,753
Design and project management services	17,701
Attraction hardware and turnkey sales	2,093
Total revenue	$22,547

Total revenue from services provided to our related parties was $10.3 million for the year ended December 31, 2023. See Note 8 — Related party transactions.

The following tables present the components of our Accounts receivable, net and contract balances:

	As of December 31, 2023
	Related party	Other	Total
Accounts receivable, net	$4,576	$74	$4,650
Contract assets	1,748	92	1,840
Contract liabilities	(1,122)	—	(1,122)

As of December 31, 2023, the aggregate amount of the transaction price for open contracts allocated to remaining performance obligations was $15.3 million. The Company expects to recognize approximately 96% of its remaining performance obligations as revenue within the next 12 months and the balance thereafter.

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

3.      Revenue (cont.)

Geographic information

The Company has contracts with customers located in the United States, Caribbean, Saudi Arabia, Hong Kong, and Spain. The following table presents revenues based on the geographic location of the Company’s customer contracts:

Year ended December 31, 2023
Saudi Arabia	$18,411
Caribbean	2,440
USA	392
Hong Kong	1,284
Other	20
Total revenue	$22,547

4.      Property and equipment, net

Property and equipment consisted of the following:

Year ended December 31, 2023
Equipment	$1,525
Furniture	203
Leasehold improvements	250
Software and licenses	26
Construction in progress	920
Property and equipment, total	2,924
Accumulated depreciation	(846)
Property and equipment, net	$2,078

Depreciation expense was $0.3 million for the year ended December 31, 2023.

5.      Leases

The Company’s operating leases primarily consist of real estate property for office and warehouse space, with various terms extending through 2040. The Company has finance leases related to an office, facility and computer equipment. The Company has not subleased any properties.

The Company leases office space from a related party, Penut Productions, LLC (“Penut”), a wholly owned subsidiary of The Magpuri Revocable Trust, under a series of long-term lease agreements. Rental amounts are due monthly, and the Company is responsible for taxes, insurance, and maintenance on the leased locations.

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

5.      Leases (cont.)

The following table presents the amounts of ROU assets and lease liabilities:

	As of December 31, 2023
	Related party	Other	Total
Right-of-use assets:
Operating	$675	$543	$1,218
Finance	504	32	536
Total right-of-use assets	$1,179	$575	$1,754

Lease liabilities
Current:
Operating	$37	$275	$312
Finance	92	17	109
Total current	129	292	421
Non-current:
Operating	$638	242	$880
Finance	909	12	921
Total non-current	1,547	254	1,801
Total lease liabilities	$1,676	$546	$2,222

Finance lease assets are reported net of accumulated amortization of $0.2 million as of December 31, 2023.

The components of lease expense in the consolidated statement of operations are as follows:

	Year ended December 31, 2023
	Related party	Other	Total
Operating lease expense	$81	$326	$407
Finance lease expense:
Amortization of leased assets	66	16	82
Interest on lease liabilities	67	2	69
Total lease expense	$214	$344	$558

Supplemental cash flow information related to leases is as follows:

Year ended December 31, 2023
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash outflows from operating leases	$435
Operating cash outflows from finance leases	69
Financing cash outflows from finance leases	104
Right-of-use assets obtained in exchange for lease liabilities:
Operating leases	514
Finance leases	35

In determining the discount rate applied, the Company considered several factors. For certain leases, the Company determined that the discount rate implied in the lease was determinable and was closely aligned with the lessors third party borrowing rate based on the payment terms of the lease which was designed for the lease payments to cover the property owners financing and related costs.

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

5.      Leases (cont.)

The weighted-average remaining lease terms and discount rates are as follows:

As of December 31, 2023
Weighted-average remaining lease term (Years)
Operating leases	7.7
Finance leases	15.1
Weighted-average discount rate
Operating leases	7.84%
Finance leases	6.45%

The annual maturities of the Company’s operating lease liabilities as of December 31, 2023, are as follows:

	Related party	Other	Total
2024	$81	$312	$393
2025	81	253	334
2026	81	—	81
2027	81	—	81
2028	81	—	81
Thereafter	584	—	584
Total future lease commitments	$989	$565	$1,554
Less imputed interest	(314)	(48)	(362)
Present value of lease liabilities	$675	$517	$1,192

The annual maturities of the Company’s finance lease liabilities as of December 31, 2023, are as follows:

	Related party	Other	Total
2024	$155	$18	$173
2025	155	13	168
2026	155	—	155
2027	116	—	116
2028	76	—	76
Thereafter	883	—	883
Total future lease commitments	$1,540	$31	$1,571
Less imputed interest	(539)	(2)	(541)
Present value of lease liabilities	$1,001	$29	$1,030

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

6.      Intangible assets, net

The following table presents the Company’s intangible assets:

Year ended December 31, 2023
Customer relationships	$1,100
Tradenames and trademarks	2,800
Developed technology	1,500
Intangible assets, total	5,400
Accumulated amortization	(1,095)
Intangible assets, net	$4,305

The weighted average amortization period for customer relationships, tradenames and trademarks, and developed technology is 5, 7, and 6 years, respectively.

Intangible asset amortization was $0.5 million for the year ended December 31, 2023.

The following table presents our estimated future amortization of intangible assets as of December 31, 2023:

Amount
For the years ended December 31,
2024	$738
2025	738
2026	738
2027	738
2028	667
Thereafter	686
$4,305

7.      Accrued expenses and other current liabilities

The Company’s Accrued expenses and other current liabilities consisted of:

As of December 31, 2023
Accrued payroll and related expenses	$672
Accrued insurance premiums	15
Project-related accruals	1,355
Audit and professional fees	361
Other	59
$2,462

There were no accrued expenses and other current liabilities with related parties as of December 31, 2023.

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

8.      Related party transactions

Lease agreements

The Company leases office space from Penut, a wholly owned subsidiary of The Magpuri Revocable Trust. See Note 5 — Leases.

Settlement of intercompany payables to FBG on deconsolidation

In connection with the Strategic Investment, the Company paid cash of approximately $4.0 million to FBG to settle a portion of the outstanding intercompany payable balance. The $7.0 million remaining balance of intercompany payables to FBG not settled as of deconsolidation from FBG on July 27, 2023 was treated as a members’ equity contribution from FBG.

Intercompany Services Agreement between FBG and the Company

In conjunction with the closing of the Subscription Agreement described in Note 1 — Description of business and basis of presentation, the Intercompany Services Agreement was established between FBG and the Company. No balances are outstanding on this Intercompany Services Agreement as of December 31, 2023.

The Company also provides research and development, and other services to FBG’s subsidiaries Falcon’s Beyond Brands and Falcon’s Beyond Destinations. FBG currently owes less than $0.1 million to FCG related to these services as of December 31, 2023. FBG has also incurred reimbursable costs on behalf of FCG subsequent to July 27, 2023. FCG has $0.6 million in amounts owed to FBG related to these reimbursable costs as of December 31, 2023.

Expected credit loss on receivables from Sierra Parima

During the year ended December 31, 2023, the Company revised its estimated expected credit loss on all receivables from Sierra Parima, an unconsolidated joint venture of FBG. Based on an evaluation of Sierra Parima’s credit characteristics, the expected credit loss reserve was increased to $3.9 million as of December 31, 2023, which represents the Company’s estimate of expected credit losses over the contractual life of each receivable. This loss reserve now offsets all receivables from Sierra Parima as of December 31, 2023. As of FCG’s deconsolidation from FBG on July 27, 2023, Sierra Parima and Karnival are no longer related parties of the Company.

The Company will continue to periodically evaluate these estimates to determine if additional reserves are needed. See Note 2 — Summary of significant accounting policies. See Note 1 — Description of business and basis of presentation for further discussion.

9.      Income taxes

Falcon’s Creative Group, LLC and its subsidiaries are primarily comprised of partnerships and other “pass-through entities” not subject to income tax. As a pass-through entity, each member therein is responsible for income taxes related to income or loss based on their respective share of an entity’s income and expenses. Certain consolidated subsidiaries are subject to taxation in the local jurisdictions as a result of their entity classification for tax reporting purposes.

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

9.      Income taxes (cont.)

The income (loss) before income taxes includes the following components (in thousands):

December 31, 2023
Income (loss) before income taxes
United States	$(12,637)
Foreign	54
Total	$(12,583)

The Company has provided U.S. federal, foreign and state and local corporate income tax for certain consolidated subsidiaries. The provision for income taxes consists of the following (in thousands):

December 31, 2023
Current
Federal	$—
State	—
Foreign	54
Deferred	—
Federal	—
State	—
Foreign	—
Income tax benefit	$54

The tax effects of temporary differences resulted in the following deferred tax assets and liabilities (in thousands):

As of December 31, 2023
Net operating loss carry forward	$—
Other	—
Valuation allowance	—
Deferred tax asset, net of allowance	$—

The following table reconciles the U.S. federal statutory tax rate to the effective income tax rate of the Company’s income tax expense:

December 31, 2023
Statutory federal income tax rate	21.0%
Partnership earnings not subject to tax	(19.2)%
Other	(1.4)%
Effective tax rate	0.4%

At each balance sheet date, management assesses the need to establish a valuation allowance that reduces deferred income tax assets when it is more likely than not that all, or some portion, of the deferred income tax assets will not be realized. A valuation allowance would be based on all available information including the Company’s assessment of uncertain tax positions and projections of future taxable income and capital gain from each tax-paying component in each jurisdiction, principally derived from business plans and available tax planning strategies.

FALCON’S CREATIVE GROUP, LLC
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENT
FOR THE YEAR ENDED DECEMBER 31, 2023
(in thousands of U.S. dollars, unless otherwise stated)

9.      Income taxes (cont.)

As of December 31, 2023, the Company had no net operating loss carryforwards for tax purposes. The Company’s policy is to record interest and penalties associated with unrecognized tax benefits as additional income in the accompanying Consolidated Statement of Operations. Accrued interest and penalties are included on the related tax liability line in the Consolidated Balance Sheet. As of December 31, 2023, the Company had no unrecognized tax benefits. There were no changes in the Company’s unrecognized tax benefits during the year ended December 31, 2023. The Company did not recognize any interest or penalties during fiscal 2023 related to unrecognized tax benefits.

FCG and its subsidiaries are included in a single United States partnership federal income tax return. FCG and its subsidiaries are subject to routine examination by tax authorities in Philippines jurisdiction. Tax year 2023 is considered open for purposes of federal examination under statutes of limitations. There are no ongoing U.S. federal, state, or foreign tax audits or examinations as of the date of the issuance of these consolidated financial statements. Treehouse files a separate local income tax return.

10.    Retirement plan

The Company sponsors a 401(k) plan (“The Plan”) for its employees. Under the Plan, eligible employees can contribute a portion of their salary, and the Company will match up to 3% of those contributions. The Company’s obligation is limited to its contributions to the plan, and the retirement benefit is dependent on the performance of the investments chosen by the participants. The employer match for 2023 was $0.2 million which is included as a component of Selling, general and administrative expense in the consolidated statement of operations.

11.    Commitments and contingencies

Litigation — The Company is named from time to time as a party to lawsuits and other types of legal proceedings and claims in the normal course of business. The Company accrues for contingencies when it believes that a loss is probable and that it can reasonably estimate the amount of any such loss. There were no material accruals for legal proceedings or claims as of December 31, 2023.

Indemnification — In the ordinary course of business, the Company enters into certain agreements that provide for indemnification by the Company of varying scope and terms to customers, vendors, directors, officers, employees, and other parties with respect to certain matters. Indemnification includes losses from breach of such agreements, services provided by the Company, or third-party intellectual property infringement claims. These indemnities may survive termination of the underlying agreement and the maximum potential amount of future indemnification payments, in some circumstances, are not subject to a cap. As of December 31, 2023, there were no known events or circumstances that have resulted in a material indemnification liability.

12.    Subsequent events

On January 9, 2024, the Company obtained a mortgage loan of $6.2 million from Climate First Bank for purposes of its acquisition of property in Orlando, Florida for a new headquarters for FCG. The property, consisting of approximately 9.59 acres and a 53,600 square foot office building, was purchased from Valencia Community College in Orlando, Florida for $10.3 million. The mortgage loan, which is prepayable without penalty, has an 8.75% interest rate for the first five years with an initial 18-month interest only period. The interest rate resets to the five-year US Treasury plus 275 basis points after five years and shall remain fixed until the end of the term on January 9, 2034.

On January 18, 2024, Falcon’s Treehouse, a subsidiary of the Company, and QIC entered into a Consultancy Services Agreement (the “Services Agreement”), pursuant to which, among other things, Falcon’s Treehouse agreed to provide certain design, technological and construction services related to the design and development of one theme park. The Services Agreement has a total contract value of up to approximately $83.1 million. The Services Agreement is expected to conclude between January 7, 2026, and July 24, 2027.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands of U.S. dollars)

	(Unaudited) As of March 31, 2024	As of December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,050	$672
Accounts receivable, net ($1,794 and $632 related party as of March 31, 2024 and December 31, 2023, respectively)	1,794	696
Other current assets ($2,094 related party as of March 31, 2024)	3,303	1,061
Total current assets	6,147	2,429
Investments and advances to equity method investments	61,292	60,643
Property and equipment, net	22	23
Other non-current assets	322	264
Total assets	$67,783	$63,359

Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable ($1,601 and $1,357 related party as of March 31, 2024 and December 31, 2023, respectively)	$6,524	$3,852
Accrued expenses and other current liabilities ($445 and $475 related party as of March 31, 2024 and December 31, 2023, respectively)	20,741	20,840
Short-term debt ($7,221 related party as of March 31, 2024)	8,471	—
Current portion of long-term debt ($4,899 and $4,878 related party as of March 31, 2024 and December 31, 2023, respectively)	6,660	6,651
Earnout liabilities – current portion	155,331	183,055
Total current liabilities	197,727	214,398
Other long-term payables	5,500	5,500
Long-term debt, net of current portion ($16,952 and $18,897 related party as of March 31, 2024 and December 31, 2023, respectively)	20,476	22,965
Earnout liabilities, net of current portion	214,695	305,586
Warrant liabilities	3,691	3,904
Total liabilities	442,089	552,353

Commitments and contingencies – Note 10

Stockholders’ equity (deficit)
Class A common stock ($0.0001 par value, 500,000,000 shares authorized; 9,879,248 issued and outstanding at March 31, 2024 and 500,000,000 shares authorized; 7,871,643 issued and outstanding as of December 31, 2023)	1	1
Class B common stock ($0.0001 par value, 150,000,000 shares authorized; 50,034,117 issued and outstanding at March 31, 2024 and 150,000,000 shares authorized; 52,034,117 issued and outstanding as of December 31, 2023)	5	5
Additional paid-in capital	(10,086)	11,699
Accumulated deficit	(51,425)	(68,594)
Accumulated other comprehensive loss	(215)	(216)
Total equity attributable to common stockholders	(61,720)	(57,105)
Non-controlling interests	(312,586)	(431,889)
Total equity	(374,306)	(488,994)
Total liabilities and equity	$67,783	$63,359

See accompanying notes to unaudited condensed consolidated financial statements.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS) (UNAUDITED)
(in thousands of U.S. dollars, except share and per share data)

	Three months ended March 31, 2024	Three months ended March 31, 2023
Revenue ($1,516 and $3,498 related party for the three months ended March 31, 2024 and 2023, respectively)	$1,516	$9,194
Operating expenses:
Project design and build expense	—	6,288
Selling, general and administrative expense	6,793	9,749
Transaction expenses	7	—
Credit loss expense ($12 and $254 related party for the three months ended March 31, 2024 and 2023, respectively)	12	254
Research and development expense ($16 and $0 related party for the three months ended March 31, 2024 and 2023, respectively)	16	463
Depreciation and amortization expense	1	1,342
Total operating expenses	6,829	18,096
Loss from operations	(5,313)	(8,902)
Share of gain (loss) from equity method investments	1,154	(1,279)
Interest expense ($(205) and $(204) related party for the three months ended March 31, 2024 and 2023, respectively)	(269)	(271)
Interest income	3	—
Change in fair value of warrant liabilities	208	—
Change in fair value of earnout liabilities	118,615	—
Foreign exchange transaction gain (loss)	(375)	599
Net income (loss) before taxes	$114,023	$(9,853)
Income tax benefit	1	3
Net income (loss)	$114,024	$(9,850)
Net income attributable to noncontrolling interest	96,855	—
Net income attributable to common stockholders	17,169	—

Net income (loss) per share, basic	1.90	n/a
Net income (loss) per share, diluted	1.53	n/a
Weighted average shares outstanding, basic	9,021,520	n/a
Weighted average shares outstanding, diluted	9,209,020	n/a

Comprehensive income (loss):
Net income (loss)	$114,024	$(9,850)
Foreign currency translation gain	4	283
Total comprehensive income (loss)	$114,028	$(9,567)
Comprehensive income attributable to noncontrolling interest	96,858	n/a
Comprehensive income attributable to common stockholders	$17,170	n/a

See accompanying notes to unaudited condensed consolidated financial statements.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands of U.S. dollars)

	Three months ended March 31, 2024	Three months ended March 31, 2023
Cash flows from operating activities
Net income (loss)	114,024	(9,850)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1	1,342
Deferred loss on sales to equity method investments	—	185
Foreign exchange transaction loss (gain)	375	(607)
Share of (gain) loss from equity method investments	(1,154)	1,279
Loss on sale of equipment	2	—
Change in deferred tax asset	—	(3)
Credit loss expense ($12 and $254 related party for the three months ended March 31, 2024 and 2023, respectively)	12	254
Change in fair value of earnouts	(118,615)	—
Change in fair value of warrants	(208)	—
Share based compensation expense	346	—
Changes in assets and liabilities:
Accounts receivable, net ($(1,174) and $(1,428) related party for the three months ended March 31, 2024 and 2023, respectively)	(1,133)	(845)
Other current assets	73	(89)
Inventories	—	(107)
Contract assets ($0 and $(334) related party for the three months ended March 31, 2024 and 2023, respectively)	—	(2,215)
Capitalization of ride media content	—	(60)
Deferred transaction costs	—	(465)
Long term receivable – related party	—	(1,227)
Other non-current assets	(58)	26
Accounts payable ($241 related party for the three months ended March 31, 2024)	2,669	1,794
Accrued expenses and other current liabilities ($33 and $448 related party for the three months ended March 31, 2024 and 2023, respectively)	(102)	3,791
Contract liabilities ($0 and $(123) related party for the three months ended March 31, 2024 and 2023, respectively)	—	299
Net cash used in operating activities	(3,768)	(6,498)
Cash flows from investing activities		—
Purchase of property and equipment	(4)	(133)
Short-term advances to affiliates	(2,094)	—
Proceeds from sale of equipment	2	—
Net cash used in investing activities	(2,096)	(133)

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) — (Continued)
(in thousands of U.S. dollars)

	Three months ended March 31, 2024	Three months ended March 31, 2023
Cash flows from financing activities
Principal payment on finance lease obligation	—	(40)
Proceeds from debt – related party	7,221	—
Proceeds from debt – third party	1,250	—
Repayment of debt – related party	(1,182)	(222)
Repayment of debt – third party	(427)	(416)
Proceeds from related party credit facilities	4,650	3,000
Repayment of related party credit facilities	(5,392)	(2,500)
Proceeds from exercised warrants	111	—
Net cash provided by (used in) financing activities	6,231	(178)
Net increase (decrease) in cash and cash equivalents	367	(6,809)
Foreign exchange impact on cash	11	(6)
Cash and cash equivalents – beginning of period	672	8,366
Cash and cash equivalents at end of year	1,050	1,551
Supplemental disclosures:
Cash paid for interest	207	456
Non-cash activities:
Operating lease right-of-use assets obtained in exchange for new operating lease liabilities (all operating lease assets and liabilities have been deconsolidated as of July 27, 2023)	—	514
Conversion of warrants to common shares, Class A	7,137	—
Conversion of Class B Common Stock to Class A Common Stock	14,733	—

See accompanying notes to unaudited condensed consolidated financial statements.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)/MEMBERS’ EQUITY (UNAUDITED)
(in thousands of U.S. dollars, except unit and share data)

	Units	Members’ capital	Accumulated deficit	Accumulated other comprehensive loss	Members’ equity
December 31, 2022	54,483,789	$94,201	$(24,147)	$(1,690)	$68,364
Net loss			(9,850)		(9,850)
Foreign currency translation gain				283	283
March 31, 2023	54,483,789	$94,201	$(33,997)	$(1,407)	$58,797
	Common Stock, Class A		Common Stock, Class B		Additional paid-in capital	Accumulated other comprehensive loss	Accumulated deficit	Total equity attributable to common stockholders	Non- Controlling Interest	Total equity
	Shares	Amount	Shares	Amount
December 31, 2023	7,871,643	$1	52,034,117	$5	$11,699	$(216)	$(68,594)	$(57,105)	$(431,889)	$(488,994)
Conversion of Warrants to Common Shares	7,605				(7,137)			(7,137)	7,230	93
Conversion of Class B Common Stock to Class A Common Stock	2,000,000		(2,000,000)		(14,733)			(14,733)	14,733	—
Stock compensation expense					85			85	482	567
Net income							17,169	17,169	96,855	114,024
Foreign currency translation gain						1		1	3	4
March 31, 2024	9,879,248	$1	50,034,117	$5	(10,086)	(215)	(51,425)	(61,720)	(312,586)	(374,306)

See accompanying notes to unaudited condensed consolidated financial statements.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

1.      Description of business and basis of presentation

Merger with FAST II

Falcon’s Beyond Global, Inc., a Delaware corporation (“Pubco”, “FBG”, or the “Company”), entered into a Plan of Merger, dated as of January 31, 2023 (the “Merger Agreement”), by and among Pubco, FAST Acquisition Corp. II, a Delaware corporation (“FAST II”), Falcon’s Beyond Global, LLC, a Florida limited liability company that has since redomesticated as a Delaware limited liability company (“Falcon’s Opco”), and Palm Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Pubco (“Merger Sub”).

On October 5, 2023 FAST II merged with and into Pubco (the “SPAC Merger”), with Pubco surviving as the sole owner of Merger Sub, followed by a contribution by Pubco of all of its cash (except for cash required to pay certain transaction expenses) to Merger Sub to effectuate the “UP-C” structure; and on October 6, 2023 Merger Sub merged with and into Falcon’s Opco (the “Acquisition Merger,” and collectively with the SPAC Merger, the “Business Combination”), with Falcon’s Opco as the surviving entity of such merger. Following the consummation of the transactions contemplated by the Merger Agreement (the “Closing”), the direct interests in Falcon’s Opco were held by Pubco and certain holders of the limited liability company units of Falcon’s Opco outstanding as of immediately prior to the Business Combination.

FAST II and Falcon’s Opco’s transaction costs related to the Business Combination of $6.4 million and $15.7 million, respectively, are not yet settled at March 31, 2024. Negotiations regarding the terms of the costs yet to be settled are still ongoing and may change materially from these amounts accrued. Costs incurred in excess of the gross proceeds are recorded in profit or loss.

Nature of Operations

The Company operates at the intersection of content, technology, and experiences. We aim to engage, inspire and entertain people through our creativity and innovation, and to connect people with brands, with each other, and with themselves through the combination of digital and physical experiences. At the core of our business is brand creation and optimization, facilitated by our multi-disciplinary creative teams. We believe the complementary strengths of our business divisions facilitates invaluable insights and streamlined growth. The Company has three business divisions, which are conducted through five operating segments. Our three business lines feed into each other to accelerate our growth strategy: (i) Falcon’s Creative Group, LLC (“FCG”) creates master plans, designs attractions and experiential entertainment, and produces content, interactives and software; (ii) Falcon’s Beyond Destinations develops a diverse range of entertainment experiences using both owned and third party licensed intellectual property, consisting of Producciones de Parques, S.L. (“PDP”), Sierra Parima (Sierra Parima’s Katmandu Park in Punta Cana, Dominican Republic (“Katmandu Park DR”) was closed to visitors on March 7, 2024, see Note 4 — Investments and advances to equity method investments, section “Full Impairment of Investment in Sierra Parima”), and Destination Operations, develops a diverse range of entertainment experiences using both Company owned and third party licensed intellectual property, spanning location-based entertainment, dining, and retail; and (iii) Falcon’s Beyond Brands brings brands and intellectual property to life through animation, movies, licensing and merchandising, gaming, as well as ride and technology sales.

Basis of presentation

The Business Combination was accounted for similar to a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Following the closing of the Business Combination, Falcon’s Opco’s Executive Chairman, Mr. Scott Demerau, together with other members of the Demerau family, continue to collectively have a controlling interest of Pubco. As the Business Combination represents a common control transaction from an accounting perspective, the Business Combination was treated similar to a reverse recapitalization. As there was no change in control, Falcon’s Opco has been determined to be the accounting acquirer and Pubco was treated as the “acquired” company for financial reporting purposes. Accordingly, for

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

1.      Description of business and basis of presentation (cont.)

accounting purposes, the Business Combination was treated as the equivalent of Falcon’s Opco issuing stock for the net assets of Pubco, accompanied by a recapitalization. The net assets of Pubco were stated at historical cost, with no goodwill or other intangible assets recorded. Subsequently, results of operations presented for the period prior to the Business Combination are those of Falcon’s Opco.

Falcon’s Opco was formed on April 22, 2021, in the state of Florida, for the purpose of acquiring the outstanding membership units of Katmandu Group, LLC and its subsidiaries (“Katmandu”), Falcon’s Treehouse, LLC and its subsidiaries (“Treehouse”) and Falcon’s Treehouse National, LLC (“National”). On April 30, 2021, The Magpuri Revocable Trust, owners of Treehouse and National, and Katmandu Collections, LLLP, (“Collections”) owners of Katmandu, entered into a Consolidation Agreement, whereby The Magpuri Revocable Trust contributed 100% of its ownership interests in Treehouse and National in exchange for 33.33% of the membership interests of Falcon’s Opco, and Collections contributed 100% of its ownership in Katmandu in exchange for 66.67% of the membership interests of Falcon’s Opco. In June 2022, Katmandu Collections, LLLP was renamed Infinite Acquisitions, LLLP and subsequently renamed Infinite Acquisitions Partners LLP (“Infinite Acquisitions”).

The accompanying condensed consolidated financial statements of the Company are unaudited. In the opinion of management, all adjustments necessary for a fair statement of results of operations, cash flows, and financial position have been made. Except as otherwise disclosed, all such adjustments are of a normal recurring nature. Interim results are not necessarily indicative of results for a full year. The year-end consolidated balance sheet data was derived from audited financial statements but does not include all disclosures required by generally accepted accounting principles.

The unaudited condensed consolidated financial statements and notes are presented in accordance with the rules and regulations of the Securities and Exchange Commission (SEC) and do not contain certain information included in the Company’s Annual Report. Therefore, these interim statements should be read in conjunction with the consolidated financial statements and notes thereto contained in the Company’s Annual Report.

The unaudited condensed consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries for which it exercises control. Long-term investments in affiliated companies in which the Company exercises significant influence, but which it does not control, are accounted for using the equity method. Investments in which the Company does not exercise significant influence (generally, when the Company has an investment of less than 20.0% and no representation on the investee’s board of directors) are accounted for at fair value, or at cost minus impairment adjusted for observable price changes in orderly transactions for an identical or similar investment of the same issuer for those investments that do not have readily determinable fair values. All significant inter-company transactions and accounts have been eliminated. The Company does not have any significant variable interest entities or special purpose entities whose financial results are not included in the unaudited condensed consolidated financial statements.

The financial statements of the Company’s operating foreign subsidiaries are measured using the local currency as the functional currency. Assets and liabilities are translated at exchange rates as of the balance sheet date. Revenues and expenses are translated at average monthly exchange rates prevailing during the period. Resulting translation adjustments are included in Accumulated other comprehensive loss.

A reclassification of the credit loss expense of $0.3 million from selling, general and administrative expense to a separate financial statement line item within the unaudited condensed consolidated statement of operations and comprehensive income (loss) for the three months ended March 31, 2023 was performed to conform to the current period presentation.

Principles of Consolidation

The non-controlling interest represents the membership interest in Falcon’s Opco held by holders other than the Company.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

1.      Description of business and basis of presentation (cont.)

The results of operations attributable to the non-controlling interests are included in the Company’s unaudited condensed consolidated statements of operations and comprehensive income (loss), and the non-controlling interests are reported as a separate component of equity.

The Company consolidates the assets, liabilities and operating results of Falcon’s Opco and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in the consolidation. The unaudited condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”).

Liquidity

The Company has been engaged in expanding its physical operations through its equity method investments, developing new product offerings, raising capital and recruiting personnel. As a result, the Company has incurred a loss from operations of $5.3 million for the three months ended March 31, 2024, accumulated deficit attributable to common stockholders of $51.4 million as of March 31, 2024, and negative cash flows from operating activities of $3.8 million for the three months ended March 31, 2024. Accordingly, the Company performed an evaluation of its ability to continue as a going concern through at least twelve months from the date of the issuance of these unaudited condensed consolidated financial statements under Accounting Standards Codification (“ASC”) 205-40, Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern.

The Company has committed to fund its share of additional investment in its equity investment, Karnival TP-AQ Holdings Limited (“Karnival”), for the purpose of constructing the Vquarium Entertainment Centers in the People’s Republic of China. See Note 10 — Commitments and contingencies. On July 27, 2023, Falcon’s Creative Group, LLC, a wholly owned subsidiary of the Company, received a net closing payment from Qiddiya Investment Company (“QIC”), on behalf QIC Delaware, Inc., of $17.5 million ($18.0 million payment, net of $0.5 million in reimbursements relating to due diligence fees incurred by Qiddiya.). In April 2024, QIC released the remaining $12.0 million investment into FCG pursuant to the terms of the Subscription Agreement upon the establishment of an employee retention and attraction incentive program. The funds are to be used exclusively by FCG to fund its operations and growth and cannot be used to satisfy the commitments of other segments.

The Company’s development plans, and investments have been funded by a combination of debt and committed equity contributions from its stockholders and third parties, and the Company is reliant upon its stockholders and third parties for obtaining additional financing through debt or equity raises to fund its working capital needs, contractual commitments, and expansion plans. As of March 31, 2024, the Company has incurred material amounts of expenses in relation to its external advisors, accountants and legal costs in relation to its Form S-4 and other filings. The Company has a working capital deficiency of ($191.6) million (inclusive of the $155.3 million Earnout liability — current portion to be settled in shares) as of March 31, 2024. Additionally, the Company has $15.1 million in debt that is maturing in the next 12 months. The Company does not currently have sufficient cash or liquidity to pay liabilities that are owed or are maturing at this time. See Note 17 — Subsequent events. There can be no assurance that the additional capital or financing raises, if completed, will provide the necessary funding for the next twelve months from the date these unaudited condensed consolidated financial statements will be issued. As a result, there is substantial doubt as to the Company’s ability to continue as a going concern for the twelve-month period following the issuance of these unaudited condensed consolidated financial statements. The accompanying unaudited condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

1.      Description of business and basis of presentation (cont.)

Deconsolidation of Falcon’s Creative Group, LLC

On July 27, 2023, pursuant to the Subscription Agreement by and between FCG and QIC Delaware, Inc., (the “Subscription Agreement”), QIC Delaware, Inc., a Delaware corporation and an affiliate of QIC, invested $30.0 million in FCG (“Strategic Investment”). Following the closing of the Subscription Agreement, FCG now has two members: QIC, holding 25% of the equity interest in the form of preferred units, and the Company, holding the remaining 75% of the equity interest in the form of common units. In connection with the Strategic Investment, FCG amended and restated its limited liability company agreement (“LLCA”) to include QIC as a member and to provide QIC with certain consent, priority and preemptive rights; and the Company and FCG entered into an intercompany service agreement (“Intercompany Services Agreement”) and a license agreement. Upon the closing of the Subscription Agreement, FCG received a closing payment of $17.5 million (net of $0.5 million in reimbursements relating to due diligence fees incurred by QIC). QIC released in April 2024 the remaining $12.0 million investment into FCG pursuant to the terms of the Subscription Agreement upon the establishment of an employee retention and attraction incentive program.

QIC is entitled to redeem its preferred units on the earlier of (a) the five-year anniversary of the Strategic Investment or (b) any date on which a majority of key persons cease to be employed by FCG. The LLCA contains contractual provisions regarding the distribution of FCG’s income or loss. Pursuant to these provisions, QIC is entitled to a redemption amount of the initial $30.0 million investment plus a 9% annual compounding preferred return. QIC does not absorb losses from FCG that would cause its investment to drop below this redemption amount and any losses not absorbed by QIC are fully allocated to the Company.

QIC, as the holder of the preferred units of FCG, has priority with respect to any distributions by FCG, to the extent there is cash available. Under the LLCA, such distributions are payable (i) first, to QIC until the holders’ preferred return is reduced to zero, (ii) second, to QIC until the investment amount is reduced to zero, (iii) third, to the Company until it has received an amount equal to the amount paid to QIC, and (iv) fourth, to QIC and the Company on a pro-rata basis of 25% and 75%, respectively.

The LLCA grants QIC the right to block or participate in certain significant operating and capital decisions of FCG, including the approval of FCG’s budget and business plan, strategic investments, and incurring additional debt, among others. These rights allow QIC to effectively participate in significant financial and operating decisions of FCG that are made in FCG’s ordinary course of business. As such, as of July 27, 2023 the Company does not have a controlling financial interest since QIC has the substantive right to participate in FCG’s business decisions. Therefore, FCG was deconsolidated and accounted for as an equity method investment in the Company’s unaudited condensed consolidated financial statements.

After July 27, 2023, the assets and liabilities of FCG are no longer included within the Company’s consolidated balance sheet as of December 31, 2023.

See Note 4 — Investments and advances to equity method investments for the Company’s recognition of its retained investment in FCG. The Company’s retained interest in FCG will continue to be presented separately as a reportable segment in Note 11 — Segment Information.

2.      Summary of significant accounting policies

Concentration of credit risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of Cash and cash equivalents and Accounts receivable. The Company places its Cash and cash equivalents with financial institutions of high credit quality. At times, such amounts exceed federally insured limits. Management believes that no significant concentration of credit risk exists with respect to these cash balances because of its assessment of the creditworthiness and financial viability of the respective financial institutions.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

The Company provides credit to its customers located both inside and outside the United States in its normal course of business. Receivables are presented net of an allowance for credit losses based on the Company’s assessment of the collectability of customer accounts. The Company maintains an allowance that provides for an adequate reserve to cover estimated losses on receivables as well as contract assets. The Company determines the adequacy of the allowance by estimating the probability of loss based on the Company’s historical credit loss experience and taking into consideration current market conditions and supportable forecasts that affect the collectability of the reported amount. The Company regularly evaluates receivable and contract asset balances considering factors such as the customer’s creditworthiness, historical payment experience and the age of the outstanding balance. Changes to expected credit losses during the period are included in Credit loss expense in the Company’s unaudited condensed consolidated statements of operations and comprehensive income (loss). After concluding that a reserved accounts receivable is no longer collectible, the Company reduces both the gross receivable and the allowance for credit losses.

The Falcon’s Creative Group segment has significant revenue concentration associated with a few customers. As of July 27, 2023 FCG was deconsolidated and accounted for as an equity method investment in the Company’s unaudited condensed consolidated financial statements. The Falcon’s Creative Group segment is now comprised of the Company’s retained equity method investment in FCG. See Deconsolidation of Falcon’s Creative Group, LLC under Note 1 — Description of business and basis of presentation and Note 4 — Investments and advances to equity method investments. FCG revenue continues to depend on one customer, QIC. FCG had one customer with revenues greater than 10% of total revenue, approximately $14.7 million for the three months ended March 31, 2024.

The Company had one customer with revenues greater than 10% of total revenue, approximately $1.5 million for the three months ended March 31, 2024. Accounts receivable, net balances with this one customer totaled $1.8 million (100% of total Accounts receivable, net) as of March 31, 2024. The Company had two customers with revenue greater than 10% of total revenue, approximately $5.4 million for one customer and $3.2 million for the second customer, for the three months ended March 31, 2023.

Recently issued accounting standards

New accounting standards adopted during the quarter ended March 31, 2024

None.

Recently issued accounting standards not yet adopted as of March 31, 2024

In March 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-01, “Scope Application of Profits Interest and Similar Awards”. This ASU demonstrates how an entity should apply the scope guidance in paragraph 718-10-15-3 to determine whether profits interest and similar awards should be accounted for in accordance with Topic 718, Compensation-Stock Compensation. The amendments in this update related to the scope application issue apply to all reporting entities that account for profits interest awards as compensation to employees or non-employees in return for goods or services. For public business entities, this ASU is effective for annual periods beginning after December 15, 2024, and interim periods within those annual periods. For all other entities, the amendments are effective for annual periods beginning after December 15, 2025, and interim periods within those annual periods. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is evaluating the effect of this update on the Company’s financial statements.

In March 2024, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2024-02, “Codification Improvements-Amendments to Remove References to the Concepts Statements”. The amendments in this Update affect a variety of Topics in the Codification. The amendments

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

2.      Summary of significant accounting policies (cont.)

apply to all reporting entities within the scope of the affected accounting guidance. This update contains amendments to the Codification that remove references to various Concepts Statements. In most instances, the references are extraneous and not required to understand or apply the guidance. In other instances, the references were used in prior statements to provide guidance in certain topical areas. This ASU is effective for public business entities for fiscal years beginning after December 15, 2024. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2025. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance. The Company is evaluating the effect of this update on the Company’s financial statements.

3.      Revenue

As of July 27, 2023, FCG was deconsolidated and accounted for as an equity method investment in the Company’s unaudited condensed consolidated financial statements. The unaudited condensed consolidated statements of operations and comprehensive income (loss) therefore does not include activity related to FCG after deconsolidation during the three months ended March 31, 2024, and include three months of activity related to FCG prior to deconsolidation during the three months ended March 31, 2023. After July 27, 2023, the assets and liabilities of FCG are no longer included within the Company’s unaudited condensed consolidated balance sheet. Prior to deconsolidation, FCG’s operations generated a majority of the Company’s consolidated revenue and contract asset and liability balances. See Deconsolidation of Falcon’s Creative Group, LLC under Note 1 — Description of business and basis of presentation. See total revenues of Falcon’s Creative Group, LLC under Note 4 — Investments and advances to equity method investments.

Disaggregated components of revenue for the Company for the three months ended March 31, 2024 and 2023 are as follows:

	Three months ended March 31,
	2024	2023
Services transferred over time:
Design and project management services	$—	$5,916
Media production services	—	75
Attraction hardware and turnkey sales	—	1,874
Other	1,516	—
Total revenue from services transferred over time	$1,516	$7,865
Services transferred at a point in time:
Digital media licenses	—	1,329
Total revenue from services transferred at a point in time	$—	$1,329
Total revenue	$1,516	$9,194

In March 2023, the Company licensed the right to use Ride Media Content to Sierra Parima. See Note 7 — Related party transactions for further discussion. After the deconsolidation of FCG, the Company recognizes related party revenue for corporate shared service support provided to FCG. Total related party revenues from services provided to our equity method investments were $1.5 million and $3.5 million for the three months ended March 31, 2024 and 2023, respectively. Of the total related party revenues from services provided to our equity method investments, the Company recognized $1.5 million revenue related to intercompany services provided to FCG for the three months ended March 31, 2024.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

3.      Revenue (cont.)

The following tables present the components of our Accounts receivable, net:

	As of
	March 31, 2024	December 31, 2023
Related party	$1,794	$632
Other	—	64
Total	$1,794	$696

There was no revenue recognized for the three months ended March 31, 2024 that was included in the contract liability balance as of December 31, 2023. Revenue recognized for the three months ended March 31, 2023 that was included in the contract liability balance as of December 31, 2022 was $1.1 million.

Geographic information

The Company has contracts with customers located in the United States, Caribbean, Saudi Arabia, Hong Kong, and Spain. The following table presents revenues based on the geographic location of the Company’s customer contracts:

	Three months ended March 31,
	2024	2023
Saudi Arabia	$—	$5,621
Caribbean	—	3,357
USA	1,516	74
Hong Kong	—	126
Other	—	16
Total revenue	$1,516	$9,194

Destinations Operations

The Company had no Destinations Operations revenue during the three months ended March 31, 2024 and 2023.

4.      Investments and advances to equity method investments

The Company accounts for its investments in unconsolidated joint ventures using the equity method of accounting. The Company’s joint ventures are as follows:

i)       Falcon’s Creative Group

As of July 27, 2023, FCG was deconsolidated and accounted for as an equity method investment in the Company’s unaudited condensed consolidated financial statements. See Deconsolidation of Falcon’s Creative Group, LLC under Note 1 — Description of business and basis of presentation for a discussion of the terms of the Strategic Investment which required the deconsolidation of FCG. As of July 27, 2023, the Company recorded the investment in FCG at fair value, which was determined to be $39.1 million.

As described in Note 1, the LLCA contains contractual provisions regarding the distribution of FCG’s income or loss. Pursuant to these provisions, QIC is entitled to a redemption amount of the initial $30.0 million investment plus a 9% annual compounding preferred return. As a result, QIC does not absorb losses from FCG that would cause its investment to drop below this redemption amount and any losses not absorbed by QIC are fully allocated to the Company. The Company will recognize 100% of the income related to its equity method investment in FCG based on the terms of the LLCA, and will continue to recognize 100% of gains or (losses) until the equity accounts are split 25% : 75%.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

4.      Investments and advances to equity method investments (cont.)

ii)      PDP

PDP is an unconsolidated joint venture with Meliá Hotels International, S.A. (“Meliá Group”) for the development and operation of hotel resorts and theme parks. The Company has 50% voting rights and shares 50% of profits and losses in this joint venture. PDP operates a hotel resort and theme park located in Mallorca, Spain and a hotel located at Tenerife in the Canary Islands.

iii)    Sierra Parima

Sierra Parima is an equity method investment with Meliá Group for the development and operation of hotel resorts and theme parks. The Company has 50% voting rights and shares 50% of profits and losses in this joint venture. Sierra Parima had one theme park in Punta Cana in the Dominican Republic, the Katmandu Park DR. The Company has concluded that Sierra Parima is a variable interest entity (“VIE”), that the Company does not have the power to direct the activities that most significantly impact the economic performance of Sierra Parima, as such decisions are taken by the unanimous consent of the representatives of the joint venture partners. The Company, therefore, does not consolidate Sierra Parima and accounts for the investment as an equity method investment.

Full Impairment of Investment in Sierra Parima

Katmandu Park DR completed construction and opened to visitors in early 2023. Although various operational challenges encountered upon opening were resolved, Katmandu Park DR visitor levels were below management’s expectations. Melia and the Company jointly decided to wind down operations and are evaluating avenues for potential liquidation or sale of the property. On March 7, 2024, Katmandu Park DR was closed to visitors.

As of December 31, 2023, equity investment in Sierra Parima was deemed to be other-than-temporarily impaired. The Company estimated the fair value of its investment in Sierra Parima using probability weighted scenarios assigned to discounted future cash flows. The impairment is the result of management’s estimates and assumptions regarding the likelihood of certain outcomes related to various liquidation and sale scenarios and pending legal matters, the timing of which remains uncertain. These estimates were determined primarily using significant unobservable inputs (Level 3). The estimates that the Company makes with respect to its equity method investment are based upon assumptions that management believes are reasonable, and the impact of variations in these estimates or the underlying assumptions could be material.

Based on the estimated sale or liquidation proceeds from Sierra Parima, and Sierra Parima’s outstanding debts remaining to be settled, the fair value of the Company’s investment in Sierra Parima was determined to be zero.

There are no other liquidity arrangements, guarantees or other financial commitments between the Company and Sierra Parima. The Company is not committed to provide any additional funding as of March 31, 2024. Any future capital fundings will be discretionary.

iv)     Karnival

On November 2, 2021, the Company entered into a joint venture agreement to acquire a 50% interest in Karnival TP-AQ Holdings Limited (“Karnival”), a joint venture established with Raging Power Limited, a subsidiary of New World Development Company Limited (“Raging Power”). The purpose of the joint venture is to hold ownership interests in entities developing and operating amusement centers located in the People’s Republic of China. The first location is currently under development in Hong Kong. The Company has concluded that Karnival is a VIE, that the Company does not have the power to direct the activities that most significantly

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

4.      Investments and advances to equity method investments (cont.)

impact the economic performance of Karnival, as such decisions are taken by the unanimous consent of the representatives of the joint venture partners. The Company, therefore, does not consolidate Karnival and accounts for the investment as an equity method investment. The Company and its joint venture partner are committed to funding non-interest-bearing advances of $9 million (HKD 69.7 million) each, over a three-year period. As of March 31, 2024, the Company had funded $6.6 million (HKD 51.0 million). These advances are repayable to the joint venture partners based on a percentage of gross revenues from operations commencing from the first year of operations. The advances provided to Karnival are accounted for as investments and classified within Investments and advances to unconsolidated joint ventures equity method investments. There are no other liquidity arrangements, guarantees or other financial commitments between the Company and Karnival. Therefore, the Company’s maximum risk of financial loss is the investment balance and remaining unfunded capital commitment of $2.4 million (HKD 18.7 million) as of March 31, 2024.

Investments and advances to equity method investments as of March 31, 2024 and December 31, 2023 consisted of the following:

	As of
	March 31, 2024	December 31, 2023
FCG	$31,463	$30,930
PDP	22,899	22,870
Karnival	6,930	6,843
	$61,292	$60,643

The Company’s share of gain or (loss) from equity method investments for the three months ended March 31, 2024, and 2023 comprised of:

	Three months ended March 31,
	2024	2023
FCG(1)	$533	$—
PDP	534	91
Sierra Parima	—	(1,372)
Karnival	87	2
	$1,154	$(1,279)

____________

(1)      The share of loss from the Company’s equity method investment in FCG is subsequent to FCG’s deconsolidation on July 27, 2023. The Company recognized 100% of the income related to its equity method investment in FCG based on the terms of the LLCA, and will continue to recognize 100% of gains or (losses) until the split in equity accounts becomes 25% : 75%.

The following tables provide summarized balance sheet information for the Company’s equity method investments:

	As of March 31, 2024
	FCG	PDP	Karnival
Current assets	$17,326	$10,330	$16,358
Non-current assets	29,630	84,704	1,822
Current liabilities	12,776	14,804	17,412
Non-current liabilities	9,247	34,435	-

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

4.      Investments and advances to equity method investments (cont.)

	As of December 31, 2023
	FCG	PDP	Sierra Parima	Karnival
Current assets	$12,575	$8,283	$2,697	$16,030
Non-current assets	19,730	87,280	18,714	1,805
Current liabilities	7,375	14,048	62,070	(17,250)
Non-current liabilities	1,801	35,777	9,973	—

The following tables provide summarized related party balances of FCG, Sierra Parima and PDP:

	As of March 31, 2024
	FCG	PDP
Assets	$2,420	$946
Liabilities	3,914	1,867
	As of December 31, 2023
	PDP	FCG	Sierra Parima
Assets	$2,288	$7,503	$2,230
Liabilities	1,685	3,384	57,438

The following tables provide summarized statements of operations for the Company’s equity method investments:

	Three months ended March 31, 2024
	FCG(1)	PDP
Total revenues	$14,927	$7,455
Income from operations	1,579	1,330
Net income	1,803	954

____________

(1)      The share of loss from the Company’s equity method investment in FCG is subsequent to FCG’s deconsolidation on July 27, 2023. The Company recognized 100% of net income, less 9% preferred return to QIC and amortization of the basis difference of deconsolidation of FCG. There were adjustments of $(1.3) million comprised of $(0.5) million in accretion of preference dividend and fees, and $(0.8) million in amortization of basis difference, which further reduced the share of FCG income recorded to $0.5 million. The Company will continue to recognize 100% of gains or (losses) in their investment in FCG based on the terms of the LLCA, and until the split in equity accounts becomes 25% : 75%.
	Three months ended March 31, 2023
	PDP	Sierra Parima
Total revenues	$6,342	$234
Income (loss) from operations	505	(2,736)
Net income (loss)	182	(2,744)

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

4.      Investments and advances to equity method investments (cont.)

The results of operations for Karnival for the three months ended March 31, 2024 and 2023 were not material for the periods presented and, as such, not included in the tables above. As of December 31, 2023, the equity investment in Sierra Parima was deemed to be other-than-temporarily impaired, and therefore, not included in the table above. See “Full Impairment of Investment in Sierra Parima” above.

The following table provides FCG and PDP’s summarized related party activity for the three months ended March 31, 2024:

	Three months ended March 31, 2024
	FCG(1)	PDP
Total revenues	$14,756	$21
Total expenses	82	992

____________

(1)      The summarized results of FCG disclosed above are subsequent to FCG’s deconsolidation on July 27, 2023.

The following table provides Sierra Parima and PDP’s summarized related party activity for the three months ended March 31, 2023:

	Three months ended March 31, 2023
	PDP	Sierra Parima
Total revenues	$5	$122
Total expenses	859	423

5.      Accrued expenses and other current liabilities

The Company’s Accrued expenses and other current liabilities consisted of:

	As of
	March 31, 2024	December 31, 2023
Audit and professional fees	$17,294	$17,605
Excise tax payable on FAST II stock redemptions	2,211	2,211
Accrued payroll and related expenses	654	592
Accrued interest	63	9
Project-related accruals	50	—
Other	469	423
	$20,741	$20,840

Accrued expenses and other current liabilities with related parties were $0.4 million and $0.5 million as of March 31, 2024 and December 31, 2023 respectively.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

6.      Long-term debt and borrowing arrangements

The Company’s indebtedness as of March 31, 2024 and December 31, 2023 consisted of the following:

	As of March 31, 2024		As of December 31, 2023
	Amount	Interest Rate	Amount	Interest Rate
$10 million revolving credit arrangement – related party (due December 2026)	$6,086	2.75%	$6,828	2.75%
€1.5 million term loan (due April 2026)	857	1.70%	980	1.70%
$12.785 million term loan – related party (due December 2026)	8,938	2.75%	9,697	2.75%
€7 million term loan (due April 2027)	4,428	6.00%	4,861	6.00%
$7.25 million term loan – related party (due December 2027)	6,827	3.75%	7,250	3.75%
$1.25 million term loan – (due March 31, 2025)	1,250	8.88%	—	—
$7.22 million term loan – related party (due March 31, 2025)	7,221	8.88%	—	—
	35,607		29,616
Less: Current portion of long-term debt and short-term debt	15,131		6,651
	$20,476		$22,965

As of March 31, 2024, the remaining commitment available under the Company’s related party revolving credit arrangements was the following:

Available Capacity
$10 million revolving credit arrangement (due December 2026)	$3,914
$3,914

$10 million revolving credit arrangement

In December 2021, the Company entered into a $10.0 million revolving credit arrangement with Collections (now known as Infinite Acquisitions). This arrangement, which is subject to an annual fixed interest rate of 2.75%, matures in December 2026.

€1.5 million term loan

In April 2020, the Company entered into a six-year €1.5 million Institute of Official Credit (ICO) term loan with a Spanish bank, with a fixed interest rate of 1.70%. The loan was interest only for the first twelve months, thereafter principal and interest is payable monthly in arrears.

$12.785 million term loan

In December 2021, the Company entered into a five-year $12.785 million term loan with Collections. The loan bears interest at 2.75% per annum. The loan was interest only for the first twelve months, thereafter principal and interest is payable quarterly in arrears.

€7 million term loan

In March 2019, the Company entered into a seven-year €7 million term loan with a Spanish bank, which was interest only for the first eighteen months, thereafter principal and interest was payable monthly in arrears. In January 2021, the loan was modified and bears interest at six-month Euribor plus 2.00%. Loan is collateralized by the Company’s investment in PDP.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

6.      Long-term debt and borrowing arrangements (cont.)

$7.25 million Term Loan

In December 2022, the Company entered into a five-year $7.25 million term loan with Infinite Acquisitions. The loan bears interest at 3.75% per annum. The loan was interest only for the first twelve months, thereafter principal and interest is payable quarterly in arrears.

$1.25 million Term Loan

In March 2024, Falcon’s Opco entered into a one-year $1.25 million term loan with Universal Kat Holdings, LLC. The loan bears interest at 8.875% per annum, which is payable quarterly in arrears.

$7.221 million Term Loan

In March 2024, Falcon’s Opco entered into a one-year $7.221 million term loan with Katmandu Ventures, LLC. The loan bears interest at 8.875% per annum, which is payable quarterly in arrears.

7.      Related party transactions

Other current assets

As of March 31, 2024, the Company made short-term advances of $2.1 million to FCG. The balance was repaid in full in April 2024.

Related party notes

In January 2023, the Company loaned $2.5 million to Infinite Acquisitions for 20 days. The Company received interest income at 2.75% during this 20-day period. Interest income from this short-term related party advance was less than $0.1 million.

Accrued expenses and other current liabilities

The Company has a short-term advance from PDP to Fun Stuff, S.L., a wholly-owned subsidiary of Falcon’s Opco (“Fun Stuff”) for $0.4 million issued in 2022, which is repayable within one year and non-interest bearing. As of March 31, 2024, the amount remained payable to PDP.

Long-term debt

The Company has various long-term debt instruments with Infinite Acquisitions with accrued interest of $0.1 million and $0.0 million as of March 31, 2024 and December 31, 2023, respectively related to these loans. Accrued interest is included within Accrued expenses and other current liabilities on the unaudited condensed consolidated balance sheets.

Services provided to equity method investments

FCG has been contracted for various design, master planning, attraction design, hardware sales and commercial services for themed entertainment offerings by the Company’s equity method investments. As of July 27, 2023 FCG has been deconsolidated and is also now accounted for as an equity method investment. See Deconsolidation of Falcon’s Creative Group, LLC under Note 1 — Description of business and basis of presentation. Destinations Operations recognizes management and incentive fees from the Company’s equity method investments. No revenue was recognized during the three months ended March 31, 2024 and 2023 due to the seasonality of the business.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

7.      Related party transactions (cont.)

Intercompany Services Agreement between FCG and the Company

In conjunction with the closing of the Subscription Agreement described in Note 1 — Description of business and basis of presentation, the Intercompany Services Agreement was established between FCG and the Company. Accounts receivable balances due from FCG to the Company of $1.8 million and $0.6 million are outstanding under this Intercompany Service Agreement as of March 31, 2024 and December 31, 2023, respectively. The Company recognized $1.5 million revenue related to services provided to FCG for the three months ended March 31, 2024. See Note 3 — Revenue.

FCG also provides marketing, R&D, and other services to FBG. The Company currently owes less than $0.2 million to FCG related to these services as of March 31, 2024, and less than $0.1 million as of December 31, 2023. The Company has also incurred reimbursable costs on behalf of FCG subsequent to July 27, 2023. The Company has $1.1 million and $0.6 million in accounts receivable from FCG related to these reimbursable costs as of March 31, 2024 and December 31, 2023, respectively.

Digital media license revenue and related receivable with equity method investment

During March 2023, the Company licensed the right to use digital ride media content to Sierra Parima. The Company recognized digital media license revenue of $1.3 million for the three months ended March 31, 2023.

On March 7, 2024, Sierra Parima’s Katmandu Park DR was closed to visitors. Development plans for future parks, where this digital media license would have been deployed, have been deferred indefinitely, and the Company does not expect any future revenue from this digital media license in the near term.

Advance to Meliá Group

In January 2022, the Company advanced $0.5 million to Meliá Group to be used by Meliá as an earnest money deposit for a potential land acquisition in Playa del Carmen intended for the site of a future hotel and entertainment development. The advance is non-interest bearing and has been classified in Other current assets as of March 31, 2024 and as of December 31, 2023.

Subscription agreement with Infinite Acquisitions

On October 4, 2023, in connection with the Business Combination, Infinite Acquisitions irrevocably committed to fund an additional approximately $12.8 million to the Company by December 31, 2023 for a total financing from Infinite Acquisition of $80.0 million. As of March 31, 2024, Infinite Acquisitions has not met its commitment.

$7.221 million Term Loan

In March 2024, Falcon’s Opco entered into a one-year $7.221 million term loan with Katmandu Ventures, LLC, a greater than 10% shareholder of the Company. The loan bears interest at 8.875% per annum, which is payable quarterly in arrears.

8.      Income taxes

The tax provisions for the three months ended March 31, 2024 and 2023 were computed using the estimated effective tax rates applicable to the taxable jurisdictions for the full year. The Company’s tax rate is subject to management’s quarterly review and revision, as necessary. The Company’s effective tax rate was 0% and 0.03% for the three months ended March 31, 2024 and 2023, respectively.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

8.      Income taxes (cont.)

The Company records a provision or benefit for income taxes on pre-tax income or loss based on its estimated effective tax rate for the year. Given the Company’s uncertainty regarding future taxable income, the Company maintains a full valuation allowance on its deferred tax assets. The Company recorded an income tax benefit of less than $0.1 million for the three months ended March 31, 2024 and March 31, 2023. During the three months ended March 31, 2023 the Company had a valuation allowance only against its deferred tax assets in Spain.

9.      Tax Receivable Agreement

On October 6, 2023, the partners of Falcon’s Opco at the time of the Acquisition Merger (“Exchange TRA Holders”), along with the Company (collectively the “TRA Holders”), entered into a Tax Receivable Agreement with Falcon’s Opco that provides for the payment by Falcon’s Opco to the TRA Holders of 85% of the amount of tax benefits, if any, that it realizes, or in some circumstances, is deemed to realize, as a result of (i) future redemptions funded by Falcon’s Opco or exchanges, or deemed exchanges in certain circumstances, of common units of Falcon’s Opco for the Company’s Class A common stock, par value $0.0001 per share (“Class A Common Stock”) or cash, and (ii) certain additional tax benefits attributable to payments made under the Tax Receivable Agreement (the “TRA Payment”).

During the three months ended March 31, 2024, 2.0 million common units of Falcon’s Opco and an equal number of shares of the Company’s Class B common stock, par value $0.0001 per share (“Class B Common Stock”) were exchanged for 2.0 million shares of Class A Common Stock of the Company. During the three Months ended March 31, 2024, the Company did not recognize an increase to its net deferred tax assets due to the full valuation allowance. As a result of the exchanges during the quarter the Company did not recognize an increase to its net deferred tax assets.

10.    Commitments and contingencies

Litigation — The Company is named from time to time as a party to lawsuits and other types of legal proceedings and claims in the normal course of business. As previously disclosed in the Company’s Annual Report and its Current Report on Form 8-K filed with the SEC on May 6, 2024, the Company was served with a complaint (the “Guggenheim Complaint”) on March 27, 2024 in which Guggenheim Securities, LLC (“Guggenheim”) alleges breach of a contract with Guggenheim. Guggenheim alleges that the Company owes certain fees and expenses of $11.1 million for services allegedly performed by Guggenheim in connection with the Business Combination which was consummated on October 6, 2023. As part of the Company’s accounting for transaction expenses related to the Business Combination, prior to the Company’s receipt of the Guggenheim Complaint, the Company accrued $11.1 million as of December 31, 2023 with respect to a contract with Guggenheim. The Company intends to vigorously defend itself against the claims alleged in the Guggenheim Complaint and contest the amounts Guggenheim asserts are owed.

Indemnification — In the ordinary course of business, the Company enters into certain agreements that provide for indemnification by the Company of varying scope and terms to customers, vendors, directors, officers, employees, and other parties with respect to certain matters. Indemnification includes losses from breach of such agreements, services provided by the Company, or third-party intellectual property infringement claims. These indemnities may survive termination of the underlying agreement and the maximum potential amount of future indemnification payments, in some circumstances, are not subject to a cap. As of March 31, 2024 and December 31, 2023, there were no known events or circumstances that have resulted in a material indemnification liability.

Commitments — As of January 1, 2024 the Company has entered into a commitment with The Hershey Licensing Company (“Hershey”) to develop venues themed with Hershey’s licensed trademarks and intellectual property in at least four locations by 2028. For each location, the Company is required to pay a one-time $0.3 million development fee and an on-going royalty fee of 6% of gross sales starting in the year 2025. The development fee

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

10.    Commitments and contingencies (cont.)

is due no later than 12 months prior to the scheduled opening of the respective locations. Under the agreement, the royalty is at minimum $0.3 million for the year 2025 and 85% of the previous year’s actual royalty paid for 2025 onward.

As of March 31, 2024 the Company has unfunded commitments to its unconsolidated joint venture Karnival of $2.4 million (HKD 18.7 million). However, the Company does not currently have the liquidity to fund such amounts and the ability to do so in the future is contingent upon securing additional financing or capital raises. See Note 1 — Description of business and basis of presentation.

11.    Segment information

The Company has five operating segments, Falcon’s Creative Group, PDP, Sierra Parima, Destinations Operations and Falcon’s Beyond Brands, all of which are reportable segments. The Company’s Chief Operating Decision Makers are its Executive Chairman and Chief Executive Officer, who review financial information for purposes of making operating decisions, assessing financial performance, and allocating resources. Operating segments are organized based on product lines and, for our location-based entertainment, by geography. Results of operating segments include costs directly attributable to the segment including project costs, payroll and payroll-related expenses and overhead directly related to the business segment operations. Unallocated corporate expenses which include payroll and related benefits for executive, accounting, finance, marketing, human resources, legal and information technology support services, audit, tax corporate legal expenses are presented as Unallocated corporate overhead as a reconciling item between total income (losses) from reportable segments and the Company’s unaudited condensed consolidated financial statement results.

Falcon’s Creative Group provides master planning, media, interactive and audio production, project management, experiential technology and attraction hardware development services and attraction hardware sales on a work-for-hire model. Pursuant to the Subscription Agreement, Falcon’s Creative Group is now deconsolidated effective July 27, 2023, and accounted for as an equity method investment in the Company’s unaudited condensed consolidated financial statements. The operating segment still remains a reportable segment for the Company. See Deconsolidation of Falcon’s Creative Group, LLC under Note 1 — Description of business and basis of presentation and Note 4 — Investments and advances to equity method investments.

The Company’s equity method investments, PDP and Sierra Parima (before Katmandu Park DR was closed to visitors on March 7, 2024), develop, own and operate hotels, theme parks and retail, dining and entertainment venues. See Note 4 — Investment and advances to equity method investments. Destinations Operations provides development and management services for themed entertainment to PDP, Sierra Parima and new development opportunities. The Company collectively refers to the Destination Operations, PDP and Sierra Parima as Falcon’s Beyond Destinations.

Reportable segments’ measure of profit and loss is earnings before interest, taxes, foreign exchange gain (loss), impairments, depreciation and amortization and change in fair values in warrant and earnout liabilities. See Note 7 — Related party transactions for transactions between the Company’s wholly-owned businesses and equity method investments.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

11.    Segment information (cont.)

	Three months ended March 31, 2024
	Falcon’s Creative Group	Falcon’s Beyond Destinations			Falcons Beyond Brands	Intersegment eliminations	Unallocated corporate overhead	Total
		Destination Operations	PDP	Sierra Parima
Revenue	$—	$(2)	$—	$—	$—	$—	$1,518	$1,516
Share of gain or (loss) from equity method investments, excluding impairments	533	87	534	—	—	—	—	1,154
Segment income (loss) from operations	533	(414)	534	—	(663)	—	(4,148)	(4,158)
Depreciation and amortization expense								(1)
Gain (loss) of sale of assets								(2)
Share of equity method investee’s impairment of fixed assets								—
Interest expense								(269)
Interest income								3
Change in fair value of warrant liabilities								208
Change in fair value of earnout liabilities								118,615
Foreign exchange transaction gains (losses)								(373)
Income tax benefit								1
Net loss								$114,024
	Three months ended March 31, 2023
	Falcon’s Creative Group	Falcon’s Beyond Destinations			Falcons Beyond Brands	Intersegment eliminations	Unallocated corporate overhead	Total
		Destination Operations	PDP	Sierra Parima
Revenue	$8,002	$—	$—	$—	$1,477	$(285)	$—	$9,194
Share of gain or (loss) from equity method investments	—	2	91	(1,372)	—	—	—	(1,279)
Segment income (loss) from operations	(413)	(547)	91	(1,372)	129	(226)	(6,501)	(8,839)
Depreciation and amortization expense								(1,342)
Interest expense								(271)
Foreign exchange transaction gain (loss)								599
Income tax benefit								3
Net loss								$(9,850)

12.    Fair value measurement

The following table provides information related to the Company’s assets and liabilities measured at fair value on a recurring basis as of March 31, 2024 and December 31, 2023:

	March 31, 2024
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liabilities	$3,691	$	$—	$3,691
Earnout liabilities	—		370,026	370,026
	$3,691	$	$370,026	$373,717

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

12.    Fair value measurement (cont.)

	December 31, 2023
	Level 1	Level 2	Level 3		Total
Liabilities:
Warrant liabilities	$3,904	$	$		$3,904
Earnout liabilities				488,641	488,641
	$3,904	$		$488,641	$492,545

The warrant liability fair value is based on quoted market prices in active markets, and therefore is classified within Level 1 of the fair value hierarchy. The earnouts based on revenue and earnings before interest, taxes, depreciation and amortization (“EBITDA”) as well as the earnouts based on the Company’s stock price have been classified within Level 3 of the hierarchy as the fair value is derived using a Monte Carlo simulation analysis in a risk neutral framework, which uses a combination of observable (Level 2) and unobservable (Level 3) inputs. Key estimates and assumptions impacting the fair value measurement include the Company’s revenue and EBITDA forecasts as well as the assumptions listed in the tables below. The fair value measurement associated with the earnout liability is highly sensitive to changes in stock price and forecasted amounts for revenue through 2024. Any changes to stock price and forecasted revenues in 2024 will result in remeasurement of the earnout liability and could result in material gains or losses being recognized in the statement of operations and comprehensive income (loss).

The Company estimated the fair value per share of the underlying common stock based, in part, on the results of third-party valuations and additional factors deemed relevant. The risk-free interest rate was determined by reference to the U.S. Treasury yield curve for time periods approximately equal to the remaining contractual term of the earnouts. The Company estimated a 0% expected dividend yield as of March 31, 2024, based on the fact that prior to the Business Combination, the Company had never paid or declared dividends and does not intend to do so in the foreseeable future. Prior to the Business Combination, the Company was a private company and lacked company-specific historical and implied volatility information of its stock, and as such, the expected stock volatility was based on the historical volatility of publicly traded peer companies for a term equal to the remaining expected term of the warrants.

The following table presents the unobservable inputs of the earnout liability for earnout shares based on revenue and EBITDA targets:

Amount
Current stock price	10.25
Earnout period – beginning	7/1/2023
Earnout period – end	12/31/2024
Equity volatility, EBITDA volatility	25.0%
Operational leverage ratio	65.00%
Revenue volatility	10.00%
Revenue/stock price correlation	45.00%
EBITDA/stock price correlation	35.00%
Revenue discount rate	9.37%
Dividend yield	0.00%

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

12.    Fair value measurement (cont.)

The following table presents the unobservable inputs of the earnout liability for earnout shares based on the Company’s stock price:

Amount
Term (years)	5.5
Volatility	40.00%
Risk-free rate	4.16%
Dividend yield	0.00%
Current stock price	10.25

The following table summarizes the activity for the Company’s Level 3 instruments measured at fair value on a recurring basis (in thousands):

Earnout Liabilities
Balance as of December 31, 2023	$488,641
Issuances	—
Change in fair value	(118,615)
Balance as of March 31, 2024	$370,026

There were no transfers between Level 1 and Level 2, nor into and out of Level 3, during the periods presented.

13.    Equity and net loss per share

Authorized Capitalization

The total amount of the Company’s authorized capital stock consists of (a) 650,000,000 shares of Common Stock, par value $0.0001 per share consisting of (i) 500,000,000 shares of Class A Common Stock, (ii) 150,000,000 shares of Class B Common Stock, and (b) 30,000,000 shares of preferred stock, par value $0.0001 per share, of which 12,000,000 shares are classified and designated as 8% Series A cumulative convertible preferred stock.

Common Stock

The rights of the holders of Class A Common Stock and Class B Common Stock have various terms, as follows:

Each holder of common stock is entitled to one vote for each share of common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Shares of Class B Common Stock carry the same voting rights as shares of Class A Common Stock but have no economic terms. Class B Common Stock is exchangeable, along with common units of Falcon’s Opco, into Class A Common Stock.

Preferred Stock

There are no outstanding shares of preferred stock as of March 31, 2024 or December 31, 2023.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

13.    Equity and net loss per share (cont.)

The weighted average units outstanding for the three months ended March 31, 2024 used to determine the Company’s Net income per share reflects the following:

(amounts in thousands, except number of shares and amount per share)	For the period from December 31, 2023 to March 31, 2024
Numerator:
Net income	$114,024
Net income attributable to noncontrolling interests	$96,855
Net income available to Class A common stockholders	$17,169

Adjustment for dilutive earn out units at Falcon’s Beyond Global, LLC	$(3,083)

Dilutive net income attributable to Class A common stockholders	$14,086

Denominator:
Weighted average Class A common stock outstanding – basic	9,021,520

Adjustment for dilutive Class A earnout shares	187,500

Weighted average Class A common stock outstanding – diluted	9,209,020

Net income per Class A common share – basic:	1.90
Net income per Class A common share – diluted:	1.53

The Company applies the treasury stock method to the Warrants and restricted stock units (“RSUs”), the contingently issuable shares method to the Earnout shares, and the if-converted method for the Exchangeable noncontrolling interests, if dilutive. The following securities were not included in the computation because the effect would be anti-dilutive or issuance of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the period:

For the period from December 31, 2023 to March 31, 2024
Class A earnout shares	1,750,000
Class B earnout shares	68,250,000
Warrants to purchase common stock	5,198,420
RSUs	931,437

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

14.    Stock warrants

As of March 31, 2024, there are 5,380,360 warrants outstanding. 7,349 warrants were converted into Class A Common Stock during the three months ended March 31, 2024. The warrants do not meet the criteria for equity treatment under ASC 815. As such, the warrants are classified as liabilities and are adjusted to fair value at the end of each reporting period.

The Company remeasures the fair value of the warrants based on their quoted market price. For the three months ended March 31, 2024, the Company recognized $0.2 million of gain related to the change in fair value of warrant liabilities, which is recognized in Change in fair value of warrant liabilities in the unaudited condensed consolidated statements of operations and comprehensive income (loss).

The following table summarizes the Company’s outstanding common stock warrants as of March 31, 2024:

Year of Issue	Number of Shares Issuable	Exercise Price	Expiration Date	Classification
2023	5,380,360	$11.50	Oct – 2028	Liability

15.    Earnouts

At the closing of the Business Combination, the Company issued 1,937,500 Earnout Shares in the form of Class A Common Stock and 75,562,500 Earnout Shares in the form of Class B Common Stock. The Earnout Shares were placed into an escrow account for the benefit of certain holders pursuant to the Merger Agreement.

Earnout Shares were deposited into escrow at the Closing and will be earned, released and delivered upon satisfaction of certain milestones related to the EBITDA of the Company and the gross revenue of the Company during periods between July 1, 2023 and December 31, 2024 and the volume weighted average closing sale price of the Company’s shares of Class A Common Stock during the five-year period beginning on the one-year anniversary of the Acquisition Merger and ending on the six-year anniversary of the Acquisition Merger.

The Earnout Shares are classified as a liability and measured at fair value, with changes in fair value included in the unaudited condensed consolidated statements of operations and comprehensive income (loss).

The fair value of the earnout liability was $370.0 million and $488.6 million as of March 31, 2024 and December 31, 2023, respectively. For the three months ended March 31, 2024, the Company recognized $118.6 million of gain related to the change in fair value of earnout liabilities included in Change in fair value of earnout liabilities in the unaudited condensed consolidated statement of operations and comprehensive income (loss). See Note 12 — Fair value measurement.

16.    Share-Based Compensation

The Company adopted a share-based compensation plan (the “Plan”) under which 931,437 RSUs are registered. Each vested Restricted Stock Unit represents the right to receive one Class A Common Share. Under the Plan, RSUs with service-based conditions may be granted to directors, officers, employees, and non-employees. RSUs were granted to employees of both the Company and FCG. However, FCG fully reimburses FBG for the compensation cost associated with these grants. As such, expenses related to the RSUs granted to employees of FCG do not represent a purchase of services or contribution to FCG.

FALCON’S BEYOND GLOBAL, INC. AND SUBSIDIARIES
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
FOR THE THREE MONTHS ENDED MARCH 31, 2024 AND 2023
(in thousands of U.S. dollars, unless otherwise stated)

16.    Share-Based Compensation (cont.)

The RSUs do not provide the grantee with an option to choose settlement in cash or stock. The holder of the RSU shall not be, nor have any of the rights or privileges of, a shareholder of the Company, including, without limitation, voting rights and rights to dividends, in respect to the RSUs and any shares underlying the RSUs and deliverable under the Plan unless and until such shares shall have been issued by the Company and held of record by such holder. A summary of the Plan’s RSUs award activity is as follows:

Restricted Stock Units
Nonvested at January 1, 2024	939,330
Granted	—
Forfeited	7,893
Vested	—
Nonvested at March 31, 2024	931,437
Vested at March 31, 2024	—

The RSUs under the Plan will vest over a five-year period following the one-year anniversary of the date of grant. The grant date of all RSUs associated with the Plan is December 21, 2023. The fair value of these RSUs is estimated based on the fair value of the Company’s common stock on the date of grant using the closing price on the day of grant. A summary of the Plan’s RSUs vesting schedule is as follows:

Vesting Date	RSU Vested (% of total)
December 21, 2024	15.0%
December 21, 2025	17.5%
December 21, 2026	20.0%
December 21, 2027	22.5%
December 21, 2028	25.0%

The Company elected the straight-line attribution method to account for the compensation cost over the five-year requisite service period for the entire award, as long as the participant continues to provide service to the Company. Forfeitures are accounted for at the time the forfeiture occurs.

The Company recognized stock-based compensation expense of $0.3 million for the three months ended March 31, 2024, which is included within selling, general and administrative expenses in the unaudited condensed consolidated statements of operations and comprehensive income (loss). The $0.2 million compensation cost for RSU’s granted to FCG employees is recognized as a receivable from FCG and does not impact the Company’s unaudited condensed consolidated statements of operations and comprehensive income (loss).

17.    Subsequent events

On April 16, 2024, QIC released the remaining $12.0 million of the $30.0 million investment to FCG upon the establishment of the employee retention and attraction incentive program. These funds can be used by FCG to fund its operations and growth and cannot be used to satisfy the commitments of other segments.

Subsequent to March 31, 2024, Infinite Acquisitions has loaned an additional $0.2 million to the Company pursuant to the revolving credit arrangement.

On May 10, 2024, shareholders owning Earnout Shares were notified of the Earnout Shares earned and forfeited for the 2023 performance awards, based on the issued Annual Report in the Form 10-K. 187,500 and 312,500 Earnout Shares in the form of Class A Common Stock were earned and forfeited, respectively. 7,312,500 and 12,187,500 Earnout Shares in the form of Class B Common Stock were earned and forfeited, respectively.

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, other than underwriting discounts and commissions.

Amount
Securities and Exchange Commission registration fee		$241,304.83	(1)
Accountants’ fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total expenses	$	*

____________

*        These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

(1)      SEC registration fee was previously paid.

Item 14. Indemnification of Directors and Officers.

Section 102 of the DGCL permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our certificate of incorporation provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with each of our directors and officers. These indemnification agreements may require us, among other things, to indemnify our directors and officers for some expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of his or her service as one of our directors or officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of Common Stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act against certain liabilities.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of capital stock issued by us within the past three years. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

The Company issued certain securities, as further described below, under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act, as a transaction by an issuer not involving a public offering. This included the issuances of (i) Pubco Class B Common Stock and Earnout Shares (in the form of Pubco Class B Common Stock) to Infinite Acquisitions, Katmandu Ventures, LLC and CilMar Ventures, LLC, Series A, (ii) Class A Common Stock to Infinite Acquisitions upon conversion of the Infinite Promissory Note, and (iii) Working Capital Warrants to Sponsor.

In connection with the Business Combination, at the Acquisition Merger Effective Time, we issued (i) 46,763,877 shares of Class B Common Stock in exchange for all issued and outstanding Falcon’s Opco Units (other than the Reclassified Units and the Company Financing Units) (ii) 775,000 Earnout Shares (in the form of Class A Common Stock), and 75,562,500 Earnout Shares (in the form of Class B Common Stock) which were placed into an escrow account for the benefit of certain holders of Falcon’s Opco Units pursuant to the Merger Agreement. In addition, the Company elected to convert the principal amount of $2.25 million outstanding under the Infinite Promissory Note into 225,000 shares of Class A Common Stock. In addition, at the SPAC Merger Effective Time, we assumed 733,333 working capital warrants (in the form of Private Placement Warrants), resulting in Warrants of the Company that are exercisable, at an initial exercise price of $11.50, subject to adjustment, for 1.034999 shares of Class A Common Stock.

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
2.1†

Composite Amended and Restated Agreement and Plan of Merger, dated January 31, 2023, as amended on June 25, 2023, July 7, 2023 and September 1, 2023, by and among FAST Acquisition Corp. II, Falcon’s Beyond Global, LLC, Falcon’s Beyond Global, Inc. and Palm Merger Sub, LLC (incorporated herein by reference to Exhibit 2.1 to Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-269778) filed September 1, 2023).

3.1

Amended and Restated Certificate of Incorporation of Falcon’s Beyond Global, Inc. (incorporated by reference to Exhibit 3.1 to Falcon Beyond Global Inc.’s Current Report on Form 8-K filed October 12, 2023).

3.2	Amended and Restated By-Laws of Falcon’s Beyond Global, Inc. (incorporated by reference to Exhibit 3.2 to Falcon Beyond Global Inc.’s Current Report on Form 8-K filed October 12, 2023).
4.1

Specimen Class A Common Stock Certificate of Falcon’s Beyond Global, Inc. (incorporated by reference to Exhibit 4.1 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-269778) filed June 28, 2023).

4.2

Second Amended and Restated Warrant Agreement, dated November 3, 2023, by and between Falcon’s Beyond Global, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Falcon Beyond Global Inc.’s Current Report on Form 8-K filed November 7, 2023).

5.1**	Opinion of White & Case LLP with respect to the legality of the securities being offered.
10.1

Tax Receivable Agreement, dated October 6, 2023, by and among Falcon’s Beyond Global, Inc., Falcon’s Beyond Global LLC, the TRA Holder Representative, the TRA Holders and other persons from time to time party thereto (incorporated by reference to Exhibit 10.1 to Falcon Beyond Global Inc.’s Current Report on Form 8-K filed October 12, 2023).

10.2

A&R Operating Agreement of Falcon’s Beyond Global, LLC, dated October 6, 2023 by and between Falcon’s Beyond Global, Inc. and each member of Falcon’s Beyond Global, LLC (incorporated by reference to Exhibit 10.2 to Falcon Beyond Global Inc.’s Current Report on Form 8-K filed October 12, 2023).

10.3+

Form of Indemnification Agreement between Falcon’s Beyond Global, Inc. and each of its officers and directors(incorporated by reference to Exhibit 10.3 to Falcon Beyond Global Inc.’s Current Report on Form 8-K filed October 12, 2023).

10.4

Amended and Restated Sponsor Lock-Up Agreement, dated January 31, 2023, by and among Falcon’s Beyond Global, LLC, FAST Sponsor II, LLC, and the Securityholders (incorporated by reference to Exhibit 10.4 to the Registration Statement on Form S-4 (File No. 333-269778) filed February 14, 2023).

10.5

Company Lock-Up Agreement, dated July 11, 2022, by and among FAST Acquisition Corp. II, Falcon’s Beyond Global, LLC, Falcon’s Beyond Global, Inc. (formerly known as Palm Holdco, Inc.) and each of the members of Falcon’s Beyond Global, LLC identified on the signature pages thereto (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-4 (File No. 333-269778) filed February 14, 2023).

10.6

Subscription Agreement, dated July 11, 2022, by and among FAST Acquisition Corp. II, FAST Sponsor II LLC, and the other parties thereto (incorporated by reference to Exhibit 10.5 to the Registration Statement on Form S-4 (File No. 333-269778) filed February 14, 2023).

10.7

Registration Rights Agreement, dated October 5, 2023, by and among Falcon’s Beyond Global, Inc. and each of the stockholders of Falcon’s Beyond Global, Inc. identified on the signature pages thereto (incorporated by reference to Exhibit 10.9 to Falcon Beyond Global Inc.’s Current Report on Form 8-K filed October 12, 2023).

10.8†

Earnout Escrow Agreement, dated October 6, 2023, by and among Falcon’s Beyond Global, Inc., Falcon’s Beyond Global, LLC and each of the persons receiving Earnout Shares and Earnout Units identified on the signature pages thereto (incorporated by reference to Exhibit 10.10 to Falcon Beyond Global Inc.’s Current Report on Form 8-K filed October 12, 2023).

10.9

Form of Stockholder’s Agreement between Falcon’s Beyond Global, Inc. and each of the persons receiving Earnout Shares and Earnout Units (incorporated by reference to Exhibit 10.11 to Falcon Beyond Global Inc.’s Current Report on Form 8-K filed October 12, 2023).

10.10+	Falcon’s Beyond Global, Inc. 2023 Incentive Plan (incorporated by reference to Exhibit 10.12 to Falcon Beyond Global Inc.’s Current Report on Form 8-K filed October 12, 2023).

Exhibit Number	Description
10.11†

Joint Venture and Shareholders Agreement, dated December 13, 2012, by and among Katmandu Collections, LLLP, Producciones de Parques, S.L. and Meliá Hotels International, S.A. (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-269778) filed May 15, 2023).

10.12†

First Amendment to Joint Venture and Shareholders Agreement, dated June 28, 2013, by and among Katmandu Collections, LLLP, Producciones de Parques, S.L. and Meliá Hotels International, S.A. (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-269778) filed May 15, 2023).

10.13†

Second Amendment to Joint Venture and Shareholders Agreement, dated January 29, 2014, by and among Katmandu Collections, LLLP, Producciones de Parques, S.L. and Meliá Hotels International, S.A. (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-269778) filed May 15, 2023).

10.14

Third Amendment to Joint Venture and Shareholders Agreement, dated May 10, 2014, by and among Katmandu Collections, LLLP, Producciones de Parques, S.L. and Meliá Hotels International, S.A. (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-269778) filed May 15, 2023).

10.15

Fourth Amendment to Joint Venture and Shareholders Agreement, dated November 25, 2015, by and among Katmandu Collections, LLLP, Producciones de Parques, S.L. and Meliá Hotels International, S.A. (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-269778) filed May 15, 2023).

10.16

Fifth Amendment to Joint Venture and Shareholders Agreement, dated July 15, 2016, by and among Katmandu Collections, LLLP, Producciones de Parques, S.L. and Meliá Hotels International, S.A. (incorporated by reference to Exhibit 10.13 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-269778) filed May 15, 2023).

10.17

Sixth Amendment to Joint Venture and Shareholders Agreement, dated December 12, 2016, by and among Katmandu Collections, LLLP, Producciones de Parques, S.L. and Meliá Hotels International, S.A. (incorporated by reference to Exhibit 10.14 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-269778) filed May 15, 2023).

10.18†

Joint Venture and Shareholders Agreement, dated June 26, 2019, by and between Fun Stuff, S.L. and Meliá Hotels International, S.A. (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-269778) filed May 15, 2023).

10.19

Subscription Agreement, dated as of May 10, 2023, by and between Falcon’s Beyond Global, LLC and Infinite Acquisitions, LLLP (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-269778) filed May 15, 2023).

10.20†

Leisure and Entertainment Services Agreement, dated December 13, 2012, by and between Katmandu Collections, LLLP and Producciones de Parques, S.L. (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-269778) filed May 15, 2023).

10.21†

Leisure and Commercial Services Agreement, dated June 26, 2019, by and between Katmandu Collections, LLLP and Sierra Parima, S.A. (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-269778) filed May 15, 2023).

10.22†#

House Quest Attraction Hardware Sales Agreement, dated June 20, 2022, by and between Sierra Parima, S.A.S. and Falcon’s Treehouse National, LLC. (incorporated by reference to Exhibit 10.19 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-269778) filed June 28, 2023).

10.23#

Amendment No. 1 to House Quest Attraction Hardware Sales Agreement, dated May 9, 2023, by and between Sierra Parima, S.A.S. and Falcon’s Treehouse National, LLC (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-269778) filed June 28, 2023).

10.24#

Attraction Hardware Sales Agreement, dated November 17, 2021, by and between Sierra Parima, S.A.S. and Falcon’s Treehouse National, LLC (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-269778) filed June 28, 2023).

Exhibit Number	Description
10.25

First Amendment to Subscription Agreement, dated as of June 23, 2023, by and between Falcon’s Beyond Global, LLC and Infinite Acquisitions LLLP (incorporated by reference to Exhibit 10.22 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-269778) filed June 28, 2023).

10.26

Credit Agreement, dated December 30, 2021, by and between Falcon’s Beyond Global, LLC and Infinite Acquisitions LLLP (formerly Katmandu Collections, LLLP) (incorporated by reference to Exhibit 10.23 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-269778) filed June 28, 2023).

10.27

Amendment to Credit Agreement, dated June 23, 2023, by and among Infinite Acquisitions, LLLP (formerly Katmandu Collections, LLLP), Falcon’s Beyond Global, LLC and Falcon’s Beyond Global, Inc. (incorporated by reference to Exhibit 10.24 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-269778) filed June 28, 2023).

10.28

Form of Exchange Agreement by and between the Holders of Debt thereunder and Falcon’s Beyond Global, Inc. (incorporated by reference to Exhibit A to Exhibit 10.24 to Amendment No. 2 to the Registration Statement on Form S-4 (File No. 333-269778) filed June 28, 2023).

10.29†

Subscription Agreement, dated as of July 27, 2023, by and between Falcon’s Beyond Global, LLC and QIC Delaware, Inc. (incorporated by reference to Exhibit 10.27 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-269778) filed August 14, 2023).

10.30†

Third Amended and Restated Limited Liability Company Agreement, by and between Qiddiya Investment Company and Falcon’s Beyond Global, LLC (incorporated by reference to Exhibit 10.28 to Amendment No. 5 to the Registration Statement on Form S-4 (File No. 333-269778) filed September 5, 2023).

10.31	Falcon’s Beyond Global, LLC Long-Term Incentive Plan (incorporated by reference to Exhibit 10.31 to Falcon’s Beyond Global, Inc.’s Annual Report on Form 10-K filed on April 29, 2024).
10.32

Amendment No. 1 to the Third Amended and Restated Limited Liability Company Agreement of Falcon’s Creative Group, LLC, by and between QIC Delaware, Inc. and Falcon’s Beyond Global, LLC (incorporated by reference to Exhibit 10.32 to Falcon’s Beyond Global, Inc.’s Annual Report on Form 10-K filed on April 29, 2024).

10.33

Loan Agreement, dated as of April 9, 2024, entered into by and among Falcon’s Beyond Global, LLC and Katmandu Ventures, LLC (incorporated by reference to Exhibit 10.1 to Falcon’s Beyond Global, Inc.’s Current Report on Form 8-K filed on April 15, 2024).

10.34

Loan Agreement, dated as of April 9, 2024, entered into by and among Falcon’s Beyond Global, LLC and Universal Kat Holdings, LLC (incorporated by reference to Exhibit 10.2 to Falcon’s Beyond Global, Inc.’s Current Report on Form 8-K filed on April 15, 2024).

21.1**	List of Subsidiaries of Falcon’s Beyond Global, Inc.
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Deloitte & Touche LLP.
23.6**	Consent of White & Case LLP (included in Exhibit 5.1 hereto).
24.1**	Power of Attorney (included on signature page to this Registration Statement).
107**	Filing Fee Exhibit.

____________

*        Filed herewith.

**      Previously filed.

†        The annexes schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

#        The Registrant has redacted provisions or terms of this exhibit pursuant to Regulation S-K Item 601(b)(10)(iv). While portions of the exhibit have been redacted, this exhibit includes a prominent statement on the first page of the exhibit that certain identified information has been excluded from the exhibit because it is both not material and is the type that the Registrant treats as private or confidential. The Registrant agrees to furnish an unredacted copy of the exhibit to the SEC upon its request

+        Management contract or compensatory plan or arrangement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)    that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each:

prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)    that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)     the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(d)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)    That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)    That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized, on this 28th day of May, 2024.

FALCON’S BEYOND GLOBAL, INC.
By:	/s/ Cecil D. Magpuri
Name: Cecil D. Magpuri
Title: Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Cecil D. Magpuri	Chief Executive Officer and Director	May 28, 2024
Cecil D. Magpuri	(Principal Executive Officer)
*	Chief Financial Officer	May 28, 2024
Joanne Merrill	(Principal Financial Officer and Principal Accounting Officer)
*	Executive Chairman and Director	May 28, 2024
Scott Demerau
*	Director	May 28, 2024
Jarrett T. Bostwick
*	Director	May 28, 2024
Simon Philips
*	Director	May 28, 2024
Sandy Beall
*	Director	May 28, 2024
Doug Jacob
*By:	/s/ Cecil D. Magpuri
Name:	Cecil D. Magpuri
Title:	Attorney-in-fact